AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 1997

                                                      REGISTRATION NO. 333-35567
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                               AMENDMENT NO. 2 TO


                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 IMAGEMAX, INC.
             (Exact name of Registrant as specified in its charter)

          PENNSYLVANIA                           7389                      23-2865585
  (State or other jurisdiction        (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)      Classification Code Number)     Identification No.)

                           TWO BALA PLAZA, SUITE 300
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-7754
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                            ------------------------
                                BRUCE M. GILLIS
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                 IMAGEMAX, INC.
                           TWO BALA PLAZA, SUITE 300
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-7754
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                            ------------------------
                                   COPIES TO:

    BARRY M. ABELSON, ESQUIRE                       MICHAEL M. FROY, ESQUIRE
  MICHAEL P. GALLAGHER, ESQUIRE                     MARK L. DOSIER, ESQUIRE
     PAUL T. PORRINI, ESQUIRE                    SONNENSCHEIN NATH & ROSENTHAL
  PEPPER, HAMILTON & SCHEETZ LLP                        8000 SEARS TOWER
      3000 TWO LOGAN SQUARE                            CHICAGO, IL 60606
   EIGHTEENTH AND ARCH STREETS                           (312) 876-8000
   PHILADELPHIA, PA 19103-2799
          (215) 981-4000

        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 28, 1997

PROSPECTUS

                                3,100,000 SHARES

                                 [IMAGEMAX LOGO]

                                  COMMON STOCK

     All of the shares of Common Stock offered hereby are being sold by ImageMax, Inc. Prior to the Offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $12.00 and $14.00 per share. See "Underwriting" for information relating to the determination of the initial public offering price. The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "IMAG."


     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OF COMMON STOCK OFFERED HEREBY.


                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
              |      PRICE TO     |    UNDERWRITING   |    PROCEEDS TO
              |       PUBLIC      |    DISCOUNT (1)   |    COMPANY (2)
--------------------------------------------------------------------------------
Per Share.... |         $         |         $         |         $
Total(3)..... |         $         |         $         |         $
================================================================================
 (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $3,000,000.

(3) The Company has granted to the Underwriters a 30-day option to purchase up to an additional 465,000 shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." If all such shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to
    Company will be $         , $         and $         , respectively.

     The shares of Common Stock are offered by the several Underwriters, when, as and if delivered to and accepted by them and subject to their right to reject orders in whole or in part. It is expected that delivery of certificates for the
shares of Common Stock will be made on or about             , 1997.

WILLIAM BLAIR & COMPANY                             JANNEY MONTGOMERY SCOTT INC.

              THE DATE OF THIS PROSPECTUS IS               , 1997

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

   [Map With Location of Company's Headquarters and Principal Branch Offices]

                            ------------------------

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and to make available quarterly reports containing unaudited financial statements for the first three quarters of each year.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING, OVER-ALLOTMENT AND SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     Simultaneously with and as a condition to the closing of the Offering made by this Prospectus, the Company will acquire 14 document management service companies or substantially all of their assets (collectively, the "Founding Companies"), representing 11 ownership groups, in separate transactions (the "Acquisitions") in exchange for shares of its Common Stock, the assumption of certain indebtedness and cash. Unless otherwise indicated, all references to "ImageMax" shall mean ImageMax, Inc. prior to the effectiveness of the Acquisitions and references herein to the "Company" shall include the Founding Companies.

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all share, per share and financial information set forth herein: (i) gives effect to a .846154-for-one split of the outstanding shares of Common Stock prior to the consummation of the Offering; (ii) gives effect to the Acquisitions and the conversion of all outstanding shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") into Common Stock simultaneously with the closing of the Offering; and (iii) assumes no exercise of the Underwriters' over-allotment option. See "The Company" and "Underwriting."

                                  THE COMPANY


     ImageMax was founded in November 1996 to become a leading national, single-source provider of integrated document management solutions. Prior to the Offering, ImageMax has not conducted any operations. ImageMax has entered into agreements to acquire the Founding Companies simultaneously with and as a condition to the consummation of the Offering. The Founding Companies, which have been in business an average of over 20 years, have operations in 13 states, employ over 950 people and provided services and products to over 5,000 clients in the last year from 18 locations. The Company's pro forma combined revenues for the twelve-month period ended December 31, 1996 were $43.3 million. Combined operating loss and combined net loss for the twelve-month period ended December 31, 1996 were $353,000 and $500,000, respectively, on a pro forma, as adjusted basis. Pro forma combined revenues for the nine months ended September 30, 1997 were $36.5 million, an increase of 12.6% over the comparable 1996 period. Including a non-recurring, non-cash special compensation charge of $2.5 million, combined operating loss and combined net loss for the nine months ended September 30, 1997 were $176,000 and $1.3 million, respectively, on a pro forma, as adjusted basis.


     The Company has initially targeted a broad variety of services and products, as well as technical and vertical market expertise, in order to create a platform from which it can become a leading national, single-source provider for clients with intensive document management needs. The Company's services include document management consulting and systems integration, media conversion (consisting of digital imaging and micrographics), data indexing and offshore data entry, information storage and retrieval, and document management systems maintenance. The Company's products include proprietary, open-architecture digital imaging and indexing software as well as document management systems and supplies. The Company provides these services and products individually or in combination to provide solutions to a wide range of clients' document management needs. The Company's service and product offering mix is designed to take advantage of the Company's substantial technical and systems experience in the area of digital document management as well as product and vertical market knowledge of the Founding Companies' managers, who have an average of 14 years industry experience.

     The Company's diversified client base operates primarily in document-intensive industries such as health care, financial services and engineering. Key clients include Abbott Laboratories, Novartis AG, First Union National Bank, Nordstrom Credit, Inc., The Boeing Company, General Electric Company, Avis Rent a Car, Inc. and Waste Management, Inc.

     Based on information made publicly available by the Association for Information and Image Management International ("AIIM"), the Company believes that the U.S. market for document management services and products was over $6.5 billion in 1996. The Company believes that this market has been growing at an annual rate of approximately 11% since 1994. The Company further believes that there is a substantial unvended component of the service market not accounted for in the AIIM data because most document management services for large organizations are currently performed in-house. The document management industry is also highly fragmented. The Company estimates that there are over 2,000 companies engaged in a wide variety of business-to-business document management services and product sales and that a substantial majority of these companies are small businesses selling to a single geographic market, offering a limited range of services or selling to a limited number of client market segments. The Company believes that it will continue to benefit from key factors driving the growth of the document management industry, including: (i) continued advances in digital technology which have dramatically reduced the cost of imaging, storing, indexing, and retrieving documents electronically while improving users' ability to manage documents more efficiently; (ii) growth in document management needs of organizations desiring to better manage information in order to improve productivity, competitiveness and client service; and (iii) the increasing willingness of organizations to outsource their document management services in order to allow them to focus on their core competencies and revenue generating activities, reduce fixed costs, benefit from the expertise and economies of scale of outside providers and gain access to new technologies without the risk and expense of near-term obsolescence.

     The Company intends to implement its business strategy focused on the following key elements:

     o Become a single source provider of in-house or outsourced document management solutions by further developing consultative relationships with clients to assess their document management needs and to recommend and provide cost-effective combinations of services and products. The Company will customize packages of services and products for specific vertical markets and will expand national account coverage to service clients who seek to benefit from working with a single vendor.

     o Capitalize on business integration by creating a single nation-wide brand name, integrating the Company's information and communications systems and consolidating the Company's planning, acquisition support and administration under the direction of its experienced executive management team to enable business unit management to devote increased resources to business generation and client service. The Company intends to establish company-wide technology centers that will focus on software product development, enhancement of systems integration expertise and new product development such as data warehousing services and inter/intranet document management solutions.

     o Increase sales and marketing efforts, including hiring additional salespeople at the Founding Companies, expanding a national account sales force, emphasizing sales training in digital document management applications, cross-selling additional services and products, capitalizing on the Company's present vertical market expertise and extending successful existing marketing programs that utilize direct marketing, telemarketing, seminar selling and internet marketing.

     o Aggressively pursue acquisitions to enhance its position as a provider of complete document management solutions by expanding geographic coverage and market share, expanding service and product capabilities, obtaining key human resources and technical expertise and generating critical mass and economies of scale nationally and in regional markets. The Company will position itself to be a preferred acquirer of other companies in the highly fragmented document management industry as a result of the Company's capabilities, management personnel, solutions orientation and integration strategy. Additionally, the Company's relationships with over 100 independent document management service providers through its software licensing and data entry service activities provide the Company with a valuable source of potential future acquisitions.

                                  THE OFFERING

Common Stock Offered by the Company...........  3,100,000 shares

Common Stock to be Outstanding after the        5,438,727 shares(1)
  Offering....................................

Use of Proceeds...............................  To fund the Acquisitions and for general cor-
                                                porate purposes, including future acquisi-
                                                tions. See "Use of Proceeds" and "Certain
                                                Transactions."

Nasdaq National Market Symbol.................  IMAG

------------------
(1) Includes 1,184,468 shares of Common Stock to be issued in connection with the Acquisitions (based on an assumed initial public offering price of $13.00 per share). Excludes (i) 367,500 shares of Common Stock which will be issuable upon the exercise of stock options to be granted in connection with the Offering at an exercise price per share equal to the initial public offering price, (ii) 232,500 shares of Common Stock available for future grants under the Company's 1997 Incentive Plan and (iii) 250,000 shares available for future issuances under the Company's Employee Stock Purchase Plan. See "Management - Stock Incentive Plans."

     See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers of the shares of Common Stock offered hereby.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     ImageMax will acquire the Founding Companies simultaneously with and as a condition to consummation of the Offering. For financial statement presentation purposes, ImageMax has been identified as the "accounting acquirer." The following table presents certain summary unaudited combined historical financial data of ImageMax and the Founding Companies, adjusted to give effect to (i) the consummation of the Acquisitions, (ii) certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of the Offering and the application of the estimated net proceeds therefrom. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements, including the notes thereto, and the historical financial statements for ImageMax and the Founding Companies, including the notes thereto, appearing elsewhere in this Prospectus.



                                                                        PRO FORMA COMBINED, AS ADJUSTED
                                                                  -------------------------------------------
                                                                                        NINE MONTHS ENDED
                                                                   YEAR ENDED             SEPTEMBER 30,
                                                                  DECEMBER 31,      -------------------------
                                                                      1996            1996            1997
                                                                  ------------      ---------      ----------
STATEMENT OF OPERATIONS DATA:(1)
  Revenues..................................................       $  43,256        $  32,402      $   36,473
  Gross profit(2)...........................................          12,613            9,506          12,194
  Selling, general and administrative expenses(3)...........          11,198            8,326           8,218
  Executive compensation(4).................................             610              458             458
  Special compensation charge(5)............................              --               --           2,494
  Founding Companies' transaction costs(6)..................              --               --             332
  Amortization of intangible assets(7)......................           1,158              868             868
  Operating loss............................................            (353)            (146)           (176)
  Interest income (expense), net(8).........................              37               10              (5)
  Loss before income taxes..................................            (316)            (136)           (181)
  Net loss(8)(9)............................................       $    (500)       $    (314)     $   (1,321)
  Net loss per share........................................       $    (.10)       $    (.06)     $     (.26)
  Shares used in computing pro forma net loss per
    share(10)...............................................       4,985,956        4,985,956       4,985,956



                                                                         SEPTEMBER 30, 1997
                                                                  ---------------------------------
                                                                                       PRO FORMA
                                                                   PRO FORMA           COMBINED,
                                                                  COMBINED(11)      AS ADJUSTED(12)
                                                                  ------------      ---------------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................        $  2,881            $ 5,783
  Working capital (deficit).................................         (26,322)(13)         8,546
  Total assets..............................................          50,924             51,839
  Long-term debt, less current portion......................           1,098                 --
  Shareholders' equity......................................          10,530             44,509


------------------

 (1) The pro forma combined, as adjusted, statement of operations data assume that the Acquisitions and the Offering were consummated on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

 (2) Includes a pro forma adjustment to increase cost of revenues to reflect the Company's new operating leases on facilities at certain Founding Companies (the "Rent Differential"). See Unaudited Pro Forma Combined Financial Statements.
 (3) Reflects a pro forma reduction in compensation to the owners of the Founding Companies to which they have agreed prospectively (the "Compensation Differential"). Selling, general and administrative expenses include compensation costs associated with positions eliminated or which will be eliminated in connection with the Acquisitions, including the retirement of four senior Founding Companies' executives and other identified head-count reductions totalling approximately $650,000, $500,000 and $300,000 for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997, respectively.

 (4) Includes compensation of $610,000 annually based upon employment agreements with the Company's executive management (see "Management - Employment Agreements").


 (5) Represents a non-recurring, non-cash special compensation charge equivalent to $0.50 per share recorded in the nine months ended September 30, 1997. See Note 3 to ImageMax Financial Statements.




(6) Reflects non-recurring transaction costs incurred by the Founding Companies in connection with the Acquisitions.


 (7) Represents amortization of $30.4 million of goodwill to be recorded as a result of the Acquisitions over an estimated life of principally 30 years and amortization of acquired developed technology of $0.8 million over an estimated life of seven years. Excludes a charge of $4.0 million for acquired in-process research and development and a $0.5 million non-recurring charge related to a fee payable in the fourth quarter upon the closing of the Offering. See "Certain Transactions" and Unaudited Pro Forma Combined Financial Statements.


 (8) Includes a pro forma adjustment to reflect the elimination of interest expense resulting from the repayment of debt paid from the net proceeds of the Offering. See "Use of Proceeds." If the effect of the Offering were excluded, pro forma interest expense, net would be $866,000, $643,000 and $611,000 for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997, respectively. Pro forma net loss would be $1,049,000, $711,000 and $1,689,000 and the pro forma net loss per share would be $0.24, $0.16 and $0.39, respectively, for the above periods. See "Pro Forma Combined Financial Statements."


 (9) Reflects an estimated corporate income tax rate of 39.3% before considering the non-deductibility of approximately $790,000 of annual amortization of intangible assets and the $2.5 million special compensation charge.


(10) Represents (i) 710,770 shares of Common Stock issued and outstanding at September 30, 1997, (ii) 1,184,468 shares to be issued in the Acquisitions (based on an assumed initial public offering price of $13.00 per share),
     (iii) 443,489 shares to be issued upon the conversion of all shares of Series A Preferred Stock outstanding at September 30, 1997 upon the consummation of the Offering, and (iv) 2,647,229 of the 3,100,000 shares being sold in the Offering (at an assumed initial public offering price of $13.00 per share) necessary to pay the cash portion of the consideration for the Acquisitions, Founding Companies' indebtedness as described in "Use of Proceeds" and expenses of the Acquisitions and the Offering.




(11) The pro forma combined balance sheet data assume that the Acquisitions were consummated on September 30, 1997.


(12) Adjusted for the sale of the 3,100,000 shares of Common Stock offered hereby at an assumed initial public offering price of $13.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds."


(13) Includes $25.4 million payable to the owners of the Founding Companies, representing the cash portion of the consideration for the Acquisitions, which is to be paid from the net proceeds of the Offering.

            SUMMARY FINANCIAL DATA FOR INDIVIDUAL FOUNDING COMPANIES
                                 (IN THOUSANDS)

     The following table presents summary statement of operations data for the Founding Companies (see "The Company" for complete names of each Founding Company) for the year ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997. Operating income (loss) has not been adjusted for any pro forma adjustments or to take into account increased costs associated with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Introduction." Adjusted pro forma operating income (loss) includes operating income adjusted for the Compensation Differential and the Rent Differential and excludes pro forma and historical amortization of intangible assets, costs associated with being a public company and the Company's executive management compensation. Adjusted pro forma operating income (loss) includes compensation costs eliminated or which will be eliminated in connection with the Acquisitions and non-recurring transaction costs incurred by the Founding Companies in connection with the Acquisitions (see Notes (3) and (5) to Summary Pro Forma Combined Financial
Data). See Unaudited Pro Forma Combined Financial Statements.

                                                                                               NINE MONTHS
                                                                        YEAR                      ENDED
                                                                        ENDED               SEPTEMBER 30,(2)
                                                                     DECEMBER 31,         ---------------------
                                                                       1996(1)             1996           1997
                                                                     ------------         ------         ------
AMMCORP:
  Revenues..................................................            $5,573            $4,081         $4,079
  Gross profit..............................................             1,746             1,153          1,340
  Operating income..........................................               119                18             60
  Adjusted pro forma operating income.......................               528               287            330
CodaLex Group:
  Revenues..................................................            $4,057            $2,984         $3,756
  Gross profit..............................................               962               793          1,078
  Operating income (loss)...................................              (122)               99            346
  Adjusted pro forma operating income (loss)................              (159)               68            342
DataLink:
  Revenues..................................................            $3,151            $2,506         $2,564
  Gross profit..............................................               567               517            647
  Operating income..........................................               100               190            242
  Adjusted pro forma operating income.......................               103               180            274
DocuTech:
  Revenues..................................................            $2,322            $1,774         $2,169
  Gross profit..............................................             1,206               910          1,302
  Operating income..........................................               459               345            643
  Adjusted pro forma operating income.......................               420               329            562
I(2) Solutions:
  Revenues..................................................            $3,959            $3,137         $3,330
  Gross profit..............................................             1,550             1,272          1,471
  Operating income (loss)...................................              (123)              187            267
  Adjusted pro forma operating income.......................               263               260            315
IMS:
  Revenues..................................................            $2,292            $1,768         $1,996
  Gross profit..............................................               386               299            835
  Operating income (loss)...................................              (218)             (196)           399
  Adjusted pro forma operating income (loss)................              (227)             (204)           391
IDS:
  Revenues..................................................            $1,431            $  941         $2,340
  Gross profit..............................................               399               233            874
  Operating income (loss)...................................              (119)              (93)           212
  Adjusted pro forma operating income (loss)................               (41)              (27)           640

                                                                                       NINE MONTHS
                                                                     YEAR                 ENDED
                                                                     ENDED           SEPTEMBER 30,(2)
                                                                  DECEMBER 31,      ------------------
                                                                    1996(1)          1996        1997
                                                                  ------------      ------      ------
OMI:
  Revenues..................................................         $3,666         $2,784      $3,111
  Gross profit..............................................            815            752         869
  Operating income..........................................            140            234         248
  Adjusted pro forma operating income.......................            178            220         247

Spaulding:
  Revenues..................................................         $8,693         $6,526      $6,705
  Gross profit..............................................          2,876          2,123       2,140
  Operating income (loss)...................................           (141)          (270)        165
  Adjusted pro forma operating income (loss)................           (322)          (414)        124

TIMCO:
  Revenues..................................................         $4,991         $3,609      $3,318
  Gross profit..............................................          1,639          1,165       1,159
  Operating income..........................................            416            251         315
  Adjusted pro forma operating income.......................            521            338         466

TPS:
  Revenues..................................................         $3,215         $2,363      $3,203
  Gross profit..............................................            846            574         776
  Operating income..........................................             94             88         116
  Adjusted pro forma operating income.......................            174            143         183

------------------
(1) Consists of operating results for the year ended December 31, 1996, except that I(2) Solutions' operating results are for the year ended October 31, 1996.
(2) Consists of operating results for the nine months ended September 30, 1996 and 1997, except that I(2) Solutions' operating results are for the nine months ended July 31, 1996 and 1997.

FOUNDING COMPANIES COMBINED RESULTS OF OPERATIONS

     The combined results of operations of the Founding Companies for the periods presented as fiscal years 1992, 1993, 1994, 1995, and 1996 and the nine months ended September 30, 1996 and 1997 do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the total revenues, cost of revenues, and SG&A expenses (including historical intangible amortization) of the individual Founding Companies on an historical basis. The combined results also exclude the effect of pro forma adjustments and, therefore, may not be indicative of the Company's post-combination results of operations for a number of reasons, including the following: (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Founding Companies had different fiscal year ends for the periods presented; (iii) the Founding Companies used different tax structures ("S Corporations" or "C Corporations") during the periods presented; (iv) the Company will incur incremental costs related to its new corporate management and the costs of being a public company; (v) the Company will use the purchase method of accounting to record the Acquisitions, resulting in the recording and amortization of goodwill; and (vi) the combined data do not reflect the Compensation Differential, the Rent Differential or the potential benefits and cost savings the Company expects to realize once ImageMax and the Founding Companies begin operating as a combined entity.

     The following table sets forth the combined results of operations of the Founding Companies on an historical basis:




                                                                                                NINE
                                                                                            MONTHS ENDED
                                                        FISCAL YEAR(1)                    SEPTEMBER 30,(2)
                                        -----------------------------------------------   -----------------
                                         1992      1993      1994      1995      1996      1996      1997
                                        -------   -------   -------   -------   -------   -------   -------
                                                        (IN THOUSANDS)                    (IN THOUSANDS)
Revenues..............................  $34,874   $37,978   $41,037   $39,482   $46,501   $32,402   $36,473
Cost of Revenues......................   23,203    25,197    29,574    27,647    32,167    22,611    23,982
                                        -------   -------   -------   -------   -------   -------   -------
  Gross profit........................   11,671    12,781    11,463    11,835    14,334     9,791    12,491
Selling, general and administrative
  expenses............................   10,204    11,597    11,181    11,346    12,797     8,938     9,508
                                        -------   -------   -------   -------   -------   -------   -------
  Operating income....................    1,467     1,184       282       489     1,537       853     2,983
Interest expense......................      605       423       729       862     1,039       708       725
                                        -------   -------   -------   -------   -------   -------   -------
Income (loss) before taxes............      862       761      (447)     (373)      498       145     2,258
Pro forma provision (benefit) for
  income taxes (3)....................      339       299      (176)     (147)      196        57       887
                                        -------   -------   -------   -------   -------   -------   -------
Pro forma net income (loss)...........  $   523   $   462   $  (271)  $  (226)  $   302   $    88   $ 1,371
                                        =======   =======   =======   =======   =======   =======   =======




------------------
(1) The years presented are as follows: AMMCORP -- fiscal years ended July 31, 1993, 1994, 1995, 1996 and 1997; IDS -- fiscal years ended August 31, 1993,
     1994, 1995, 1996 and 1997; Laser Graphics, I2 Solutions and OMI -- fiscal years ended October 31, 1992, 1993, 1994, 1995 and 1996; IMS -- fiscal years ended November 30, 1992, 1993, 1994, 1995 and 1996; TIMCO, DataLink and DocuTech -- fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996; TPS -- fiscal years ended March 31, 1993, 1994, 1995, 1996 and 1997;
     CodaLex and Spaulding -- fiscal years ended June 30, 1993, 1994, 1995, 1996 and 1997.

(2) Except for I2 Solutions for which the periods presented are for the nine months ended July 31, 1996 and 1997.

(3) Several of the Founding Companies operated as "S corporations." This adjustment reflects a pro forma adjustment for income taxes which would have been recorded if all of the Founding Companies were "C corporations" for the periods presented.


     ImageMax was incorporated in Pennsylvania in November 1996. The Company's executive offices are located at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004-1573, and its telephone number is (610) 660-7754.

                                  RISK FACTORS

     This Prospectus contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed below. Prospective investors should carefully consider such factors as well as the other information set forth in this Prospectus in evaluating an investment in the shares of Common Stock offered by this Prospectus.

ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATION; MANAGEMENT OF
GROWTH

     ImageMax was founded in November 1996 and has conducted no operations to date. ImageMax has entered into agreements to acquire the Founding Companies simultaneously with and as a condition to the closing of the Offering. Prior to the consummation of the Offering, the Founding Companies will have been operating as separate independent entities. Currently, the Company has no centralized financial reporting system and will initially rely on the existing reporting systems of the Founding Companies, which the Company intends to integrate and enhance. The success of the Company will depend, in part, on the Company's ability to integrate the operations of the Founding Companies, including developing programs and processes that will promote cooperation and the sharing of opportunities and resources among the Founding Companies. ImageMax's executive management group has been assembled only recently and has no previous experience in the document management services industry. There can be no assurance that the executive management group will effectively be able to oversee the combined entity and implement the Company's operating or growth strategies. Further, to the extent that the Company is able to implement its acquisition strategy, the resulting growth of the Company will place significant demands on executive and senior management and on the Company's internal systems and controls. There can be no assurance that the newly assembled management group will be able to effectively manage the Company through a period of significant growth. In addition, no assurance can be given that the Company's current systems will be adequate for its future needs, that the Company will be successful in implementing new systems or that the cost of any such new systems will not be material. See "Business - Business Strategy" and "Management."


     A number of the Founding Companies offer different services, utilize different capabilities and technologies and target different geographic markets and industries. These differences increase the risk inherent in successfully completing such integration. Further, there can be no assurance that the Company's strategy to become a national, single-source provider for integrated document management solutions will be successful, or that the Company's target industries will accept the Company as a provider of such services. In addition, there can be no assurance that the operating results of the Company will match or exceed the combined individual operating results achieved by the Founding Companies prior to the Offering. Pro forma combined, as adjusted, net loss for the twelve-month period ended December 31, 1996 was $0.5 million. Pro forma combined, as adjusted, net loss for the nine months ended September 30, 1997 was $1.3 million, compared to a pro forma combined, as adjusted, net loss of $0.3 million in the comparable 1996 period. The net loss in the nine months ended September 30, 1997 includes a $2.5 million non-recurring, non-cash special compensation charge.


RISKS OF ACQUISITIONS

     The Company intends to aggressively pursue the acquisition of additional document management services businesses in new geographic regions and in the regions where the Company currently operates as part of its growth strategy. Due to consolidation in the document management services industry, there is significant competition in acquiring such businesses, and the prices for attractive acquisition candidates may be bid up to higher levels, particularly in cases where competitors with greater financial and other resources than the Company compete for the same acquisition targets. The success of any completed acquisition, including the Acquisitions, will depend in large measure on the Company's ability to effectively integrate the operations, management and information systems of the acquired business. The process of integrating acquired businesses often involves unforeseen liabilities, risk exposure and difficulties and may require a disproportionate amount of the Company's financial and other resources. Acquisitions may involve a number of additional risks, such as adverse short-term effects on the Company's reported operating results, diversion of management's attention, the ability of the Company to retain key personnel and clients, unanticipated problems or legal liabilities, and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will be successful in identifying or consummating favorable acquisition opportunities, or in integrating future acquisitions, or that acquired businesses will achieve sales and profitability that justify the Company's investment therein. Further, to the extent that the agreements relating to acquisitions by the Company provide for indemnification of the Company with respect to contingent and other liabilities of the acquired entity, such indemnification obligations may be, and are in the case of the Acquisitions, for a limited duration and subject to negotiated limitations. If any claims or liabilities of the Company relating to the Founding Companies or future acquisitions are determined to not be subject to any indemnification obligations, or if the amount of such claims or liabilities exceed such limitations or the ability of the sellers of the acquired entities to satisfy their indemnification obligations, the Company's business, financial condition and results of operations could be materially and adversely effected. See "Business - Business Strategy."

NEED FOR ADDITIONAL FINANCING TO IMPLEMENT ACQUISITION STRATEGY

     The Company intends to finance future acquisitions by using cash from operations, by issuing shares of Common Stock and through borrowings under the Company's then-existing credit facilities. The Company believes that its cash position after the Offering, its cash flow from operations, the 2,000,000 shares of Common Stock to be registered pursuant to a shelf registration statement and its contemplated credit facility will be sufficient to fund acquisition activity for at least 12 months following the Offering. However, no assurance can be given that such financing sources will be adequate to fund such acquisition activity, or that the Company will not need additional debt or equity financing to successfully implement its acquisition strategy. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, such financing will be available on terms the Company deems acceptable. If the Company does not have sufficient cash resources or availability under its then existing credit facilities, or if the Common Stock does not maintain sufficient value or potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company will be unable to successfully implement its acquisition strategy.

     Promptly following consummation of the Offering, the Company intends to enter into a credit facility (the "Credit Facility") to assist in the funding of future acquisitions and operating activities. There can be no assurance as to the terms, timing or ability of the Company to obtain such a credit facility. The Company may substantially increase its level of indebtedness in the future to finance its acquisition program. The degree to which the Company is financially leveraged following such borrowings and the terms of the Company's indebtedness could have important consequences to shareholders, including that
(i) the Company's ability to obtain additional financing in the future for working capital and general corporate purposes, to make acquisitions, fund capital expenditures and pay dividends may be impaired, (ii) a substantial portion of the Company's cash flow from operations may have to be dedicated to the payment of the principal of and interest on its indebtedness, (iii) certain of the Company's borrowings may be at variable rates of interest, which will expose the Company to the risk of increased interest rates, (iv) the Credit Facility will contain certain financial and restrictive covenants which could limit the ability of the Company to effect future debt or equity financings and may otherwise restrict corporate activities, and (v) the Company may be more highly leveraged than many of its competitors, which may place the Company at a competitive disadvantage. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Combined Liquidity and Capital Resources" and "Business - Business Strategy."

SIGNIFICANT INTANGIBLE ASSETS

     Approximately $31.2 million, or 60.3%, of the Company's pro forma combined total assets as of September 30, 1997 represent intangible assets arising from the Acquisitions, of which approximately $30.4 million is goodwill which will be amortized using an estimated life of principally 30 years and approximately $0.8 million is acquired developed technology which will be amortized over a period of seven years. Goodwill is an intangible asset that represents the difference between the total purchase price of the Acquisitions and the amount of such purchase price allocated to the fair value of the net assets acquired. Goodwill and other intangibles are amortized over a period of time, with the amount amortized in a particular period constituting a non-cash expense that reduces the Company's net income in that period. A reduction in net income resulting from the amortization of goodwill and other intangibles may have an adverse impact upon the market price of the Company's Common Stock. In addition, in the event of a sale or liquidation of the Company or its assets, there can be no assurance that the value of such intangible assets would be recovered.

IMPORTANCE OF DEVELOPMENT OF NEW SERVICES AND MAINTENANCE OF TECHNOLOGICAL CAPABILITIES

     The announcement or introduction of competing services or products incorporating new technologies or the emergence of new technical standards could render some or all of the Company's services or products unmarketable. The Company believes that its future success depends on its ability to enhance its current services or products and develop new services or products that address the increasingly sophisticated needs of its clients. The failure of the Company to develop and introduce enhancements and new services in a timely and cost-effective manner in response to changing technologies or client requirements could have a material adverse effect on the Company's business, financial condition or results of operations. Further, many of the Company's current services and products are non-proprietary in nature and there can be no assurance that the Company will be able to obtain the rights to use any such technologies, that it will be able to effectively implement such technologies on a cost-effective basis or that such technologies will not ultimately render obsolete the Company's role as a third party provider of document management services and products.

COMPETITION

     The Company operates in a competitive environment. The document management services industry is highly fragmented and has relatively low barriers to entry. A significant source of competition is the in-house document handling capability of businesses within the Company's target markets, the so-called "unvended" part of the market. There can be no assurance that these businesses will outsource more of their document management needs or that other businesses will not bring in-house services that they currently outsource. In addition, certain of the Company's competitors are larger businesses, many of which have greater financial and other resources than the Company. Certain of these competitors operate in broader geographic areas than the Company, and others may choose to enter the Company's areas of operation in the future. In addition, there may be no assurance that other companies with greater resources than the Company will not enter the document management services industry in the future. Further, the Company intends to enter new geographic areas and expects to encounter significant competition from established competitors in each of such new areas. As a result of this competitive environment, the Company may lose clients or have difficulty in acquiring new clients, and its business, financial condition and results of operations may be adversely affected. See "Business - Competition."

RELIANCE ON MANAGEMENT AND PERSONNEL

     The Company's operations and future prospects are dependent on the performance of its executive management team, including Bruce M. Gillis, S. David Model, James D. Brown and Andrew R. Bacas. The Company will also be dependent on senior management of the Founding Companies and on the senior management of businesses acquired in the future. If any of these people are unable or unwilling to continue in their present roles, or if the Company is unable to attract and retain other skilled employees, the Company's business, financial condition and results of operations could be materially and adversely affected. See "Management."

     The Company's future success and plans for growth also depend on its ability to attract, train and retain personnel in all areas of its business. There is strong competition for qualified personnel in the document management services industry and in many of the geographic markets in which the Company competes. As of September 1, 1997, the federal minimum wage increased to $5.15 an hour and there can be no assurance that such rate will not be substantially increased in the future. In addition, California and other states have increased or may increase their minimum wage above the federal minimum. Increases in the minimum wage may cause the Company to increase wages to remain competitive. Accordingly, the Company's business, financial condition and results of operations may be adversely affected.

POTENTIAL LIABILITY FOR BREACH OF CONFIDENTIALITY

     A substantial portion of the Company's business involves the handling of documents containing confidential and other sensitive information. There can be no assurance that unauthorized disclosures of such information will not result in liability to the Company. It is possible that such liabilities could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON CERTAIN MARKETS

     The Company derives its revenues primarily from its target markets, including the health care, financial services and engineering industries. Fundamental changes in the business practices of any of these markets, whether due to regulatory, technological or other developments, could cause a material reduction in demand by such clients for the services offered by the Company. Any such reduction in demand may have a material adverse effect on the business, financial condition and results of operations of the Company. See "Business - Clients and Key Markets."

ENVIRONMENTAL RISKS RELATED TO CERTAIN OPERATIONS OF THE COMPANY

     Certain of the Company's operations utilize chemical products which are regulated under federal, state and local laws as hazardous substances, and produce wastes which are regulated under these laws. The Company is not currently aware of any environmental conditions relating to present or past waste generation at or from these facilities that would be likely to have a material adverse effect on the business, financial condition or results of operations of the Company. However, there can be no assurances that environmental liabilities will not have a material adverse effect on the business, financial condition and results of operations of the Company. See "Business - Environmental Matters."

EFFECT OF POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

     The Company's results of operations are subject to variations in any given year, and from quarter to quarter. Factors that may cause material fluctuations in quarterly results of operations include the timing and structure of acquisitions, the timing and magnitude of costs related to such acquisitions, the gain or loss of significant clients, increases or reductions in the scope of services performed for significant clients, the timing or completion of significant projects, the relative mix of higher and lower margin projects, changes in pricing strategies, capital expenditures and other costs relating to the expansion of operations, the hiring or loss of personnel, and other factors that may be outside of the Company's control. In addition, because the anticipated financial benefits of the combination of the Founding Companies may not be generated immediately, the Company's initial results as a combined company may reflect corporate overhead that exceeds the realized benefits. As a result of the foregoing and other factors, the Company may experience material fluctuations in its results of operations on a quarterly basis, which may contribute to volatility in the price of the Common Stock. Given the possibility of such fluctuations, the Company believes that quarterly comparisons of the results of its operations during any fiscal year may not be meaningful and that results for any one fiscal quarter may not be indicative of future performance. The Company will incur non-recurring charges related to the closing of the Acquisitions and the Offering of approximately $4.5 million in the fourth quarter of 1997, including an estimated charge of approximately $4.0 million for acquired in-process research and development and a $0.5 million charge related to a fee payable in the fourth quarter upon the closing of the Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CASUALTY; RISK OF BUSINESS INTERRUPTIONS

     Certain types of casualty losses that may be experienced by the Company may not be fully insurable on a cost-effective basis. In the future, should uninsured losses or damages occur, the Company could lose both its investment in and anticipated profits from the affected property and may continue to be obligated on any leasehold obligations, mortgage indebtedness or other obligations related to such property. Any significant damage to the Company's facilities or other event that causes significant interruptions in the Company's operations may not be covered by insurance and could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business - Facilities."

PUBLIC SECTOR MARKET AND CONTRACTING RISKS

     Though a modest portion of the Company's present business involves public sector contracts, the Company anticipates a growing portion of its business coming from local, state and federal government agencies. Public sector contracts are subject to detailed regulatory requirements and public policies, as well as to funding priorities. Contracts with public sector customers may be conditioned upon the continuing availability of public funds, which in turn depends upon lengthy and complex budgetary procedures, and may be subject to certain pricing constraints. Moreover, public sector contracts may generally be terminated for a variety of factors, including when it is in the best interests of the respective government. There can be no assurance that these factors or others unique to contracts with governmental entities will not have a material adverse effect on the Company's future business, financial condition and results of operations.

SUBSTANTIAL INFLUENCE OF MANAGEMENT AND EXISTING SHAREHOLDERS

     Based on an assumed initial public offering price of $13.00 per share, the existing shareholders of ImageMax, the former shareholders of the Founding Companies and the directors and other executive officers of the Company, and entities affiliated with them, will beneficially own approximately 43% of the then outstanding shares of Common Stock following the completion of the Offering (39.6% if the Underwriters' over-allotment option is exercised in full) and are likely to continue to exercise substantial control over the Company's affairs. These shareholders acting together would likely be able to elect a sufficient number of directors to control the Board of Directors and to approve or disapprove most matters submitted to a vote of shareholders. See "Principal Shareholders."

ABSENCE OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public market for the Common Stock. Although application has been made to have the Common Stock approved for quotation on the Nasdaq National Market, there can be no assurance that an active trading market will develop upon completion of the Offering or, if it does develop, that such market will be sustained. Accordingly, purchasers of the Common Stock may experience difficulty selling or otherwise disposing of their shares. The initial public offering price of the Common Stock will be determined by negotiation among the Company and the representatives of the Underwriters and may not be indicative of the market price of the Common Stock after the Offering. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The market price for the Common Stock following the Offering may be highly volatile. Prices for the Common Stock will be determined by the marketplace and may be influenced by many factors, including the depth and liquidity of the trading market, investor perception of the Company and general economic and market conditions and trends. In addition, factors such as the Company's financial results, quarterly variations in the Company's financial results, changes in earnings estimates by analysts, reported earnings that vary from such estimates, press releases by the Company or others, and developments affecting the Company or its industry generally may have a significant impact on the market price of the Common Stock. The stock market has, on occasion, experienced extreme price and volume fluctuations which have often been unrelated to the operating performance of the affected companies.

IMMEDIATE AND SUBSTANTIAL DILUTION

     The purchasers of the shares of Common Stock offered hereby will experience immediate dilution of $10.56 per share in the pro forma net tangible book value per share of Common Stock (based upon an assumed initial public offering price of $13.00 per share) as of September 30, 1997. See "Dilution." In the event the Company issues additional Common Stock in the future, including shares which may be issued in connection with future acquisitions, purchasers of Common Stock in the Offering may experience further dilution in the net tangible book value per share of the Common Stock of the Company. See "Shares Eligible for Future Sale."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     Sales, or the possibility of sales, of Common Stock by the Company's existing shareholders could adversely affect the market price of the Company's Common Stock following the Offering. Upon consummation of the Offering (based on an assumed initial public offering price of $13.00 per share), the Company will have outstanding an aggregate of 5,438,727 shares of Common Stock. Of these shares, all of the shares sold in the Offering will be freely tradeable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

     Simultaneously with the closing of the Offering (based on an assumed initial public offering price of $13.00 per share), the Company will issue in the Acquisitions, in the aggregate, 1,184,468 shares of Common Stock as a portion of the consideration for the Founding Companies. Such shares and the 1,154,259 shares of Common Stock held by existing shareholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act. As a result of the contractual restrictions described below and certain exemptions under the Securities Act, the Restricted Shares will be eligible for sale in the public market as follows: (i) 765,769 shares will be eligible for sale upon expiration of the lock-up agreements at least 180 days after the date of this Prospectus; (ii) 388,490 shares will become eligible for sale at various times between six months and one year from the consummation of the Offering; and (iii) 1,184,468 shares will be eligible for sale pursuant to the provisions of Rule 144 one year from the consummation of the Offering. Additionally, 367,500 shares of Common Stock may be acquired upon the exercise of outstanding stock options to be granted upon completion of the Offering to certain directors and officers of the Company which vest over a period of three years. The Company has reserved for future issuances an additional 232,500 shares of Common Stock under its 1997 Incentive Plan and 250,000 shares for future issuances under its Employee Stock Purchase Plan. The Company intends to register the shares issuable upon exercise of options granted under such plan, and upon such registration, such shares will be eligible for resale in the public market. Further, the Company intends to register 2,000,000 shares of Common Stock on a shelf registration to be utilized as consideration for future acquisitions, if any. Upon issuance, such shares generally will be eligible for resale in the public market. The Company, the Company's directors and officers, and certain shareholders of the Company have agreed not to offer, sell or otherwise dispose of any shares of Common Stock or any securities exercisable for or convertible into Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of William Blair & Company, L.L.C., except for the sale by the Company of shares of Common Stock in the Offering, in the Acquisitions and in other acquisition transactions (so long as the persons receiving such Common Stock agree to be similarly restricted for the remainder of the 180 day lock-up period). The shareholders of Founding Companies receiving shares of Common Stock pursuant to the Acquisitions have agreed not to offer, sell or otherwise dispose of such shares until one year after the closing of the Acquisitions, except for transfers to immediate family members who agree to be bound by such restrictions. Notwithstanding the preceding, shareholders of the Founding Companies receiving shares of Common Stock pursuant to the Acquisitions and all current shareholders have been granted certain "piggyback" registration rights permitting them to include their shares in certain future registration statements filed by the Company. See "Shares Eligible for Future Sale."

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN ARTICLES, BYLAW AND STATUTORY
PROVISIONS


     Certain provisions of the Company's Amended and Restated Articles of Incorporation (the "Articles") and Amended and Restated Bylaws (the "Bylaws") could delay or frustrate the removal of incumbent directors, discourage potential acquisition proposals and proxy contests and delay, defer or prevent a change in control of the Company, even if such events could be beneficial, in the short term, to the interests of the shareholders. For example, the Articles allow the Company to issue preferred stock with rights senior to those of the Common Stock without shareholder action and provide that the Company's shareholders may call a special meeting of shareholders only upon a request of shareholders owning at least 50% of the Company's capital stock. The Bylaws provide for the Board of Directors to be divided into three classes of directors serving three-year staggered terms and that directors may be removed only for cause. See "Description of Capital Stock."


     The Articles authorize the issuance of up to 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). The Board of Directors will have the power to determine the price and terms under which any such Preferred Stock may be issued and to fix the terms thereof. The ability of the Board of Directors to issue one or more series of Preferred Stock without shareholder approval, as well as certain applicable statutory provisions under the Pennsylvania Business Corporation Law, could deter or delay unsolicited changes in control of the Company by discouraging open market purchases of the Common Stock or a non-negotiated tender or exchange offer for such stock, which may be disadvantageous to the Company's shareholders who may otherwise desire to participate in such transaction and receive a premium for their shares.

     The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") contains a number of statutory "anti-takeover" provisions applicable to the Company. One such BCL provision prohibits, subject to certain exceptions, a "business combination" with a shareholder or group of shareholders (and certain affiliates and associates of such shareholders) beneficially owning more than 20% of the voting power of a public corporation (an "interested shareholder") for a five-year period following the date on which the holder became an interested shareholder. This provision may discourage open market purchases of a corporation's stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction. The BCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the community in which it is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL.

ABSENCE OF DIVIDENDS

     The Company has never declared or paid cash dividends on its Common Stock and currently intends to retain all available funds for use in the operation and expansion of its business. The Company does not anticipate that any cash dividends on the Common Stock will be declared or paid in the foreseeable future. See "Dividend Policy."

                                  THE COMPANY

     ImageMax was founded in November 1996 to become a leading national, single-source provider of integrated document management solutions. Prior to the Offering, ImageMax has not conducted any operations. ImageMax has entered into definitive agreements to acquire simultaneously with, and as a condition to, the consummation of the Offering, the Founding Companies directly or through wholly-owned subsidiaries. For a description of the transactions pursuant to which these businesses will be acquired, see "Certain Transactions."

     The Founding Companies consist of: Utz Medical Enterprises, Inc., the parent of American Micro-Med Corporation ("AMMCORP"); CodaLex Microfilming Corporation ("CMC"), Imaging Information Industries, Inc. ("I(3)" and, collectively with CMC, "CodaLex"); Laser Graphics Systems and Services, Inc. ("Laser Graphics" and, collectively with CodaLex, the "CodaLex Group"); DataLink Corporation ("DataLink"); DocuTech, Inc. ("DTI") and DocuTech Data Systems, Inc. ("DDS") (collectively, "DocuTech"); Image & Information Solutions ("I(2) Solutions"); Image Memory Systems, Inc. ("IMS"); International Data Services of New York, Inc. ("IDS"); Oregon Micro-Imaging, Inc. ("OMI"); Semco Industries, Inc. ("Spaulding"); Total Information Management Corporation ("TIMCO"); and TPS Micrographics, Inc. ("TPS").


     Upon consummation of the Acquisitions, the Company will employ over 950 people, have operations in 13 states and will have provided services to over 5,000 clients in the last year from 18 business locations. For the year ended December 31, 1996 and the nine months ended September 30, 1997, the Company had pro forma combined revenues of $43.3 million and $36.5 million respectively. Combined operating loss and combined net loss for the twelve-month period ended December 31, 1996 were $353,000 and $500,000, respectively, on a pro forma, as adjusted basis. Including a non-recurring, non-cash special compensation charge of $2.5 million, combined operating loss and combined net loss for the nine months ended September 30, 1997 were $176,000 and $1.3 million, respectively, on a pro forma, as adjusted basis.


     Certain information regarding each of the Founding Companies is summarized below:

     AMMCORP (Chesterton, Indiana, near Chicago) is a provider of microfilm, scanning and record storage and retrieval services primarily to health care providers in the Chicago metropolitan area, northern Indiana, southern Michigan and western Ohio. As a medical records specialist, AMMCORP offers 24-hour, 365-day physically staffed retrieval. David C. Utz, Jr. has been the Chairman and Chief Executive Officer of AMMCORP since August 1988. Mr. Utz has served as a Director of ImageMax since its inception in November 1996 and will enter into a three-year employment agreement with the Company upon consummation of the Offering.

     THE CODALEX GROUP is comprised of three micrographic and digital imaging service businesses under common control, CMC (Cayce, South Carolina near Columbia), Laser Graphics (Cleveland, Tennessee, near Chattanooga) and I(3) (Marietta, Georgia, near Atlanta). The CodaLex Group primarily serves the health care and financial services markets in the southeastern U.S. and is a Kodak imaging equipment broker-dealer in all three locations. I(3) was started in 1995 to focus on digital imaging and is a Canon dealer. David C. Yezbak has served as President of CMC, Laser Graphics and I(3) since 1995 and as Vice President of CodaLex from 1992 to 1995. Mr. Yezbak will enter into a three-year employment agreement with the Company upon consummation of the Offering. Theodore J. Solomon has served as Chairman of the Board of CMC, Laser Graphics and I(3) since 1992. Mr. Solomon will enter into a part-time consulting agreement with the Company upon consummation of the Offering, with an initial term of six months.

     DATALINK (Tempe, Arizona) was formed in 1984 as a computer-output-to-microfiche ("COM") specialist serving the Phoenix metropolitan area. DataLink has broadened its offerings to include micrographic and digital imaging services and systems. Judith K. DeMott has been the President of DataLink since its formation. Ms. DeMott will enter into a one-year consulting agreement with the Company upon consummation of the Offering.

     DOCUTECH (Lincoln, Nebraska) includes the businesses of DTI, a micrographic and digital imaging service business, and DDS, a provider of open-architecture document scanning software products. DTI primarily serves the health care and financial services markets in Nebraska. DDS markets its DocuROM(Trademark), FileTRAX(Trademark), ScanTRAX(Trademark) and other scanning and digital image management software nationally to both end-users and other document management businesses including six of the Founding Companies. DDS has more than 70 other document management businesses acting as value-added resellers of its software products. DTI is a Canon dealer in Nebraska. Rex Lamb founded DTI in 1991 and has served as its President since inception. Mr. Lamb co-founded DDS in 1994 and has served as its President since inception. Upon consummation of the Offering, Mr. Lamb will enter into a three-year employment agreement with the Company and is expected to join the Company's Board of Directors. Mark Creglow co-founded DDS in 1994 and has served as its Vice President since inception. Prior to founding DDS, Mr. Creglow was Regional Sales Manager for Distribution Management Systems, Inc. Upon consummation of the Offering, Mr. Creglow will enter into a three-year employment agreement with the Company.

     I(2) SOLUTIONS (Monroe, Louisiana) is a provider of micrographic, digital imaging, digital data storage and graphic design services primarily to hospitals, state and local government agencies, engineering and general commercial clients from its Monroe facilities. I(2) Solutions also operates a retail store at its Monroe location, which produces litigation exhibits and architectural and engineering prints and sells engineering, drafting and related supplies. I(2) Solutions is a Kodak dealer in Louisiana, Texas and Mississippi, a Minolta dealer in Louisiana, Texas and Arkansas and an OCE dealer in Louisiana and Texas and provides service and repair support to its equipment customers. Gary D. Blackwelder joined I(2) Solutions in 1976, and became President in 1986. Mr. Blackwelder will enter into a five-year employment agreement with the Company upon consummation of the Offering.

     IMS (Dayton, Ohio) provides micrographic and digital imaging services specializing in large-format documents (primarily engineering drawings) to a national client base of manufacturing businesses. IMS is a Photomatrix dealer. Ovidio Pugnale joined IMS's predecessor in 1980 as General Manager and became IMS's President in 1986. Mr. Pugnale will enter into a three-year employment agreement with the Company following consummation of the Offering.

     IDS (Millwood, New York, near New York City) is a provider of offshore data entry services supporting forms processing as well as the indexing of both microfilmed and digitally-imaged records. IDS also performs litigation support. IDS serves end-users and document management companies nationally. Mitchell J. Taube and Ellen Rothschild-Taube co-founded IDS in 1989, since which time Mr. Taube has served as President and Ms. Rothschild-Taube has served as Vice President. Mr. Taube and Ms. Rothschild-Taube (on a part-time basis) will enter into three-year employment agreements with the Company upon consummation of the Offering.

     OMI (Eugene, Oregon) provides micrographics and digital imaging products and services primarily to health care providers, financial institutions and government agencies in Oregon and Washington from its Eugene facility and a branch office in Portland, Oregon. OMI is a certified dealer of Canon micrographic and digital imaging equipment in Oregon, and provides service and repair support to its equipment customers. John E. Semasko acquired OMI in 1975 and has served as its President since inception. Mary Jane Semasko has served as Vice President since OMI's inception. Mr. and Mrs. Semasko will enter into three-year employment agreements with the Company and Mr. Semasko is expected to join the Board of Directors upon consummation of the Offering.

     SPAULDING (Stoughton, Massachusetts, near Boston) provides both small-format and large-format document filming and digital imaging services and equipment sales and related maintenance service to a variety of commercial, non-profit and government clients in the New England region. Spaulding has a branch office in Worcester, Massachusetts. Spaulding is a Minolta dealer for micrographics and hybrid micrographic systems equipment in Maine, Massachusetts, New Hampshire and Vermont, a Xerox dealer for large-format scanners, plotters, and digital imaging equipment in New England and eastern New York and a Fujitsu scanning equipment systems dealer throughout the Northeast.

Spaulding also acts as a nationwide value added reseller of specialized software and hardware for Adobe Systems Incorporated, Computervision Corporation, CDP Communications, Inc., Cadnet Corporation and Westbrook Technologies, Inc. Carmen DiMatteo, Spaulding's President, has been with Spaulding for 37 years and will enter into a consulting agreement with the Company upon consummation of the Offering for an initial term of six months.

     TIMCO (Emeryville, California, near San Francisco) provides micrographics, digital imaging and record storage and retrieval services primarily to financial services and government clients in northern California. TIMCO maintains a branch office in Sacramento, California. James E. Bunker co-founded TIMCO in 1980 and has served as its Chairman since the founding. Mr. Bunker will enter into a two-year employment agreement with the Company upon consummation of the Offering. Jeffry P. Kalmon joined TIMCO in 1984 as a sales representative and has served as its President since 1996. Mr. Kalmon will enter into a three-year employment agreement with the Company upon consummation of the Offering.

     TPS (Forest, Virginia, near Lynchburg) provides micrographic and digital imaging services to general commercial, health care, financial institutions and government entities in Virginia. TPS also sells and services Canon micrographic and digital imaging equipment. TPS maintains a branch office in Richmond, Virginia. Having joined TPS in 1978, David L. Crowder has served as its President since 1990. Mr. Crowder will enter into a three-year employment agreement with the Company upon consummation of the Offering.

     The following table indicates the date each Founding Company was established and sets forth the Founding Companies' revenues for the periods indicated (in thousands):

                                                                                               REVENUES
                                                                           REVENUES        NINE MONTHS ENDED
                                                                         TWELVE MONTHS       SEPTEMBER 30,
                                                            YEAR             ENDED         -----------------
                                                         ESTABLISHED   DECEMBER 31, 1996    1996      1997
                                                         -----------   -----------------   -------   -------
AMMCORP................................................     1976            $ 5,573        $ 4,081   $ 4,079
The CodaLex Group......................................     1972              4,057          2,984     3,756
DataLink...............................................     1984              3,151          2,506     2,564
DocuTech...............................................     1991              2,322          1,774     2,169
I(2) Solutions.........................................     1974              3,959(1)       3,137(1)  3,330(1)
IMS....................................................     1961              2,292          1,768     1,996
IDS....................................................     1989              1,431            941     2,340
OMI....................................................     1975              3,666          2,784     3,111
Spaulding..............................................     1886              8,693          6,526     6,705
TIMCO..................................................     1980              4,991          3,609     3,318
TPS....................................................     1975              3,215          2,363     3,203
                                                                            -------        -------   -------
  Total combined revenues..............................                      43,350         32,473    36,571
    Elimination of inter-company revenues(2)...........                         (94)           (71)      (98)
                                                                            -------        -------   -------
    Total pro forma combined revenues..................                     $43,256        $32,402   $36,473
                                                                            =======        =======   =======

------------------

(1) Represents results for the twelve months ended October 31, 1996 and nine months ended July 31, 1996 and 1997.

(2) Represents DocuTech and IDS revenues from other Founding Companies.

     The aggregate consideration (excluding transaction costs) that will be paid by the Company to acquire the Founding Companies consists of approximately $25.4 million in cash and 1,184,468 shares of Common Stock based on an assumed initial public offering price of $13.00 per share. In addition, the Company will repay approximately $5.5 million of indebtedness (based upon the September 30, 1997 relevant account balances) assumed by the Company in the Acquisitions, substantially all of which is guaranteed by the respective shareholders of the Founding Companies. See "Use of Proceeds."

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 3,100,000 shares of Common Stock offered hereby, after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $34.5 million ($40.2 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $13.00 per share. Of this amount, approximately $31.4 million will be used to fund the Acquisitions, including:
(i) the $25.4 million cash portion of the purchase price for the Founding Companies; (ii) $5.5 million of indebtedness (based upon the September 30, 1997 relevant account balances) to be assumed from the Founding Companies and repaid by the Company; and (iii) $0.5 million to pay the transaction fees associated with the Acquisitions.

     The remaining net proceeds will be used for general corporate purposes, which are expected to include future acquisitions. Pending such uses, the net proceeds will be invested in short-term, interest-bearing investment grade securities. The Company intends to enter into the Credit Facility to assist in the funding of future acquisitions and operating activities. The Company also may utilize Common Stock to fund future acquisitions. There can be no assurance that the Credit Facility or the Common Stock will be sufficient to fund the Company's needs. As of the date of this Prospectus, the Company has no commitments or agreements with respect to any acquisitions other than of the Founding Companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Combined Liquidity and Capital Resources."

     Of the cash portion of the purchase price, approximately $7.3 million represents the purchase price to be paid for certain Founding Companies which are affiliated with persons who are or will become officers, directors or 5% shareholders of the Company. Of the indebtedness to be repaid (which was used for working capital, equipment purchases and general corporate purposes), approximately $3.1 million (as of September 30, 1997) is an obligation of a Founding Company whose shareholder is a Director of the Company and approximately $77,000 (as of September 30, 1997) is comprised of obligations of two Founding Companies, certain shareholders of which are to be elected as Directors of the Company upon consummation of the Offering. See "The Company" and "Certain Transactions." The indebtedness to be repaid from the proceeds of the Offering bears effective interest rates ranging from approximately 4% to 12%. Such indebtedness would otherwise mature at various dates through 2010. The consideration to be paid for the Founding Companies was determined through arm's length negotiations among ImageMax and representatives of the Founding Companies. See "Certain Transactions."

                                DIVIDEND POLICY

     The Company intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other factors that the Company's Board of Directors deems relevant.

                                 CAPITALIZATION


     The following table sets forth the short-term debt and current maturities of long-term obligations and capitalization at September 30, 1997 (i) of ImageMax, (ii) on a combined basis for the Founding Companies, (iii) on a pro forma combined basis giving effect to the conversion of all outstanding shares of Series A Preferred Stock into an aggregate of 443,489 shares of Common Stock and the consummation of the Acquisitions and the issuance of 1,184,468 shares of Common Stock in connection therewith (based on an assumed initial public offering price of $13.00 per share), and (iv) as further adjusted to reflect the issuance and sale of the 3,100,000 shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom, based on an assumed initial public offering price of $13.00 per share. See "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company, including the Notes thereto, appearing elsewhere in this Prospectus.



                                                                            SEPTEMBER 30, 1997
                                                         ---------------------------------------------------------
                                                                         COMBINED                       PRO FORMA
                                                          IMAGEMAX       FOUNDING       PRO FORMA       COMBINED,
                                                         HISTORICAL      COMPANIES      COMBINED       AS ADJUSTED
                                                         ----------      ---------      ---------      -----------
                                                                              (IN THOUSANDS)
Short-term debt and current maturities of long-term        $   --         $4,564         $ 4,281         $    --
  obligations......................................
Pro forma cash due Founding Companies..............            --             --          25,430              --
                                                           ------         ------         -------         -------
                                                           $   --         $4,564         $29,711         $    --
                                                           ======         ======         =======         =======

Long-term obligations, less current maturities.....        $   --         $2,318         $ 1,098         $    --
                                                           ------         ------         -------         -------
Shareholders' equity:
  Preferred Stock, no par value, 10,000,000 shares
    authorized; 524,125 shares issued and
    outstanding, ImageMax historical; no shares
    issued or outstanding, pro forma combined and
    pro forma combined, as adjusted................         2,719             60              --              --
  Common Stock, no par value, 40,000,000 shares
    authorized; 710,770 shares issued and
    outstanding, ImageMax historical; 2,338,727
    shares issued and outstanding pro forma
    combined (1); and 5,438,727 shares issued and
    outstanding, pro forma combined, as adjusted
    (1)............................................         1,567          1,095          17,374          51,853
  Additional paid-in-capital.......................            --          1,293              --              --
  Retained earnings (deficit)......................        (2,844)         3,390          (6,844)         (7,344)
  Treasury stock...................................            --         (3,057)             --              --
                                                           ------         ------         -------         -------
    Total shareholders' equity.....................         1,442          2,781          10,530          44,509
                                                           ------         ------         -------         -------
      Total capitalization.........................        $1,442         $5,099         $11,628         $44,509
                                                           ======         ======         =======         =======


------------------

(1) Includes 1,184,468 shares of Common Stock to be issued in connection with the Acquisitions (based on an assumed initial public offering price of $13.00 per share). Excludes (i) 367,500 shares of Common Stock which will be issuable upon the exercise of stock options to be granted in connection with the Offering at an exercise price per share equal to the initial public offering price, (ii) 232,500 shares of Common Stock available for future grants under the Company's 1997 Incentive Plan, and (iii) 250,000 shares available for future issuances under the Company's Employee Stock Purchase Plan. See "Management - Stock Incentive Plans."

                                    DILUTION

     The deficit in pro forma combined net tangible book value of the Company at September 30, 1997 was $20.7 million or $8.86 per share of Common Stock. The deficit in pro forma combined net tangible book value per share represents the amount by which the Company's pro forma combined total liabilities exceeds the Company's pro forma combined tangible assets, divided by the number of shares of Common Stock to be outstanding after giving effect to the Acquisitions. After giving effect to the sale of 3,100,000 shares of Common Stock in the Offering and the deduction of the underwriting discounts and commissions and estimated expenses associated with the Offering, the pro forma combined net tangible book value of the Company at September 30, 1997 would have been approximately $13.3 million or $2.44 per share. This represents an immediate increase in pro forma combined net tangible book value of $11.30 per share to existing shareholders and an immediate dilution of $10.56 per share to purchasers of Common Stock in the Offering. The following table illustrates this pro forma dilution:

Assumed initial public offering price per share.............                    $13.00
     Pro forma combined deficit in net tangible book value
       per share before the Offering........................      $ (8.86)
     Increase in pro forma combined net tangible book value
       per share attributable to new investors..............        11.30
                                                                  -------
Pro forma combined net tangible book value per share after
  the Offering..............................................                      2.44
                                                                                ------
Dilution per share to new investors.........................                    $10.56
                                                                                ======

     The following table sets forth, on a pro forma combined basis to give effect to the Acquisitions, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing and Founding Companies' shareholders and the new investors purchasing shares of Common Stock from the Company in the Offering, before deducting underwriting discounts and commissions and estimated expenses associated with the Offering and the Acquisitions:

                                                                                        TOTAL
                                                     SHARES PURCHASED               CONSIDERATION             AVERAGE
                                                 ------------------------      ------------------------        PRICE
                                                   NUMBER         PERCENT        AMOUNT         PERCENT      PER SHARE
                                                 -----------      -------      -----------      -------      ---------
Existing shareholders......................        1,154,259        21.2%      $ 1,791,500         3.3%       $ 1.55
Founding Companies' shareholders(1)........        1,184,468        21.8        13,088,371        23.7         11.05
                                                 -----------       -----       -----------      ------
                                                   2,338,727        43.0        14,879,871        27.0          6.36
New investors..............................        3,100,000        57.0        40,300,000        73.0         13.00
                                                 -----------       -----       -----------      ------
    Total..................................        5,438,727       100.0%      $55,179,871       100.0%        10.15
                                                 ===========       =====       ===========      ======

------------------

(1) Represents the number of shares of Common Stock and the related fair value of such shares to be issued in connection with the Acquisitions (based on an assumed initial public offering price of $13.00 per share).

                            SELECTED FINANCIAL DATA


IMAGEMAX HISTORICAL AND PRO FORMA COMBINED



     ImageMax will acquire the Founding Companies simultaneously with and as a condition to the consummation of the Offering. For financial statement presentation purposes, ImageMax has been identified as the "accounting acquiror." ImageMax was formed in November 1996 and its operating activity through September 30, 1997 has been limited principally to negotiating the agreements to acquire the Founding Companies. ImageMax's historical statement of operations data include a net loss of $23,134 and $2.8 million for the period from inception (November 1996) to December 31, 1996 and for the nine months ended September 30, 1997, respectively. The loss for the nine months ended September 30, 1997 consists of a $2.5 million non-recurring, non-cash compensation charge and general and administrative expenses. ImageMax's statement of operations data discussed above and the historical September 30, 1997 balance sheet data presented below have been derived from the financial statements of ImageMax appearing elsewhere in this Prospectus. The selected unaudited pro forma combined financial data present data for the Company, adjusted for (i) the effect of the Acquisitions, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and
(iii) the consummation of the Offering and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements, including the Notes thereto, and the historical Financial Statements of ImageMax and the Founding Companies, including the Notes thereto, appearing elsewhere in this Prospectus.



                                                    PRO FORMA COMBINED(1)            PRO FORMA COMBINED, AS ADJUSTED(1)
                                             ------------------------------------   ------------------------------------
                                                 YEAR         NINE MONTHS ENDED         YEAR         NINE MONTHS ENDED
                                                ENDED           SEPTEMBER 30,          ENDED           SEPTEMBER 30,
                                             DECEMBER 31,   ---------------------   DECEMBER 31,   ---------------------
                                                 1996         1996        1997          1996         1996        1997
                                             ------------   ---------   ---------   ------------   ---------   ---------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS:(1)
  Revenues:
    Services...............................   $  31,553     $  22,938   $  27,172    $  31,553     $  22,938   $  27,172
    Products...............................      11,703         9,464       9,301       11,703         9,464       9,301
                                              ---------     ---------   ---------    ---------     ---------   ---------
                                                 43,256        32,402      36,473       43,256        32,402      36,473
                                              ---------     ---------   ---------    ---------     ---------   ---------
  Cost of revenues:(2)
    Services...............................      20,267        14,946      17,090       20,267        14,946      17,090
    Products...............................       8,968         6,889       6,160        8,968         6,889       6,160
    Depreciation...........................       1,408         1,061       1,029        1,408         1,061       1,029
                                              ---------     ---------   ---------    ---------     ---------   ---------
                                                 30,643        22,896      24,279       30,643        22,896      24,279
                                              ---------     ---------   ---------    ---------     ---------   ---------
      Gross profit.........................      12,613         9,506      12,194       12,613         9,506      12,194
  Selling, general, and administrative
    expenses(3)............................      11,198         8,326       8,218       11,198         8,326       8,218
  Executive compensation(4)................         610           458         458          610           458         458
  Special compensation charge(5)...........          --            --       2,494           --            --       2,494
  Founding Companies' transaction
    costs(6)...............................          --            --         332           --            --         332
  Amortization of intangible assets(7).....       1,158           868         868        1,158           868         868
                                              ---------     ---------   ---------    ---------     ---------   ---------
    Operating loss.........................        (353)         (146)       (176)        (353)         (146)       (176)
  Interest income (expense), net(8)........        (866)         (643)       (611)          37            10          (5)
                                              ---------     ---------   ---------    ---------     ---------   ---------
    Loss before income taxes...............      (1,219)         (789)       (787)        (316)         (136)       (181)
  Income tax provision (benefit)(9)........        (170)          (78)        902          184           178       1,140
                                              ---------     ---------   ---------    ---------     ---------   ---------
  Net loss(8)..............................   $  (1,049)    $    (711)  $  (1,689)   $    (500)    $    (314)  $  (1,321)
                                              =========     =========   =========    =========     =========   =========
  Pro forma net loss per share.............   $    (.24)    $    (.16)  $    (.39)   $    (.10)    $    (.06)  $    (.26)
                                              =========     =========   =========    =========     =========   =========
  Shares used in computing pro forma net
    loss per share(10).....................   4,333,342     4,333,342   4,333,342    4,985,956     4,985,956   4,985,956
                                              =========     =========   =========    =========     =========   =========



                                                                                 SEPTEMBER 30, 1997
                                                                  -------------------------------------------------
                                                                                                       PRO FORMA
                                                                   IMAGEMAX        PRO FORMA           COMBINED,
                                                                  HISTORICAL      COMBINED(11)      AS ADJUSTED(12)
                                                                  ----------      ------------      ---------------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................        $1,362          $ 2,881             $ 5,783
  Working capital (deficit).................................          (550)         (26,322)(13)          8,546
  Total assets..............................................         3,354           50,924              51,839
  Long-term debt, less current portion......................            --            1,098                  --
  Shareholders' equity......................................         1,442           10,530              44,509

------------------

 (1) The pro forma combined statement of operations data assume that the Acquisitions were consummated on January 1, 1996. The pro forma combined, as adjusted, statements of operations assume that the Acquisitions and the Offering were consummated on January 1, 1996. Such data are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.


 (2) Includes the Rent Differential. See Unaudited Pro Forma Combined Financial Statements.

 (3) Includes the Compensation Differential. Selling, general and administrative expenses include compensation costs associated with positions eliminated or which will be eliminated in connection with the Acquisitions, including the retirement of four senior Founding Companies' executives and other identified head-count reductions totalling approximately $650,000, $500,000 and $300,000 for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997, respectively.

 (4) Includes compensation of $610,000 annually based upon employment agreements with the Company's executive management (see "Management - Employment Agreements").


 (5) Represents a non-recurring, non-cash special compensation charge equivalent to $0.50 per share recorded in the nine months ended September 30, 1997. See Note 3 to ImageMax Financial Statements.

 (6) Reflects non-recurring transaction costs incurred by the Founding Companies in connection with the Acquisitions.

 (7) Represents amortization of $30.4 million of goodwill to be recorded as a result of the Acquisitions over an estimated life of principally 30 years and amortization of acquired developed technology of $0.8 million over an estimated life of seven years. Excludes a charge of $4.0 million for acquired in-process research and development and a $0.5 million charge related to a fee payable in the fourth quarter upon the closing of the Offering. See "Certain Transactions" and Unaudited Pro Forma Combined Financial Statements.

 (8) Pro forma combined, as adjusted, operating results include adjustments to reflect the elimination of interest expense resulting from the repayment of debt paid from the net proceeds of the Offering. See "Use of Proceeds."

 (9) Reflects an estimated corporate income tax rate of 39.3% before considering the non-deductibility of approximately $790,000 of annual amortization of intangible assets and the $2.5 million special compensation charge.

(10) Represents (i) 710,770 shares of Common Stock issued and outstanding at September 30, 1997, (ii) 1,184,468 shares to be issued in the Acquisitions (based on an assumed initial public offering price of $13.00 per share),
     (iii) 443,489 shares to be issued upon the conversion of all outstanding shares of Series A Preferred Stock outstanding at September 30, 1997 upon the consummation of the Offering, and (iv) 2,647,229 of the 3,100,000 shares being sold in the Offering (at an assumed initial public offering price of $13.00 per share) necessary to pay the cash portion of the consideration for the Acquisitions, Founding Companies' indebtedness as described in "Use of Proceeds" and expenses of the Acquisitions and the Offering.

(11) The pro forma combined balance sheet data assume that the Acquisitions were consummated on September 30, 1997.

(12) Adjusted for the sale of the 3,100,000 shares of Common Stock offered hereby at an assumed initial public offering price of $13.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(13) Includes $25.4 million payable to the owners of the Founding Companies, representing the cash portion of the consideration for the Acquisitions, which is to be paid from the net proceeds of the Offering.

FOUNDING COMPANIES COMBINED



     The combined results of operations of the Founding Companies for the periods presented as fiscal years 1992, 1993, 1994, 1995, and 1996 and the nine months ended September 30, 1996 and 1997 do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the total revenues, cost of revenues, and SG&A expenses (including historical intangible amortization) of the individual Founding Companies on an historical basis. The combined results also exclude the effect of pro forma adjustments and, therefore, may not be indicative of the Company's post-combination results of operations for a number of reasons, including the following: (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Founding Companies had different fiscal year ends for the periods presented; (iii) the Founding Companies used different tax structures ("S Corporations" or "C Corporations") during the periods presented; (iv) the Company will incur incremental costs related to its new corporate management and the costs of being a public company; (v) the Company will use the purchase method of accounting to record the Acquisitions, resulting in the recording and amortization of goodwill; and (vi) the combined data do not reflect the Compensation Differential, the Rent Differential or the potential benefits and cost savings the Company expects to realize once ImageMax and the Founding Companies begin operating as a combined entity.



     The following table sets forth the combined results of operations of the Founding Companies on an historical basis:



                                                                                                NINE
                                                                                            MONTHS ENDED
                                                        FISCAL YEAR(1)                    SEPTEMBER 30,(2)
                                        -----------------------------------------------   -----------------
                                         1992      1993      1994      1995      1996      1996      1997
                                        -------   -------   -------   -------   -------   -------   -------
                                                        (IN THOUSANDS)                     (IN THOUSANDS)
Revenues..............................  $34,874   $37,978   $41,037   $39,482   $46,501   $32,402   $36,473
Cost of revenues......................   23,203    25,197    29,574    27,647    32,167    22,611    23,982
                                        -------   -------   -------   -------   -------   -------   -------
  Gross profit........................   11,671    12,781    11,463    11,835    14,334     9,791    12,491
Selling, general and administrative
  expenses............................   10,204    11,597    11,181    11,346    12,797     8,938     9,508
                                        -------   -------   -------   -------   -------   -------   -------
  Operating income....................    1,467     1,184       282       489     1,537       853     2,983
Interest expense, net.................      605       423       729       862     1,039       708       725
                                        -------   -------   -------   -------   -------   -------   -------
Income (loss) before taxes............      862       761      (447)     (373)      498       145     2,258
Pro forma provision (benefit) for
  income taxes (3)....................      339       299      (176)     (147)      196        57       887
                                        -------   -------   -------   -------   -------   -------   -------
Pro forma net income (loss)...........  $   523   $   462   $  (271)  $  (226)  $   302   $    88   $ 1,371
                                        =======   =======   =======   =======   =======   =======   =======



------------------


(1) The years presented are as follows: AMMCORP -- fiscal years ended July 31, 1993, 1994, 1995, 1996 and 1997; IDS -- fiscal years ended August 31, 1993,
    1994, 1995, 1996 and 1997; Laser Graphics, I2 Solutions and OMI -- fiscal years ended October 31, 1992, 1993, 1994, 1995 and 1996; IMS -- fiscal years ended November 30, 1992, 1993, 1994, 1995 and 1996; TIMCO, DataLink and DocuTech -- fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996; TPS -- fiscal years ended March 31, 1993, 1994, 1995, 1996 and 1997; CodaLex and Spaulding -- fiscal years ended June 30, 1993, 1994, 1995, 1996 and 1997.



(2) Except for I2 Solutions for which the periods presented are for the nine months ended July 31, 1996 and 1997.



(3) As discussed above, several of the Founding Companies operated as "S Corporations". This adjustment reflects a pro forma adjustment for income taxes which would have been recorded if all of the Founding Companies were "C Corporations" for the periods presented.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. This and other sections of this Prospectus contain certain forward-looking statements that involve substantial risks and uncertainties. When used, the words "anticipate," "believe," "estimate," "expect," and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors."

INTRODUCTION

     ImageMax was founded in November 1996 to become a leading, national single-source provider of integrated document management solutions. Prior to the Offering, ImageMax has not conducted any operations. ImageMax has entered into agreements to acquire the Founding Companies, simultaneously with and as a condition to consummation of the Offering. The Founding Companies have been in business an average of over 20 years, have operations in 13 states, employ over 950 people and in the last year provided services to over 5,000 clients from 18 locations. The Company's net revenues will be derived from a broad range of media conversion, storage and retrieval services, the sale of proprietary, open-architecture software products which support digital imaging and indexing services and the sale and service of a variety of document management equipment.

     The Founding Companies have been managed throughout the periods presented as independent private companies, and their results of operations reflect different tax structures (S corporations and C corporations) which have influenced, among other things, their historical levels of owners' compensation. In connection with the organization of the Company, these owners and certain key employees have agreed to certain reductions in their compensation commencing on the consummation of the Offering.

     ImageMax, which has conducted no operations to date other than in connection with the Acquisitions and the financing activities related thereto, including the Offering, intends to integrate the Founding Companies and their operations and administrative functions over a period of time. This integration process may present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, but will also necessitate additional costs and expenditures for corporate management and administration (including costs related to the hiring of additional management personnel), corporate expenses related to being a public company, systems integration and facilities expansion. These various costs and possible cost-savings may make comparison of historical operating results not comparable to, or indicative of, future performance.


     The Company's revenues consist of service revenues which are generally recognized as the related services are rendered, and product revenues which are recognized when the products are shipped to clients. Service revenues are primarily derived from media conversion, storage and retrieval, imaging and indexing of documents, and the service of products sold. Product revenues are derived from equipment sales and software sales and support. Cost of revenues consists principally of the costs of products sold and wages and related benefits, supplies, facilities and equipment expenses associated with providing the Company's services. Selling, general and administrative ("SG&A") expenses include salaries and related benefits associated with the Company's executive and senior management, marketing and selling activities (principally salaries and related costs), and financial and other administrative expenses. The pro forma combined statement of operations data reflect the Compensation Differential and the Rent Differential. Operating expenses in the pro forma combined statement of operations include compensation costs and other costs at the Founding Companies which have been eliminated or which will be eliminated in connection with the Acquisitions, including the retirement of four senior Founding Company executives and other identified head-count reductions totalling approximately $0.5 million and $0.3 million for the nine months ended September 30, 1996 and 1997, respectively. The pro forma combined statement of operations for the nine months ended September 30, 1997 also includes $0.3 million of non-recurring transaction costs incurred by the Founding Companies. In addition, the pro forma combined statements of operations include compensation of $610,000 annually based upon employment agreements with the Company's executive management (see "Management - Employment Agreements"). The pro forma results include the non-recurring, non-cash compensation charge of $2.5 million in the nine months ended September 30, 1997. See Unaudited Pro Forma Combined Financial Statements.


     In July 1996, the Securities and Exchange Commission (the "Commission") issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of acquisition accounting. Under the purchase method, one of the companies must be designated as the accounting acquirer. In this transaction, ImageMax has been identified as the accounting acquirer. Accordingly, the sum of $30.4 million will be recorded as "goodwill" on the Company's balance sheet. Goodwill will be amortized as a non-cash charge to the income statement principally over a 30-year period. The annual pro forma impact of this amortization expense is $1.2 million, of which $0.8 million is non-deductible for tax purposes. Accordingly, the Company will have an effective tax rate higher than the statutory rate. Prior to the issuance of SAB 97, goodwill and related amortization expense were not required to be recorded for most business combinations similar to the Acquisitions. See "Certain Transactions - Acquisition Transactions."

     Upon consummation of the Acquisitions, the Company will incur a one-time charge in the fourth quarter of 1997 against income of $4.5 million, consisting of a $4.0 million charge for acquired in-process research and development relating to certain software products acquired from DDS and a $0.5 million non-recurring charge related to a fee payable in the fourth quarter. See "Certain Transactions - Acquisitions Transactions."


IMAGEMAX RESULTS OF OPERATIONS



  Nine Months Ended September 30, 1997



     Selling, General and Administrative Expenses. SG&A expenses amounted to approximately 0.3 million for the nine months ended September 30, 1997. These expenses consist primarily of management fees paid to GBL Capital Corporation ("GBL") pursuant to a management agreement and administrative expenses.



     Special Compensation Charge. In 1997, the Company sold a total of 314,135 shares of Common Stock (including Common Stock issuable upon conversion of Series A Preferred Stock sold) to officers and directors of ImageMax and to certain management of the Founding Companies, at prices of $1.18, $2.36 and $4.73 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of approximately $2.5 million, representing the difference between the amount paid for the shares and the estimated deemed value for accounting purposes (based on an assumed initial public offering price of $13.00 per share).



  From Inception to December 31, 1996



     Selling, General and Administrative Expenses. SG&A expenses amounted to $23,000 in the period from inception of ImageMax (November 12, 1996) to December 31, 1996. These expenses consist primarily of management fees paid to GBL and administrative expenses.



  ImageMax Liquidity and Capital Resources



     From November 12, 1996 through September 30, 1997, ImageMax had negative operating cash flows amounting to $88,000. Cash provided from financing activities amounted to $1.7 million raised from private equity financings. At September 30, 1997, ImageMax had a working capital deficit of $0.5 million and cash and cash equivalents of $1.4 million. See "Use of Proceeds."

PRO FORMA COMBINED, AS ADJUSTED RESULTS


Nine Months Ended September 30, 1997 Compared to the Nine Months Ended September 30, 1996


     The following table sets forth the pro forma combined, as adjusted results of operations for the nine months ended September 30, 1996 and September 30, 1997 and such results as a percentage of total revenues (dollars in thousands):



                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                              ---------------------------------------------
                                                                     1996                      1997
                                                              -------------------       -------------------
Revenues
  Services..................................................  $22,938      70.8%        $27,172      74.5%
  Products..................................................    9,464      29.2           9,301      25.5
                                                              -------     -----         -------     -----
                                                               32,402     100.0          36,473     100.0
                                                              -------     -----         -------     -----
Cost of revenues
  Services..................................................   14,946      46.2          17,090      46.9
  Products..................................................    6,889      21.3           6,160      16.9
  Depreciation..............................................    1,061       3.2           1,029       2.8
                                                              -------     -----         -------     -----
                                                               22,896      70.7          24,279      66.6
                                                              -------     -----         -------     -----
  Gross profit..............................................    9,506      29.3          12,194      33.4

Selling, general and administrative expenses................    8,326      25.7           8,218      22.5
Executive compensation......................................      458       1.4             458       1.3
Special compensation charge.................................       --        --           2,494       6.9
Founding Companies' transaction costs.......................       --        --             332       0.9
Amortization of intangibles.................................      868       2.7             868       2.3
                                                              -------     -----         -------     -----
  Operating loss............................................     (146)     (0.5)           (176)     (0.5)
Interest expense............................................       64       0.1              75       0.2
Interest income.............................................      (74)     (0.2)            (70)     (0.2)
                                                              -------     -----         -------     -----
  Loss before income taxes..................................     (136)     (0.4)           (181)     (0.5)
Income tax provision........................................      178       0.6           1,140       3.1
                                                              -------     -----         -------     -----
Net loss....................................................  $  (314)     (1.0)%       $(1,321)     (3.6)%
                                                              =======     =====         =======     =====


  Revenues

     Total Revenues. Total revenues increased approximately $4.1 million or 12.6% from approximately $32.4 million in the nine months ended September 30, 1996 to approximately $36.5 million in the nine months ended September 30, 1997. Service revenues increased 18.5% and comprised 74.5% of total revenues in the nine months ended September 30, 1997. Product revenues decreased 1.7% and comprised 25.5% of total revenues in the nine months ended September 30, 1997.

     Service Revenues. Service revenues increased approximately $4.2 million from approximately $22.9 million in the nine months ended September 30, 1996 to approximately $27.2 million in the nine months ended September 30, 1997. This increase was largely due to: (i) an increase in the CodaLex Group revenues of approximately $1.2 million primarily attributable to utilization of increased conversion service capacity in the CodaLex facility in Columbia, South Carolina;
(ii) an increase in IDS revenues of approximately $1.4 million attributable to additions made to the sales force and to new major offshore data entry projects;
(iii) an increase in TPS revenues of $0.8 million primarily attributable to the addition of several major recurring micrographics and digital accounts; and (iv) an increase in IMS revenues of approximately $0.4 million from a variety of projects reflecting the development of an in-house sales function established in 1996.

     Product Revenues. Product revenues decreased approximately $0.2 million from approximately $9.5 million in the nine months ended September 30, 1996 to $9.3 million in the nine months ended September 30, 1997. This decrease was primarily due to: (i) a decrease in product revenues of $0.2 million at IMS and $0.4 million at the CodaLex Group which, in each case, reflects a shift in sales emphasis to service revenues; and (ii) a decrease in product revenues of approximately $0.2 million at Spaulding. Such decrease was partially offset by an increase in OMI product revenues of approximately $0.3 million and an increase in DocuTech revenues of approximately $0.4 million attributable to higher digital imaging software sales to other document management companies and end-users. In each such case, fluctuations in product revenues were primarily a result of fluctuations in unit volumes. The software sales increase at DocuTech represents a 63.4% gain over its revenues from software sales in the nine months ended September 30, 1996.

  Cost of Revenues

     Cost of Services. Cost of services increased approximately $2.1 million or 14.3% from approximately $14.9 million in the nine months ended September 30, 1996 to approximately $17.1 million in the nine months ended September 30, 1997. Cost of services as a percentage of service revenues was 65.2% in the nine months ended September 30, 1996 and 62.9% in the nine months ended September 30, 1997. Cost of services decreased as a percentage of service revenues primarily because: (i) IMS's percentage declined from 83.5% to 56.1% due to economies of scale and improved conversion methods; (ii) IDS's percentage declined from 78.2% to 63.1% due to higher revenues and largely fixed project management costs; and
(iii) DataLink's percentage declined from 69.0% to 66.1% due to greater conversion efficiencies obtained in a new facility and an increased sales mix to higher margin digital imaging services. The percentage declines were partially offset by an increased cost of services as a percentage of service revenues at Spaulding from 62.1% to 66.6% due to an unfavorable shift in mix. Included in the nine month periods ended September 30, 1996 and 1997 are approximately $84,000 and $62,000, respectively, of compensation costs associated with positions at Spaulding that will be eliminated in connection with that Acquisition.

     Cost of Products. Cost of products decreased approximately $0.7 million, from approximately $6.9 million in the nine months ended September 30, 1996, to approximately $6.2 million in the nine months ended September 30, 1997. Cost of products as a percentage of product revenues was 72.8% in the nine months ended September 30, 1996 and 66.2% in the nine months ended September 30, 1997. Cost of products decreased as a percentage of product revenues primarily because: (i) Spaulding's percentage decreased from 71.8% to 67.5% as a result of higher product sales; and (ii) DocuTech's percentage decreased from 50.7% to 34.2% primarily due to a favorable shift in mix within software sales and to the low incremental cost of additional software sales spread over an increased revenue base.

     Depreciation. Depreciation was approximately $1.1 million in the nine months ended September 30, 1996 and $1.0 million in the nine months ended September 30, 1997.

  Gross Profit

     As a result of the higher revenues and declining service and product cost as a percentage of revenues described above, gross profit increased approximately $2.7 million, or 28.3%, from approximately $9.5 million in the nine months ended September 30, 1996 to approximately $12.2 million in the nine months ended September 30, 1997. As a percentage of revenues, gross profit increased from 29.3% in the nine months ended September 30, 1996 to 33.4% in the nine months ended September 30, 1997. Gross profit reflects pro forma adjustments which increased cost of revenues by $0.2 million for the nine month periods ended September 30, 1996 and September 30, 1997. These pro forma adjustments relate principally to the Rent Differential.

  Selling, General and Administrative Expenses, Executive Compensation and Founding Companies' Transaction Costs

     SG&A expenses, executive compensation and Founding Companies' transaction costs increased approximately $0.2 million, or 2.6%, from approximately $8.8 million in the nine months ended September 30, 1996 to approximately $9.0 million in the nine months ended September 30, 1997. As a percentage of total revenues, SG&A expenses, executive compensation and Founding Companies' transaction costs declined from 27.1% to 24.7%, largely as a result of cost reductions at Spaulding and the proportion of SG&A expenses that remained relatively fixed as revenues increased. The Founding Companies incurred approximately $0.3 million of transaction costs in connection with the Acquisitions in the nine months ended September 30, 1997, which primarily consist of outside accounting and legal fees. Excluding these transaction costs, SG&A expenses and executive compensation amounted to 23.8% of revenues in the nine months ended September 30, 1997. At Spaulding, SG&A expenses declined approximately $0.5 million, or 21.7%, from approximately $2.4 million in the nine months ended September 30, 1996 to approximately $1.9 million in the nine months ended September 30, 1997. The decrease reflects $0.2 million in non-recurring severance costs in the nine months ended September 30, 1996 as well as payroll, benefits and other cost reduction measures implemented by management to improve profitability. In the nine months ended September 30, 1996, Spaulding's SG&A expenses included approximately $0.3 million in compensation costs associated with positions that will be eliminated in connection with the Acquisitions, including the retiring Chairman of the Board and positions associated with a recently-closed office. In the nine months ended September 30, 1997, these costs at Spaulding amounted to $129,000. At the other Founding Companies, SG&A expenses for the nine months ended September 30, 1996 and 1997 included approximately $0.2 million and $146,000, respectively, of costs that will be eliminated as a result of the Acquisitions, including an administrative position, a consulting agreement with a relative of a Founder, and certain pay reductions. The Company incurred additional SG&A expenses of $0.3 million for the Company's corporate function in the nine months ended September 30, 1997 as compared to no expenses in the prior period. Other net increases in SG&A expenses amounting to approximately $0.2 million relate primarily to additional commission expense and incremental administrative payroll.


     SG&A expenses reflect pro forma adjustments which reduced SG&A expenses as reported by approximately $0.4 million for the nine months ended September 30, 1996 and approximately $1.1 million in the nine months ended September 30, 1997. Pro forma adjustments for the Compensation Differential, which decreased SG&A expenses, were approximately $0.4 million in the nine months ended September 30, 1996 and approximately $0.9 million in the nine months ended September 30, 1997. The pro forma results include the non-recurring, non-cash compensation charge of $2.5 million in the nine months ended September 30, 1997.



  Special Compensation Charge



     In 1997, ImageMax sold a total of 314,135 shares of Common Stock (including Common Stock issuable upon conversion of Series A Preferred Stock sold) to officers and directors of ImageMax and to certain management of the Founding Companies, at prices of $1.18, $2.36 and $4.73 per share. As a result, ImageMax recorded a non-recurring, non-cash special compensation charge of approximately $2.5 million, representing the difference between the amount paid for the shares and the estimated deemed value for accounting purposes (based on an assumed initial public offering price of $13.00 per share).


  Amortization of Intangible Assets

     Amortization of approximately $0.9 million in the nine months ended September 30, 1996 and 1997 consists primarily of the estimated amortization of intangible assets related to the Acquisitions as though they had taken place on January 1, 1996.


  Operating Loss



     Operating loss was $176,000 for the nine months ended September 30, 1997 compared to an operating loss of $146,000 for the nine months ended September 30, 1996. Excluding the $2.5 million special compensation charge, operating income increased approximately $2.5 million from an operating loss of $146,000 in the nine months ended September 30, 1996 to approximately $2.3 million, or 6.4% of total revenues, in the nine months ended September 30, 1997.

  Interest Income (Expense)

     Interest income net of interest expense was income of $10,000 in the nine months ended September 30, 1996 and expense of $5,000 in the nine months ended September 30, 1997.

  Income Tax Provision


     The income tax provision increased approximately $1.0 million from $0.2 million in the nine months ended September 30, 1996 to approximately $1.1 million in the nine months ended September 30, 1997. Excluding the $2.5 million special compensation charge, the effective tax rate for the nine months ended September 30, 1997 was 49.3%. In each period, the effective tax rate exceeds the statutory rate primarily due to non-deductible amortization of intangibles. As income before income taxes increases, the impact of non-deductible amortization of intangibles on the effective tax rate will tend to diminish. The Founding Companies were operated as separate entities for tax purposes for all periods presented.



  Net Loss



     Net loss was $1.3 million for the nine months ended September 30, 1997 compared to net loss of $0.3 million for the nine months ended September 30, 1996. Excluding the $2.5 million special compensation charge, net income increased approximately $1.5 million from a loss of approximately $0.3 million in the nine months ended September 30, 1996 to income of approximately $1.2 million, or 3.2% of total revenues, in the nine months ending September 30, 1997.


PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary capital requirements relate to the implementation of its acquisition strategy and, to a lesser extent, working capital and capital expenditures. The Company intends to fund these capital requirements primarily through: (i) the net proceeds of the Offering; (ii) cash flow from operations;
(iii) borrowing under the Company's proposed Credit Facility; and (iv) the issuance of Common Stock to the sellers of acquired businesses.

     At September 30, 1997, on a pro forma combined basis, the Company would have a cash balance of $5.8 million, working capital of $8.5 million and no long-term debt outstanding. Cash balances of the Company will be invested in short-term, interest-bearing investment grade securities.

     Promptly following consummation of the Offering, the Company intends to enter into the proposed Credit Facility, which is anticipated to provide up to $30 million of available credit. There can be no assurance that such Credit Facility will be obtained or that, if obtained, will be on terms that are favorable to the Company or sufficient for the Company's needs. Additionally, the Company intends to file a shelf Registration Statement for 2,000,000 shares of Common Stock after consummation of the Offering for issuance to sellers of acquired companies in connection with future acquisitions. The amount of capital available for future acquisitions will depend in part on the willingness of sellers to accept Common Stock as partial consideration.

     The Company anticipates that it will make approximately $1.1 million of capital expenditures for the Founding Companies during fiscal year ended December 31, 1998, in addition to its anticipated acquisition and working capital requirements. The Company believes that the capital sources described above will be sufficient to meet the Company's liquidity requirements for its operations and acquisition program for at least 12 months following the Offering.

RESULTS OF OPERATIONS -- COMBINED

     The combined results of operations of the Founding Companies for the periods presented as fiscal years 1994, 1995, and 1996 do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the total revenues, cost of revenues, and SG&A expenses (including historical intangible amortization) of the individual Founding Companies on a historical basis. The combined results also exclude the effect of pro forma adjustments and, therefore, may not be indicative of the Company's post-combination results of operations for a number of reasons, including the following: (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Founding Companies had different fiscal year ends for the periods presented; (iii) the Founding Companies used different tax structures ("S Corporations" or "C Corporations") during the periods presented; (iv) the Company will incur incremental costs related to its new corporate management and the costs of being a public company;
(v) the Company will use the purchase method of accounting to record the Acquisitions, resulting in the recording and amortization of goodwill; and (vi) the combined data do not reflect the Compensation Differential, the Rent Differential or the potential benefits and cost savings the Company expects to realize once ImageMax and the Founding Companies begin operating as a combined entity.

     The following table sets forth the combined results of operations of the Founding Companies on a historical basis and such results as a percentage of total revenues (dollars in thousands):

                                                                        YEAR ENDED (1)
                                                  -----------------------------------------------------------
                                                       1994                  1995                  1996
                                                  ---------------       ---------------       ---------------
Revenues
  Services......................................  $31,187    75.9%      $29,171    73.9%      $33,563    72.2%
  Product.......................................    9,929    24.1        10,311    26.1        12,938    27.8
                                                  -------   -----       -------   -----       -------   -----
                                                   41,116   100.0        39,482   100.0        46,501   100.0
                                                  -------   -----       -------   -----       -------   -----
Cost of Revenues
  Services......................................   20,863    50.7        19,089    48.3        21,558    46.4
  Product.......................................    7,425    18.1         7,145    18.1         9,166    19.7
  Depreciation..................................    1,375     3.3         1,413     3.6         1,443     3.1
                                                  -------   -----       -------   -----       -------   -----
                                                   29,663    72.1        27,647    70.0        32,167    69.2
                                                  -------   -----       -------   -----       -------   -----
Gross profit....................................   11,453    27.9        11,835    30.0        14,334    30.8

Selling, general and administrative expenses
  (including intangible asset amortization).....   11,193    27.3        11,347    28.8        12,738    27.4
                                                  -------   -----       -------   -----       -------   -----
Operating income................................  $   260     0.6%      $   488     1.2%      $ 1,596     3.4%
                                                  =======   =====       =======   =====       =======   =====

------------------
(1) The years presented are as follows: AMMCORP - fiscal years ended July 31, 1995, 1996 and 1997; IDS - fiscal years ended August 31, 1995, 1996 and 1997; I(2)Solutions - fiscal years ended October 31, 1994, 1995 and 1996; OMI - fiscal years ended October 31, 1994, 1995 and 1996; IMS - fiscal years ended November 30, 1994, 1995 and 1996; TIMCO, DataLink and DocuTech - fiscal years ended December 31, 1994, 1995 and 1996; TPS - fiscal years ended March 31, 1995, 1996 and 1997; Spaulding - fiscal years ended June 30, 1995, 1996 and 1997. The CodaLex Group includes two accounting groups: (i) CodaLex - fiscal years ended June 30, 1995, 1996 and 1997; and (ii) Laser Graphics - fiscal years ended October 31, 1994, 1995 and 1996.

Fiscal Year 1996 Compared to Fiscal Year 1995

  Revenues

     Total Revenues. Revenues increased approximately $7.0 million, or 17.8%, from approximately $39.5 million for fiscal year 1995 to approximately $46.5 million for fiscal year 1996. Service revenues increased 15.1% and represented 72.2% of combined revenues in fiscal year 1996. Product revenues increased 25.5% and represented 27.8% of combined revenues in fiscal year 1996.

     Service Revenues. Service revenues increased approximately $4.4 million from approximately $29.2 million for fiscal year 1995 to approximately $33.6 million for fiscal year 1996. This increase was largely due to: (i) an increase in IDS revenues of approximately $1.4 million primarily attributable to additions to the sales force and the addition of two large data entry projects from a new and an existing customer; (ii) an increase in the CodaLex Group revenues of approximately $0.8 million primarily attributable to the opening of a new office in Atlanta and increased digital imaging services sales at Laser Graphics; (iii) an increase in TPS revenues of approximately $0.6 million primarily attributable to the addition of new client accounts; (iv) an increase in TIMCO revenues of approximately $0.6 million primarily attributable to increases in sales volume generated by three newly-hired sales representatives; (v) an increase in OMI revenues of approximately $0.5 million primarily attributable to growth in both digital imaging and micrographic services; and (vi) an increase in DocuTech revenues of approximately $0.4 million primarily attributable to growth in digital imaging services. There was an offsetting decrease in revenues at IMS of approximately $0.6 million due primarily to the termination of an outside sales agent.

     Product Revenues. Product revenues increased approximately $2.6 million from approximately $10.3 million for fiscal year 1995 to approximately $12.9 million for fiscal year 1996. This increase was largely due to: (i) an increase in DocuTech revenues of approximately $0.9 million primarily attributable to increases in software and related hardware product sales; (ii) an increase in the CodaLex Group revenues of approximately $1.5 million primarily attributable to increases in equipment sales through the new Atlanta office; (iii) an increase in DataLink revenues of approximately $0.3 million primarily attributable to increased sales of film and disk media; (iv) an increase in OMI revenues of approximately $0.3 million primarily attributable to growth in product sales; and (v) offsetting decreases in revenues at IMS and Spaulding of $146,000 and $142,000, respectively as a result of sales force reductions at IMS and reduced supplies demand by customers of Spaulding. In each case, fluctuations in product revenues are primarily a result of fluctuating unit volume.

  Cost of Revenues


     Cost of Services. Cost of services increased approximately $2.5 million or 12.9% from approximately $19.1 million for fiscal year 1995 and approximately $21.6 million for fiscal year 1996. Cost of services as a percentage of service revenues was 65.4% for fiscal year 1995 and 64.2% for fiscal year 1996. Cost of services as a percentage of service revenues decreased primarily because: (i) DocuTech's percentage declined from 56.1% to 40.1% due to higher revenues; (ii) TPS's percentage declined from 68.1% to 62.6% due to increases in margins on higher volume; (iii) TIMCO's percentage declined from 70.4% to 65.6% due to increased employee productivity and reduced costs; (iv) Spaulding's percentage declined from 65.4% to 62.9% due to cost reduction programs; and (v) DataLink's percentage declined from 71.7% to 69.7% due to operating efficiencies obtained when DataLink moved to a new facility. As offsets to these declines: (i) IMS's percentage increased from 72.2% to 84.3% due to lower sales volume; (ii) OMI's percentage increased from 82.8% to 86.6% due to higher compensation expense; and
(iii) I(2)'s percentage increased from 39.8% to 42.9% due to higher training and supply costs.


     Cost of Products. Cost of products increased approximately $2.0 million or 28.3% from approximately $7.1 million for fiscal year 1995 to approximately $9.2 million for fiscal year 1996. Cost of products as a percentage of product revenues was 69.3% for fiscal year 1995 and 70.8% for fiscal year 1996. Cost of products as a percentage of product revenue increased because: (i) DocuTech's percentage increased from 33.8% to 54.4% primarily due to higher software production and support costs; (ii) TPS's percentage increased from 82.9% to 91.3% primarily due to product mix; and (iii) the CodaLex Group's percentage increased from 66.9% to 74.9% primarily due to decreases in product margins at Laser Graphics. As an offset to these increases, IMS's percentage decreased from 78.2% to 59.5% primarily due to lower volume offset by higher software production costs.

     Depreciation. Depreciation remained constant at approximately $1.4 million for fiscal 1995 and 1996.

  Gross Profit

     As a result of a 17.8% increase in revenues and a 16.3% increase in cost of revenues resulting from a more favorable mix of higher margin products, combined gross profit increased approximately $2.5 million or 21.1% from approximately $11.8 million for fiscal year 1995 to approximately $14.3 million for fiscal year 1996. Gross profit as a percentage of revenues increased from 30.0% for fiscal year 1995 to 30.8% for fiscal year 1996.

  Selling General and Administrative Expenses.

     SG&A expenses were approximately $11.3 million in fiscal year 1995 and approximately $12.7 million in fiscal year 1996. As a percentage of combined revenues, SG&A expenses decreased from 28.8% in fiscal year 1995 to 27.3% in fiscal year 1996. SG&A administrative expenses increased $97,000 at OMI primarily due to increases in owner's compensation and increases in selling costs related to higher sales volume. SG&A costs increased approximately $0.5 million at IDS primarily due to owners' compensation expense. SG&A expenses increased approximately $0.4 million at I(2) primarily due to owners' compensation expense. SG&A expenses increased approximately $0.3 million at DocuTech primarily due to increases in personnel, marketing, and software development costs. SG&A costs increased approximately $0.2 million at the CodaLex Group primarily due to adding staff personnel at the Atlanta location and higher sales commission expenses. Overall, nine of the Founding Companies reported increases in SG&A expenses from fiscal year 1995 to fiscal year 1996, offset by a similar amount of decreases at the remaining three companies.

Fiscal Year 1995 Compared to Fiscal Year 1994

  Revenues

     Total Revenues. Revenues decreased approximately $1.6 million, or 4.0%, from approximately $41.1 million for fiscal year 1994 to approximately $39.5 million for fiscal year 1995. Service revenues decreased approximately 6.5% and represented 73.9% of combined revenues in fiscal year 1995. Product revenues increased 3.8% and represented 26.1% of combined revenues in fiscal year 1995.

     Service Revenues. Service revenues decreased approximately $2.0 million from approximately $31.2 million for fiscal year 1994 to approximately $29.2 million for fiscal year 1995. This decrease was largely due to: (i) a decrease at IDS of approximately $0.6 million due primarily to the completion of two large projects in fiscal year 1995; (ii) a decrease in revenues at the CodaLex Group of approximately $1.0 million due primarily to a shift in the mix to lower margin product sales and diversion of management attention required by the establishment of the Atlanta facility; and (iii) a decrease in revenues at DataLink of approximately $0.3 million due primarily to the loss of three significant COM customers. As offsets to these decreases: (i) AMMCORP's revenues increased approximately $0.7 million, primarily attributable to the acquisition of a document management business in Anderson, Indiana; (ii) TPS' revenues increased approximately $0.3 million, primarily attributable to the addition of several large service accounts from health care, financial and government clients; (iii) TIMCO's revenues increased approximately $0.3 million, primarily attributable to the acquisition of a document management company in northern California in the middle of fiscal year 1994; and (iv) DocuTech's revenues increased approximately $0.3 million, primarily due to increases in scanning service revenues.

     Product Revenues. Product revenues increased approximately $0.4 million from approximately $9.9 million for fiscal year 1994 to approximately $10.3 million for fiscal year 1995. This increase was largely due to: (i) an increase in IMS revenues of approximately $0.5 million primarily attributable to increases in sales of large document scanning hardware; (ii) an increase in I(2) Solutions' revenues of approximately $0.4 million primarily attributable to a large equipment order; and (iii) an offsetting decrease in revenues at Spaulding of approximately $0.6 million as a result of reduced regional demand for equipment. In each case, fluctuations in product revenues are primarily a result of fluctuating unit volume.

  Cost of Revenues

     Cost of Services. Cost of services decreased approximately $1.8 million or 8.5% from approximately $20.9 million for fiscal year 1994 to approximately $19.1 million for fiscal year 1995. Cost of services as a percentage of service revenues was 66.9% for fiscal year 1994 and 65.4% for fiscal year 1995. The dollar decrease was primarily due to: (i) a decrease in the Codalex Group cost of services of approximately $0.7 million, with cost of services as a percentage of service revenues increasing from 64.2% in fiscal year 1994 to 67.3% in fiscal year 1995, primarily attributable to a decrease in sales volume without a similar decrease in overhead costs; (ii) a decrease in IDS cost of services of approximately $0.2 million, with cost of services as a percentage of service revenues increasing from 56.2% in fiscal year 1994 to 67.2% in fiscal year 1995, primarily attributable to decreases in margin on higher volume; and (iii) a decrease in Datalink cost of services of approximately $0.3 million, with cost of services as a percentage of service revenues decreasing from 61.6% in fiscal year 1994 to 57.3% in fiscal year 1995, primarily attributable to reductions in labor costs and production overhead.

     Cost of Products. Cost of products decreased approximately $0.3 million or 3.8% from approximately $7.4 million for fiscal year 1994 to approximately $7.1 million for fiscal year 1995. Cost of products as a percentage of product revenues was 74.8% for fiscal year 1994 and 69.3% for fiscal year 1995. The major fluctuations in cost of products included (i) a decrease in Spaulding's cost of products of approximately $0.6 million, with cost of products as a percentage of product revenues decreasing from 67.8% in fiscal year 1994 to 63.8% in fiscal year 1995 primarily attributable to lower sales volume, (ii) an increase in IMS cost of products of approximately $0.4 million, with cost of products decreasing as a percentage of product revenues from 88.9% in fiscal year 1994 to 78.2% in fiscal year 1995 primarily attributable to increases in sales volume, (iii) an increase in I(2) Solutions cost of products of approximately $0.2 million, with cost of product as a percentage of product revenues decreasing from 83.9% in fiscal year 1994 to 76.1% in fiscal year 1995, primarily attributable to higher volume of product sold and some pricing improvement.

     Depreciation. Depreciation was approximately $1.4 million for fiscal year 1994 and 1995.

  Gross Profit

     As a result of higher margins earned on product sales, combined gross profit increased approximately $0.4 million or 3.3% from approximately $11.5 million for fiscal year 1994 to approximately $11.8 million for fiscal year 1995. Gross profit as a percentage of revenues increased from 27.9% for fiscal year 1994 to 30.0% for fiscal year 1995.

  Selling, General and Administrative Expenses

     SG&A expenses increased approximately $0.2 million or 1.4% from approximately $11.2 million in fiscal year 1994 to approximately $11.3 million in fiscal year 1995. SG&A expenses increased approximately $0.5 million at TIMCO primarily due to increases in one time expenses related to the retirement of the former co-founder. Seven of the Founding Companies reported increases in SG&A expenses from fiscal year 1994 to fiscal year 1995, offset by a decline in SG&A expenses at OMI, I(2) Solutions, AMMCORP, IDS, and the CodaLex Group.

FOUNDING COMPANIES -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF HISTORICAL FINANCIAL CONDITION AND RESULTS OF HISTORICAL OPERATIONS

     The following discussion should be read in conjunction with the Founding Companies' financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The information presented below is based upon the respective fiscal periods for each Founding Company and excludes all pro forma adjustments. SG&A expenses include, where applicable, intangible asset amortization.

AMMCORP RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                     FISCAL YEAR ENDED JULY 31,
                                                         ---------------------------------------------------
                                                              1995                1996             1997
                                                         --------------      --------------   --------------
Revenues
  Services.............................................  $6,276   100.0%     $5,550   100.0%  $5,677   100.0%
                                                         ------   -----      ------   -----   ------   -----
                                                          6,276   100.0       5,550   100.0    5,677   100.0
                                                         ------   -----      ------   -----   ------   -----
Cost of revenues
  Services.............................................   4,652    74.1       3,318    59.8    3,297    58.1
  Depreciation.........................................     381     6.1         412     7.4      390     6.8
                                                         ------   -----      ------   -----   ------   -----
                                                          5,033    80.2       3,730    67.2    3,687    64.9
                                                         ------   -----      ------   -----   ------   -----
Gross profit...........................................   1,243    19.8       1,820    32.8    1,990    35.1
Selling, general and administrative expenses...........   1,835    29.2       1,593    28.7    1,818    32.0
                                                         ------   -----      ------   -----   ------   -----
Operating income (loss)................................    (592)   (9.4)        227     4.1      172     3.1
Interest expense (income)..............................     323     5.2         352     6.4      359     6.4
                                                         ------   -----      ------   -----   ------   -----
Income (loss) before taxes.............................  $ (915)  (14.6)%    $ (125)  (2.3)%  $ (187)    3.3%
                                                         ======   =====      ======   =====   ======   =====

Fiscal Year Ended July 31, 1997 Compared to Fiscal Year Ended July 31, 1996

     Revenues. Revenues increased $127,000 or 2.3% from approximately $5.6 million for fiscal year ended July 31, 1996 to approximately $5.7 million for fiscal year ended July 31, 1997. This increase was primarily due to higher box storage fees.

     Cost of Revenues. Cost of revenues remained unchanged at approximately $3.7 million during the comparable periods. Gross profit as a percentage of revenues was approximately 32.8% for the fiscal year ended July 31, 1996 and 35.1% for fiscal year ended July 31, 1997, as a result of residual costs of the closing of a document management facility located in Anderson, Indiana in August 1995 and increasing efficiencies achieved in AMMCORP's main facility over the course of fiscal year 1996. The Anderson facility had been acquired from a third party in March 1994.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.2 million or 14.1% from approximately $1.6 million for fiscal year ended July 31, 1996 to approximately $1.8 million for fiscal year ended July 31, 1997, and, as a percentage of revenues, from 28.7% to 32.0% primarily due to the addition of additional sales and digital imaging personnel.

Fiscal Year Ended July 31, 1996 Compared to Fiscal Year Ended July 31, 1995

     Revenues. Revenues decreased approximately $0.7 million or 11.6% from approximately $6.3 million for fiscal year ended July 31, 1995 to approximately $5.6 million for fiscal year ended July 31, 1996. This decrease was primarily due to the loss of customer accounts that occurred when AMMCORP closed the Anderson, Indiana document management facility in August 1995.

     Cost of Revenues. Cost of revenues decreased approximately $1.3 million, or 25.9%, from approximately $5.0 million for the fiscal year ended July 31, 1995 to approximately $3.7 million for the fiscal year ended July 31, 1996. This decrease was primarily due to lower production costs and the elimination of overhead resulting from the closing of the Anderson facility. Gross profit as a percentage of revenues was approximately 19.8% for the fiscal year ended July 31, 1995 and 32.8% for fiscal year ended July 31, 1996, as a result of the cost savings related to closing the Anderson facility in August 1995.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.2 million or 13.2% from approximately $1.8 million for fiscal year ended July 31, 1995 to approximately $1.6 million for fiscal year ended July 31, 1996, and, as a percentage of revenues, from 29.2% to 28.7% as a result of cost savings realized through closing the Anderson facility.

  AMMCORP Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of AMMCORP (in thousands):

                                                              FISCAL YEAR ENDED JULY 31,
                                                              --------------------------
                                                              1995       1996       1997
                                                              ----       ----       ----
Net cash flow provided by operating activities..............  $152       $703       $553
Net cash flow (used in) investing activities................  (266)      (162)      (157)
Net cash provided by (used in) financing activities.........   106       (541)      (373)
                                                              ----       ----       ----
Increase (decrease) in cash and cash equivalents............  $ (8)      $ --       $ 23
                                                              ====       ====       ====

     From August 1, 1994 through July 31, 1997 AMMCORP generated approximately $1.4 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of digital imaging and micrographics processing equipment including equipment purchased as part of the Anderson facility. Cash used in financing activities consisted primarily of payments on long-term debt and non-compete contracts associated with the acquisition of AMMCORP in 1988 by a company controlled by David C. Utz, Jr. As of July 31, 1997, the Company had a working capital deficit of $3.0 million. The Company intends to pay down AMMCORP's debt simultaneous with the Acquisitions and, therefore, AMMCORP believes that its acquisition will improve its working capital position.

CODALEX RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data for CodaLex and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                   THREE MONTHS ENDED
                                               FISCAL YEAR ENDED JUNE 30,                            SEPTEMBER 30,
                                 ------------------------------------------------------      ------------------------------
                                      1995                1996                1997               1996              1997
                                 --------------      --------------      --------------      ------------      ------------
Revenues
  Services.....................  $1,836    78.5%     $  755    54.8%     $1,507    52.6%     $341    52.6%     $530    68.9%
  Products.....................     504    21.5         622    45.2       1,358    47.4       307    47.4       239    31.1
                                 ------   -----      ------   -----      ------   -----      ----   -----      ----   -----
                                  2,340   100.0       1,377   100.0       2,865   100.0       648   100.0       769   100.0
                                 ------   -----      ------   -----      ------   -----      ----   -----      ----   -----
Cost of revenues
  Services.....................   1,178    50.3         508    36.9       1,012    35.3       228    35.1       400    52.0
  Products.....................     329    14.1         416    30.2       1,016    35.5       252    38.9       169    22.0
  Depreciation.................      44     1.9          47     3.4          64     2.2        12     1.9        10     1.3
                                 ------   -----      ------   -----      ------   -----      ----   -----      ----   -----
                                  1,551    66.3         971    70.5       2,092    73.0       492    75.9       579    75.3
                                 ------   -----      ------   -----      ------   -----      ----   -----      ----   -----
Gross profit...................     789    33.7         406    29.5         773    27.0       156    24.1       190    24.7
Selling, general and
  administrative expenses......     748    31.9         551    40.0         761    26.6       100    15.5       198    25.7
                                 ------   -----      ------   -----      ------   -----      ----   -----      ----   -----
Operating income (loss)........      41     1.8        (145)  (10.5)         12     0.4        56     8.6        (8)   (1.0)
Interest expense (income)......      29     1.3          60     4.4          (7)   (0.3)        3     0.4        11     1.4
                                 ------   -----      ------   -----      ------   -----      ----   -----      ----   -----
Income (loss) before taxes.....  $   12     0.5%     $ (205)  (14.9)%    $   19     0.7%     $ 53     8.2%     $(19)   (2.4)%
                                 ======   =====      ======   =====      ======   =====      ====   =====      ====   =====

Three Months Ended September 30, 1997 Compared to Three Months Ended September 30, 1996

     Revenues. Revenues increased $121,000 or 18.7% from approximately $0.6 million for the three months ended September 30, 1996 to approximately $0.8 million for the three months ended September 30, 1997. This increase was primarily due to increased service revenues offset by lower product sales, primarily as a result of reduced product unit volume.

     Cost of Revenues. Cost of revenues increased $87,000 or 17.7% from approximately $0.5 million for the three months ended September 30, 1996 to approximately $0.6 million for the three months ended September 30, 1997. This increase was primarily due to higher sales volume primarily of services. Gross profit as a percentage of revenues was 24.1% for the three months ended September 30, 1996 and 24.7% for the three months ended September 30, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased $98,000 or 98.0% from $100,000 for the three months ended September 30, 1996 to approximately $0.2 million for the three months ended September 30, 1997. This increase was primarily due to professional fees incurred in connection with the Acquisition and to an increase in sales commissions. As a percentage of revenues, SG&A expenses increased from 15.5% to 25.7%.

Fiscal Year Ended June 30, 1997 Compared to Fiscal Year Ended June 30, 1996

     Revenues. Revenues increased approximately $1.5 million or 108.1% from approximately $1.4 million for fiscal year ended June 30, 1996 to approximately $2.9 million for fiscal year ended June 30, 1997. Both service and product revenues increased due to a full fiscal year's contribution to revenues from a new facility in Atlanta as well as increased product unit sales.

     Cost of Revenues. Cost of revenues increased approximately $1.1 million or 115.4% from approximately $1.0 million for the fiscal year ended June 30, 1996 to approximately $2.1 million for fiscal year ended June 30, 1997. This increase was primarily due to higher sales volume in both services and products. Gross profit as a percentage of revenues was 29.5% for fiscal year ended June 30, 1996 and 27.0% for the fiscal year ended June 30, 1997 primarily due to a shift in the mix to lower margin product sales.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.2 million or 38.1% from approximately $0.6 million for fiscal year ended June 30, 1996 to approximately $0.8 million for fiscal year ended June 30, 1997. This increase was primarily due to adding personnel at the Atlanta location and an increase in sales commissions. However, as a percentage of revenues, SG&A expenses decreased from 40.0% to 26.6%.

Fiscal Year Ended June 30, 1996 Compared to Fiscal Year Ended June 30, 1995

     Revenues. Revenues decreased approximately $0.9 million or 41.2% from approximately $2.3 million for fiscal year ended June 30, 1995 to approximately $1.4 million for fiscal year ended June 30, 1996, primarily as a result of reduced service revenues. This decrease was primarily due to a de-emphasis on conversion service sales and the attention of management required in connection with the establishment of operations in Atlanta in February 1995, partially offset by increased product unit volumes.

     Cost of Revenues. Cost of revenues decreased approximately $0.6 million or 37.4% from approximately $1.6 million for fiscal year ended June 30, 1995 to approximately $1.0 million for fiscal year ended June 30, 1996. This decrease was primarily due to decreases in sales volume in both services and products. Gross profit as a percentage of revenues was 33.7% for fiscal year ended June 30, 1995 and 29.5% for fiscal year ended June 30, 1996 primarily due to the decline in sales.

     Selling, General and Administrative Expenses. SG&A expenses decreased approximately $0.2 million or 26.3% from $0.7 million for fiscal year ended June 30, 1995 to $0.6 million for fiscal year ended June 30, 1996. This decrease was primarily due to a reduction in sales force and other overhead. However, as a percentage of revenues, SG&A expenses increased from 31.9% to 40.0% due to the decline in sales.

  CodaLex Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of CodaLex (in thousands):

                                                                                         THREE MONTHS
                                                               FISCAL YEAR ENDED             ENDED
                                                                    JUNE 30,             SEPTEMBER 30,
                                                              --------------------      ---------------
                                                              1995   1996    1997       1996       1997
                                                              ----   -----   -----      -----      ----
Net cash flow provided by (used in) operating activities....  $54    $(195)  $  47      $ 111      $ 92
Net cash flow (used in) investing activities................  (39)     (30)   (130)      (107)       (5)
Net cash provided by financing activities...................    7      218      83         29       (26)
                                                              ---    -----   -----      -----      ----
Increase (decrease) in cash and cash equivalents............  $22    $  (7)  $  --      $  33      $ 61
                                                              ===    =====   =====      =====      ====

     From July 1, 1994 through the three months ended September 30, 1997 CodaLex used $2,000 in cash for operating activities. Cash used in investing activities was primarily for purchases of digital imaging and micrographics processing equipment relating to the establishment of operations in Atlanta. Cash used in financing activities consisted primarily of proceeds from long-term debt. At September 30, 1997, CodaLex had a working capital deficit of $0.4 million. CodaLex will not pay stockholder and other related-party notes that are currently due as long as cash flows from operations are not sufficient to fund its obligations as they become due. The Company intends to pay down CodaLex's related-party and other debt simultaneous with the Acquisitions and, therefore, CodaLex believes that its acquisition will improve its working capital position.

LASER GRAPHICS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                     FISCAL YEAR ENDED OCTOBER 31,      NINE MONTHS ENDED JULY 31,
                                                    -------------------------------   -------------------------------
                                                         1995             1996             1996             1997
                                                    --------------   --------------   --------------   --------------
Revenues
  Services........................................  $1,056    64.1%  $1,132    46.3%  $  799    41.6%  $  985    75.0%
  Products........................................     592    35.9    1,315    53.7    1,122    58.4      329    25.0
                                                    ------   -----   ------   -----   ------   -----   ------   -----
                                                     1,648   100.0    2,447   100.0    1,921   100.0    1,314   100.0
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Cost of revenues
  Services........................................     763    46.3      811    33.1      573    29.8      639    48.6
  Products........................................     440    26.7      986    40.3      843    43.9      243    18.6
  Depreciation....................................      28     1.7       34     1.4       21     1.1       28     2.1
                                                    ------   -----   ------   -----   ------   -----   ------   -----
                                                     1,231    74.7    1,831    74.8    1,437    74.8      910    69.3
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................................     417    25.3      616    25.2      484    25.2      404    30.7
Selling, general and administrative expenses......     396    24.0      500    20.5      327    17.0      386    29.4
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Operating income..................................      21     1.3      116     4.7      157     8.2       18     1.3
Interest expense (income).........................      30     1.8       20     0.8       17     0.9       21     1.5
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Income (loss) before taxes........................  $   (9)   (0.5)% $   96     3.9%  $  140     7.3%  $   (3)   (0.2)%
                                                    ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended July 31, 1997 Compared to Nine Months Ended July 31, 1996

     Revenues. Revenues decreased approximately $0.6 million or 31.6% from approximately $1.9 million for nine months ended July 31, 1996 to approximately $1.3 million for nine months ended July 31, 1997. This decrease was primarily due to a decrease in product unit volume and revenues of approximately $0.8 million related to the loss of the general manager and key sales people in November 1996 partially offset by an increase in service revenues.

     Cost of Revenues. Cost of revenues decreased approximately $0.5 million or 36.6% from approximately $1.4 million for nine months ended July 31, 1996 to approximately $0.9 million for nine months ended July 31, 1997. This decrease was primarily due to a decrease in sales volume, improved margins associated with service revenues and, to a lesser extent, higher margins on products sold. Gross profit as a percentage of revenues was 25.2% for nine months ended July 31, 1996 and 30.7% for nine months ended July 31, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased $59,000 or 18.0% from approximately $0.3 million for nine months ended July 31, 1996 to approximately $0.4 million for nine months ended July 31, 1997. As a percentage of revenues, SG&A expenses increased from 17.0% to 29.4%. This increase was primarily due to severance and other one time costs related to the departure of the former general manager.

Fiscal Year Ended October 31, 1996 Compared to Fiscal Year Ended October 31,
1995

     Revenues. Revenues increased approximately $0.8 million or 48.5% from approximately $1.7 million for fiscal year ended October 31, 1995 to approximately $2.4 million for fiscal year ended October 31, 1996. This result was primarily due to increased product volume.

     Cost of Revenues. Cost of revenues increased approximately $0.6 million or 48.7% from approximately $1.2 million for fiscal year ended October 31, 1995 to approximately $1.8 million for fiscal year ended October 31, 1996. This increase was primarily due to higher service volume. Gross profit as a percentage of revenues was 25.3% for fiscal year ended October 31, 1995 and 25.2% for fiscal year ended October 31, 1996.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.1 million or 26.3% from approximately $0.4 million for fiscal year ended October 31, 1995 to approximately $0.5 million for fiscal year ended October 31, 1996. This increase was primarily due to higher commission expense. However, as a percentage of revenues, SG&A expenses decreased from 24.0% to 20.5%.

Laser Graphics Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Laser Graphics (in thousands):

                                                                    FISCAL YEAR           NINE MONTHS
                                                                       ENDED                 ENDED
                                                                    OCTOBER 31,             JULY 31,
                                                                  ----------------      ----------------
                                                                  1995       1996       1996       1997
                                                                  -----      -----      -----      -----
Net cash flow provided by (used in) operating activities....      $  67      $  92      $  47      $ (16)
Net cash flow (used in) investing activities................        (14)       (53)       (51)       (31)
Net cash provided by (used in) financing activities.........        (40)       (46)       (11)        35
                                                                  -----      -----      -----      -----
Increase (decrease) in cash and cash equivalents............      $  13      $  (7)     $ (15)     $ (12)
                                                                  =====      =====      =====      =====

     From November 1, 1994 through July 31, 1997 Laser Graphics generated $143,000 in net cash from operating activities. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of payments on bank debt and capital leases. The Company intends to pay down Laser Graphics' debt simultaneous with the Acquisitions, and therefore Laser Graphics believes that its acquisition will improve its working capital position.

DATALINK RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                              NINE MONTHS ENDED
                                             FISCAL YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues
  Services........................  $2,466    81.4%  $2,152    79.9%  $2,286    72.5%  $1,761    70.3%  $1,972    76.9%
  Products........................     562    18.6      540    20.1      865    27.5      744    29.7      592    23.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     3,028   100.0    2,692   100.0    3,151   100.0    2,505   100.0    2,564   100.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Cost of revenues
  Services........................   1,864    61.6    1,542    57.3    1,593    50.6    1,180    47.1    1,268    49.5
  Products........................     605    20.0      479    17.8      773    24.5      647    25.8      492    19.2
  Depreciation....................     191     6.2      205     7.6      218     6.9      161     6.5      157     6.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     2,660    87.8    2,226    82.7    2,584    82.0    1,988    79.4    1,917    74.8
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................     368    12.2      466    17.3      567    18.0      517    20.6      647    25.2
Selling, general and
  administrative expenses.........     331    10.9      339    12.6      467    14.8      327    13.0      405    15.8
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income..................      37     1.3      127     4.7      100     3.2      190     7.6      242     9.4
Interest expense (income).........      46     1.6       52     1.9      105     3.4       74     3.0       90     3.5
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Income (loss) before taxes........  $   (9)   (0.3)% $   75     2.8%  $   (5)   (0.2)% $  116     4.6%  $  152     5.9%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

     Revenues. Revenues increased $58,000 or 2.3% from approximately $2.5 million for nine months ended September 30, 1996 to approximately $2.6 million for nine months ended September 30, 1997. This increase was primarily due to increased scanning service revenues, offset partially by decreases in product unit volume.

     Cost of Revenues. Cost of revenues decreased $72,000 or 3.5% from approximately $2.0 million for nine months ended September 30, 1996 to approximately $1.9 million for nine months ended September 30, 1997. This decrease was primarily due to increased operating efficiencies obtained when DataLink moved to a new facility in the spring of 1996. Gross profit as a percentage of revenues was 20.6% for nine months ended September 30, 1996 and 25.2% for nine months ended September 30, 1997. This increase was primarily due to a more favorable product and service mix and increased operating efficiencies.

     Selling, General and Administrative Expenses. SG&A expenses increased $78,000 or 23.5% from approximately $0.3 million for the nine months ended September 30, 1996 to approximately $0.4 million for the nine months ended September 30, 1997. The increase is primarily due to professional fees incurred in connection with the Acquisition. As a percentage of revenues, SG&A expenses increased from 13.1% to 15.8%.

Fiscal Year Ended December 31, 1996 Compared to Fiscal Year Ended December 31, 1995

     Revenues. Revenues increased approximately $0.5 million or 17.0% from approximately $2.7 million for fiscal year ended December 31, 1995 to approximately $3.2 million for fiscal year ended December 31, 1996. This increase was primarily due to increases in digital imaging service and media sales.

     Cost of Revenues. Cost of revenues increased approximately $0.4 million or 16.1% from approximately $2.2 million for fiscal year ended December 31, 1995 to approximately $2.6 million for fiscal year ended December 31, 1996. This increase was primarily due to higher sales volume. Gross profit as a percentage of revenues was 17.3% for fiscal year ended December 31, 1995 and 18.0% for fiscal year ended December 31, 1996.

     Selling, General and Administrative Expenses. SG&A expenses increased $128,000 or 37.8% from $0.3 million for fiscal year ended December 31, 1995 to $0.5 million for fiscal year ended December 31, 1996. As a percentage of revenues, SG&A expenses increased from 12.6% to 14.8%. This increase was due to increases in owners' compensation and the one-time costs associated with moving to a new facility in the spring of 1996.

Fiscal Year Ended December 31, 1995 Compared to Fiscal Year Ended December 31, 1994

     Revenues. Revenues decreased approximately $0.3 million or 11.1% from approximately $3.0 million for fiscal year ended December 31, 1994 to approximately $2.7 million for fiscal year ended December 31, 1995. This decrease was primarily due to the loss of three service accounts.

     Cost of Revenues. Cost of revenues decreased approximately $0.5 million or 16.3% from approximately $2.7 million for fiscal year ended December 31, 1994 to approximately $2.2 million for fiscal year ended December 31, 1995. This decrease was primarily due to decreases in labor costs and production overhead. Gross profit as a percentage of revenues was 12.2% for fiscal year ended December 31, 1994 and 17.3% for fiscal year ended December 31, 1995. This increase was primarily due to increases in product gross margin.

     Selling, General and Administrative Expenses. SG&A expenses were approximately $0.3 million for both fiscal years ended December 31, 1994 and December 31, 1995. However as a percentage of revenues, SG&A expenses increased from 10.9% to 12.6%.

DataLink Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of DataLink (in thousands):

                                                                                      NINE MONTHS
                                                               FISCAL YEAR ENDED         ENDED
                                                                  DECEMBER 31,       SEPTEMBER 30,
                                                              --------------------   --------------
                                                              1994    1995    1996   1996      1997
                                                              -----   -----   ----   ----      ----
Net cash flow provided by operating activities..............  $ 107   $ 217   $310   $296      $309
Net cash flow (used in) investing activities................   (238)    (39)   (99)   (92)      (36)
Net cash provided by (used in) financing activities.........    120    (135)  (213)   (94)     (118)
                                                              -----   -----   ----   ----      ----
Increase (decrease) in cash and cash equivalents............  $ (11)  $  43   $ (2)  $110      $155
                                                              =====   =====   ====   ====      ====

     From January 1, 1994 through the nine months ended September 30, 1997 DataLink generated approximately $0.9 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of digital imaging and micrographics processing equipment. Cash used in financing activities consisted primarily of payments on or proceeds from long term debt and distributions to stockholders. DataLink believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

DOCUTECH RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                              NINE MONTHS ENDED
                                             FISCAL YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues
  Services........................  $  600   100.0%  $  854    79.6%  $1,249    53.8%  $  866    48.8%  $  869    40.1%
  Products........................      --      --      219    20.4    1,073    46.2      908    51.2    1,300    59.9
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                       600   100.0    1,073   100.0    2,322   100.0    1,774   100.0    2,169   100.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Cost of revenues
  Services........................     377    62.8      479    44.6      501    21.6      340    19.2      405    18.7
  Products........................      --      --       74     6.9      584    25.2      500    28.2      434    20.0
  Depreciation....................      12     2.0       24     2.3       31     1.3       24     1.3       28     1.3
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                       389    64.8      577    53.8    1,116    48.1      864    48.7      867    40.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................     211    35.2      496    46.2    1,206    51.9      910    51.3    1,302    60.0
Selling, general and
  administrative expenses.........     198    33.0      402    37.5      747    32.2      565    31.8      659    30.4
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income..................      13     2.2       94     8.7      459    19.7      345    19.5      643    29.6
Interest expense (income).........       5     0.8       13     1.2       13     0.5       13     0.8        4     0.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Income (loss) before taxes........  $    8     1.4%  $   81     7.5%  $  446    19.2%  $  332    18.7%  $  639    29.5%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

     Revenues. Revenues increased approximately $0.4 million or 22.3% from approximately $1.8 million for the nine months ended September 30, 1996 to approximately $2.2 million for the nine months ended September 30, 1997. This increase was primarily due to an increase in higher margin software product sales.

     Cost of Revenues. Cost of revenues were approximately $0.9 million for both the nine months ended September 30, 1996 and September 30, 1997. Gross profit as a percentage of revenues was 51.3% for the nine months ended September 30, 1996 and 60.0% for the nine months ended September 30, 1997. This increase was primarily due to an increase in higher margin software product sales.

     Selling, General and Administrative Expenses. SG&A expenses increased $94,000 or 16.6% from approximately $0.6 million for the nine months ended September 30, 1996 to approximately $0.7 million for the nine months ended September 30, 1997. However, as a percentage of revenues, SG&A expenses decreased from 31.9% to 30.4% primarily due to increased revenues.

Fiscal Year Ended December 31, 1996 Compared to Fiscal Year Ended December 31, 1995

     Revenues. Revenues increased approximately $1.2 million or 116.4% from approximately $1.1 million for fiscal year ended December 31, 1995 to approximately $2.3 million for fiscal year ended December 31, 1996. This increase was primarily due to increased unit volumes and sales of software and related scanning hardware and increases in scanning services revenues.

     Cost of Revenues. Cost of revenues increased approximately $0.5 million or 93.4% from approximately $0.6 million for fiscal year ended December 31, 1995 to approximately $1.1 million for fiscal year ended December 31, 1996. This was primarily due to increases in software costs attributable to higher software product sales and consists primarily of support personnel, maintenance costs and third party royalties and costs of equipment attributable to increased equipment sales volume. Gross profit as a percentage of revenues was 46.2% for fiscal year ended December 31, 1995 and 51.9% for fiscal year ended December 31, 1996. This increase was primarily due to an increase in higher margin software products sales.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.3 million or 85.8% from approximately $0.4 million for fiscal year ended December 31, 1995 to $0.7 million for fiscal year ended December 31, 1996. This increase was primarily due to increased investment in personnel and marketing and development of new software products. However, as a percentage of revenues, SG&A expenses decreased from 37.5% to 32.2%.

Fiscal Year Ended December 31, 1995 Compared to Fiscal Year Ended December 31, 1994

     Revenues. Revenues increased approximately $0.5 million or 78.8% from approximately $0.6 million for fiscal year ended December 31, 1994 to approximately $1.1 million for fiscal year ended December 31, 1995. This increase was primarily due to increases in scanning services revenue and the initial commercial release of the DocuROM software product in 1995.

     Cost of Revenues. Cost of revenues increased approximately $0.2 million or 48.3% from approximately $0.4 million for fiscal year ended December 31, 1994 to approximately $0.6 million for fiscal year ended December 31, 1995. This increase was primarily due to higher service volume and software product costs. Gross profit as a percentage of revenues was 35.2% for fiscal year ended December 31, 1994 and 46.2% for fiscal year ended December 31, 1995. This increase was primarily due to higher margins generated from the release of the DocuROM scanning software.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.2 million or 103.0% from approximately $0.2 million for fiscal year ended December 31, 1994 to approximately $0.4 million for fiscal year ended December 31, 1995. As a percentage of revenues, SG&A expenses increased from 33.0% to 37.5%. This increase was primarily due to increased investment in personnel and marketing of new software products.

DocuTech Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of DocuTech (in thousands):

                                                                                                 NINE MONTHS
                                                                     FISCAL YEAR ENDED              ENDED
                                                                        DECEMBER 31,            SEPTEMBER 30,
                                                                  ------------------------      --------------
                                                                  1994      1995      1996      1996      1997
                                                                  ----      ----      ----      ----      ----
Net cash flow provided by operating activities..............      $ 14      $113      $384      $282      $499
Net cash flow (used in) investing activities................       (22)      (17)      (31)      (30)      (25)
Net cash provided by (used in) financing activities.........         4       (88)     (186)      (83)     (391)
                                                                  ----      ----      ----      ----      ----
Increase (decrease) in cash and cash equivalents............      $ (4)     $  8      $167      $169      $ 83
                                                                  ====      ====      ====      ====      ====

     From January 1, 1994 through the nine months ended September 30, 1997 DocuTech generated approximately $1.0 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of property and equipment. Cash used in financing activities consisted primarily of payments of dividends to stockholders and payments on long term debt. DocuTech believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

I(2) SOLUTIONS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):


                                             FISCAL YEAR ENDED OCTOBER 31,               NINE MONTHS ENDED JULY 31,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues
  Services........................  $2,293    63.0%  $2,303    57.4%  $2,384    60.2%  $1,839    58.6%  $2,014    60.5%
  Products........................   1,345    37.0    1,710    42.6    1,575    39.8    1,298    41.4    1,316    39.5
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     3,638   100.0    4,013   100.0    3,959   100.0    3,137   100.0    3,330   100.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Cost of revenues
  Services........................     724    19.9      917    22.9    1,023    25.8      721    23.0      767    23.0
  Products........................   1,129    31.0    1,302    32.4    1,229    31.0    1,024    32.6      966    29.0
  Depreciation....................     159     4.4      155     3.9      157     4.0      120     3.8      126     3.8
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     2,012    55.3    2,374    59.2    2,409    60.8    1,865    59.4    1,859    55.8
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................   1,626    44.7    1,639    40.8    1,550    39.2    1,272    40.5    1,471    44.2
Selling, general and
  administrative expenses.........   1,328    36.5    1,264    31.5    1,673    42.3    1,085    34.6    1,234    37.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........     298     8.2      375     9.3     (123)   (3.1)     187     6.0      237     7.1
Interest expense (income).........      45     1.2       (8)   (0.2)       1      --        7     0.2       15     0.4
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Income (loss) before taxes........  $  253     7.0%  $  383     9.5%  $ (124)   (3.1)% $  180     5.7%  $  222     6.7%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====


Nine Months Ended July 31, 1997 Compared to Nine Months Ended July 31, 1996

     Revenues. Revenues increased $193,000 or 6.2% from approximately $3.1 million for the nine months ended July 31, 1996 to approximately $3.3 million for the nine months ended July 31, 1997. This increase was primarily due to higher service revenues achieved through increased capacity associated with the opening of a new facility.

     Cost of Revenues. Cost of revenues remained the same at approximately $1.9 million for the nine months ended July 31, 1996 and the nine months ended July 31, 1997. Gross profit as a percentage of revenues was 40.5% for the nine months ended July 31, 1996 and 44.2% for the nine months ended July 31, 1997.


     Selling, General and Administrative Expenses. SG&A expenses increased from approximately $1.1 million for the nine months ended July 31, 1996 to approximately $1.2 million for the nine months ended July 31, 1997. As a percentage of revenues, SG&A expenses increased from 34.6% for the nine months ended July 31, 1996 to 37.1% for the nine months ended July 31, 1997. This increase is primarily due to higher owner compensation expenses.


Fiscal Year Ended October 31, 1996 Compared to Fiscal Year Ended October 31,
1995

     Revenues. Revenues were approximately $4.0 million for both fiscal years ended October 31, 1995 and October 31, 1996 as a result of a slight increase in service revenue offset by a slight decrease in product revenue.

     Cost of Revenues. Cost of revenues were approximately $2.4 million for both fiscal years ended October 31, 1995 and October 31, 1996. Gross profit as a percentage of revenues was 40.8% for fiscal year ended October 31, 1995 and 39.2% for fiscal year ended October 31, 1996, primarily due to higher spending for retraining of employees for scanning service operations and supply cost increases.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.4 million or 32.3% from approximately $1.3 million for fiscal year ended October 31, 1995 to approximately $1.7 million for fiscal year ended October 31, 1996. As a percentage of revenues, SG&A expenses increased from 31.5% to 42.3%. This increase was primarily due to a $0.4 million increase in owner's compensation.

Fiscal Year Ended October 31, 1995 Compared to Fiscal Year Ended October 31,
1994

     Revenues. Revenues increased approximately $0.4 million or 10.3% from approximately $3.6 million for fiscal year ended October 31, 1994 to approximately $4.0 million for fiscal year ended October 31, 1995. This increase was primarily due to higher product sales connected to unit volumes.

     Cost of Revenues. Cost of revenues increased approximately $0.4 million or 18.0% from approximately $2.0 million for fiscal year ended October 31, 1994 to approximately $2.4 million for fiscal year ended October 31, 1995. Gross profit as a percentage of revenues was 44.7% for fiscal year ended October 31, 1994 and 40.8% for fiscal year ended October 31, 1995. This decrease was primarily due to lower margins earned on service revenues.

     Selling, General and Administrative Expenses. SG&A expenses were approximately $1.3 million for fiscal year ended October 31, 1994 and for fiscal year ended October 31, 1995. However, as a percentage of revenues, SG&A expenses decreased from 36.5% to 31.5%.

I(2) Solutions Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of I(2) Solutions (in thousands):

                                                                                    NINE MONTHS
                                                               FISCAL YEAR ENDED       ENDED
                                                                  OCTOBER 31,        JULY 31,
                                                              -------------------   -----------
                                                              1994   1995   1996    1996   1997
                                                              ----   ----   -----   ----   ----
Net cash flow provided by operating activities..............  $718   $426   $   1   $283   $130
Net cash flow (used in) investing activities................  (193)  (229)   (179)  (110)  (140)
Net cash (used in) financing activities.....................  (194)   (33)    (31)   (12)   (59)
                                                              ----   ----   -----   ----   ----
Increase (decrease) in cash and cash equivalents............  $331   $164   $(209)  $161   $(69)
                                                              ====   ====   =====   ====   ====

     From November 1, 1993 through the nine months ended July 31, 1997, I(2) Solutions generated approximately $1.3 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of payments on long term debt. I(2) Solutions believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

IMS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                             FISCAL YEAR ENDED NOVEMBER 30,             NINE MONTHS ENDED AUGUST 31,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues
  Services........................  $2,353    96.7%  $2,532    82.1%  $1,969    82.9%  $1,489    80.1%  $1,808    94.4%
  Products........................      81     3.3      551    17.9      405    17.1      369    19.9      107     5.6
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     2,434   100.0    3,083   100.0    2,374   100.0    1,858   100.0    1,915   100.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Cost of revenues
  Services........................   1,564    64.3    1,827    59.3    1,659    69.9    1,232    66.3    1,069    55.8
  Products........................      72     3.0      431    14.0      241    10.2      238    12.8       66     3.4
  Depreciation....................     141     5.8      112     3.6       96     4.0       65     3.5       53     2.8
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     1,777    73.0    2,370    76.9    1,996    84.1    1,535    82.6    1,188    62.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................     657    27.0      713    23.1      378    15.9      323    17.4      727    38.0
Selling, general and
  administrative expenses.........     616    25.3      708    23.0      580    24.4      479    25.8      405    21.2
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........      41     1.7        5     0.1     (202)   (8.5)    (156)   (8.4)     322    16.8
Interest expense (income).........      32     1.3       29     0.9       35     1.5       26     1.4       25     1.3
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Income (loss) before taxes........  $    9     0.4%  $  (24)   (0.8)% $ (237)  (10.0)% $ (182)   (9.8)% $  297    15.5%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended August 31, 1997 Compared to Nine Months Ended August 31, 1996

     Revenues. Revenues were approximately $1.9 million for both the nine months ended August 31, 1996 and the nine months ended August 31, 1997. For the nine months ended August 31, 1997 a $0.3 million increase in service revenues was offset by a $0.3 million decline in product revenues primarily resulting from lower unit volumes.

     Cost of Revenues. Cost of revenues decreased approximately $0.3 million or 22.6% from approximately $1.5 million for the nine months ended August 31, 1996, to approximately $1.2 million for the nine months ended August 31, 1997. This decrease was primarily due to a decrease in equipment service contract costs and lower conversion services employment levels. Gross profit as a percentage of revenues was approximately 17.4% for the nine months ended August 31, 1996 and 38.0% for the nine months ended August 31, 1997. This increase was primarily due to the foregoing cost reductions and the increased mix of higher margin scanning services.

     Selling, General and Administrative Expenses. SG&A expenses decreased approximately $74,000 or 15.4% from approximately $0.5 million for the nine months ended August 31, 1996 to approximately $0.4 million for the nine months ended August 31, 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 25.8% to 21.2%.

Fiscal Year Ended November 30, 1996 Compared to Fiscal Year Ended November 30, 1995

     Revenues. Revenues decreased approximately $0.7 million or 23.0% from approximately $3.1 million for fiscal year ended November 30, 1995 to approximately $2.4 million for fiscal year ended November 30, 1996. This decrease was primarily due to the termination of an outside sales agent and lower service volume.

     Cost of Revenues. Cost of revenues decreased approximately $0.4 million or 15.8% from approximately $2.4 million for fiscal year ended November 30, 1995 to approximately $2.0 million for fiscal year ended November 30, 1996. This decrease was primarily due to lower sales volume offset by increased software development costs related to the ImageMAX software product. Gross profit as a percentage of revenues was approximately 23.1% for fiscal year ended November 30, 1995 and 15.9% for fiscal year ended November 30, 1996. This decrease was primarily due to a decline in gross margin from services attributable to the decrease in sales volume.

     Selling, General and Administrative Expenses. SG&A expenses decreased approximately $128,000 or 18.1% from approximately $0.7 million for fiscal year ended November 30, 1995 to approximately $0.6 million for fiscal year ended November 30, 1996. This decrease was primarily due to decreases in sales commissions and lower contributions to the IMS profit-sharing plan. However, as a percentage of revenues, SG&A expenses increased from 23.0% to 24.4%.

Fiscal Year Ended November 30, 1995 Compared to Fiscal Year Ended November 30, 1994

     Revenues. Revenues increased approximately $0.6 million or 26.7% from approximately $2.4 million for fiscal year ended November 30, 1994 to approximately $3.1 million for fiscal year ended November 30, 1995. This increase was primarily due to the addition of a large aperture card conversion project and an increase in equipment sales.

     Cost of Revenues. Cost of revenues increased approximately $0.6 million or 33.4% from approximately $1.8 million for fiscal year ended November 30, 1994 to approximately $2.4 million in fiscal year ended November 30, 1995. This increase was primarily due to increases in service labor costs. Gross profit as a percentage of revenues was approximately 27.0% for fiscal year ended November 30, 1994 and 23.1% for fiscal year ended November 30, 1995. This decrease was primarily due to a decline in service gross margin.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $92,000 or 14.9% from approximately $0.6 million for fiscal year ended November 30, 1994 to approximately $0.7 million for fiscal year ended November 30, 1995. This increase was primarily due to increases in sales commissions and an increased contribution to the IMS profit-sharing plan. However, as a percentage of revenues, SG&A expenses decreased from 25.3% to 23.0%.

IMS Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of IMS (in thousands):

                                                                                                  NINE MONTHS
                                                                      FISCAL YEAR ENDED              ENDED
                                                                        NOVEMBER 30,               AUGUST 31,
                                                                  -------------------------      --------------
                                                                  1994       1995      1996      1996      1997
                                                                  -----      ----      ----      ----      ----
Net cash flow provided by (used in) operating activities....      $ (12)     $68       $67       $ 57      $239
Net cash flow provided by (used in) investing activities....       (125)     (85)      (13)       (10)       11
Net cash provided by (used in) financing activities.........        137       17       (54)       (35)     (208)
                                                                  -----      ---       ---       ----      ----
Increase in cash and cash equivalents.......................      $  --      $--       $--       $ 12      $ 42
                                                                  =====      ===       ===       ====      ====

     From December 1, 1993 through the nine months ended August 31, 1997 IMS generated approximately $0.4 million in net cash from operating activities. Cash generated from operating activities for the nine months ended August 31, 1997 increased as compared to the nine months ended August 31, 1996 due to an increase in net income. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of payments on long term debt. IMS believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

IDS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                    FISCAL YEAR ENDED AUGUST 31,
                                                          ------------------------------------------------
                                                               1995             1996             1997
                                                          --------------   --------------   --------------
Revenues
  Services..............................................  $1,776   100.0%  $1,203   100.0%  $2,652   100.0%
                                                          ------   -----   ------   -----   ------   -----
                                                           1,776   100.0    1,203   100.0    2,652   100.0
                                                          ------   -----   ------   -----   ------   -----
Cost of revenues
  Services..............................................     998    56.2      809    67.2    1,745    65.8
  Depreciation..........................................      11     0.6       14     1.2       17     0.7
                                                          ------   -----   ------   -----   ------   -----
                                                           1,009    56.8      823    68.4    1,762    66.5
                                                          ------   -----   ------   -----   ------   -----
Gross profit............................................     767    43.2      380    31.6      890    33.5
Selling, general and administrative expenses............     733    41.3      435    36.2      910    34.3
                                                          ------   -----   ------   -----   ------   -----
Operating income (loss).................................      34     1.9      (55)   (4.6)     (20)   (0.8)
Interest expense (income)...............................       8     0.5       12     1.0        2      --
                                                          ------   -----   ------   -----   ------   -----
Income (loss) before taxes..............................  $   26     1.4%  $  (67)   (5.6)% $  (22)   (0.8)%
                                                          ======   =====   ======   =====   ======   =====

Fiscal Year Ended August 31, 1997 Compared to Fiscal Year Ended August 31, 1996

     Revenues. Service revenues increased approximately $1.4 million or 120.4% from approximately $1.2 million for fiscal year ended August 31, 1996 to approximately $2.7 million for fiscal year ended August 31, 1997. This increase was primarily due to additions to the sales force and the addition of two large data entry projects from a new and an existing client.

     Cost of Revenues. Cost of revenues increased approximately $0.9 million or 114.1% from approximately $0.8 million for fiscal year ended August 31, 1996 to approximately $1.8 million for fiscal year ended August 31, 1997. This increase was primarily due to higher contract labor costs associated with higher volume. Gross profit as a percentage of revenues was 31.6% for fiscal year ended August 31, 1996 and 33.5% for fiscal year ended August 31, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.5 million or 109.0% from approximately $0.4 million for fiscal year ended August 31, 1996 to approximately $0.9 million for fiscal year ended August 31, 1997. This increase was primarily due to increased owners' compensation expense. As a percentage of revenues, SG&A expenses remained relatively constant.

Fiscal Year Ended August 31, 1996 Compared to Fiscal Year Ended August 31, 1995

     Revenues. Service revenues decreased approximately $0.6 million or 32.3% from approximately $1.8 million for fiscal year ended August 31, 1995 to approximately $1.2 million for fiscal year ended August 31, 1996. This decrease was primarily due to the completion of two large projects in fiscal year ended August 31, 1995.

     Cost of Revenues. Cost of revenues decreased approximately $0.2 million or 18.4% from approximately $1.0 million for fiscal year ended August 31, 1995 to approximately $0.8 million for fiscal year ended August 31, 1996. This decrease was primarily due to lower contract labor costs associated with lower sales volume. Gross profit as a percentage of revenues was 43.2% for fiscal year ended August 31, 1995 and 31.6% for fiscal year ended August 31, 1996. This decline is primarily due to the hiring of an additional project manager during fiscal year ended August 31, 1996 in anticipation of future revenue growth and the completion of two higher margin projects in fiscal year ended August 31, 1995.

     Selling, General and Administrative Expenses. SG&A expenses decreased approximately $0.3 million or 40.7% from approximately $0.7 million for fiscal year ended August 31, 1995 to approximately $0.4 million for fiscal year ended August 31, 1996. This decrease was primarily due to decreased owners' compensation expense. As a percentage of revenues, SG&A expenses decreased from 41.3% to 36.2%.

IDS Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of IDS (in thousands):

                                                                    FISCAL YEAR ENDED AUGUST 31,
                                                                   ------------------------------
                                                                   1995         1996        1997
                                                                   -----       ------       -----
Net cash flow provided by operating activities before owners
  compensation..............................................       $750        $ 342        $629
                                                                   ====        =====        ====
Net cash flow provided by (used in) operating activities....       $199        $(185)       $421
Net cash flow (used in) investing activities................        (18)         (13)        (23)
Net cash provided by (used in) financing activities.........        (28)          57         (57)
                                                                   ----        -----        ----
Increase (decrease) in cash and cash equivalents............       $153        $(141)       $341
                                                                   ====        =====        ====

     From September 1, 1994 through August 31, 1997, IDS generated approximately $1.7 million in net cash from operating activities before owners' compensation. Cash used in investing activities was for purchases of property and equipment. Cash used in financing activities consisted primarily of net borrowings and repayments of amounts due to stockholders and on the line of credit. IDS believes it has adequate cash flow and financing alternatives available to fund its operations and capital requirements for the foreseeable future.

OMI RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                     FISCAL YEAR ENDED OCTOBER 31,      NINE MONTHS ENDED JULY 31,
                                                    -------------------------------   -------------------------------
                                                         1995             1996             1996             1997
                                                    --------------   --------------   --------------   --------------
Revenues
  Services........................................  $1,779    59.9%  $2,269    60.6%  $1,689    57.5%  $1,788    56.8%
  Products........................................   1,193    40.1    1,477    39.4    1,248    42.5    1,358    43.2
                                                    ------   -----   ------   -----   ------   -----   ------   -----
                                                     2,972   100.0    3,746   100.0    2,937   100.0    3,146   100.0
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Cost of revenues
  Services........................................   1,473    49.5    1,964    52.4    1,423    48.5    1,458    46.3
  Products........................................     709    23.9      837    22.3      699    23.8      772    24.5
  Depreciation....................................      60     2.0       84     2.3       50     1.6       74     2.4
                                                    ------   -----   ------   -----   ------   -----   ------   -----
                                                     2,242    75.4    2,885    77.0    2,172    73.9    2,304    73.2
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................................     730    24.6      861    23.0      765    26.1      842    26.8
Selling, general and administrative expenses......     591    19.9      688    18.4      508    17.3      528    16.8
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Operating income..................................     139     4.7      173     4.6      257     8.8      314    10.0
Interest expense (income).........................      49     1.7       18     0.5       16     0.6       15     0.5
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Income (loss) before taxes........................  $   90     3.0%  $  155     4.1%  $  241     8.2%  $  299     9.5%
                                                    ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended July 31, 1997 Compared to Nine Months Ended July 31, 1996

     Revenues. Revenues increased approximately $0.2 million or 7.1% from approximately $2.9 million for the nine months ended July 31, 1996, to approximately $3.1 million for the nine months ended July 31, 1997. This increase was primarily due to increased service and equipment sales and related service contract and supply revenue.

     Cost of Revenues. Cost of revenues increased $132,000 or 6.1% from approximately $2.2 million for the nine months ended July 31, 1996 to approximately $2.3 million for the nine months ended July 31, 1997. This increase was due to higher sales volume. Gross profit as a percentage of revenues was 26.1% for the nine months ended July 31, 1996 and 26.8% for the nine months ended July 31, 1997.

     Selling, General and Administrative Expenses. SG&A expenses were approximately $0.5 million for both the nine months ended July 31, 1996 and 1997. As a percentage of revenues, SG&A expenses decreased from 17.3% to 16.8%.

Fiscal Year Ended October 31, 1996 Compared to Fiscal Year Ended October 31,
1995

     Revenues. Revenues increased approximately $0.7 million or 26.0% from approximately $3.0 million for fiscal year ended October 31, 1995 to approximately $3.7 million for fiscal year ended October 31, 1996. This increase was primarily due to increased unit sales of Canon micrographics and imaging system sales, micrographic service sales increases and the growth of the scanning operation.

     Cost of Revenues. Cost of revenues increased approximately $0.6 million or 28.7% from approximately $2.2 million for fiscal year ended October 31, 1995 to approximately $2.9 million for fiscal year ended October 31, 1996. This increase was primarily due to higher cost or increased volume of equipment sales. Gross profit as a percentage of revenues was 24.6% for fiscal year ended October 31, 1995 and 23.0% for fiscal year ended October 31, 1996.


     Selling, General and Administrative Expenses. SG&A expenses increased approximately $97,000 or 16.4% from approximately $0.6 million for fiscal year ended October 31, 1995 to approximately $0.7 million for fiscal year ended October 31, 1996. As a percentage of revenues, SG&A expenses decreased from 19.9% to 18.4%. This dollar increase was primarily due to increases in owners' compensation expense.

OMI Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of OMI (in thousands):

                                                                   FISCAL YEAR          NINE MONTHS
                                                                      ENDED                ENDED
                                                                   OCTOBER 31,            JULY 31,
                                                                  --------------      ----------------
                                                                  1995      1996      1996       1997
                                                                  ----      ----      -----      -----
Net cash flow provided by operating activities..............      $197      $212      $  94      $ 195
Net cash flow (used in) investing activities................      (117)     (239)      (104)      (109)
Net cash provided by (used in) financing activities.........       (80)       34         11        (93)
                                                                  ----      ----      -----      -----
Increase (decrease) in cash and cash equivalents............      $ --      $  7      $   1      $  (7)
                                                                  ====      ====      =====      =====

     From November 1, 1994 through the nine months ended July 31, 1997 OMI generated $0.6 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used or provided by financing activities consisted primarily of payments or draws on current lines of credit. OMI believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

SPAULDING RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                             THREE MONTHS ENDED
                                               FISCAL YEAR ENDED JUNE 30,                       SEPTEMBER 30,
                                    ------------------------------------------------   -------------------------------
                                         1995             1996             1997             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues
  Services........................  $4,949    51.9%  $4,748    54.5%  $5,019    56.8%  $1,251    57.1%  $1,446    64.9%
  Products........................   4,590    48.1    3,956    45.5    3,814    43.2      938    42.9      782    35.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     9,539   100.0    8,704   100.0    8,833   100.0    2,189   100.0    2,228   100.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Cost of revenues
  Services........................   3,175    33.3    3,104    35.7    3,158    35.8      744    34.0      960    43.1
  Products........................   3,114    32.6    2,525    29.0    2,537    28.7      647    29.6      526    23.6
  Depreciation....................     182     1.9      192     2.2      179     2.0       40     1.8       51     2.3
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     6,471    67.8    5,821    66.9    5,874    66.5    1,431    65.4    1,537    69.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................   3,068    32.2    2,883    33.1    2,959    33.5      758    34.6      691    31.0
Selling, general and
  administrative expenses.........   2,826    29.7    3,018    34.7    2,631    29.8      637    29.1      604    27.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........     242     2.5     (135)   (1.6)     328     3.7      121     5.5       87     3.9
Interest expense (income).........     144     1.5      147     1.6      207     2.3       47     2.1       47     2.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Income (loss) before taxes........  $   98     1.0%  $ (282)   (3.2)% $  121     1.4%  $   74     3.4%  $   40     1.8%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Three Months Ended September 30, 1997 Compared to Three Months Ended September 30, 1996

     Revenues. Revenues remained unchanged at approximately $2.2 million during the comparable periods with an increase in service revenues during the three months ended September 30, 1997 offset by a decrease in product revenues.

     Cost of Revenues. Cost of revenues increased $106,000 or 7.4% from approximately $1.4 million in the three months ended September 30, 1996 to $1.5 million in the three months ended September 30, 1997. Gross profit as a percentage of revenues was 34.6% for the three months ended September 30, 1996 and 31.0% for the three months ended September 30, 1997. This decrease is primarily due to lower margins earned in the three months ended September 30, 1997 on a large service project.

     Selling, General and Administrative Expenses. SG&A expenses remained unchanged at approximately $0.6 million during the comparable periods. During the three months ended September 30, 1997, Spaulding incurred $73,000 of professional fees in connection with the Acquisition which was more than offset by lower compensation expenses. As a percentage of revenues, SG&A expenses decreased 29.1% to 27.1%.

Fiscal Year Ended June 30, 1997 Compared to Fiscal Year Ended June 30, 1996

     Revenues. Revenues increased $129,000 or 1.5% from approximately $8.7 million for fiscal year ended June 30, 1996 to approximately $8.8 million for fiscal year ended June 30, 1997. This increase was due to higher service sales partially offset by a decrease in product sales.

     Cost of Revenues. Cost of revenues was approximately $5.8 million for fiscal year ended June 30, 1996 and $5.9 million for fiscal year ended June 30, 1997. Gross profit as a percentage of revenues was approximately 33.1% for fiscal year ended June 30, 1996 and 33.5% for fiscal year ended June 30, 1997.

     Selling, General and Administrative Expenses. SG&A expenses decreased $387,000 or 12.8% from approximately $3.0 million for fiscal year ended June 30, 1996 to approximately $2.6 million for fiscal year ended June 30, 1997. As a percentage of revenues, SG&A expenses decreased from 34.7% to 29.8%. This decrease was primarily due to lower medical claims experience and lower employment levels.

Fiscal Year Ended June 30, 1996 Compared to Fiscal Year Ended June 30, 1995

     Revenues. Revenues decreased $0.8 million or 8.8% from approximately $9.5 million for fiscal year ended June 30, 1995 to approximately $8.7 million for fiscal year ended June 30, 1996. This decrease was primarily due to a $0.6 million decrease in micrographic equipment sales and service, a result of a significant supplier withdrawing its equipment from the market.

     Cost of Revenues. Cost of revenues decreased $0.6 million or 10.0% from approximately $6.5 million for fiscal year ended June 30, 1995 to approximately $5.8 million for fiscal year ended June 30, 1996. This decrease was primarily due to decreased sales volume. Gross profit as a percentage of revenues was 32.2% for fiscal year ended June 30, 1995 and 33.1% for fiscal year ended June 30, 1996.

     Selling, General and Administrative Expenses. SG&A expenses increased $192,000 or 6.8% from approximately $2.8 million for fiscal year ended June 30, 1995 to approximately $3.0 million for fiscal year ended June 30, 1996. As a percentage of revenues, SG&A expenses increased from 29.7% to 34.7%. This increase was primarily due to severance costs and higher medical insurance claims experience offset by lower employment levels.

Spaulding Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Spaulding (in thousands):

                                                                                                  THREE MONTHS
                                                                      FISCAL YEAR ENDED               ENDED
                                                                          JUNE 30,                SEPTEMBER 30,
                                                                  -------------------------      ---------------
                                                                  1995      1996      1997       1996      1997
                                                                  ----      ----      -----      ----      -----
Net cash flow provided by operating activities..............      $337      $459      $ 273      $135      $ 393
Net cash flow (used in) investing activities................       (27)     (131)      (141)      (20)       (25)
Net cash (used in) financing activities.....................      (238)     (268)      (188)      (18)      (171)
                                                                  ----      ----      -----      ----      -----
Increase (decrease) in cash and cash equivalents............      $ 72      $ 60      $ (56)     $ 97      $ 197
                                                                  ====      ====      =====      ====      =====

     From July 1, 1994 through the three months ended September 30, 1997 Spaulding generated approximately $1.5 million in net cash from operating activities. Cash generated from operations decreased for fiscal year ended June 30, 1997 as compared to fiscal year ended June 30, 1996 due to increased working capital requirements. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of purchases of treasury stock and repayments of long-term debt. At June 30, 1997, Spaulding had failed to meet certain financial covenants relating to a mortgage note payable and therefore the note was due on demand. In September 1997 the mortgage note was repaid. Spaulding believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

TIMCO RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                              NINE MONTHS ENDED
                                             FISCAL YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues
  Services........................  $4,132   100.0%  $4,420   100.0%  $4,991   100.0%  $3,609   100.0%  $3,318   100.0%
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     4,132   100.0    4,420   100.0    4,991   100.0    3,609   100.0    3,318   100.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Cost of revenues
  Services........................   3,025    73.2    3,110    70.3    3,276    65.6    2,376    65.8    2,096    63.2
  Depreciation....................      74     1.8       96     2.2       76     1.6       68     1.9       63     1.9
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     3,099    75.0    3,206    72.5    3,352    67.2    2,444    67.7    2,159    65.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................   1,033    25.0    1,214    27.5    1,639    32.8    1,165    32.3    1,159    34.9
Selling, general and
  administrative expenses.........     973    23.6    1,445    32.7    1,223    24.5      914    25.3      844    25.4
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........      60     1.4     (231)   (5.2)     416     8.3      251     7.0      315     9.5
Net interest (income) expense.....      47     1.1       57     1.3       99     2.0       76     2.1       43     1.3
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Income (loss) before taxes........  $   13     0.3%  $ (288)   (6.5)% $  317     6.4%  $  175     4.9%  $  272     8.2%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

     Revenues. Service revenues decreased approximately $0.3 million or 8.1% from approximately $3.6 million for the nine months ended September 30, 1996 to approximately $3.3 million for the nine months ended September 30, 1997. This decrease was primarily due to the loss of a major customer that was acquired by a third-party buyer, partially offset by increased sales to other customers.

     Cost of Revenues. Cost of service revenues decreased approximately $0.3 million or 11.7% from approximately $2.5 million for the nine months ended September 30, 1996, to approximately $2.2 million for the nine months ended September 30, 1997. Gross profit as a percentage of revenues was 32.3% for the nine months ended September 30, 1996 and 34.9% for the nine months ended September 30, 1997. This increase was primarily due to increased employee productivity as well as reduced costs.

     Selling, General and Administrative Expenses. SG&A expenses decreased $70,000 or 7.7% from approximately $0.8 million for the nine months ended September 30, 1996 to approximately $0.7 million for the nine months ended September 30, 1997. However, as a percentage of revenues, SG&A expenses increased from 25.4% to 22.4%. Lower legal costs related to the retirement of TIMCO's co-founder were partially offset by professional fees incurred in connection with the Acquisition.

Fiscal Year Ended December 31, 1996 Compared to Fiscal Year Ended December 31, 1995

     Revenues. Service revenues increased approximately $0.6 million or 12.9% from approximately $4.4 million for fiscal year ended December 31, 1995 to approximately $5.0 million for fiscal year ended December 31, 1996. This increase was primarily due to increases in sales volume generated by three newly hired sales representatives and selective price increases.

     Cost of Revenues. Cost of service revenues increased approximately $146,000 or 4.6% from approximately $3.2 million for fiscal year ended December 31, 1995 to approximately $3.4 million for fiscal year ended December 31, 1996. This increase was primarily due to increases in employee costs associated with higher sales volume. Gross profit as a percentage of revenues was 27.5% for fiscal year ended December 31, 1995 and approximately 32.8% for fiscal year ended December 31, 1996. This increase was primarily due to improved employee productivity.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.2 million or 15.4% from approximately $1.4 million for fiscal year ended December 31, 1995 to approximately $1.2 million for fiscal year ended December 31, 1996. As a percentage of revenues, SG&A expenses decreased from 32.7% to 24.5%. This decrease was primarily due to the expenses related to the retirement of TIMCO's co-founder which occurred in fiscal year ended December 31, 1995. This was partially offset by increased sales commissions in fiscal year ended December 31, 1996.

Fiscal Year Ended December 31, 1995 Compared to Fiscal Year Ended December 31, 1994

     Revenues. Service revenues increased approximately $0.3 million or 7.0% from approximately $4.1 million for fiscal year ended December 31, 1994 to approximately $4.4 million for fiscal year ended December 31, 1995. This increase was primarily due to the acquisition of a document management company in northern California in May 1994.

     Cost of Revenues. Cost of service revenues increased approximately $107,000 or 3.5% from approximately $3.1 million for fiscal year ended December 31, 1994 to approximately $3.2 million for fiscal year ended December 31, 1995. This increase was primarily due to increases in employee costs associated with higher sales volume. Gross profit as a percentage of revenues was 25.0% for fiscal year ended December 31, 1994 and 27.5% for fiscal year ended December 31, 1995.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.5 million or 48.5% from approximately $1.0 million for fiscal year ended December 31, 1994 to approximately $1.4 million for fiscal year ended December 31, 1995. As a percentage of revenues, SG&A expenses increased from 23.5% to 32.7%. This increase was primarily due to the one-time expenses related to the retirement of the co-founder of the business and the costs associated with the hiring of three additional sales people.

TIMCO Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of TIMCO (in thousands):

                                                                                                 NINE MONTHS
                                                                     FISCAL YEAR ENDED              ENDED
                                                                        DECEMBER 31,            SEPTEMBER 30,
                                                                  ------------------------      --------------
                                                                  1994      1995      1996      1996      1997
                                                                  ----      ----      ----      ----      ----
Net cash flow provided by operating activities..............      $ 24      $ 90      $305      $268      $463
Net cash flow (used in) investing activities................      (323)     (100)     (120)     (119)      (58)
Net cash provided by (used in) financing activities.........       305        45      (219)     (173)     (387)
                                                                  ----      ----      ----      ----      ----
Increase (decrease) in cash and cash equivalents............      $  6      $ 35      $(34)     $(24)     $ 18
                                                                  ====      ====      ====      ====      ====

     From January 1, 1994 through the nine months ended September 30, 1997 TIMCO generated approximately $0.9 million in net cash from operating activities. Increases in cash generated by operating activities for the nine months ended September 30, 1997 as compared to the nine months ended September 30, 1996 were due primarily to decreased working capital. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of draw downs or payments on current lines of credit and a distribution to shareholders for the nine months ended September 30, 1997. TIMCO believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

TPS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                              SIX MONTHS ENDED
                                              FISCAL YEAR ENDED MARCH 31,                       SEPTEMBER 30,
                                    ------------------------------------------------   -------------------------------
                                         1995             1996             1997             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues
  Services........................  $1,539    69.0%  $1,819    66.2%  $2,428    69.7%  $1,052    62.3%  $1,568    69.4%
  Products........................     693    31.0%     928    33.8    1,056    30.3      637    37.7      692    30.6
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     2,232   100.0    2,747   100.0    3,484   100.0    1,689   100.0    2,260   100.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Cost of revenues
  Services........................   1,013    45.4    1,239    45.1    1,519    43.6      733    43.4    1,055    46.7
  Products........................     643    28.8      769    28.0      964    27.7      531    31.5      587    26.0
  Depreciation....................      47     2.1       68     2.5       96     2.7       34     2.0       54     2.3
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                     1,703    76.3    2,076    75.6    2,579    74.0    1,298    76.9    1,696    75.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................     529    23.7      671    24.4      905    26.0      391    23.1      564    25.0
Selling, general and
  administrative expenses.........     531    23.8      604    22.0      799    23.0      310    18.4      454    20.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........      (2)   (0.1)      67     2.4      106     3.0       81     4.7      110     4.9
Net interest (income) expense.....       5     0.2       69     2.5       87     2.5       43     2.5       54     2.4
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Income (loss) before taxes........  $   (7)   (0.3)% $   (2)   (0.1)% $   19     0.5%  $   38     2.2%  $   56     2.5%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Six Months Ended September 30, 1997 Compared to Six Months Ended September 30, 1996

     Revenues. Revenues increased approximately $0.6 million or 33.9% from approximately $1.7 million for the six months ended September 30, 1996 to approximately $2.3 million for the six months ended September 30, 1997. This increase was primarily due to the addition of two large service accounts and a slight increase in product sales.

     Cost of Revenues. Cost of revenues increased approximately $0.4 million or 30.7% from approximately $1.3 million for the six months ended September 30, 1996, to approximately $1.7 million for the six months ended September 30, 1997. This increase was primarily due to increases in service revenues. Gross profit as a percentage of revenues was 23.1% for the six months ended September 30, 1996 and 25.0% for the six months ended September 30, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased $144,000 or 46.3% from approximately $0.3 million for the six months ended September 30, 1996 to $0.5 million for the six months ended September 30, 1997 primarily due to sales, technical and administrative staff increases. As a percentage of revenues, SG&A expenses increased from 18.4% to 20.1%.

Fiscal Year Ended March 31, 1997 Compared to Fiscal Year Ended March 31, 1996

     Revenues. Revenues increased approximately $0.7 million or 26.8% from approximately $2.7 million for fiscal year ended March 31, 1996 to approximately $3.5 million for fiscal year ended March 31, 1997. This increase was primarily due to the addition of new service client accounts.

     Cost of Revenues. Cost of revenues increased approximately $0.5 million or 24.2% from approximately $2.1 million for fiscal year ended March 31, 1996 to approximately $2.6 million for fiscal year ended March 31, 1997. This increase was primarily due to increases in service revenues.

Gross profit as a percentage of revenues was 24.4% for fiscal year ended March 31, 1996 and 26.0% for the fiscal year ended March 31, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.2 million or 32.3% from approximately $0.6 million for fiscal year ended March 31, 1996 to approximately $0.8 million for fiscal year ended March 31, 1997. As a percentage of revenues, SG&A expenses increased from 22.0% to 23.0%. This increase was primarily due to one-time expenses related to the start-up of the Richmond office and higher employment levels.

Fiscal Year Ended March 31, 1996 Compared to Fiscal Year Ended March 31, 1995

     Revenues. Revenues increased approximately $0.5 million or 23.0% from approximately $2.2 million for fiscal year ended March 31, 1995 to approximately $2.8 million for fiscal year ended March 31, 1996. This increase was primarily due to the addition of several large service accounts and higher product revenue.

     Cost of Revenues. Cost of revenues increased approximately $0.4 million or 21.8% from approximately $1.7 million for fiscal year ended March 31, 1995 to approximately $2.1 million for fiscal year ended March 31, 1996. This increase was primarily due to increases in service and product revenues. Gross profit as a percentage of revenues was 23.7% for fiscal year ended March 31, 1995 and 24.4% for fiscal year ended March 31, 1996.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $73,000 or 13.8% from approximately $0.5 million for fiscal year ended March 31, 1995 to approximately $0.6 million for fiscal year ended March 31, 1996. This increase was primarily due to increased sales commission expenses and promotion expenses related to new imaging services and systems. However, as a percentage of revenues, SG&A expenses decreased from 23.8% to 22.0%.

TPS Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of TPS (in thousands):

                                                                                                   SIX MONTHS
                                                                      FISCAL YEAR ENDED               ENDED
                                                                          MARCH 31,               SEPTEMBER 30,
                                                                  -------------------------      ---------------
                                                                  1995      1996       1997      1996      1997
                                                                  ----      -----      ----      ----      -----
Net cash flow provided by (used in) operating activities....      $ 56      $(174)     $104      $ 14      $ (99)
Net cash flow (used in) investing activities................       (58)      (121)     (139)      (54)       (13)
Net cash provided by financing activities...................         2        295        35        40        112
                                                                  ----      -----      ----      ----      -----
Increase (decrease) in cash and cash equivalents............      $ --      $  --      $ --      $ --      $  --
                                                                  ====      =====      ====      ====      =====

     From April 1, 1994 through the six months ended September 30, 1997 TPS used $113,000 in net cash from operating activities. The growth experienced for fiscal year ended March 31, 1997 required large increases in working capital. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of refunding of long term debt. TPS believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

                                    BUSINESS


     ImageMax was founded in November 1996 to become a leading national, single-source provider of integrated document management solutions. Prior to the Offering, ImageMax has not conducted any operations. ImageMax has entered into agreements to acquire the Founding Companies, simultaneously with and as a condition to the consummation of the Offering. The Founding Companies, which have been in business an average of over 20 years, have operations in 13 states, employ over 950 people and provided services and products to over 5,000 clients in the last year from 18 locations. The Company's pro forma combined revenues for the twelve-month period ended December 31, 1996 were $43.3 million. Pro forma combined revenues for the nine months ended September 30, 1997 were $36.5 million, an increase of 12.6% over the comparable 1996 period. Pro forma combined, as adjusted, net loss, for the twelve-month period ended December 31, 1996 was $0.5 million. Pro forma combined, as adjusted, net loss for the nine months ended September 30, 1997 was $1.3 million, compared to a pro forma combined, as adjusted, net loss of $0.3 million in the comparable 1996 period. The net loss in the nine months ended September 30, 1997 includes a $2.5 million non-recurring, non-cash special compensation charge.


     The Company's strategy is to work with clients to develop the best solution to their document management needs, including solutions involving both outsourced and in-house document capture, conversion, storage and retrieval. The majority of current document management industry revenue is derived from the management of film and paper media. However, advances in digital and other technologies continue to provide organizations with increasing document management options. As a result, the Company believes the most successful service providers will be those that can offer a complete spectrum of document management services and products encompassing solution design and expertise in the management of digital, film and paper media. Accordingly, the Company has initially targeted a broad variety of services and products, as well as technical and vertical market expertise, in order to create a platform from which it can become a leading national, single-source option for clients with intensive document management needs. The Company's services include document management consulting and systems integration, media conversion (consisting of electronic imaging and micrographics), data indexing and offshore data entry, information storage and retrieval, and document management system maintenance. The Company's products include proprietary, open-architecture digital imaging and indexing software, as well as document management systems and supplies.

MARKET AND INDUSTRY OVERVIEW

     Document management businesses provide services and products to capture, convert, index, store and retrieve documents, whether such documents exist on paper, microfilm or digital media. Based on information made publicly available by AIIM, the Company believes the U.S. market for document management services and products exceeded $6.5 billion in 1996. The Company believes that this market has been growing at an annual rate of approximately 11% since 1994. The Company believes that there is a large unvended component of the service market not contained in the AIIM data because most document management service for large organizations are still performed in-house. The document management services industry is highly fragmented. The Company estimates that there are over 2,000 companies engaged in a wide variety of business-to-business services and product sales and that a substantial majority of these companies are small businesses, selling to a single geographic market, offering a limited range of services or serving a limited number of client market segments.

     The Company believes that the following principal factors will drive the continued growth of the document management industry:

          Technological Change. The improvement of digital technology (i.e., CD-ROM, personal computers and computer networking) has dramatically reduced the cost of imaging, storing, indexing and retrieving documents while improving users' ability to manage documents more efficiently. This has resulted in many organizations developing new applications for these documents. Often these applications entail enterprise-wide access to documents that previously had been too costly or inconvenient to access rapidly in multiple locations. Evolving technology has also resulted in a greater need by end users for specialized expertise in both new and traditional document management systems and in integrating such systems.

          Growth in Document Management Needs. Many organizations, especially those in document-intensive industries such as health care, financial service and engineering, have focused attention on their document management processes and systems as part of a wider effort to manage their information more efficiently in order to improve productivity, competitiveness and client service. In addition, organizations must manage the ever increasing volume of information facilitated by document-generating technologies such as facsimile, high-speed printing, the internet and computer networking.

          Outsourcing. The Company believes that, while a majority of document management services are currently being performed by large organizations in-house, these organizations will increasingly outsource such services. Outsourcing provides an organization with a means to improve the management of its documents while allowing the organization to: (i) focus on its core competencies and revenue generating activities; (ii) reduce fixed costs, including labor and equipment; (iii) benefit from the expertise and economies of scale of outside providers; and (iv) gain access to new technologies without the risk and expense of near-term obsolescence. The Company believes that, as businesses strive to improve competitiveness through rapid access to information, service demands for outsourced document management functions will outstrip the capabilities and geographic coverage of smaller, capital constrained document management service providers.

     The Company believes the document management service industry is highly fragmented. The Company believes there are over 2,000 companies serving the document management needs of industry and government, with a majority of these companies generating annual revenues less than $10 million. The Company believes that many of the small businesses with which it competes are candidates for consolidation because they presently lack the capital for expansion, cannot keep abreast of rapidly changing technologies, are unable to effectively manage large complex projects, have not developed marketing and sales programs, do not have the volume buying power needed to negotiate favorable supply contracts, and are unable to meet the needs of large, geographically dispersed customers. In addition, increasing consolidation within two of the largest document-intensive industries, financial services and health care, has provided an additional impetus for document management companies to consolidate in order to grow with their clients. The continuing migration from paper and film to digital media has broken down many geographic barriers to the provision of document management services and has increased client demands for integrated operations across the nation. As a result, the Company believes that many owners of competing service providers will be receptive to being acquired by a document management company with a national presence, a solutions orientation and an integration strategy in order to remain competitive and as a means of providing the owners of such firms with liquidity.

COMPANY STRENGTHS

     The Company believes that its acquisition and integration of the Founding Companies create the following strengths:

          Broad Service and Product Offerings. The Company provides clients with a wide range of in-house and outsourced document management services and products. Services include imaging, micrographics, data indexing, electronic and film and paper storage and retrieval. Products include software for scanning, indexing and retrieval applications as well as systems and other equipment from leading document management hardware manufacturers. The Company's core media conversion services are complemented by its cost-effective offshore data entry capabilities. The Company provides these services individually or in combination to provide solutions to a wide range of clients' document management needs.


          Technical Expertise. The Company has developed substantial technical and systems expertise in the area of digital document management, and has developed commercial software products for digital scanning and retrieval applications which the Company licenses to other service providers and to end users. The Company intends to capitalize on this base of knowledge by establishing company-wide technology centers that will focus on software product development, enhancement of systems integration expertise and new product development such as data warehousing services and inter/intranet document management solutions.


          Diversified Client Base; Broad Geographic Coverage. The Company has over 5,000 active clients in a range of vertical markets, including health care, financial services and engineering. None of the Company's clients accounted for more than 5% of its pro forma combined revenues for either the year ended December 31, 1996 or the nine months ended September 30, 1997. With operations in the metropolitan markets of Atlanta, Boston, Chicago, New York and San Francisco as well as several large regional markets, the Company has an extensive service and product distribution network in place and the ability to provide selected services and products on a national basis.

          Management Expertise. Senior management of the Founding Companies includes well-known industry professionals with an average of 14 years of experience in the industry. A program to share the best management practices of the Founding Companies throughout the Company is currently being established. Senior managements' substantial industry relationships will also serve as a means of generating future acquisition candidates. Acquisition execution and integration, operating and financial oversight and strategic planning will be handled by the experienced executive management team.

BUSINESS STRATEGY

     The Company's goal is to become a leading national, single-source provider of integrated document management solutions. The Company intends to implement a business strategy focused on the following key elements:

          Become a Leading Single-Source Provider. The Company intends to become an industry leading single-source provider of integrated document management solutions. Building upon the expertise of the Founding Companies in a variety of digital, film and paper-based document management services and products, the Company will seek to further develop consultative relationships with clients to assess their document management needs and to recommend and provide cost-effective combinations of services and products. In many cases the Company will customize packages of services and products for specific vertical markets such as health care, financial services and engineering. As it broadens its geographic network, the Company will expand national account coverage to service clients who wish to work with a single vendor.

          Capitalize on Business Integration. The Company will seek to achieve internal revenue and margin growth by efficiently integrating the operations of the Founding Companies and will seek additional growth by effectively integrating future acquisitions. Strategic, operational and financial planning will be directed by executive management in order to articulate clear and common objectives, implement strategy and measure performance. Key marketing activities will be conducted under the corporate name in order to build a national brand. The centralization of administration and acquisition support, and the integration of internal financial, administrative, information and communications systems, are intended to enable business unit management to devote increased resources to business generation and client service.

          Increase Sales and Marketing Efforts. The Company intends to hire additional salespersons at the Founding Companies promptly after the Offering and to expand a national account sales force at the corporate level. Training of current and new salespersons will emphasize digital imaging applications, and the Company intends to institute profit-based sales compensation plans. The Company intends to leverage existing client relationships by cross-selling additional services and products and by coordinating and making available throughout the Company vertical market expertise already developed within the organization. In addition, the Company will seek to extend throughout its operations the marketing programs used by certain of the Founding Companies, utilizing direct marketing, telemarketing, seminar selling and internet marketing programs.

          Make Selective Acquisitions. The document management industry is highly fragmented. The Company estimates that there are over 2,000 document management companies, a substantial majority of which generate annual revenues of $10 million or less and provide limited service offerings and sell to a single geographic market. An important element of the Company's growth strategy is to make selected acquisitions to consolidate its position as a provider of complete document management solutions. Accordingly, the Company will continue its aggressive acquisition program promptly following the Offering in order to increase geographic coverage and market share, expand service and product capabilities, obtain key human resources and technical expertise, and generate critical mass and economies of scale nationally and in regional markets.

     The Company believes that it will be a preferred acquiror of other companies in the highly-fragmented document management industry as a result of the Company's technical capabilities, the industry reputation of the Founding Companies' management personnel, its solutions orientation and integration strategy, the benefits expected to flow from the Company's integration strategy, and the Company's financial capabilities and visibility as a public company. Moreover, the Company believes that the relationships developed through its licensing of software products and provision of offshore data entry services to over 100 independent document management service providers yield a valuable source of potential future acquisitions for the Company.

     Based on its acquisition activities and contacts since its inception in November 1996, the Company believes it is well positioned to continue its acquisition program promptly following the Offering, under the direction of Andrew R. Bacas, its Senior Vice President - Corporate Development and Bruce M. Gillis, its Chief Executive Officer. As of the date of this Prospectus, the Company has no commitments or agreements with respect to any acquisitions other than of the Founding Companies.

     As consideration for future acquisitions, the Company intends to use various combinations of Common Stock, cash and notes, and to emphasize Common Stock when continuing management is a key factor in the acquisition decision. The Company plans to register initially an additional 2,000,000 shares of its Common Stock with the Commission under the Securities Act promptly after completion of the Offering for use in future acquisitions.

SERVICES AND PRODUCTS

     The Company generates revenues from the sale of services and products. Services accounted for approximately 74% of pro forma combined revenues for the nine months ended September 30, 1997 and approximately 73% for the twelve months ended December 31, 1996, with products accounting for the remainder.

  Services

     The Company offers a broad range of document management services across a variety of media types and formats. This broad range of services, together with the Company's technical capabilities and experience in selected vertical markets, enables the Company to tailor document management solutions for its clients based on their specific needs. The current document management services that are currently provided in certain geographic locations through one or more of the Founding Companies include:

    Media Conversion Services

          Digital Imaging. The Company's digital imaging services involve the conversion of paper or microfilm documents into digital format through the use of optical scanners and the conversion of computer output to digital images typically stored on optical media or to microfilm. Once converted, digital images can be returned for client use on a CD-ROM or optical disk or stored by the Company in a data warehouse for subsequent retrieval and distribution. The Company believes that digital images are becoming the preferred format of storage due to benefits such as high speed retrieval, multiple indexing capabilities and the ability to support and distribute digital, film or paper output to multiple locations.

          Micrographics. The Company performs micrographic services, including the conversion of paper documents into microfilm images, indexing of film for computer-aided retrieval systems and COM. Micrographic media are selected as an alternative to paper or digital media for one or more of the following reasons: (i) film archives are more accessible, longer-lived and cheaper to store than paper; (ii) film is eye-readable and not subject to technological obsolescence; (iii) converting paper to film is currently more cost-effective than scanning paper for most documents where ease of accessibility is not needed; and (iv) there is a large base of organizations with existing film archives and reader-printer equipment.

          Data Entry and Indexing. The creation of index files for the rapid retrieval of images is a critical part of most value-added document management solutions. The Company provides specialized indexing services to a variety of clients for both film and digital-format documents. These labor-intensive services are often contracted for outside the U.S. as a means to utilize qualified personnel at generally lower cost than is available domestically.

    Storage and Retrieval Services

          Digital Storage and Retrieval. Digital storage of documents enables customers to retrieve large volumes of documents immediately, which would not be possible using conventional filing systems. Digital storage on CD-ROM, optical disk, magnetic disk or tape also allows for the rapid distribution of archival information to multiple destinations and removes the logistical burden and cost of storing paper documents. These storage systems may reside in one or more locations, either within a client's organization or at a Company-maintained data warehouse. Users may access images via a client-server network, a modem or an intra/internet. Because digitally-stored documents can be indexed according to several criteria, a client can use simple but exacting computer search techniques to rapidly access individual documents or groups of documents. The Company currently provides a variety of services and proprietary software products that support clients' digital storage and retrieval needs. See "- Products - Software" below.

          Film and Paper Storage and Retrieval. The Company manages the archiving of client documents, including processing (i.e., indexing and formatting), storage, retrieval, delivery and return to storage of documents within a rapid time frame. Typical archival documents include medical and legal case files, business records and financial transaction documents. Service fees generally include billing for storage space, plus activity charges for retrieval, delivery and return to storage, and ultimately for document destruction. The Company currently maintains three storage facilities in the Chicago area, the San Francisco Bay area, and in Monroe, Louisiana. The Company may seek to enter a relationship with one or more national providers of paper storage services in order to provide wider geographic coverage.

     The Company believes that client demand in the areas of document management solution integration, data warehousing and facilities management is growing rapidly, and the Company intends to expand its current capabilities in these areas.

  Products

     The Company develops proprietary, open-architecture software products which support electronic imaging and indexing services. In addition, the Company offers a wide range of digital imaging, scanning and viewing hardware, micrographic reader-printers, micrographic film and supplies and other equipment.

          Software. The Company develops, markets and supports a suite of proprietary open-architecture software products that support and enhance the scanning, indexing and retrieval of digital images for its own use and for sale to other document management companies and end-users. Versions of these software products can be run on Microsoft Windows-equipped networks or personal computers, and simplify the process of scanning, indexing and retrieving electronic images of documents. The DocuROM product was initially developed for use by document management companies in their digital conversion operations. The ScanTRAX and FileTRAX products were developed for marketing to end-users. These software products are marketed by the Company through a network of approximately 70 other document management companies acting as value-added resellers and also directly through the Company's own sales force to end-users including, in some cases, other document management companies.

          The Company has also developed and markets ImageMAX software, a high-end scanning and viewing software package for the aperture card market. This product is utilized by both service companies and end-users to convert and index micrographic images of large format documents (in the form of 35 millimeter aperture cards) into digital images.

          Hardware and Other Equipment. The Company maintains broker or dealer relationships with a number of document management equipment suppliers, including Bell & Howell, Canon, Kodak, Minolta, Photomatrix, 3M and Xerox. These relationships allow the Company to provide clients with the latest micrographic and digital image viewing, printing and conversion equipment. Several of the Founding Companies provide extensive field maintenance and repair services for the equipment they sell. Technical hardware expertise is expected to be shared across the Company's operations following the Offering. The Company expects that it will be able to achieve certain purchasing efficiencies with equipment manufacturers and that it will be an attractive dealer to equipment manufacturers seeking to achieve broad geographic coverage with a single company. The Company also provides its clients a wide range of micrographic film products, digital media and other graphic supplies.

CLIENTS AND KEY MARKETS

     The Company had a broad base of over 5,000 clients in the last year, none of which accounted for more than 5% of pro forma combined revenues for either the year ended December 31, 1996 or the nine months ended September 30, 1997. The Company's clients are primarily in the health care, financial services and engineering industries, as well as certain other vertical markets.

     The major markets for document management services providers are transaction-intensive industries in which the core business processes involve documents or industries for which there are legal or regulatory considerations requiring the processing and storage of documents in a controlled manner. While maintaining its diversified client base, the Company intends to increase its expertise in certain core vertical markets. An overview of the Company's major target markets follows:

     The Health Care Market: consists of health care providers, health care insurers and pharmaceutical companies.

     The Financial Services Market: consists of commercial banks, mortgage banking companies, insurance companies, brokerage companies and credit card and loan processing companies.

     The Engineering Market: consists of manufacturers, architectural and engineering consultants, utilities and telecommunications companies.

     Other Vertical Markets: include the retail and transportation markets, government entities and litigation support.

                                          REPRESENTATIVE CLIENTS
-----------------------------------------------------------------------------------------------------------
        HEALTH CARE              FINANCIAL SERVICES             ENGINEERING          OTHER VERTICAL MARKETS
----------------------------  -------------------------  --------------------------  ----------------------
Abbott Laboratories           CIT Group                  The Boeing Company          Avis Rent a Car, Inc.
Novartis AG                   First Union National Bank  General Electric Company    DHL International Ltd.
University of Nebraska        Nordstrom Credit, Inc.     General Motors Corporation  Waste Management, Inc.
  Medical Center                                         Honeywell, Inc.             State of California
Virginia Department of                                                               State of Louisiana
  Health                                                                             State of Mississippi

     The Founding Companies have historically provided services to most of these markets, as well as to governmental entities, universities and litigation support clients. The Company believes that it will enjoy a national reputation as a leading service provider for the engineering market, which utilizes large-format drawings and aperture cards. In addition, the Company provides document management services for a variety of non-industry-specific functions including accounts receivable and payable processing, shipping, human resources and management information systems reporting.

SALES AND MARKETING

     Historically, the Company's sales efforts have been implemented separately by each Founding Company. Sales efforts will initially be conducted by the Company's 30-person sales force supplemented by the sales activities of the Founding Companies' senior management. The Company plans to hire ten or more additional local territory salespersons promptly after the Offering and to hire a Vice President of Sales and Marketing as part of its national sales effort. The Company will seek to attract customers away from smaller industry providers through its ability to offer a broader range of solutions and products for clients' document management needs. The Company will also leverage existing client relationships by cross-selling its services, products and expertise throughout each client's organization.

     The Founding Companies have succeeded in expanding their client base by pro-actively selling the benefits of outsourcing document management functions to clients which, at the time, were in-house operators. The Company believes that its proactive, solution-based approach can be broadly effective with potential clients and will enable the Company to increase its market position. In contrast to other market participants who traditionally have been reactive in their approach to selling, the Company intends to pursue unvended accounts actively in addition to competing for existing outsourced business. Methods such as seminar selling, telemarketing and internet marketing that are utilized at certain of the Founding Companies will be implemented at the Company.

     The Company believes that its ability to attract and retain additional clients will depend on its ability to offer the broad range of services and products necessary to satisfy such clients' document management needs and maintain a high level of customer satisfaction.

COMPETITION

     The document management services industry is competitive. A significant source of competition is the in-house document management capability of the Company's target client base. Additionally, the Company competes with single-market, independent document management companies. The Company's larger competitors include Dataplex Corp. (a subsidiary of Affiliated Computer Services, Inc.), F.Y.I. Incorporated, IKON Office Solutions and Lason, Inc. Many of these competitors are presently larger than the Company and have greater financial and other resources and operate in broader geographic areas than the Company. Due to consolidation in the document management services industry, there is significant competition in acquiring such businesses, and the prices for attractive acquisition candidates may be bid up to higher levels, particularly in cases where competitors with greater financial and other resources than the Company compete for the same acquisition targets. Additionally, other potential competitors may choose to enter the Company's areas of operation in the future. Moreover, because the Company intends to enter new geographic areas, the Company expects to encounter significant competition from established competitors in each of such new areas. As a result of this competitive environment, the Company may lose clients or have difficulty in acquiring new clients and its revenues and margins may be adversely affected.

     The Company believes that the principal competitive factors in document management services include the breadth, accuracy, speed, reliability and security of service, technical expertise, industry specific knowledge and price. The Company competes primarily on the basis of the breadth and quality of service, technical expertise and industry specific knowledge, and believes that it competes favorably with respect to these factors.

INTELLECTUAL PROPERTY


     The Company regards certain of the software products, information and know-how of DDS as proprietary and relies primarily on a combination of trademarks, copyrights, trade secrets and confidentiality agreements to protect its proprietary rights. The Company's business is not materially dependent on any patents and it does not believe that any of its other proprietary rights are of any material value. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to obtain and use information that the Company regards as proprietary, and policing unauthorized use of the Company's proprietary information may be difficult. Litigation may be necessary for the Company to protect its proprietary information and could result in substantial cost to, and diversion of efforts by, the Company.


     The Company does not believe that any of its proprietary rights infringe the proprietary rights of third parties. Any infringement claims, whether with or without merit, can be time consuming and expensive to defend or may require the Company to enter into royalty or licensing agreements or cease the allegedly infringing activities. The failure to obtain such royalty agreements, if required, and the Company's involvement in such litigation could have a material adverse effect on the Company's business, financial condition and results of operations.

FACILITIES AND EQUIPMENT

     The Company's headquarters offices are in Bala Cynwyd, Pennsylvania which it maintains under a lease expiring in December 1997. The Company is presently seeking a new site for its headquarters offices. In addition, the Company conducts operations through one owned and 22 other leased facilities in 13 states containing, in the aggregate, approximately 341,000 square feet. The Company's principal facilities are summarized in the following table:

                             APPROXIMATE
LOCATION                    SQUARE FOOTAGE                           PRINCIPAL USE(S)
--------                    --------------                           ----------------
Tempe, AZ                        8,800           Document management operations, offices
Emeryville, CA                  24,000           Document management operations, offices
Emeryville, CA                  16,000           Warehouse
Sacramento, CA                   6,000           Document management operations
Marietta, GA                     3,200           Document management operations, offices
Chesterton, IN*                 41,000           Offices, document management operations
Chesterton, IN                  11,000           Warehouse
Monroe, LA                      65,000           Retail, document management operations, offices
Shreveport, LA                   4,000           Offices
Stoughton, MA                   47,000           Document management operations, offices
Worcester, MA                    4,800           Document management operations, offices
Lincoln, NE                      4,300           Document management operations, offices
Lincoln, NE                      6,900           Warehouse, offices
Millwood, NY                     1,000           Offices
Dayton, OH                      12,500           Document management operations, offices
Eugene, OR                      11,400           Document management operations, offices
Eugene, OR                       2,300           Warehouse
Portland, OR                    13,500           Document management operations, offices
Portland, OR                     2,200           Document management operations, offices
Cayce, SC                       20,000           Document management operations, offices

                             APPROXIMATE
LOCATION                    SQUARE FOOTAGE                           PRINCIPAL USE(S)
--------                    --------------                           ----------------
Cleveland, TN                   12,000           Document management operations, offices
Forest, VA                      21,500           Document management operations, offices
Richmond, VA                     1,300           Offices

------------------
* owned facility

     The Company believes that its properties are generally well maintained, in good condition and adequate for its present needs, and that suitable additional or replacement space will be available when needed. The Company owns or leases under both operating and capital leases substantial computer, scanning and imaging equipment which it believes to be adequate for its current needs.

ENVIRONMENTAL MATTERS

     The Company is subject to federal, state and local laws, regulations and ordinances that: (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous substances and solid and liquid wastes; and
(ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposal or other releases of solid and liquid wastes.

     The Company is not currently aware of any environmental conditions relating to present or past waste generation at or from these facilities that would be likely to have a material adverse effect on the business, financial condition or results of operations of the Company. However, there can be no assurances that environmental liabilities will not have a material adverse effect on the business, financial condition or results of operations of the Company.

EMPLOYEES

     On a pro forma combined basis, as of September 30, 1997, the Company had approximately 950 employees, approximately 160 of whom were employed primarily in management and administration. The Company considers its relations with its employees to be good.

LEGAL PROCEEDINGS

     The Company is from time to time a party to litigation arising in the ordinary course of its business. The Company is not subject to any pending material litigation.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The Company's executive officers and Directors and their respective ages and positions are as follows:

               NAME                      AGE                           POSITION
               ----                      ---                           --------
Bruce M. Gillis...................       40        Chief Executive Officer and Chairman of the
                                                   Board of Directors
S. David Model....................       40        President and Chief Operating Officer
James D. Brown....................       39        Senior Vice President - Finance, Chief Financial
                                                   Officer and Treasurer
Andrew R. Bacas...................       39        Senior Vice President - Corporate Development,
                                                   Secretary and Director
David C. Utz, Jr..................       41        Director
Rex Lamb..........................       39        Director*
John E. Semasko...................       52        Director*
Lennox K. Black...................       67        Director*
David C. Carney...................       60        Director*
Lewis E. Hatch, Jr................       71        Director*
Steven N. Kaplan..................       37        Director*

------------------
* To be appointed by the Board of Directors to fill vacancies created by enlarging the Board of Directors upon completion of the Offering.

     Bruce M. Gillis is a founder of the Company and has been the Company's Chief Executive Officer and Chairman of the Board since inception. From September 1996 through the present, Mr. Gillis has been President of GBL, an investment concern which has a management agreement with the Company. See "Certain Transactions." Mr. Gillis has served as a director since 1989 of Liebhardt Mills, Inc., a national bedding manufacturer, for which he has also served as Vice President - Finance from 1989 to 1994. From 1994 to 1996, Mr. Gillis was President of Villanova Investment Corp., a strategy consulting and investment management company. From 1980 to 1983 and 1985 to 1988, Mr. Gillis served as a consultant with McKinsey & Co., Inc., a global strategy consulting firm. Mr. Gillis has an undergraduate degree in economics from Yale and an MBA from Stanford University.

     S. David Model has been the Company's President and Chief Operating Officer since he joined the Company in August 1997. From 1987 to August 1997, Mr. Model was employed by Teleflex Incorporated, a diversified manufacturer of automotive, marine, industrial, aerospace and medical products, and has held several management positions in various subsidiaries of Teleflex Incorporated's Aerospace Group, from Sales and Engineering Manager of the Airfoil Management Division to Executive Vice President, Airfoil Technologies International, LLC. Mr. Model has an undergraduate degree in engineering from Yale University and an MBA from the Wharton School of the University of Pennsylvania.

     James D. Brown has been the Chief Financial Officer of the Company since he joined the Company in August 1997. From March 1996 to August 1997, Mr. Brown was the Chief Financial Officer of LMR Holdings, Inc., a textile component manufacturer. In 1995, Mr. Brown was a consultant specializing in accounting controls and financing. From 1990 to 1994, Mr. Brown was a controller and chief financial officer of various operating companies of Joseph Littlejohn & Levy, a merchant bank. Mr. Brown has an undergraduate degree in economics from Hamilton College and a masters degree in accounting from New York University. Mr. Brown is a certified public accountant.

     Andrew R. Bacas is a founder of the Company and has been a Director since inception. Mr. Bacas joined GBL in May 1997 and will serve as the Company's Senior Vice President - Corporate

Development after the Offering. From 1992 to May 1997, Mr. Bacas was an Associate and later a Vice President - Corporate Finance of Simmons & Company International, an investment bank to the international oil service and equipment industry. From 1991 to 1992 Mr. Bacas was a Financial Analyst for the Upstream Business Unit at Exxon Company, USA. From 1984 to 1991 Mr. Bacas was a Naval Flight Officer in the United States Navy. Mr. Bacas has an undergraduate degree in engineering from Yale University and an MBA from the Wharton School of the University of Pennsylvania.

     David C. Utz, Jr. has served as a member of the Board of Directors of the Company since its inception in November 1996. Mr. Utz has been the Chairman of the Board and Chief Executive Officer of AMMCORP since August 1988. Mr. Utz previously worked in administrative and financial capacities for Fairview Health System, a multi-hospital holding company, located in Minneapolis, Minnesota. Mr. Utz has an undergraduate degree in Business Administration from the University of Minnesota.

     Rex Lamb founded DTI in 1991 and has served as its President since inception. Mr. Lamb co-founded DDS in 1994 and has served as its President since inception. Mr. Lamb has an undergraduate degree in Education from the University of Nebraska. Following the Offering, Mr. Lamb will become a Director of the Company.

     John E. Semasko acquired OMI in 1975 and has served as its President since its acquisition. Mr. Semasko has an undergraduate degree in Forestry from Rutgers University. Following the Offering, Mr. Semasko will become a Director of the Company.

     Lennox K. Black has been the Chairman of Teleflex Incorporated since 1982 and served as Teleflex's Chief Executive Officer from 1982 to 1995. Mr. Black currently serves as a director of Quaker Chemical Corporation, Pep Boys and the Penn Virginia Corporation. Mr. Black has an undergraduate degree in Economics from McGill University. Following the Offering, Mr. Black will become a Director of the Company.

     David C. Carney has been an Executive Vice President of Jefferson Health System, a health care organization since 1996. From 1991 to 1995, Mr. Carney served as the Chief Financial Officer of CoreStates Financial Corporation. From 1980 to 1991 he served as an area managing partner of Ernst & Young. Mr. Carney currently serves as a director of CMAC Investment Corporation, AAA Mid-Atlantic & Keystone Insurance Companies and the World Affairs Council. Mr. Carney has an undergraduate degree from Temple University and is a graduate of the Advanced Management Program at the Harvard Business School. Following the Offering, Mr. Carney will become a Director of the Company.

     Lewis E. Hatch, Jr. is the retired former Chairman and Chief Operating Officer of Rusch International, an international medical device manufacturer. Mr. Hatch is a director of Teleflex Incorporated and Park-Ohio Industries, Inc. Mr. Hatch has an undergraduate degree from Ursinus College. Following the Offering, Mr. Hatch will become a Director of the Company.

     Steven N. Kaplan is the Leon Carroll Marshall Professor of Finance at the University of Chicago Graduate School of Business. Dr. Kaplan joined the faculty of the University of Chicago originally in 1988 as an Assistant Professor. Previously, Dr. Kaplan was an associate at Booz Allen Hamilton, Inc. and an analyst with Kidder Peabody & Company. Dr. Kaplan holds an A.B. degree in Applied Mathematics, an A.M. and a Ph.D. in Business Economics from Harvard University. Following the Offering, Dr. Kaplan will become a Director of the Company.

FOUNDING COMPANY MANAGEMENT

     The key executives of the Founding Companies are as follows:

          Gary D. Blackwelder, age 41, has been President of I(2) Solutions since 1989.

          James E. Bunker, age 58, co-founded TIMCO in 1980 and has served as its Chairman since that time.

          Mark Creglow, age 39, co-founded DDS in 1994 and has served as its Vice President since inception. Prior to founding DDS, Mr. Creglow was Regional Sales Manager for Distribution Management Systems, Inc.

          David L. Crowder, age 41, has served as President of TPS since 1990 and has been with TPS for 19 years.

          Judith K. DeMott, age 58, co-founded DataLink in 1984, and has served as President since its inception.

          Carmen DiMatteo, age 62, joined Spaulding in 1960 and has served as its President since 1996.

          Jeffry P. Kalmon, age 48, has served as President of TIMCO since 1996. He joined TIMCO in 1984 as a sales representative.

          Ovidio Pugnale, age 63, joined IMS's predecessor originally in 1980 as General Manager and became IMS's President in 1986. Prior to joining IMS, Mr. Pugnale served 26 years as an officer in the United States Air Force.

          Ellen Rothschild-Taube, age 40, co-founded IDS in 1989 and has served as IDS's Vice President since its inception.

          Mary Jane Semasko, age 50, has served as Vice President of OMI since its acquisition in 1975.

          Theodore J. Solomon, age 73, has served as Chairman of the Board and Chief Executive Officer of CMC, Laser Graphics and I(3) since 1992, 1994 and 1995, respectively.

          Mitchell J. Taube, age 40, co-founded IDS in 1989 and has served as IDS's President since its inception. Mr. Taube currently serves on the AIIM Service Company Executive Committee.

          David C. Yezbak, age 31, has served as President of CodaLex, Laser Graphics and I(3) since 1995. Previously, he served as Vice President of CodaLex from 1992 to 1995.

     The Company's executive officers are appointed annually by, and serve at the discretion of, the Board of Directors. The Board of Directors currently consists of three members. The Company expects to appoint Messrs. Lamb, Semasko, Black, Hatch and Carney and Dr. Kaplan to its Board of Directors following the consummation of the Offering and, at that time, the Board of Directors will include nine Directors divided into three classes as follows: Class I Directors (Messrs. Gillis, Utz and Carney); Class II Directors (Messrs. Bacas, Semasko and Hatch); and Class III Directors (Messrs. Lamb and Black and Dr. Kaplan). At each annual meeting of shareholders, the appropriate number of Directors will be elected for a three-year term to succeed the Directors of the same class whose terms are then expiring. The initial terms of the Class I Directors, Class II Directors and Class III Directors will be one, two and three years, respectively and will expire upon the election and qualification of successor Directors at the annual meetings of shareholders held in calendar years 1998, 1999 and 2000, respectively. There is no family relationship between any Director or executive officer of the Company.

BOARD COMMITTEES

     Upon completion of the Offering, the Company intends to establish Audit and Compensation Committees of the Board of Directors comprised of independent directors. The Audit Committee will review the qualifications of the Company's independent auditors, make recommendations to the Board of Directors regarding the selection of independent auditors, review the scope, fees and results of any audit and review non-audit services and related fees provided by the independent auditors.

     The Compensation Committee will be responsible for the administration of all salary and incentive compensation plans, including the Stock Incentive Plans and bonuses, for the executive officers and Directors who are or will become employees of the Company.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid a fee of $500 for each board and committee meeting attended in person and all directors are reimbursed for travel expenses as incurred. It is anticipated that each of the four Director nominees who are not employees of the Company will be appointed to the Board of Directors and granted nonqualified stock options to purchase 20,000 shares of Common Stock upon completion of the Offering. It is anticipated that such options will have a per share exercise price equal to the initial public offering price and will vest in equal annual installments over three years.

EXECUTIVE COMPENSATION

     The Company was incorporated in 1996 and neither conducted operations nor paid any compensation in that year. The Company has utilized its initial capitalization in 1997 to pay start-up expenses, primarily associated with identifying and negotiating the Acquisitions. The Company anticipates that, for 1997, its most highly compensated executive officers and their annualized base salaries will be: Mr. Gillis ($200,000); Mr. Model ($150,000); Mr. Brown ($130,000); and Mr. Bacas ($130,000) (collectively, the "Named Executive Officers"). Each Named Executive Officer has entered into an employment agreement with the Company commencing in August 1997. See "-Employment Agreements."

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with the Named Executive Officers in August 1997, the initial terms of which expire on December 31, 2000, except for Mr. Gillis' agreement which expires on December 31, 2002. Mr. Gillis will serve as Chief Executive Officer at a base annual salary of $200,000. Mr. Model will serve as Chief Operating Officer at a base annual salary of $150,000. Mr. Brown will serve as Chief Financial Officer at a base annual salary of $130,000. Mr. Bacas will serve as Senior Vice President - Corporate Development at a base annual salary of $130,000. The base annual salary of each of the Named Executive Officers is subject to increases periodically at the discretion of the Board, and each Named Executive Officer may receive an annual bonus as determined by the Board. Each of the employment agreements provides for customary benefits including life, health and disability insurance, 401(k) plan participation and a car allowance. Each of the employment agreements futher provides that if the employee is terminated without cause he is entitled to severance pay of between six months' and one year's base salary and benefits. In the event he is terminated in connection with a change of control (as defined therein), he is entitled to receive 18 months' base salary and benefits.

STOCK INCENTIVE PLANS

  1997 INCENTIVE PLAN

     The Company's 1997 Incentive Plan (the "Incentive Plan") provides for the award of up to 600,000 shares of its Common Stock (or options and other awards with respect to 600,000 shares) to its employees, Directors, consultants and other individuals who perform services for the Company.

     The Board of Directors may appoint a committee ("Compensation Committee") to administer the Incentive Plan. Under the terms of the Incentive Plan, the Compensation Committee is required to be composed of two or more Directors. The Compensation Committee has the authority to interpret the Incentive Plan and to determine and designate the persons to whom options or awards shall be made and the terms, conditions and restrictions applicable to each option or award (including, but not limited to, the price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions).

     The Incentive Plan contains provisions for granting various stock-based awards, including incentive stock options, as defined in Section 422 of the Code, nonqualified stock options (options that are not incentive stock options), restricted stock, performance shares and performance units (as further described below). The term of the Incentive Plan is ten years, subject to earlier termination or amendment, but options and other rights may remain exercisable after the Incentive Plan expires or is terminated.

     The Compensation Committee has the power to select award recipients and their allotments and to determine the price, term and vesting schedule for awards granted. There are no predetermined performance formulas or measures or other specific criteria used to determine recipients of awards under the Incentive Plan. The Company anticipates that awards will be based generally upon the grantee's position and responsibilities, the nature of services provided and accomplishments, the value of the services to the Company, the present and potential contribution of the grantee to the success of the Company, the anticipated number of years of service remaining and other factors the Board and the Compensation Committee may deem relevant.


     Pursuant to the Incentive Plan, upon the completion of the Offering, nonqualified options to purchase an aggregate of 287,500 shares of Common Stock at the initial public offering price set forth on the cover page of this Prospectus will be granted to the Named Executive Officers as follows: Mr. Gillis (100,000), Mr. Model (62,500), Mr. Brown (62,500) and Mr. Bacas (62,500).
Additionally, each of Messrs. Black, Hatch and Carney and Dr. Kaplan will receive nonqualified options to purchase 20,000 shares of Common Stock at the initial public offering price in his capacity as an outside Director. The grants will vest in equal annual installments over three years.


     Stock Options. The Incentive Plan provides for the grant of incentive stock options to employees of the Company. The Incentive Plan also provides for the grant of nonqualified stock options to employees of the Company, directors of the Company, and consultants and other individuals who perform services for the Company but are not employed by the Company. The exercise price of any incentive stock option granted under the Incentive Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% of fair market value in the case of an option holder who is a 10% owner). Options granted under the Incentive Plan may be exercised for cash or, in the Compensation Committee's discretion, in exchange for shares of Common Stock owned by the option holder having a fair market value on the date of exercise equal to the option exercise price. The aggregate fair market value, determined on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any option that does not meet the requirements or limits applicable to incentive stock options is treated as a nonqualified stock option.

     Under the Incentive Plan, each option is exercisable for the full amount of the shares subject to option or for any part thereof at such intervals or in such installments as the Compensation Committee shall determine at the time it grants the option. However, no option shall be exercisable with respect to any shares of Common Stock later than ten years after the date of the grant of such option (five years in the case of an incentive stock option granted to a 10% owner). All options are nontransferable, except upon death, by the optionee. The shares subject to expired options or terminated options which remain unexercised become available for future grants.

     If an optionee ceases to be employed by, or to render services to, the Company for any reason other than death, disability or termination for cause, any option exercisable on the date of such termination generally may be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment or service by reason of death or disability, any option exercisable at the date of such termination generally may be exercised for a period of one year from the date of termination or until the expiration of the stated term of the option, whichever period is shorter. If a participant's employment or service is terminated for cause, any option not exercised prior to the date of such termination shall be immediately canceled. In the event of a change of control (as defined in the Incentive Plan) of the Company, the Incentive Plan provides that all outstanding options may, at the Board of Director's election, become immediately exercisable. The Incentive Plan allows the Compensation Committee to vary the foregoing exercisability and cancellation terms in its discretion.

     Restricted Stock. "Restricted Stock" represents shares of the Company's Common Stock granted to an employee for no cash consideration, which will be forfeited to the Company if the grantee ceases to be an employee of the Company during a restriction period specified by the Compensation Committee at the time it grants the Restricted Stock. In the event of death or disability, the restrictions will lapse with respect to that percentage of Restricted Stock held by the grantee that is equal to the percentage of the restriction period that had elapsed as of the date of death or commencement of disability. The Board of Directors may provide that, in the event of a change of control of the Company, all restrictions on shares of Restricted Stock will lapse. Shares of Restricted Stock that are forfeited become available for future grants.

     Performance Shares. A "Performance Share" is an award of the right to receive stock at the end of a specified period upon the attainment of performance goals specified by the Compensation Committee at the time of grant. Performance Shares generally will be forfeited if the grantee ceases to be an employee of the Company during the performance period for any reason other than death, disability or retirement. In the event of death, disability or retirement, the participant or his or her estate will be entitled to receive, at the expiration of the performance period, a percentage of his or her Performance Shares equal to the percentage of the performance period that had elapsed at the time of death or commencement of disability, provided that the Compensation Committee determines that the applicable performance goals have been met. In the event of a change of control of the Company, the Board of Directors may provide that all conditions applicable to each Performance Share award will terminate, and the full number of shares of Common Stock subject to the Performance Share award will be issued to the grantee. Performance Shares that are forfeited or not delivered to the grantee become available for future grants.

     Performance Units. A "Performance Unit" is an award of the right to receive cash at the end of a specified period upon the attainment of performance goals specified by the Compensation Committee at the time of the grant. The amount payable under a Performance Unit is equal to the increase in value of a Unit from the date of award to the date of attainment of the performance goals. Performance Units generally will be forfeited if the grantee ceases to be an employee of the Company during the performance period for any reason other than death, disability or retirement. In the event of death, disability or retirement, the grantee or his or her estate will be entitled to receive, at the expiration of the performance period, a cash payment for a percentage of his or her Performance Units equal to the percentage of the performance period that elapsed at the time of death or commencement of disability, provided that the Compensation Committee determines that the applicable performance goals have been met. In the event of a change of control of the Company, the Board of Directors may provide that all conditions applicable to the Performance Units will terminate and a cash payment for the full amount of the Performance Units will be made to the grantee.

  EMPLOYEE STOCK PURCHASE PLAN

     The Company has adopted an Employee Stock Purchase Plan (the "Purchase Plan"), which will allow all full-time employees of the Company, other than 5% shareholders, temporary employees, and employees having less than six months' service with the Company, to purchase shares of the Company's Common Stock at a discount from the prevailing market price at the time of purchase. Such shares may either be issued by the Company from its authorized and unissued Common Stock or purchased by the Company on the open market. A maximum of 250,000 shares of the Company's Common Stock will be available for purchase under the Purchase Plan.

     An eligible employee will be able to specify, before the commencement of each quarterly period, an amount to be withheld from his or her paycheck and credited to an account established for him or her (the "Participation Account"). Amounts in the Participation Account will be applied to the purchase of shares of the Company's Common Stock on the last day of each quarterly period. The price of such shares will be equal to 90% of the lower of the value of such shares on the first and last days of the quarterly period. For this purpose, the value shall be the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the Nasdaq National Market or, if not listed or traded, the fair market value determined by the Board of Directors. Only whole shares of Common Stock may be purchased. Amounts withheld from an employee's paycheck and not applied to the purchase of whole shares of Common Stock will, at the election of the employee, either remain credited to the employee's Participation Account or be returned to the employee.

     Upon termination of an employee's employment for any reason, or upon a leave of absence beyond 90 days, all amounts credited to such employee's Participation Account shall be returned to him or her.

     The Purchase Plan will be administered by the Board of Directors, which may delegate responsibility to a committee of the Board. The Board of Directors may amend or terminate the Purchase Plan. The Purchase Plan is intended to comply with the requirements of Section 423 of the Code.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY


     Since inception and prior to the Offering, the Company issued Common Stock and Series A Preferred Stock (1,154,259 shares of Common Stock on an as-converted basis) for an aggregate purchase price of approximately $1.8 million, including 727,340 shares of Common Stock (on an as-converted basis) issued to persons who are officers or Director nominees of the Company as follows: Bruce M. Gillis, Chief Executive Officer and Chairman of the Board, purchased an aggregate of 295,448 shares (including 31,025 shares of Common Stock underlying Series A Preferred Stock) for an aggregate purchase price of $81,041; David Model, President and Chief Operating Officer, purchased an aggregate of 68,750 shares (including 26,442 shares of Common Stock underlying Series A Preferred Stock) for an aggregate purchase price of $225,000; James D. Brown, Senior Vice President - Finance, Chief Financial Officer and Treasurer, purchased an aggregate of 33,846 shares (including 8,461 shares of Common Stock underlying Series A Preferred Stock) for an aggregate purchase price of $100,000; Andrew R. Bacas, Senior Vice President - Corporate Development, Secretary and Director, purchased an aggregate of 223,526 shares (including 35,257 shares of Common Stock underlying Series A Preferred Stock) for an aggregate purchase price of $70,292; David C. Utz, Jr., a Director, purchased an aggregate of 84,616 shares (including 42,308 shares of Common Stock underlying Series A Preferred Stock), for an aggregate purchase price of $25,000; and John
E. Semasko, a Director nominee, purchased an aggregate of 21,154 shares of Common Stock underlying Series A Preferred Stock for an aggregate purchase price of $100,000. In addition, each of Messrs. Black and Hatch, Director nominees, has indicated his intent to purchase 7,692 shares of Common Stock (based on an assumed initial public offering price of $13.00 per share) for an aggregate purchase price of $100,000 each. As members of the initial executive management group involved in founding and organizing the Company, Messrs. Gillis, Model, Brown and Bacas are promoters of the Company. See "Management."


ACQUISITION TRANSACTIONS

     The consideration to be paid for the Founding Companies was determined through arm's-length negotiations among ImageMax and representatives of the Founding Companies. The factors considered by the parties in determining the consideration to be paid include, among others, the historical operating results, the levels of indebtedness and the future prospects of the Founding Companies.


     The general terms of each of the Acquisitions (assuming (i) an initial public offering price of $13.00 per share and (ii) purchase price adjustments based on the net book value of assets, working capital and levels of indebtedness, as applicable, existing as of September 30, 1997) are set forth below. Any change in the initial public offering price(1) will cause the number of shares of Common Stock to be issued in connection with the Acquisitions to vary and any change in such purchase price adjustments as of the closing date of the Acquisitions will cause the cash portion of the consideration to vary.


          AMMCORP. ImageMax will acquire the parent of AMMCORP by merger for approximately $4.7 million, consisting of $0.5 million in cash, 71,923 shares of Common Stock (aggregate value: $934,999), and purchase price adjustments of $0.3 million plus the assumption of approximately $3.0 million of outstanding debt. David C. Utz, Jr., a Director of the Company, owns the parent of AMMCORP. In addition, ImageMax will assume $50,000 of additional liabilities which will be repaid by the Company at the closing of the Acquisition.

          THE CODALEX GROUP. ImageMax will acquire the assets and assume certain liabilities of I(3) and will acquire Laser Graphics and CMC by merger for approximately $3.3 million, consisting

------------------

(1) A 10% change in the initial public offering price, for example, would increase or decrease the number of shares of Common Stock issued to the Founding Companies by approximately 107,000 and 132,000 shares, respectively. There would be no effect on the total purchase price, goodwill or net income and the effect on pro forma earnings per share would be immaterial.

     of $1.4 million in cash, the assumption of approximately $0.9 million of indebtedness and 78,412 shares of Common Stock (aggregate value:
     $1,019,356). In addition, the Company will enter into five-year leases for two facilities with affiliates of CodaLex, David C. Yezbak and Theodore J. Solomon or their affiliates.

          DATALINK. ImageMax will acquire the assets of DataLink and assume certain of its liabilities for approximately $3.8 million, consisting of $3.3 million in cash and 38,462 shares of Common Stock (aggregate value:
     $500,006). In addition, ImageMax will assume approximately $0.2 million of additional liabilities which will be repaid by the Company at the closing of the Acquisition. In addition, the Company will enter into a five-year lease for a facility with affiliates of DataLink, Judith K. DeMott and Geri Davidson or their affiliates.

          DOCUTECH. ImageMax will acquire the assets of DTI and assume certain of its liabilities for approximately $2.7 million in cash. ImageMax will acquire DDS by merger for approximately $6.5 million, consisting of $2.7 million in cash and 288,750 shares of Common Stock (aggregate value:
     $3,753,750). Rex Lamb beneficially owns 100% of DTI and 51% of DDS. It is contemplated that Mr. Lamb will be appointed to serve as a Director upon completion of the Offering.

          I(2) SOLUTIONS. ImageMax will acquire I(2) Solutions by merger for approximately $5.4 million, consisting of $1.3 million in cash, purchase price adjustments of $0.7 million and 261,538 shares of Common Stock (aggregate value: $3,399,994). Included on I(2) Solutions closing balance sheet will be approximately $0.8 million in cash. In addition, the Company will enter into five-year leases for two facilities with an affiliate of I(2) Solutions, Gary Blackwelder.

          IMS. ImageMax will purchase all of the issued and outstanding stock of IMS for approximately $3.1 million, consisting of approximately $2.1 million in cash, the assumption of approximately $0.2 million of outstanding debt and 61,538 shares of Common Stock (aggregate value:
     $799,994). In addition, the Company will enter into a five year lease for a facility with an affiliate of IMS, Ovidio Pugnale.

          IDS. ImageMax will acquire IDS by merger for approximately $3.9 million, consisting of $1.5 million in cash, purchase price adjustments of $0.2 million and 165,000 shares of Common Stock (aggregate value:
     $2,145,000).

          OMI. ImageMax will acquire OMI by merger for approximately $3.0 million, consisting of approximately $1.4 million in cash, the assumption of approximately $65,000 of outstanding debt and 117,692 shares of Common Stock (aggregate value: $1,529,996). In addition, the Company will enter into a five-year lease for a facility with John E. and Mary Jane Semasko or their affiliates. John E. Semasko is the owner of OMI. It is contemplated that Mr. Semasko will be appointed to serve as a Director upon completion of the Offering. In addition, ImageMax will assume $115,000 of additional liabilities which will be repaid by the Company at the closing of the Acquisition.

          SPAULDING. ImageMax will acquire the assets and assume certain liabilities of Spaulding for $4.3 million in cash and purchase price adjustments of $0.2 million.

          TIMCO. ImageMax will acquire the assets and assume certain liabilities of TIMCO for approximately $3.5 million, consisting of $2.7 million in cash and 59,615 shares of Common Stock (aggregate value:
     $774,995).

          TPS. ImageMax will purchase all of the issued and outstanding stock of TPS for approximately $3.0 million, consisting of $1.6 million in cash, the assumption of approximately $0.9 million of outstanding debt and 41,538 shares of Common Stock (aggregate value: $539,994). In addition, ImageMax will assume $200,000 of additional liabilities which will be repaid by the Company at the closing of the Acquisition.

     The aggregate value of the Common Stock portion of the consideration for each of the Acquisitions, and the portion of the consideration to be paid in shares of Common Stock, is fixed.

Accordingly, an increase or decrease in the initial public offering price will cause the amount of shares of Common Stock paid for each Acquisition to correspondingly decrease or increase, respectively. The Company has agreed to repay approximately $5.5 million of indebtedness of the Founding Companies, of which approximately $3.0 million is indebtedness of AMMCORP, whose shareholder, David C. Utz, Jr., is a Director of the Company and approximately $0.1 million is indebtedness of OMI, whose shareholder, John E. Semasko, is expected to become a Director of the Company upon completion of the Offering.

     The consummation of each Acquisition is subject to customary closing conditions. These conditions include, among others, the continuing accuracy of the representations and warranties of the Founding Companies, the principal shareholders thereof and ImageMax on the closing date of the Acquisitions, the performance by each of them of all covenants included in the agreements relating to the Acquisitions and the non-existence of a material adverse change in the results of operations, financial condition or business of each Founding Company. There can be no assurance that the conditions to the closing of the Acquisitions will be satisfied or waived or that the Acquisition agreements will not be terminated prior to consummation.

MANAGEMENT CONTRACT


     The Company entered into a management contract with GBL Capital Corporation in November 1996 whereby GBL managed the operations of the Company for an initial payment of $5,000 and a monthly fee ranging from $10,000 to $25,000 (aggregating $121,500 through July 31, 1997), plus expenses. The monthly fee payments pursuant to the management contract were terminated on July 31, 1997. The management contract requires the payment of $500,000 to GBL upon completion of the Offering. Messrs. Gillis and Bacas are both owners and controlling persons of GBL and are considered promoters of the Company. See Note 6 to ImageMax Financial Statements.


FUTURE TRANSACTIONS

     The Company has adopted a policy that it will not enter into any material transaction in which a Company director or officer has a direct or indirect financial interest, unless the transaction is determined by the Company's Board of Directors to be fair as to the Company or is approved by a majority of the Company's disinterested directors or by the Company's shareholders, as provided for under Pennsylvania law.

                             PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of November 28, 1997 giving pro forma effect to the Acquisitions (based on an assumed initial public offering price of $13.00 per share) by: (i) each executive officer and Director and persons who will become a Director upon consummation of the Offering; (ii) each person known by the Company to beneficially own more than 5% of the Common Stock; and (iii) all Directors and executive officers as a group. Each person named below has an address in care of the Company's principal executive offices.



                                                            SHARES BENEFICIALLY OWNED(1)
                                                  ------------------------------------------------
                                                                              PERCENT
                                                                  --------------------------------
NAME                                               NUMBER         BEFORE OFFERING   AFTER OFFERING
----                                              ---------       ---------------   --------------
Bruce M. Gillis(2)..............................    295,448            12.6%              5.4%
Andrew R. Bacas(3)..............................    223,526             9.5               4.1
S. David Model(3)...............................     60,288             2.6               1.1
James D. Brown(3)...............................     33,846             1.4                 *
Rex Lamb(4).....................................    191,250             8.1               3.5
David C. Utz, Jr................................    156,539             6.7               2.9
John E. Semasko(4)..............................    138,846             5.9               2.6
Lennox K. Black(4)(5)...........................         --               *                 *
David C. Carney(4)(6)...........................         --               *                 *
Lewis E. Hatch, Jr.(4)(5).......................         --               *                 *
Steven N. Kaplan(4)(6)..........................     12,692               *                 *
Gary D. Blackwelder.............................    261,538            11.1               4.8
Mitchell J. Taube(7)............................    186,154             7.9               3.4
All executive officers and Directors as a group
  (11 persons)..................................  1,112,435            47.6              20.5


------------------

 * Represents less than 1.0% of the outstanding shares of Common Stock.
(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership before the Offering is based upon 2,338,727 shares of Common Stock outstanding (giving effect to the Acquisitions) immediately prior to the Offering. Percentage ownership after the Offering is based upon 5,438,727 shares of Common Stock to be outstanding upon completion of the Offering.

(2) Excludes 100,000 shares issuable upon the exercise of stock options to be granted on the date of this Prospectus which are not exercisable within 60 days of the date hereof.
(3) Excludes 62,500 shares issuable upon the exercise of stock options to be granted on the date of this Prospectus which are not exercisable within 60 days of the date hereof.
(4) To be appointed as a Director to fill vacancies created by enlarging the Board of Directors upon completion of the Offering.
(5) Excludes 20,000 shares issuable upon the exercise of stock options to be granted on the date of this Prospectus which are not exercisable within 60 days of the date hereof. Excludes 7,692 shares (at an assumed initial public offering price of $13.00 per share) that Messrs. Black and Hatch each has indicated their intent to purchase in the Offering. Such shares, on an individual basis, will represent less than 1.0% of the outstanding shares of Common Stock after the Offering.
(6) Excludes 20,000 shares issuable upon the exercise of stock options to be granted on the date of this Prospectus which are not exercisable within 60 days of the date hereof.

(7) Includes 62,700 shares owned directly by Mr. Taube, 32,027 shares owned by the Mitchell Taube 1997 Trust of which Mr. Taube is the Trustee, 59,400 shares owned directly by Ellen Rothschild-Taube, Mr. Taube's spouse, and 32,027 shares owned by the Ellen Rothschild-Taube 1997 Trust of which Mrs. Rothschild-Taube is the Trustee.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


     The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, no par value per share, and 10,000,000 shares of Preferred Stock, no par value per share, of which 524,125 are shares of Series A Preferred Stock convertible into 443,489 shares of Common Stock upon completion of the Offering. Immediately prior to the consummation of the Offering, the Company will have outstanding 2,338,727 shares of Common Stock, including 1,184,468 shares to be issued in connection with the Acquisition (based on an assumed initial public offering price of $13.00 per share). Upon completion of the Offering and assuming the issuance of 3,100,000 shares of Common Stock pursuant to the Acquisitions, the Company will have outstanding 5,438,727 shares of Common Stock (5,903,727 shares if the over-allotment option is exercised in full), based on an assumed initial public offering price of $13.00 per share. As of November 28, 1997, there were 25 record holders of Common Stock.


COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to applicable provisions of the BCL, shareholders holding a majority of the shares of Common Stock constitute a quorum for the purposes of convening a shareholders' meeting. Accordingly, a majority of the quorum may elect all the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared on the Common Stock by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to receive ratably the net assets of the Company available for distribution after the payment of all debts and other liabilities of the Company, subject to prior and superior rights of holders of Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered hereby, when issued and paid for, will be, fully paid and nonassessable.

PREFERRED STOCK


     After completion of the Offering, the Company may issue up to 9,475,875 shares of Preferred Stock in one or more series and fix and determine the relative rights, preferences and limitations of each class or series so authorized without any further vote or action by the shareholders. The Board of Directors may issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock and have the effect of delaying or preventing a change in the control of the Company. As of the date of this Prospectus, no shares of Preferred Stock are outstanding. The Company has no current intention to issue any shares of Preferred Stock.


ANTITAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES, BYLAWS AND PENNSYLVANIA LAW


     Articles of Incorporation and Bylaws. The Bylaws provide that the Board of Directors will be divided into three classes of Directors, each class constituting approximately one-third of the total number of Directors and with the classes serving staggered three year terms, and that Directors may be removed only for cause. The Articles provide that the Company's shareholders may call a special meeting of shareholders only upon a request of shareholders owning at least 50% of the Company's capital stock. These provisions of the Articles and Bylaws could discourage potential acquisition proposals and could delay, defer or prevent a change in control of the Company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company's shares and, as a consequence, they also may inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company.


     Pennsylvania Anti-Takeover Laws. The BCL contains a number of statutory "anti-takeover" provisions applicable to the Company. One of these BCL provisions prohibits, subject to certain exceptions, a "business combination" with a shareholder or group of shareholders (and certain affiliates and associates of such shareholders) beneficially owning more than 20% of the voting power of a public corporation (an "interested shareholder") for a five-year period following the date on which the holder became an interested shareholder. This provision may discourage open market purchases of a corporation's stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction. The BCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the community in which it is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS


     The Bylaws provide that a director shall not be liable to the Company for monetary damages as such for any action taken or omitted unless the director breaches or fails to perform a duty of his office and that breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation does not apply to criminal liability or liability for the payment of taxes. The Company believes that this provision will assist it in securing and maintaining the services of directors who are not employees of the Company. The Bylaws also provide for indemnification of the Company's Directors and officers to the fullest extent permitted by law for expenses (including attorneys' fees) incurred as a result of the officer's or Director's status as an officer or Director of the Company.


     The Company intends to purchase insurance to afford officers and directors coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is StockTrans, Inc., Ardmore, Pennsylvania.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have 5,438,727 shares of Common Stock outstanding. Of these shares, the 3,100,000 shares sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined under the Securities Act ("Affiliates"), may generally only be sold in compliance with the limitations of Rule 144 described below.

     The remaining 2,338,727 shares of Common Stock are deemed "restricted shares" under Rule 144. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act, contractual restrictions for one year after consummation of the Offering with respect to shares issued in connection with the Acquisitions (except for transfers to immediate family bound by such restrictions), and lock-up agreements under which the holders of all shares issued prior to completion of the Offering have agreed not to sell or otherwise dispose of any of their shares publicly for a period of 180 days after the effective date of the Offering without the prior written consent of William Blair & Company, L.L.C. Because of these restrictions, on the date of this Prospectus, no shares other than the 3,100,000 shares offered hereby will be eligible for sale. Notwithstanding the preceding, recipients of shares of Common Stock pursuant to the Acquisitions and all current shareholders have been granted certain "piggyback" registration rights permitting them to include their shares in certain future registration statements filed by the Company.

     In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after the Offering, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including a person who may be deemed an Affiliate of the Company, is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then-outstanding shares of Common Stock (approximately 54,387 shares after giving effect to the Offering) or the average weekly trading volume of the Common Stock as reported through the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 of the Securities Act are subject to certain restrictions relating to manner of sale, notice and the availability of current public information about the Company. In addition, under Rule 144(k) of the Securities Act, a person who is not an Affiliate of the Company at any time 90 days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the Offering without regard to the volume limitations, manner of sale provisions or notice or other requirements of Rule 144 of the Securities Act.

     After consummation of the Offering, the Company intends to register on a registration statement on Form S-8 a total of 850,000 shares of Common Stock reserved for issuance under the Stock Incentive Plans and to register on a registration statement a total of 2,000,000 shares of Common Stock for use as consideration in future acquisitions. Such shares when issued and registered will be eligible for resale in the public market.

                                  UNDERWRITING

     The several Underwriters named below (the "Underwriters"), for whom William Blair & Company, L.L.C. and Janney Montgomery Scott Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions set forth in the underwriting agreement by and among the Company and the Representatives (the "Underwriting Agreement"), to purchase from the Company, and the Company has agreed to sell to the Underwriters, the respective number of shares of Common Stock (excluding the over-allotment shares) set forth opposite each Underwriter's name below:

                                                               NUMBER
UNDERWRITERS                                                  OF SHARES
William Blair & Company, L.L.C..............................
Janney Montgomery Scott Inc.................................





                                                              ---------
           Total............................................  3,100,000
                                                              =========

     The nature of the Underwriters' obligations under the Underwriting Agreement is such that all shares of Common Stock being offered, excluding shares covered by the over-allotment option granted to the Underwriters, must be purchased if any are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters pertaining to the Underwriting Agreement may be increased or such Underwriting Agreement may be terminated.

     The Representatives have advised the Company that they propose to offer the Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus and to selected dealers at such price less a
concession of not more than $     per share. Additionally, the Underwriters may
allow, and such dealers may reallow, a concession not in excess of $        per
share to certain other dealers. After the initial public offering of the Common Stock, the public offering price and other selling terms may be changed by the Representatives.

     The Company has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 465,000 shares of Common Stock at the same price per share to be paid by the Underwriters for the other shares offered hereby. If the Underwriters purchase any of such additional shares pursuant to this option, each Underwriter will be committed to purchase such additional shares in approximately the same proportion as set forth in the table above. The Underwriters may exercise the option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the shares of Common Stock offered hereby.

     The Company, the Company's directors and officers, and the existing shareholders of the Company have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities exercisable for or convertible into Common Stock for a period of 180 days after the effective date of the Registration Statement of which this Prospectus is a part without the written consent of William Blair & Company, L.L.C., except for the sale by the Company of shares of Common Stock in the Offering, in the Acquisitions and in other acquisition transactions (so long as the persons receiving such Common Stock agree to be similarly restricted for the remainder of the 180 day lock-up period). The recipients of shares of Common Stock pursuant to the Acquisitions have agreed not to offer, sell or otherwise dispose of such shares until one year after the closing of the Acquisitions. See "Shares Eligible for Future Sale."

     There has been no public market for the shares of Common Stock prior to the Offering. The initial public offering price for the Common Stock will be determined by negotiations among the Company and the Representatives. Among the factors to be considered in determining the initial public offering price are prevailing market and economic conditions, revenues and earnings of the Company, estimates of the Company's business potential and prospects, the present state of the business operations of the Founding Companies, an assessment of the Company's management and the consideration of the above factors in relation to the market valuations of companies in related businesses.

     The Company has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     The Representatives have informed the Company that the Underwriters will not confirm, without customer authorization, sales to their customer accounts as to which they have discretionary authority.

     Certain persons associated with an Underwriter purchased an aggregate of 63,462 shares of Common Stock for an aggregate purchase price of $300,000 in connection with the September Financing. Under applicable National Association of Securities Dealers, Inc. rules governing compensation to underwriters (the "NASD Rules"), the difference between the price paid for such shares of Common Stock and the initial public offering price may be deemed to be compensation to the Underwriters. Pursuant to the NASD Rules, these unregistered securities generally may not be sold, assigned, pledged or otherwise transferred for a period of one year following the Offering.

     In connection with the Offering, the Underwriters may purchase and sell Common Stock in the open market. These transactions may include stabilizing and over-allotment transactions and purchases to cover short positions created by the Underwriters in connection with the Offering. Stabilizing transactions consist of certain bids for, or the purchase of Common Stock on behalf of the Underwriters for the purpose of stabilizing or retarding a decline in the market price of the Common Stock. The Underwriters may over-allot or otherwise create a short position in the Common Stock by selling a greater number of shares of Common Stock than they are required to purchase from the Company pursuant to the Underwriting Agreement. Syndicate covering transactions consist of certain bids for, or the purchase of, Common Stock on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the Offering may be reclaimed by the Underwriters if such shares of Common Stock are repurchased by the Underwriters in stabilizing or syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq National Market or otherwise.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Pepper, Hamilton & Scheetz LLP. Certain legal matters will be passed upon for the Underwriters by Sonnenschein Nath & Rosenthal, Chicago, Illinois.

                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company is not currently subject to the information requirements of the Securities and Exchange Act (the "Exchange Act"). As a result of the Offering, the Company will be required to file reports and other information with the Commission pursuant to the informational requirements of the Exchange Act. In addition, the Company intends to furnish its shareholders with annual reports containing audited financial statements examined by an independent public accounting firm.

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act, with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus, which is part of the Registration Statement, omits certain information, exhibits, schedules and undertakings set forth in the Registration Statement. For further information pertaining to the Company and the Common Stock, reference is made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents or provisions of any documents referred to herein are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at such address, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                              -----
IMAGEMAX, INC. AND FOUNDING COMPANIES UNAUDITED PRO FORMA
  COMBINED FINANCIAL STATEMENTS:
     Basis of Presentation..................................    F-3
     Unaudited Pro Forma Combined Balance Sheet.............    F-4
     Unaudited Pro Forma Combined Statements of
       Operations...........................................    F-5
     Notes to Unaudited Pro Forma Combined Financial
       Statements...........................................    F-8
IMAGEMAX, INC. (IMAGEMAX):
     Report of Independent Public Accountants...............   F-18
     Balance Sheets.........................................   F-19
     Statements of Operations...............................   F-20
     Statements of Shareholders' Equity.....................   F-21
     Statements of Cash Flows...............................   F-22
     Notes to Financial Statements..........................   F-23
FOUNDING COMPANIES:
  UTZ MEDICAL ENTERPRISES, INC. (AMMCORP):
     Report of Independent Public Accountants...............   F-27
     Consolidated Balance Sheets............................   F-28
     Consolidated Statements of Operations..................   F-29
     Consolidated Statements of Stockholders' Deficit.......   F-30
     Consolidated Statements of Cash Flows..................   F-31
     Notes to Consolidated Financial Statements.............   F-32
  CODALEX MICROFILMING CORPORATION (CMC) AND IMAGING
     INFORMATION INDUSTRIES, INC. (I(3)) (TOGETHER,
     CODALEX):
     Report of Independent Public Accountants...............   F-38
     Combined Balance Sheets................................   F-39
     Combined Statements of Operations......................   F-40
     Combined Statements of Stockholders' Equity
       (Deficit)............................................   F-41
     Combined Statements of Cash Flows......................   F-42
     Notes to Combined Financial Statements.................   F-43
  LASER GRAPHICS SYSTEMS & SERVICES, INC. (LASER GRAPHICS),
     AN AFFILIATE OF CODALEX:
     Report of Independent Public Accountants...............   F-47
     Balance Sheets.........................................   F-48
     Statements of Operations...............................   F-49
     Statements of Stockholders' Equity (Deficit)...........   F-50
     Statements of Cash Flows...............................   F-51
     Notes to Financial Statements..........................   F-52
  DATALINK CORPORATION (DATALINK):
     Report of Independent Public Accountants...............   F-56
     Balance Sheets.........................................   F-57
     Statements of Operations...............................   F-58
     Statements of Stockholders' Equity.....................   F-59
     Statements of Cash Flows...............................   F-60
     Notes to Financial Statements..........................   F-61
  DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC. (DOCUTECH)
     Report of Independent Public Accountants...............   F-66
     Combined Balance Sheets................................   F-67
     Combined Statements of Operations......................   F-68
     Combined Statements of Stockholders' Equity............   F-69
     Combined Statements of Cash Flows......................   F-70
     Notes to Combined Financial Statements.................   F-71

                                                               PAGE
                                                              -----
  IMAGE & INFORMATION SOLUTIONS, INC. (I(2) Solutions):
     Report of Independent Public Accountants...............   F-77
     Consolidated Balance Sheets............................   F-78
     Consolidated Statements of Operations..................   F-79
     Consolidated Statements of Stockholders' Equity........   F-80
     Consolidated Statements of Cash Flows..................   F-81
     Notes to Consolidated Financial Statements.............   F-82
  IMAGE MEMORY SYSTEMS, INC. (IMS):
     Report of Independent Public Accountants...............   F-87
     Balance Sheets.........................................   F-88
     Statements of Operations...............................   F-89
     Statements of Shareholders' Equity.....................   F-90
     Statements of Cash Flows...............................   F-91
     Notes to Financial Statements..........................   F-92
  INTERNATIONAL DATA SERVICES OF NEW YORK, INC. (IDS):
     Report of Independent Public Accountants...............   F-97
     Balance Sheets.........................................   F-98
     Statements of Operations...............................   F-99
     Statements of Shareholders' Equity.....................  F-100
     Statements of Cash Flows...............................  F-101
     Notes to Financial Statements..........................  F-102
  OREGON MICRO-IMAGING, INC. (OMI):
     Report of Independent Public Accountants...............  F-106
     Balance Sheets.........................................  F-107
     Statements of Operations...............................  F-108
     Statements of Stockholders' Equity.....................  F-109
     Statements of Cash Flows...............................  F-110
     Notes of Financial Statements..........................  F-111
  SEMCO INDUSTRIES, INC. (SPAULDING):
     Report of Independent Public Accountants...............  F-116
     Consolidated Balance Sheets............................  F-117
     Consolidated Statements of Operations..................  F-118
     Consolidated Statements of Stockholders' Deficit.......  F-119
     Consolidated Statements of Cash Flows..................  F-120
     Notes to Consolidated Financial Statements.............  F-121
  TOTAL INFORMATION MANAGEMENT CORPORATION (TIMCO):
     Report of Independent Public Accountants...............  F-126
     Balance Sheets.........................................  F-127
     Statements of Operations...............................  F-128
     Statements of Stockholders' Equity.....................  F-129
     Statements of Cash Flows...............................  F-130
     Notes to Financial Statements..........................  F-131
  TPS MICROGRAPHICS, INC. (TPS):
     Report of Independent Public Accountants...............  F-135
     Balance Sheets.........................................  F-136
     Statements of Operations...............................  F-137
     Statements of Stockholder's Deficit....................  F-138
     Statements of Cash Flows...............................  F-139
     Notes to Financial Statements..........................  F-140

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the acquisitions by ImageMax, Inc. ("ImageMax") of Utz Medical Enterprises, Inc., the parent of AMMCORP, by merger, CMC by merger, Laser Graphics by merger, I(3) by net asset acquisition, DDS by merger, DTI by net asset acquisition, I(2) Solutions by merger, IMS by stock acquisition, IDS by merger, OMI by merger, TPS by stock acquisition, DataLink by net asset acquisition, Spaulding (a wholly-owned subsidiary of SEMCO Industries, Inc.) by net asset acquisition, and TIMCO by net asset acquisition, (together, the "Founding Companies"). These acquisitions (the "Acquisitions") will occur simultaneously with and as a condition to the closing of ImageMax's initial public offering (the "Offering") and will be accounted for using the purchase method of accounting. ImageMax has been identified as the accounting acquirer for financial statement presentation purposes.

     The unaudited pro forma combined balance sheet as of September 30, 1997 gives effect to the Acquisitions and the Offering as if they had occurred on September 30, 1997. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1996.

     ImageMax has preliminarily analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners of the Founding Companies. To the extent the owners have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations (the "Compensation Differential"). With respect to other potential cost savings, the statements include the compensation costs associated with positions eliminated or which will be eliminated in connection with the Acquisitions, including the retirement of former Senior Founding Company executives and other identified head-count reductions totalling approximately $650,000, $500,000 and $300,000 for the year ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997, respectively. The statements include compensation of $610,000 annually based upon employment agreements with ImageMax's executive management, but exclude other costs associated with being a public company. While not quantified, it is expected that such other costs will be offset by the potential cost savings from consolidating certain general and administrative functions at the Founding Companies and the interest earned on the remaining proceeds of the Offering.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what ImageMax's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and is not necessarily representative of ImageMax's financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1997

                                 (IN THOUSANDS)

                                                    HISTORICAL FINANCIAL STATEMENTS (NOTES 1 AND 2)
                                            ---------------------------------------------------------------
                                                                  CODALEX                           I(2)
                                            IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS
                                            ---------   -------   -------   --------   --------   ---------

                 ASSETS
CURRENT ASSETS
 Cash and cash equivalents...............    $1,362     $    2    $  102     $  294      $264      $1,383
 Accounts receivable.....................        --        897       835        386       524         468
 Inventories.............................        --         94       226         42         6         453
 Prepaid expenses and other..............        --         53        21         10        10          --
                                             ------     ------    ------     ------      ----      ------
   Total current assets..................     1,362      1,046     1,184        732       804       2,304
PROPERTY AND EQUIPMENT, net..............         5      1,740       437        943       115         720
INTANGIBLES, primarily goodwill..........        --        269         4         --        --          --
OTHER....................................     1,987         86        --         22        --         139
                                             ------     ------    ------     ------      ----      ------
   Total assets..........................    $3,354     $3,141    $1,625     $1,697      $919      $3,163
                                             ======     ======    ======     ======      ====      ======
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Short-term debt and current portion of
   long-term debt........................    $   --     $2,856    $  704     $   81      $  8      $   81
 Accounts payable........................        --        368       547        141        79         130
 Accrued expenses........................     1,912        641       176        147        95         901
 Deferred revenue........................        --        190        20         --       109          --
 Pro forma cash due Founding Companies...        --         --        --         --        --          --
 Other current liabilities...............        --         --       105         --        --          --
                                             ------     ------    ------     ------      ----      ------
   Total current liabilities.............     1,912      4,055     1,552        369       291       1,112
                                             ------     ------    ------     ------      ----      ------
DEFERRED INCOME TAXES....................        --         --        --         --        --           3
LONG-TERM DEBT...........................        --        228        85        813         4         363
OTHER LONG-TERM LIABILITIES..............        --         --        --         --        --          --
                                             ------     ------    ------     ------      ----      ------
   Total liabilities.....................     1,912      4,283     1,637      1,182       295       1,478
                                             ------     ------    ------     ------      ----      ------
SHAREHOLDERS' EQUITY (DEFICIT):
 Preferred stock.........................     2,719         --        --         --        --          --
 Common stock............................     1,567          1       150         40        10          31
 Additional paid-in-capital..............        --         98        --         --        --          --
 Retained earnings (deficit).............    (2,844)    (1,241)     (162)       475       614       1,723
 Treasury stock..........................        --         --        --         --        --         (69)
                                             ------     ------    ------     ------      ----      ------
   Total shareholders' equity
     (deficit)...........................     1,442     (1,142)      (12)       515       624       1,685
                                             ------     ------    ------     ------      ----      ------
   Total liabilities and shareholders'
     equity (deficit)....................    $3,354     $3,141    $1,625     $1,697      $919      $3,163
                                             ======     ======    ======     ======      ====      ======

                                            HISTORICAL FINANCIAL STATEMENTS (NOTES 1 AND 2)
                                           --------------------------------------------------
                                                                                                 PRO FORMA    PRO FORMA
                                           IMS    IDS     OMI     SPAULDING   TIMCO     TPS     ADJUSTMENTS   COMBINED
                                           ----   ----   ------   ---------   ------   ------   -----------   ---------
                                                                                                 (NOTE 3)
                 ASSETS
CURRENT ASSETS
 Cash and cash equivalents...............  $ 47   $ 45   $    1    $  367     $  31    $   --     $(1,017)     $ 2,881
 Accounts receivable.....................   484    521      340     1,273       900       809          --        7,437
 Inventories.............................    13     --      400       514        60       139          --        1,947
 Prepaid expenses and other..............    90    226       45        94        --        61          --          610
                                           ----   ----   ------    ------     ------   ------     -------      -------
   Total current assets..................   634    792      786     2,248       991     1,009      (1,017)      12,875
PROPERTY AND EQUIPMENT, net..............   124     61      377     1,075       267       324      (1,628)       4,560
INTANGIBLES, primarily goodwill..........    --     --       --        --       110        20      30,842       31,245
OTHER....................................    67     --       --        16        14        67        (154)       2,244
                                           ----   ----   ------    ------     ------   ------     -------      -------
   Total assets..........................  $825   $853   $1,163    $3,339     $1,382   $1,420     $28,043      $50,924
                                           ====   ====   ======    ======     ======   ======     =======      =======
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Short-term debt and current portion of
   long-term debt........................  $ 78   $ --   $   29    $   --     $ 218    $  509     $  (283)     $ 4,281
 Accounts payable........................   103    291      124       384        51       340          --        2,558
 Accrued expenses........................   286    362      179     2,683       339       159      (2,191)       5,689
 Deferred revenue........................    --     --      178       605        --        32          --        1,134
 Pro forma cash due Founding Companies...    --     --       --        --        --        --      25,430       25,430
 Other current liabilities...............    --     --       --        --        --        --          --          105
                                           ----   ----   ------    ------     ------   ------     -------      -------
   Total current liabilities.............   467    653      510     3,672       608     1,040      22,956       39,197
                                           ----   ----   ------    ------     ------   ------     -------      -------
DEFERRED INCOME TAXES....................    --     14       28        --        --        13          --           58
LONG-TERM DEBT...........................   111     --       36        --       144       534      (1,220)       1,098
OTHER LONG-TERM LIABILITIES..............    --     --       --        41        --        --          --           41
                                           ----   ----   ------    ------     ------   ------     -------      -------
   Total liabilities.....................   578    667      574     3,713       752     1,587      21,736       40,394
                                           ----   ----   ------    ------     ------   ------     -------      -------
SHAREHOLDERS' EQUITY (DEFICIT):
 Preferred stock.........................    --     --       --        60        --        --      (2,779)          --
 Common stock............................   100     10       10       696        46         1      14,712       17,374
 Additional paid-in-capital..............    --     --       --       847       123       225      (1,293)          --
 Retained earnings (deficit).............   430    176      579       178       461       157      (7,390)      (6,844)
 Treasury stock..........................  (283)    --       --    (2,155)       --      (550)      3,057           --
                                           ----   ----   ------    ------     ------   ------     -------      -------
   Total shareholders' equity
     (deficit)...........................   247    186      589      (374)      630      (167)      6,307       10,530
                                           ----   ----   ------    ------     ------   ------     -------      -------
   Total liabilities and shareholders'
     equity (deficit)....................  $825   $853   $1,163    $3,339     $1,382   $1,420     $28,043      $50,924
                                           ====   ====   ======    ======     ======   ======     =======      =======

                                                         PRO FORMA
                                                         COMBINED,
                                           POST MERGER      AS
                                           ADJUSTMENTS   ADJUSTED
                                           -----------   ---------
                                            (NOTE 4)
                 ASSETS
CURRENT ASSETS
 Cash and cash equivalents...............    $ 2,902      $ 5,783
 Accounts receivable.....................         --        7,437
 Inventories.............................         --        1,947
 Prepaid expenses and other..............         --          610
                                             -------      -------
   Total current assets..................      2,902       15,777
PROPERTY AND EQUIPMENT, net..............         --        4,560
INTANGIBLES, primarily goodwill..........         --       31,245
OTHER....................................     (1,987)         257
                                             -------      -------
   Total assets..........................    $   915      $51,839
                                             =======      =======
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Short-term debt and current portion of
   long-term debt........................    $(4,281)     $    --
 Accounts payable........................         --        2,558
 Accrued expenses........................     (2,150)       3,539
 Deferred revenue........................         --        1,134
 Pro forma cash due Founding Companies...    (25,430)          --
 Other current liabilities...............       (105)          --
                                             -------      -------
   Total current liabilities.............    (31,966)       7,231
                                             -------      -------
DEFERRED INCOME TAXES....................         --           58
LONG-TERM DEBT...........................     (1,098)          --
OTHER LONG-TERM LIABILITIES..............         --           41
                                             -------      -------
   Total liabilities.....................    (33,064)       7,330
                                             -------      -------
SHAREHOLDERS' EQUITY (DEFICIT):
 Preferred stock.........................         --           --
 Common stock............................     34,479       51,853
 Additional paid-in-capital..............         --           --
 Retained earnings (deficit).............       (500)      (7,344)
 Treasury stock..........................         --           --
                                             -------      -------
   Total shareholders' equity
     (deficit)...........................     33,979       44,509
                                             -------      -------
   Total liabilities and shareholders'
     equity (deficit)....................    $   915      $51,839
                                             =======      =======


         The accompanying notes are an integral part of this statement.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             HISTORICAL FINANCIAL STATEMENTS (NOTES 1 AND 2)
                                            ----------------------------------------------------------------------------------
                                                                   CODALEX                           I(2)
                                             IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS    IMS      IDS
                                            ----------   -------   -------   --------   --------   ---------   ------   ------

REVENUES:
 Services.................................  $       --   $4,079    $2,709     $1,972     $  869     $2,014     $1,860   $2,340
 Products.................................          --       --     1,047        592      1,300      1,316        136       --
                                            ----------   ------    ------     ------     ------     ------     ------   ------
                                                    --    4,079     3,756      2,564      2,169      3,330      1,996    2,340
                                            ----------   ------    ------     ------     ------     ------     ------   ------
COST OF REVENUES:
 Services.................................          --    2,486     1,835      1,268        405        767      1,044    1,452
 Products.................................          --       --       773        492        435        966         65       --
 Depreciation.............................          --      253        70        157         27        126         52       14
                                            ----------   ------    ------     ------     ------     ------     ------   ------
                                                    --    2,739     2,678      1,917        867      1,859      1,161    1,466
                                            ----------   ------    ------     ------     ------     ------     ------   ------
   Gross profit...........................          --    1,340     1,078        647      1,302      1,471        835      874
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................         331    1,068       687        380        602      1,234        424      635
EXECUTIVE MANAGEMENT COMPENSATION.........          --       --        --         --         --         --         --       --
SPECIAL COMPENSATION CHARGE...............       2,494       --        --         --         --         --         --       --
FOUNDING COMPANIES TRANSACTION COSTS......          --       35        45         25         57         --         12       27
AMORTIZATION OF INTANGIBLE ASSETS.........          --      177        --         --         --         --         --       --
                                            ----------   ------    ------     ------     ------     ------     ------   ------
   Operating income (loss)................      (2,825)      60       346        242        643        237        399      212
INTEREST EXPENSE..........................          --      243        60         91          4         75         25       --
INTEREST INCOME...........................          (4)      --        --         (1)        --        (60)        (1)      (2)
                                            ----------   ------    ------     ------     ------     ------     ------   ------
   Income (loss) before income taxes......      (2,821)    (183)      286        152        639        222        375      214
INCOME TAX PROVISION (BENEFIT)............          --       63        --         --         --         96         --       48
                                            ----------   ------    ------     ------     ------     ------     ------   ------
NET INCOME (LOSS).........................  $   (2,821)  $ (246)   $  286     $  152     $  639     $  126     $  375   $  166
                                            ==========   ======    ======     ======     ======     ======     ======   ======
PRO FORMA NET LOSS PER SHARE
 (Note 8).................................  $    (2.44)
                                            ==========
SHARES USED IN COMPUTING PRO FORMA NET
 LOSS PER SHARE (Note 8)..................   1,154,259
                                            ==========
SUPPLEMENTAL PRO FORMA DATA (NOTE 9):
 Operating income (loss), as reported.....  $   (2,825)  $   60    $  346     $  242     $  643     $  237     $  399   $  212
 Pro forma operating adjustments (Note
   9).....................................        (357)     270        (4)        32        (81)        78         (8)     428
                                            ----------   ------    ------     ------     ------     ------     ------   ------
                                                (3,182)     330       342        274        562        315        391      640
 Pro forma amortization of intangibles....          --       67        58         80        191         79         65       78
                                            ----------   ------    ------     ------     ------     ------     ------   ------
 Pro forma operating income (loss)........      (3,182)     263       284        194        371        236        326      562
 Pro forma net interest expense
   (income)...............................          (4)      --        --         (1)        --         (8)        (1)      (2)
                                            ----------   ------    ------     ------     ------     ------     ------   ------
 Pro forma income (loss) before taxes.....      (3,178)     263       284        195        371        244        327      564
 Pro forma income tax provision
   (benefit)..............................        (285)     122       117         81        200        130        160      264
                                            ----------   ------    ------     ------     ------     ------     ------   ------
 Pro forma net income (loss)..............  $   (2,893)  $  141    $  167     $  114     $  171     $  114     $  167   $  300
                                            ==========   ======    ======     ======     ======     ======     ======   ======

                                                    HISTORICAL FINANCIAL STATEMENTS (NOTES 1 AND 2)
                                            ---------------------------------------------------------------
                                                                                    PRO FORMA    PRO FORMA    POST MERGER
                                             OMI     SPAULDING   TIMCO     TPS     ADJUSTMENTS    COMBINED    ADJUSTMENTS
                                            ------   ---------   ------   ------   -----------   ----------   -----------
                                                                                    (NOTE 5)                   (NOTE 5)
REVENUES:
 Services.................................  $1,806    $3,960     $3,318   $2,314     $   (69)    $   27,172     $   --
 Products.................................   1,305     2,745        --       889         (29)         9,301         --
                                            ------    ------     ------   ------     -------     ----------     ------
                                             3,111     6,705     3,318     3,203         (98)        36,473
                                            ------    ------     ------   ------     -------     ----------     ------
COST OF REVENUES:
 Services.................................   1,464     2,637     2,096     1,525         111         17,090         --
 Products.................................     702     1,780        --       796         151          6,160         --
 Depreciation.............................      76       148        63       106         (63)         1,029         --
                                            ------    ------     ------   ------     -------     ----------     ------
                                             2,242     4,565     2,159     2,427         199         24,279         --
                                            ------    ------     ------   ------     -------     ----------     ------
   Gross profit...........................     869     2,140     1,159       776        (297)        12,194         --
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................     588     1,902       798       660      (1,091)         8,218         --
EXECUTIVE MANAGEMENT COMPENSATION.........      --        --        --        --         458            458         --
SPECIAL COMPENSATION CHARGE...............      --        --        --        --          --          2,494         --
FOUNDING COMPANIES TRANSACTION COSTS......      33        73        25        --          --            332         --
AMORTIZATION OF INTANGIBLE ASSETS.........      --        --        21        --         670            868         --
                                            ------    ------     ------   ------     -------     ----------     ------
   Operating income (loss)................     248       165       315       116        (334)          (176)        --
INTEREST EXPENSE..........................      14       160        42        77        (110)           681       (606)
INTEREST INCOME...........................      --        (2)       --        --          --            (70)        --
                                            ------    ------     ------   ------     -------     ----------     ------
   Income (loss) before income taxes......     234         7       273        39        (224)          (787)       606
INCOME TAX PROVISION (BENEFIT)............      97        --         1        --         597            902        238
                                            ------    ------     ------   ------     -------     ----------     ------
NET INCOME (LOSS).........................  $  137    $    7     $ 272    $   39     $  (821)    $   (1,689)    $  368
                                            ======    ======     ======   ======     =======     ==========     ======
PRO FORMA NET LOSS PER SHARE
 (Note 8).................................                                                       $    (0.39)
                                                                                                 ==========
SHARES USED IN COMPUTING PRO FORMA NET
 LOSS PER SHARE (Note 8)..................                                                        4,333,342
                                                                                                 ==========
SUPPLEMENTAL PRO FORMA DATA (NOTE 9):
 Operating income (loss), as reported.....  $  248    $  165     $ 315    $  116     $    --     $      158     $   --
 Pro forma operating adjustments (Note
   9).....................................      (1)      (41)      151        67          --            534         --
                                            ------    ------     ------   ------     -------     ----------     ------
                                               247       124       466       183          --            692         --
 Pro forma amortization of intangibles....      54        81        59        56          --            868         --
                                            ------    ------     ------   ------     -------     ----------     ------
 Pro forma operating income (loss)........     193        43       407       127          --           (176)        --
 Pro forma net interest expense
   (income)...............................      --        (2)       --        23          --              5         --
                                            ------    ------     ------   ------     -------     ----------     ------
 Pro forma income (loss) before taxes.....     193        45       407       104          --           (181)        --
 Pro forma income tax provision
   (benefit)..............................      97        21       170        63          --          1,140         --
                                            ------    ------     ------   ------     -------     ----------     ------
 Pro forma net income (loss)..............  $   96    $   24     $ 237    $   41     $    --     $   (1,321)    $   --
                                            ======    ======     ======   ======     =======     ==========     ======


                                             PRO FORMA
                                             COMBINED,
                                            AS ADJUSTED
                                            ------------

REVENUES:
 Services.................................   $   27,172
 Products.................................        9,301
                                             ----------
                                                 36,473
                                             ----------
COST OF REVENUES:
 Services.................................       17,090
 Products.................................        6,160
 Depreciation.............................        1,029
                                             ----------
                                                 24,279
                                             ----------
   Gross profit...........................       12,194
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................        8,218
EXECUTIVE MANAGEMENT COMPENSATION.........          458
SPECIAL COMPENSATION CHARGE...............        2,494
FOUNDING COMPANIES TRANSACTION COSTS......          332
AMORTIZATION OF INTANGIBLE ASSETS.........          868
                                             ----------
   Operating income (loss)................         (176)
INTEREST EXPENSE..........................           75
INTEREST INCOME...........................          (70)
                                             ----------
   Income (loss) before income taxes......         (181)
INCOME TAX PROVISION (BENEFIT)............        1,140
                                             ----------
NET INCOME (LOSS).........................   $   (1,321)
                                             ==========
PRO FORMA NET LOSS PER SHARE
 (Note 8).................................   $    (0.26)
                                             ==========
SHARES USED IN COMPUTING PRO FORMA NET
 LOSS PER SHARE (Note 8)..................    4,985,956
                                             ==========
SUPPLEMENTAL PRO FORMA DATA (NOTE 9):
 Operating income (loss), as reported.....   $      158
 Pro forma operating adjustments (Note
   9).....................................          534
                                             ----------
                                                    692
 Pro forma amortization of intangibles....          868
                                             ----------
 Pro forma operating income (loss)........         (176)
 Pro forma net interest expense
   (income)...............................            5
                                             ----------
 Pro forma income (loss) before taxes.....         (181)
 Pro forma income tax provision
   (benefit)..............................        1,140
                                             ----------
 Pro forma net income (loss)..............   $   (1,321)
                                             ==========


         The accompanying notes are an integral part of this statement.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                           HISTORICAL FINANCIAL STATEMENTS (NOTES 1 AND 2)
                                                   ----------------------------------------------------------------
                                                                          CODALEX                           I(2)
                                                    IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS
                                                   ----------   -------   -------   --------   --------   ---------

REVENUES:
 Services........................................  $       --   $4,081    $1,526     $1,762     $  866     $1,839
 Products........................................          --       --     1,458        744        908      1,298
                                                   ----------   ------    ------     ------     ------     ------
                                                           --    4,081     2,984      2,506      1,774      3,137
                                                   ----------   ------    ------     ------     ------     ------
COST OF REVENUES:
 Services........................................          --    2,599       983      1,180        380        721
 Products........................................          --       --     1,151        648        460      1,024
 Depreciation....................................          --      329        57        161         24        120
                                                   ----------   ------    ------     ------     ------     ------
                                                           --    2,928     2,191      1,989        864      1,865
                                                   ----------   ------    ------     ------     ------     ------
   Gross profit..................................          --    1,153       793        517        910      1,272
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES........................................          --      973       693        327        565      1,085
EXECUTIVE MANAGEMENT COMPENSATION................          --       --        --         --         --         --
AMORTIZATION OF INTANGIBLE ASSETS................          --      162         1         --         --         --
                                                   ----------   ------    ------     ------     ------     ------
   Operating income (loss).......................          --       18        99        190        345        187
INTEREST EXPENSE.................................          --      250        54         75         13         72
INTEREST INCOME..................................          --       --        --         (1)        --        (65)
                                                   ----------   ------    ------     ------     ------     ------
   Income (loss) before income taxes.............          --     (232)       45        116        332        180
INCOME TAX PROVISION (BENEFIT)...................          --      146        --         --         --         68
                                                   ----------   ------    ------     ------     ------     ------
NET INCOME (LOSS)................................  $       --   $ (378)   $   45     $  116     $  332     $  112
                                                   ==========   ======    ======     ======     ======     ======
PRO FORMA NET LOSS PER SHARE (NOTE 8)............  $       --
                                                   ==========
SHARES USED IN COMPUTING PRO FORMA NET LOSS PER
 SHARE (NOTE 8)..................................   1,154,259
                                                   ==========
SUPPLEMENTAL PRO FORMA DATA (NOTE 9):
 Operating income (loss), as reported............  $       --   $   18    $   99     $  190     $  345     $  187
 Pro forma operating adjustments (Note 9)........        (458)     269       (31)       (10)       (16)        73
                                                   ----------   ------    ------     ------     ------     ------
                                                         (458)     287        68        180        329        260
 Pro forma amortization of intangibles...........          --       67        58         80        191         79
                                                   ----------   ------    ------     ------     ------     ------
 Pro forma operating income (loss)...............        (458)     220        10        100        138        181
 Pro forma net interest expense (income).........          --       --        --         (1)        --        (19)
                                                   ----------   ------    ------     ------     ------     ------
 Pro forma income (loss) before taxes............        (458)     220        10        101        138        200
 Pro forma income tax provision (benefit)........        (215)     121        15         48        122        126
                                                   ----------   ------    ------     ------     ------     ------
 Pro forma net income (loss).....................  $     (243)  $   99    $   (5)    $   53     $   16     $   74
                                                   ==========   ======    ======     ======     ======     ======

                                                      HISTORICAL FINANCIAL STATEMENTS (NOTES 1 AND 2)
                                                   -----------------------------------------------------
                                                                                                            PRO FORMA    PRO FORMA
                                                    IMS      IDS     OMI     SPAULDING   TIMCO     TPS     ADJUSTMENTS   COMBINED
                                                   ------   -----   ------   ---------   ------   ------   -----------   ---------
                                                                                                            (NOTE 6)
REVENUES:
 Services........................................  $1,473   $ 941   $1,798    $3,608     $3,609   $1,506      $ (71)     $  22,938
 Products........................................     295      --      986     2,918        --       857         --          9,464
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
                                                    1,768     941    2,784     6,526      3,609    2,363        (71)        32,402
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
COST OF REVENUES:
 Services........................................   1,230     698    1,434     2,239      2,376    1,004        102         14,946
 Products........................................     174      --      525     2,016         --      718        173          6,889
 Depreciation....................................      65      10       73       148         68       67        (61)         1,061
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
                                                    1,469     708    2,032     4,403      2,444    1,789        214         22,896
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
   Gross profit..................................     299     233      752     2,123      1,165      574       (285)         9,506
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES........................................     495     326      518     2,393        880      486       (415)         8,326
EXECUTIVE MANAGEMENT COMPENSATION................      --      --       --        --         --       --        458            458
AMORTIZATION OF INTANGIBLE ASSETS................      --      --       --        --         34       --        671            868
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
   Operating income (loss).......................    (196)    (93)     234      (270)       251       88       (999)          (146)
INTEREST EXPENSE.................................      28      12       12       155         75       62        (91)           717
INTEREST INCOME..................................      (1)     (2)      --       (31)        --       --         26            (74)
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
   Income (loss) before income taxes.............    (223)   (103)     222      (394)       176       26       (934)          (789)
INCOME TAX PROVISION (BENEFIT)...................     (47)     --       83        --          1       --       (329)           (78)
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
NET INCOME (LOSS)................................  $ (176)  $(103)  $  139    $ (394)    $  175   $   26      $(605)     $    (711)
                                                   ======   =====   ======    ======     ======   ======      =====      =========
PRO FORMA NET LOSS PER SHARE (NOTE 8)............                                                                        $    (.16)
                                                                                                                         =========
SHARES USED IN COMPUTING PRO FORMA NET LOSS PER
 SHARE (NOTE 8)..................................                                                                        4,333,342
                                                                                                                         =========
SUPPLEMENTAL PRO FORMA DATA (NOTE 9):
 Operating income (loss), as reported............  $ (196)  $ (93)  $  234    $ (270)    $  251   $   88      $  --      $     853
 Pro forma operating adjustments (Note 9)........      (8)     66      (14)     (144)        87       55         --           (131)
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
                                                     (204)    (27)     220      (414)       338      143         --            722
 Pro forma amortization of intangibles...........      65      78       54        81         59       56         --            868
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
 Pro forma operating income (loss)...............    (269)   (105)     166      (495)       279       87         --           (146)
 Pro forma net interest expense (income).........      (1)     (2)      --        (5)        (1)      19         --            (10)
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
 Pro forma income (loss) before taxes............    (268)   (103)     166      (490)       280       68         --           (136)
 Pro forma income tax provision (benefit)........     (92)     (9)      99      (225)       132       56         --            178
                                                   ------   -----   ------    ------     ------   ------      -----      ---------
 Pro forma net income (loss).....................  $ (176)  $ (94)  $   67    $ (265)    $  148   $   12      $  --      $    (314)
                                                   ======   =====   ======    ======     ======   ======      =====      =========


                                                                  PRO FORMA
                                                   POST MERGER    COMBINED,
                                                   ADJUSTMENTS   AS ADJUSTED
                                                   -----------   -----------
                                                    (NOTE 6)
REVENUES:
 Services........................................     $  --       $  22,938
 Products........................................        --           9,464
                                                      -----       ---------
                                                         --          32,402
                                                      -----       ---------
COST OF REVENUES:
 Services........................................        --          14,946
 Products........................................        --           6,889
 Depreciation....................................        --           1,061
                                                      -----       ---------
                                                         --          22,896
                                                      -----       ---------
   Gross profit..................................        --           9,506
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES........................................        --           8,326
EXECUTIVE MANAGEMENT COMPENSATION................        --             458
AMORTIZATION OF INTANGIBLE ASSETS................        --             868
                                                      -----       ---------
   Operating income (loss).......................        --            (146)
INTEREST EXPENSE.................................      (653)             64
INTEREST INCOME..................................        --             (74)
                                                      -----       ---------
   Income (loss) before income taxes.............       653            (136)
INCOME TAX PROVISION (BENEFIT)...................       256             178
                                                      -----       ---------
NET INCOME (LOSS)................................     $ 397       $    (314)
                                                      =====       =========
PRO FORMA NET LOSS PER SHARE (NOTE 8)............                 $    (.06)
                                                                  =========
SHARES USED IN COMPUTING PRO FORMA NET LOSS PER
 SHARE (NOTE 8)..................................                 4,985,956
                                                                  =========
SUPPLEMENTAL PRO FORMA DATA (NOTE 9):
 Operating income (loss), as reported............     $  --       $     853
 Pro forma operating adjustments (Note 9)........        --            (131)
                                                      -----       ---------
                                                         --             722
 Pro forma amortization of intangibles...........        --             868
                                                      -----       ---------
 Pro forma operating income (loss)...............        --            (146)
 Pro forma net interest expense (income).........        --             (10)
                                                      -----       ---------
 Pro forma income (loss) before taxes............        --            (136)
 Pro forma income tax provision (benefit)........        --             178
                                                      -----       ---------
 Pro forma net income (loss).....................     $  --       $    (314)
                                                      =====       =========


         The accompanying notes are an integral part of this statement.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                           HISTORICAL FINANCIAL STATEMENTS (NOTES 1 AND 2)
                                                   ---------------------------------------------------------------
                                                                         CODALEX                           I(2)
                                                   IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS
                                                   ---------   -------   -------   --------   --------   ---------
REVENUES:
 Services........................................  $      --   $5,573    $2,404     $2,286     $1,249     $2,384
 Products........................................         --       --     1,653        865      1,073      1,575
                                                   ---------   ------    ------     ------     ------     ------
                                                          --    5,573     4,057      3,151      2,322      3,959
                                                   ---------   ------    ------     ------     ------     ------
COST OF REVENUES:
 Services........................................         --    3,381     1,814      1,593        501      1,023
 Products........................................         --       --     1,193        773        584      1,229
 Depreciation....................................         --      446        88        218         31        157
                                                   ---------   ------    ------     ------     ------     ------
                                                          --    3,827     3,095      2,584      1,116      2,409
                                                   ---------   ------    ------     ------     ------     ------
   Gross profit..................................         --    1,746       962        567      1,206      1,550
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES........................................         23    1,419     1,082        467        747      1,673
EXECUTIVE MANAGEMENT COMPENSATION................         --       --        --         --         --         --
AMORTIZATION OF INTANGIBLE ASSETS................         --      208         2         --         --         --
                                                   ---------   ------    ------     ------     ------     ------
   Operating income (loss).......................        (23)     119      (122)       100        459       (123)
INTEREST EXPENSE.................................        --       344        76        107         16         95
INTEREST INCOME/OTHER............................        --        --        --         (2)        (3)       (94)
                                                   ---------   ------    ------     ------     ------     ------
   Income (loss) before income taxes.............        (23)    (225)     (198)        (5)       446       (124)
INCOME TAX PROVISION (BENEFIT)...................        --        44        45         --         --        (59)
                                                   ---------   ------    ------     ------     ------     ------
NET INCOME (LOSS)................................  $     (23)  $ (269)   $ (243)    $   (5)    $  446     $  (65)
                                                   =========   ======    ======     ======     ======     ======
PRO FORMA NET LOSS PER SHARE (NOTE 8)............  $    (.02)
                                                   =========
SHARES USED IN COMPUTING PRO FORMA NET LOSS PER
 SHARE (NOTE 8)..................................  1,154,259
                                                   =========
SUPPLEMENTAL PRO FORMA DATA (NOTE 9):
 Operating income (loss), as reported............  $     (23)  $  119    $ (122)    $  100     $  459     $ (123)
 Pro forma operating adjustments (Note 9)........       (610)     409       (37)         3        (39)       386
                                                   ---------   ------    ------     ------     ------     ------
                                                        (633)     528      (159)       103        420        263
 Pro forma amortization of intangibles...........         --       89        77        106        255        105
                                                   ---------   ------    ------     ------     ------     ------
 Pro forma operating income (loss)...............       (633)     439      (236)        (3)       165        158
 Pro forma net interest expense (income).........         --       --        --         (2)        (3)       (33)
                                                   ---------   ------    ------     ------     ------     ------
 Pro forma income (loss) before taxes............       (633)     439      (236)        (1)       168        191
 Pro forma income tax provision (benefit)........       (312)     232       (94)         1        161        142
                                                   ---------   ------    ------     ------     ------     ------
 Pro forma net income (loss).....................  $    (321)  $  207    $ (142)    $   (2)    $    7     $   49
                                                   =========   ======    ======     ======     ======     ======

                                                      HISTORICAL FINANCIAL STATEMENTS (NOTES 1 AND 2)
                                                   ------------------------------------------------------
                                                                                                             PRO FORMA    PRO FORMA
                                                    IMS      IDS      OMI     SPAULDING   TIMCO     TPS     ADJUSTMENTS   COMBINED
                                                   ------   ------   ------   ---------   ------   ------   -----------   ---------
                                                                                                             (NOTE 7)
REVENUES:
 Services........................................  $1,935   $1,431   $2,385    $4,862     $4,991   $2,137      $ (84)     $  31,553
 Products........................................     357       --    1,281     3,831         --    1,078        (10)        11,703
                                                   ------   ------   ------    ------     ------   ------      -----      ---------
                                                    2,292    1,431    3,666     8,693      4,991    3,215        (94)        43,256
                                                   ------   ------   ------    ------     ------   ------      -----      ---------
COST OF REVENUES:
 Services........................................   1,564    1,017    1,996     2,583      3,276    1,371        148         20,267
 Products........................................     258       --      748     3,044         --      921        218          8,968
 Depreciation....................................      84       15      107       190         76       77        (81)         1,408
                                                   ------   ------   ------    ------     ------   ------      -----      ---------
                                                    1,906    1,032    2,851     5,817      3,352    2,369        285         30,643
                                                   ------   ------   ------    ------     ------   ------      -----      ---------
   Gross profit..................................     386      399      815     2,876      1,639      846       (379)        12,613
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES........................................     604      518      675     3,017      1,181      752       (960)        11,198
EXECUTIVE MANAGEMENT COMPENSATION................      --       --       --        --         --       --        610            610
AMORTIZATION OF INTANGIBLE ASSETS................      --       --       --        --         42       --        906          1,158
                                                   ------   ------   ------    ------     ------   ------      -----      ---------
   Operating income (loss).......................    (218)    (119)     140      (141)       416       94       (935)          (353)
INTEREST EXPENSE.................................      37       14       16       205         99       84       (129)           964
INTEREST INCOME/OTHER............................      (2)      (2)      11       (32)        --       --         26            (98)
                                                   ------   ------   ------    ------     ------   ------      -----      ---------
   Income (loss) before income taxes.............    (253)    (131)     113      (314)       317       10       (832)        (1,219)
INCOME TAX PROVISION (BENEFIT)...................     (53)       5       37        --         --       --       (189)          (170)
                                                   ------   ------   ------    ------     ------   ------      -----      ---------
NET INCOME (LOSS)................................  $ (200)  $ (136)  $   76    $ (314)    $  317   $   10      $(643)     $  (1,049)
                                                   ======   ======   ======    ======     ======   ======      =====      =========
PRO FORMA NET LOSS PER SHARE (NOTE 8)............                                                                         $   (0.24)
                                                                                                                          =========
SHARES USED IN COMPUTING PRO FORMA NET LOSS PER
 SHARE (NOTE 8)..................................                                                                         4,333,342
                                                                                                                          =========
SUPPLEMENTAL PRO FORMA DATA (NOTE 9):
 Operating income (loss), as reported............  $ (218)  $ (119)  $  140    $ (141)     $ 416   $   94      $  --      $     582
 Pro forma operating adjustments (Note 9)........      (9)      78       38      (181)       105       80         --            223
                                                   ------   ------   ------    ------      -----   ------      -----       --------
                                                     (227)     (41)     178      (322)       521      174         --            805
 Pro forma amortization of intangibles...........      86      107       71       108         79       75         --          1,158
                                                   ------   ------   ------    ------      -----   ------      -----       --------
 Pro forma operating income (loss)...............    (313)    (148)     107      (430)       442       99         --           (353)
 Pro forma net interest expense (income).........      (2)      (2)      11        (6)        --       --         --            (37)
                                                   ------   ------   ------    ------      -----   ------      -----       --------
 Pro forma income (loss) before taxes............    (311)    (146)      96      (424)       442       99         --           (316)
 Pro forma income tax provision (benefit)........    (106)     (17)      78      (203)       219       83         --            184
                                                   ------   ------   ------    ------      -----   ------      -----       --------
 Pro forma net income (loss).....................  $ (205)  $ (129)  $   18    $ (221)     $ 223   $   16      $  --       $   (500)
                                                   ======   ======   ======    ======      =====   ======      =====       ========


                                                                  PRO FORMA
                                                   POST MERGER    COMBINED,
                                                   ADJUSTMENTS   AS ADJUSTED
                                                   -----------   -----------
                                                    (NOTE 7)
REVENUES:
 Services........................................     $  --       $  31,553
 Products........................................        --          11,703
                                                      -----       ---------
                                                         --          43,256
                                                      -----       ---------
COST OF REVENUES:
 Services........................................        --          20,267
 Products........................................        --           8,968
 Depreciation....................................        --           1,408
                                                      -----       ---------
                                                         --          30,643
                                                      -----       ---------
   Gross profit..................................        --          12,613
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES........................................        --          11,198
EXECUTIVE MANAGEMENT COMPENSATION................        --             610
AMORTIZATION OF INTANGIBLE ASSETS................        --           1,158
                                                      -----       ---------
   Operating income (loss).......................        --            (353)
INTEREST EXPENSE.................................      (903)             61
INTEREST INCOME/OTHER............................        --             (98)
                                                      -----       ---------
   Income (loss) before income taxes.............       903            (316)
INCOME TAX PROVISION (BENEFIT)...................       354             184
                                                      -----       ---------
NET INCOME (LOSS)................................     $ 549       $    (500)
                                                      =====       =========
PRO FORMA NET LOSS PER SHARE (NOTE 8)............                 $    (.10)
                                                                  =========
SHARES USED IN COMPUTING PRO FORMA NET LOSS PER
 SHARE (NOTE 8)..................................                 4,985,956
                                                                  =========
SUPPLEMENTAL PRO FORMA DATA (NOTE 9):
 Operating income (loss), as reported............     $  --       $     582
 Pro forma operating adjustments (Note 9)........        --             223
                                                      -----       ---------
                                                         --             805
 Pro forma amortization of intangibles...........        --           1,158
                                                      -----       ---------
 Pro forma operating income (loss)...............        --            (353)
 Pro forma net interest expense (income).........        --             (37)
                                                      -----       ---------
 Pro forma income (loss) before taxes............        --            (316)
 Pro forma income tax provision (benefit)........        --             184
                                                      -----       ---------
 Pro forma net income (loss).....................     $  --       $    (500)
                                                      =====       =========


         The accompanying notes are an integral part of this statement.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:

     ImageMax was founded in November 1996 to become a leading national, single-source provider of integrated document management solutions. ImageMax has conducted no operations to date and will acquire the Founding Companies concurrently with and as a condition of the closing of this Offering.

     The historical financial statements reflect the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements. The financial data for the Founding Companies (excluding I(2) Solutions) included in the pro forma combined balance sheet are as of September 30, 1997 and in the pro forma combined statements of operations are for the year ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997. The financial data for I(2) Solutions are as of July 31, 1997 and for the year ended October 31, 1996 and the nine months ended July 31, 1996 and 1997. The historical financial data included in the pro forma financial statements for DataLink, DocuTech and TIMCO as of December 31, 1996 and for the year ended December 31, 1996 are derived from audited financial statements appearing elsewhere in this Prospectus. The historical financial data included in the pro forma combined financial statements for I(2) Solutions as of October 31, 1996 and for the year ended October 31, 1996 are also derived from audited financial statements appearing elsewhere in this Prospectus. The additional historical financial data included in the pro forma combined financial statements for DataLink, Docutech, TIMCO, I(2) Solutions and the other Founding Companies have been derived from unaudited financial statements. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission ("SEC") Regulation S-X, Rule 3-05.

2. ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of this Offering, ImageMax will acquire by merger or purchase all of the outstanding capital stock or substantially all of the net assets of the Founding Companies. The acquisitions will be accounted for using the purchase method of accounting, with ImageMax treated as the accounting acquirer.


     The following table sets forth the consideration to be paid (assuming the Acquisitions occurred on September 30, 1997) in (a) cash and (b) shares of Common Stock to each of the Founding Companies or their shareholders. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares is determined using an estimated fair value of $11.05 per share (or $13.1 million), which represents a discount of 15% from the assumed initial public offering price of $13.00 per share, due to the one-year contractual restriction on the sale and transferability of the shares issued. In addition, the shares have not been registered under the Securities Act of 1933, the holders have no demand registration rights and sales will be subject to the volume and other limitations of Rule 144 under the Securities Act of 1933. If a 10% discount were used, annual pro forma goodwill amortization would increase by approximately $25,000. The total estimated purchase price of $39.0 million for the Acquisitions includes $0.5 million of transaction costs and is based upon preliminary estimates, subject to certain purchase price adjustments at and following closing. Based on the estimated purchase price of $39.0 million, approximately $4.0 million will be allocated to acquired in-process research and development and will be charged to expense upon the consummation of the Acquisitions (see Note 2 of ImageMax Financial Statements). The remaining amount of intangible assets of approximately $31.2 million includes approximately $30.4 million of goodwill and $0.8 million of developed technology. Approximately $18.2 million of the intangibles, net, is not deductible for tax purposes and therefore no tax benefit will be recorded for financial reporting purposes. Accordingly, no deferred taxes will be recorded in purchase accounting.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

2. ACQUISITION OF FOUNDING COMPANIES: -- (CONTINUED)


                                                                                      TOTAL
                                                                                    ESTIMATED
                                                                ESTIMATED        PURCHASE PRICE
                                               SHARES OF        FAIR VALUE       FOR ACCOUNTING
                                  CASH        COMMON STOCK      OF SHARES          PURPOSES(1)
                                 -------      ------------      ----------      -----------------
                                                      (DOLLARS IN THOUSANDS)
AMMCORP....................      $   454          71,923         $    795            $ 1,249
CodaLex Group..............        1,387          78,412              866              2,253
DataLink...................        3,250          38,462              425              3,675
DocuTech...................        5,446         288,750            3,191              8,637
I(2) Solutions.............        1,264         261,538            2,890              4,154
IMS........................        2,112          61,538              680              2,792
IDS........................        1,520         165,000            1,823              3,343
OMI........................        1,398         117,692            1,300              2,698
Spaulding..................        4,295              --               --              4,295
Timco......................        2,721          59,615              659              3,380
TPS........................        1,583          41,538              459              2,042
                                 -------       ---------         --------            -------
                                 $25,430       1,184,468         $ 13,088            $38,518
                                 =======       =========         ========            =======


------------------

(1) Excludes $0.5 million of transaction costs.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

3. UNAUDITED PRO FORMA MERGER ADJUSTMENTS TO THE SEPTEMBER 30, 1997 BALANCE
   SHEET:

     The following table summarizes the unaudited pro forma merger combined adjustments to the September 30, 1997 balance sheet (in thousands):


                                                                     PRO FORMA MERGER ADJUSTMENTS
                                                      ----------------------------------------------------------
                                                        (A)      (B)      (C)       (D)      (E)        TOTAL
                       ASSETS                         -------   -----   -------   -------   ------   -----------
Cash and cash equivalents...........................  $    --   $  --   $  (367)  $  (650)  $   --     $(1,017)
Property and equipment, net.........................       --    (663)     (965)       --       --      (1,628)
Intangibles, net....................................       --     (91)   (1,954)   32,887       --      30,842
Other...............................................       --      --      (154)       --       --        (154)
                                                      -------   -----   -------   -------   ------     -------
      Total assets..................................  $    --   $(754)  $(3,440)  $32,237   $   --     $28,043
                                                      =======   =====   =======   =======   ======     =======
                  LIABILITIES AND
           SHAREHOLDERS' EQUITY (DEFICIT)
Current portion of long-term debt...................  $    --   $  --   $  (283)  $    --   $   --     $  (283)
Accounts payable and accrued expenses...............       --     (34)   (2,657)      500       --      (2,191)
Pro forma cash due Founding Companies...............   25,430      --        --        --       --      25,430
                                                      -------   -----   -------   -------   ------     -------
      Total current liabilities.....................   25,430     (34)   (2,940)      500       --      22,956
Long-term debt, net of current maturities...........       --    (720)     (500)       --       --      (1,220)
                                                      -------   -----   -------   -------   ------     -------
      Total liabilities.............................   25,430    (754)   (3,440)      500       --      21,736
                                                      -------   -----   -------   -------   ------     -------
Shareholders' equity (deficit):
  Preferred stock...................................       --      --        --       (60)  (2,719)     (2,779)
  Common stock......................................       --      --        --    11,993    2,719      14,712
  Additional paid-in capital........................  (25,430)     --        --    24,137       --      (1,293)
  Retained earnings (deficit).......................       --      --        --    (7,390)      --      (7,390)
  Treasury stock....................................       --      --        --     3,057       --       3,057
                                                      -------   -----   -------   -------   ------     -------
      Total shareholders' equity (deficit)..........  (25,430)     --        --    31,737       --       6,307
                                                      -------   -----   -------   -------   ------     -------
      Total liabilities and shareholders' equity
         (deficit)..................................  $    --   $(754)  $(3,440)  $32,237   $   --     $28,043
                                                      =======   =====   =======   =======   ======     =======


------------------
(a) Reflects the liability for the cash portion of the consideration to be paid to the Founding Companies or their shareholders in connection with the Acquisitions, including estimated purchase price adjustments based primarily on required amounts of shareholders' equity and working capital.

(b) Reflects the elimination of a previously capitalized lease, which will become an operating lease upon the closing of one of the Acquisitions.


(c) Reflects assets and liabilities (i.e. net liabilities) excluded from net assets acquired in certain acquisitions such as facilities and their related debt, liabilities related to deferred and other compensation, other assets, and specific cash balances. The net liabilities excluded of $1,954,000 results in a reduction of intangibles, net, otherwise recorded in (d) below.



(d) Reflects the Acquisitions and the allocation of the purchase price using the purchase method of accounting. The purchase price is estimated at $39.0 million, consisting of (i) $25.4 million in cash, (ii) 1,184,468 shares of Common Stock valued at $11.05 per share (or $13.1 million) and (iii) estimated transaction costs of $0.5 million (see Note 2). Also reflects non-cash charges to retained earnings of $4.0 million for acquired in-process research and development (see Note 2 to ImageMax Financial Statements) and a $0.5 million non-recurring charge related to a fee payable in the fourth quarter upon closing of the Offering. The $0.6 million credit to cash reflects a purchase price adjustment based upon minimum required cash levels under the agreements for the Acquisitions. The $0.5 million credit to accounts payable relates to the fee payable discussed above. The entries to shareholders' equity (deficit) reflect the elimination of the Founding Companies' (deficit) equity balances (preferred stock, Common Stock, retained earnings (deficit) and treasury stock) and the issuance of common stock in connection with the Acquisitions. The retained earnings (deficit) adjustment also includes the $4.0 million acquired in-process research and development charge and the $0.5 million non-recurring charge discussed above. The credit to intangibles reflects the application of purchase accounting, taking into consideration the fair value of net assets acquired.


    (e) Reflects the conversion of Series A Preferred Stock into 443,489 shares of Common Stock.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

4. UNAUDITED PRO FORMA POST MERGER ADJUSTMENTS TO THE SEPTEMBER 30, 1997 BALANCE
   SHEET:

     The following table summarizes the unaudited pro forma post merger adjustments (which reflects the Offering activity) to the balance sheet as of September 30, 1997 (in thousands).

                                                                  PRO FORMA POST MERGER ADJUSTMENTS
                                                              ------------------------------------------
                                                                (A)       (B)        (C)        TOTAL
                           ASSETS                             -------   --------   -------   -----------
Cash and cash equivalents...................................  $34,316   $(25,930)  $(5,484)    $ 2,902
Other.......................................................   (1,987)        --        --      (1,987)
                                                              -------   --------   -------     -------
      Total assets..........................................  $32,329   $(25,930)  $(5,484)    $   915
                                                              =======   ========   =======     =======
                      LIABILITIES AND
               SHAREHOLDERS' EQUITY (DEFICIT)
Current portion of long-term debt...........................  $    --   $     --   $(4,281)    $(4,281)
Accrued expenses............................................   (1,650)      (500)       --      (2,150)
Pro forma cash due Founding Companies.......................       --    (25,430)       --     (25,430)
Payable to shareholder/affiliate............................       --         --      (105)       (105)
                                                              -------   --------   -------     -------
      Total current liabilities.............................   (1,650)   (25,930)   (4,386)    (31,966)
Long-term debt, net of current maturities...................       --         --    (1,098)     (1,098)
                                                              -------   --------   -------     -------
      Total liabilities.....................................   (1,650)   (25,930)   (5,484)    (33,064)
                                                              -------   --------   -------     -------
Shareholders' equity (deficit):
  Preferred stock...........................................       --         --        --          --
  Common stock..............................................   34,479         --        --      34,479
  Retained earnings (deficit)...............................     (500)        --        --        (500)
  Treasury stock............................................       --         --        --          --
                                                              -------   --------   -------     -------
      Total shareholders' equity (deficit)..................   33,979         --        --      33,979
                                                              -------   --------   -------     -------
      Total liabilities and shareholders' equity
         (deficit)..........................................  $32,329   $(25,930)  $(5,484)    $   915
                                                              =======   ========   =======     =======

------------------
(a) Reflects the net cash of $34.3 million from the sale of 3,100,000 shares of Common Stock, primarily net of estimated offering costs of $3.0 million (net of cash previously paid of $0.3 million, based on an assumed initial public offering price of $13.00 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses and a $0.5 million fee paid to an entity owned by two ImageMax officers to be paid upon completion of the Offering. Such fee will be charged to the statement of operations upon the consummation of the Offering.

(b) Reflects the payment of the cash consideration for the Acquisitions, including estimated transaction costs.

(c) Reflects the use of a portion of the net proceeds of the Offering to repay debt incurred by the Founding Companies.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

5. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS -- NINE MONTHS ENDED SEPTEMBER 30, 1997:

     The following table summarizes the unaudited pro forma combined statements of operations adjustments for the nine months ended September 30, 1997 (in thousands):


                                                                                        POST MERGER
                                          PRO FORMA ADJUSTMENTS              TOTAL      ADJUSTMENTS    TOTAL POST
                                  -------------------------------------    PRO FORMA    ------------     MERGER
                                  (A)     (B)      (C)     (D)     (E)    ADJUSTMENTS   (F)     (G)    ADJUSTMENTS
                                  ----   ------   -----   -----   -----   -----------   ----   -----   -----------
Revenues........................  $(98)  $   --   $  --   $  --   $  --     $  (98)     $ --   $  --      $ --
Cost of revenues................   (98)      --     297      --      --        199        --      --        --
Selling, general and
  administrative expense........    --   (1,044)    (17)     --      --     (1,091)       --      --        --
Executive compensation..........    --      458      --      --      --        458        --      --        --
Amortization....................    --       --      --     670      --        670        --      --        --
                                  ----   ------   -----   -----   -----     ------      ----   -----      ----
      Operating income (loss)...    --      586    (280)   (670)     --       (334)       --      --        --
Interest income.................    --       --      --      --      --         --        --      --        --
Interest expense................    --       --    (110)     --      --       (110)     (606)     --      (606)
                                  ----   ------   -----   -----   -----     ------      ----   -----      ----
      Income (loss) before
         income taxes...........    --      586    (170)   (670)     --       (224)      606      --       606
Income tax provision............    --       --      --      --     597        597        --     238       238
                                  ----   ------   -----   -----   -----     ------      ----   -----      ----
      Net income (loss).........  $ --   $  586   $(170)  $(670)  $(597)    $ (821)     $606   $(238)     $368
                                  ====   ======   =====   =====   =====     ======      ====   =====      ====


------------------
(a) Reflects the elimination of intercompany activity among the Founding Companies.




(b) Reflects the reduction in salaries, bonuses and benefits to the owners of the Founding Companies and ImageMax's executive management from an aggregate total of $2.1 million to $1.1 million to which they have contractually agreed, partially offset by compensation of $457,500 based upon employment agreements with ImageMax's executive management. The pro forma reductions vary in each pro forma period as the Founding Companies owners' actual compensation expenses are different in each pro forma period presented. These reductions in salaries, bonuses and benefits are in accordance with the terms of employment agreements to be entered into pursuant to the Acquisitions. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance upon termination in certain circumstances.



(c) Reflects the reduction in depreciation at two of the Founding Companies' facilities, the elimination of interest expense on a capital lease and an increase in rent expense (Rent Differential), as a result of certain facilities excluded from the purchase transactions and new operating leases to be entered into upon the closing of the Acquisitions.



(d) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions, using an estimated life of principally 30 years, and the amortization of acquired developed technology over a seven-year estimated life. Included in goodwill is $820,000 which will be amortized over 15 years. Excludes a charge for acquired in-process research and development of $4.0 million (see Note 2).



(e) Reflects the incremental provision for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis.



(f) Reflects the elimination of interest expense resulting from the reduction of debt utilizing the net proceeds of the Offering (see Note 4, Adjustment
    (c)). All interest expense is eliminated because all debt will be repaid upon the closing of the Offering.



(g) Reflects the incremental provision for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

6. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS -- NINE MONTHS ENDED SEPTEMBER 30, 1996:

     The following table summarizes the unaudited pro forma combined statements of operations adjustments for the nine months ended September 30, 1996 (in thousands):


                                                                                  POST MERGER
                                     PRO FORMA ADJUSTMENTS             TOTAL      ADJUSTMENTS    TOTAL POST
                              -----------------------------------    PRO FORMA    ------------     MERGER
                              (A)     (B)     (C)     (D)    (E)    ADJUSTMENTS   (F)     (G)    ADJUSTMENTS
                              ----   -----   -----   -----   ----   -----------   ----   -----   -----------
Revenues....................  $(71)  $  --   $  --   $  --   $ --     $  (71)     $ --   $  --      $ --
Cost of revenues............   (71)     --     285      --     --        214        --      --        --
Selling, general and
  administrative expense....    --    (398)    (17)     --     --       (415)       --      --        --
Executive officer
  compensation..............    --     458      --      --     --        458        --      --        --
Amortization................    --      --      --     671     --        671        --      --        --
                              ----   -----   -----   -----   ----     ------      ----   -----      ----
      Operating income......    --     (60)   (268)   (671)    --       (999)       --      --        --
Interest income.............    --      26      --      --     --         26        --      --        --
Interest expense............    --      --     (91)     --     --        (91)     (653)     --      (653)
                              ----   -----   -----   -----   ----     ------      ----   -----      ----
      Income (loss) before
         income taxes.......    --     (86)   (177)   (671)    --       (934)      653      --       653
Income tax provision
  (benefit).................    --      --      --      --   (329)      (329)       --     256       256
                              ----   -----   -----   -----   ----     ------      ----   -----      ----
      Net income (loss).....  $ --   $ (86)  $(177)  $(671)  $329     $ (605)     $653   $(256)     $397
                              ====   =====   =====   =====   ====     ======      ====   =====      ====


------------------
(a) Reflects the elimination of intercompany activity among the Founding Companies.

(b) Reflects the reduction in salaries, bonuses and benefits to the owners of the Founding Companies from an aggregate total of $1.5 million to $1.1 million to which they have contractually agreed, partially offset by compensation of $457,500 based upon the employment agreements with ImageMax's executive management. These reductions in salaries, bonuses and benefits are in accordance with the terms of employment agreements to be entered into pursuant to the Acquisitions. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance upon termination in certain circumstances. The adjustment also reflects a reduction in interest income due to the elimination of the Spaulding employee stock ownership plan benefit upon the Acquisition.

(c) Reflects the reduction in depreciation at two of the Founding Companies' facilities, the elimination of interest expense on a capital lease and the Rent Differential as a result of certain facilities excluded from the purchase transaction and new operating leases to be entered into upon the closing of the Acquisitions.


(d) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions, using an estimated life of principally 30 years, and the amortization of acquired developed technology over a seven-year estimated life. Included in goodwill is $820,000 which will be amortized over 15 years. Excludes a charge for acquired in-process research and development of $4.0 million (see Note 2).


(e) Reflects the incremental provision for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis.

(f) Reflects the elimination of interest expense resulting from the reduction of debt from the net proceeds of the Offering (see Note 4, Adjustment (c)). All interest expense is eliminated because all debt will be repaid upon the closing of the Offering.

(g) Reflects the incremental provision for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

7. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS -- YEAR ENDED DECEMBER 31, 1996:

     The following table summarizes the unaudited pro forma combined statements of operations adjustments for the year ended December 31, 1996 (in thousands):

                                                                                  POST MERGER
                                     PRO FORMA ADJUSTMENTS             TOTAL      ADJUSTMENTS    TOTAL POST
                               ----------------------------------    PRO FORMA    ------------     MERGER
                               (A)    (B)     (C)     (D)    (E)    ADJUSTMENTS   (F)     (G)    ADJUSTMENTS
                               ----   ----   -----   -----   ----   -----------   ----   -----   -----------
Revenues.....................  $(94)  $ --   $  --   $  --   $ --      $ (94)     $ --   $  --      $ --
Cost of revenues.............   (94)    --     379      --     --        285        --      --        --
Selling, general and
  administrative expenses....    --   (920)    (40)     --     --       (960)       --      --        --
Executive compensation.......    --    610      --      --     --        610        --      --        --
Amortization.................    --     --      --     906     --        906        --      --        --
                               ----   ----   -----   -----   ----      -----      ----   -----      ----
      Operating income
         (loss)..............    --    310    (339)   (906)    --       (935)       --      --        --
Interest income..............    --     26      --      --     --         26        --      --        --
Interest expense.............    --     --    (129)     --     --       (129)     (903)     --      (903)
                               ----   ----   -----   -----   ----      -----      ----   -----      ----
      Income (loss) before
         income taxes........    --    284    (210)   (906)    --       (832)      903      --       903
Income tax provisions
  (benefit)..................    --     --      --      --   (189)      (189)       --     354       354
                               ----   ----   -----   -----   ----      -----      ----   -----      ----
      Net income (loss)......  $ --   $284   $(210)  $(906)  $189      $(643)     $903   $(354)     $549
                               ====   ====   =====   =====   ====      =====      ====   =====      ====

------------------
(a) Reflects the elimination of intercompany activity among the Founding Companies.

(b) Reflects the reduction in salaries, bonuses and benefits to the owners of the Founding Companies from an aggregate total of $2.3 million to $1.4 million to which they have contractually agreed, partially offset by compensation of $610,000 based upon employment agreements with ImageMax's executive management. These reductions in salaries, bonuses and benefits are in accordance with the terms of employment agreements to be entered into pursuant to the Acquisitions. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance upon termination in certain circumstances. The adjustment also reflects the reduction in interest income due to the elimination of the Spaulding employee stock ownership benefit plan upon the Acquisition.

(c) Reflects the reduction in depreciation at two of the Founding Companies' facilities, the elimination of interest expense on capital leases and the Rent Differential, as a result of certain facilities excluded from the transactions and new operating leases to be entered into upon the closing of the Acquisitions.


(d) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions, using an estimated life of principally 30 years, and the amortization of acquired developed technology over a seven-year estimated life. Included in goodwill is $820,000 which will be amortized over 15 years. Excludes a charge for acquired in-process research and development of $4.0 million (see Note 2).


(e) Reflects the incremental provision for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis. Exclude any income tax penalties (see Note 6 of the Financial Statements of I(2) Solutions).

(f) Reflects the elimination of interest expense resulting from the reduction of debt from the net proceeds of the Offering (see Note 4, Adjustment (c)). All interest expense is eliminated because all debt will be repaid upon the closing of the Offering.

(g) Reflects the incremental provision for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

8. PRO FORMA NET INCOME (LOSS) PER SHARE

     The shares used in computing pro forma net income (loss) per share includes the following:

Outstanding shares of ImageMax Common Stock..............    710,770
Common shares to be issued upon conversion of ImageMax
  Series A Preferred Stock...............................    443,489
Shares issued to owners of the Founding Companies........  1,184,468
Shares issued in the Offering necessary to pay the cash
  portion of the Acquisitions' consideration (including
  expenses)..............................................  1,994,615
                                                           ---------
  Pro Forma combined shares..............................  4,333,342
Shares issued in the Offering, necessary to pay the
  Founding Companies' indebtedness and expenses of the
  Offering...............................................    652,614
                                                           ---------
  Pro Forma combined as adjusted shares..................  4,985,956
                                                           =========


     The remaining shares to be sold in the Offering have been excluded. Outstanding options have been excluded since all such options are exercisable at the Offering price. See Note 8 of ImageMax, Inc. financial statements for number of shares used in the calculation of pro forma net loss per share for ImageMax, Inc.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

9. PRO FORMA OPERATING ADJUSTMENTS

     Included in the pro forma statements of operations is supplemental pro forma data which allocates each pro forma adjustment to each Founding Company. The following pro forma operating adjustments are presented to provide additional information to better understand the pro forma adjustments components:

                                                                   CODALEX                           I(2)
PRO FORMA OPERATING ADJUSTMENTS DESCRIPTION  IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS   IMS   IDS    OMI
-------------------------------------------  ---------   -------   -------   --------   --------   ---------   ---   ----   ----
NINE MONTHS ENDED SEPTEMBER 30, 1997
1. Elimination of Intercompany Activity
  (Note 5, adjustment (a)).............       $    --     $ 28      $ --       $  7       $(60)      $ --      $--   $(38)  $--
2. Compensation Differential (Note 5,
  adjustment (b))......................          (357)      65        (3)        68        (21)       137      (8)    463    10
3. Rent Differential (Note 5, adjustment
  (c)).................................            --       --        (1)       (43)        --        (59)     --       3   (11)
4. Elimination of Intangible Amortization
  (Note 5, adjustment (d)).............            --      177        --         --         --         --      --      --    --
                                              -------     ----      ----       ----       ----       ----      ---   ----   ----
                                              $  (357)    $270        (4)      $ 32       $(81)      $ 78      $(8)  $428   $(1)
                                              =======     ====      ====       ====       ====       ====      ===   ====   ====

NINE MONTHS ENDED SEPTEMBER 30, 1996
1. Elimination of Intercompany Activity
  (Note 6, adjustment (a)).............       $    --     $ --      $ --       $ --       $(23)      $ --      $--   $(48)  $--
2. Compensation Differential (Note 6,
  adjustment (b))......................          (458)     107       (18)        39          7        127      (8)    111    --
3. Rent Differential (Note 6, adjustment
  (c)).................................            --       --       (14)       (49)        --        (54)     --       3   (14)
4. Elimination of Intangible Amortization
  (Note 6, adjustment (d)).............            --      162         1         --         --         --      --      --    --
                                              -------     ----      ----       ----       ----       ----      ---   ----   ----
                                              $  (458)    $269      $(31)      $(10)      $(16)      $ 73      $(8)  $ 66   $(14)
                                              =======     ====      ====       ====       ====       ====      ===   ====   ====

YEAR ENDED DECEMBER 31, 1996
1. Elimination of Intercompany Activity
  (Note 7, adjustment (a)).............       $    --     $ --      $ --       $ --       $(33)      $ --      $--   $(61)  $--
2. Compensation Differential (Note 7,
  adjustment (b))......................          (610)     201       (22)        66         (6)       442      (9)    135    57
3. Rent Differential (Note 7, adjustment
  (c)).................................            --       --       (17)       (63)        --        (56)     --       4   (19)
4. Elimination of Intangible Amortization
  (Note 7, adjustment (d)).............            --      208         2         --         --         --      --      --    --
                                              -------     ----      ----       ----       ----       ----      ---   ----   ----
                                              $  (610)    $409      $(37)      $  3       $(39)      $386      (9)   $ 78   $38
                                              =======     ====      ====       ====       ====       ====      ===   ====   ====


PRO FORMA OPERATING ADJUSTMENTS DESCRIPTION  SPAULDING   TIMCO   TPS     TOTAL
-------------------------------------------  ---------   -----   ----   -------
NINE MONTHS ENDED SEPTEMBER 30, 1997
1. Elimination of Intercompany Activity
  (Note 5, adjustment (a)).............        $  --     $  3    $60    $    --
2. Compensation Differential (Note 5,
  adjustment (b))......................           98      127      7        586
3. Rent Differential (Note 5, adjustment
  (c)).................................         (139)      --     --       (250)
4. Elimination of Intangible Amortization
  (Note 5, adjustment (d)).............           --       21     --        198
                                               -----     ----    ---    -------
                                                 (41)    $151    $67    $   534
                                               =====     ====    ===    =======
NINE MONTHS ENDED SEPTEMBER 30, 1996
1. Elimination of Intercompany Activity
  (Note 6, adjustment (a)).............        $  --     $ 23    $48    $    --
2. Compensation Differential (Note 6,
  adjustment (b))......................           (4)      30      7        (60)
3. Rent Differential (Note 6, adjustment
  (c)).................................         (140)      --     --       (268)
4. Elimination of Intangible Amortization
  (Note 6, adjustment (d)).............           --       34     --        197
                                               -----     ----    ---    -------
                                               $(144)    $ 87    $55    $  (131)
                                               =====     ====    ===    =======
YEAR ENDED DECEMBER 31, 1996
1. Elimination of Intercompany Activity
  (Note 7, adjustment (a)).............        $  --     $ 23    $71    $    --
2. Compensation Differential (Note 7,
  adjustment (b))......................            7       40      9        310
3. Rent Differential (Note 7, adjustment
  (c)).................................         (188)      --     --       (339)
4. Elimination of Intangible Amortization
  (Note 7, adjustment (d)).............           --       42     --        252
                                               -----     ----    ---    -------
                                               $(181)    $105    $80    $   223
                                               =====     ====    ===    =======

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

9. PRO FORMA OPERATING ADJUSTMENTS -- (CONTINUED)



     A reconciliation of the gross compensation to contractual compensation which results in the above Compensation Differential is as follows:


                                                                      CODALEX                           I(2)
PRO FORMA COMPENSATION ADJUSTMENTS DESCRIPTION  IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS   IMS    IDS
----------------------------------------------  ---------   -------   -------   --------   --------   ---------   ----   ----
NINE MONTHS ENDED SEPTEMBER 30, 1997
  Gross Compensation....................          $101       $140      $ 72       $ 96       $174       $231      $ 78   $583
  Compensation Differential.............           357        (65)        3        (68)        21       (137)        8   (463)
                                                  ----       ----      ----       ----       ----       ----      ----   ----
  Contractual Compensation..............          $458       $ 75      $ 75       $ 28       $195       $ 94      $ 86   $120
                                                  ====       ====      ====       ====       ====       ====      ====   ====

NINE MONTHS ENDED SEPTEMBER 30, 1996
  Gross Compensation....................          $ --       $182      $ 57       $ 67       $202       $221      $ 78   $231
  Compensation Differential.............           458       (107)       18        (39)        (7)      (127)        8   (111)
                                                  ----       ----      ----       ----       ----       ----      ----   ----
  Contractual Compensation..............          $458       $ 75      $ 75       $ 28       $195       $ 94      $ 86   $120
                                                  ====       ====      ====       ====       ====       ====      ====   ====

YEAR ENDED DECEMBER 31, 1996
  Gross Compensation....................          $ --       $301      $ 78       $104       $254       $567      $106   $295
  Compensation Differential.............           610       (201)       22        (66)         6       (442)        9   (135)
                                                  ----       ----      ----       ----       ----       ----      ----   ----
  Contractual Compensation..............          $610       $100      $100       $ 38       $260       $125      $115   $160
                                                  ====       ====      ====       ====       ====       ====      ====   ====


PRO FORMA COMPENSATION ADJUSTMENTS DESCRIPTION  OMI    SPAULDING   TIMCO   TPS    TOTAL
----------------------------------------------  ----   ---------   -----   ----   ------
NINE MONTHS ENDED SEPTEMBER 30, 1997
  Gross Compensation....................        $111     $173      $277    $61    $2,097
  Compensation Differential.............         (10)     (98)     (127)    (7)     (586)
                                                ----     ----      ----    ---    ------
  Contractual Compensation..............        $101     $ 75      $150    $54    $1,511
                                                ====     ====      ====    ===    ======
NINE MONTHS ENDED SEPTEMBER 30, 1996
  Gross Compensation....................        $101     $ 71      $180    $62    $1,452
  Compensation Differential.............         --         4       (30)    (7)       60
                                                ----     ----      ----    ---    ------
  Contractual Compensation..............        $101     $ 75      $150    $55    $1,512
                                                ====     ====      ====    ===    ======
YEAR ENDED DECEMBER 31, 1996
  Gross Compensation....................        $192     $107      $240    $89    $2,333
  Compensation Differential.............         (57)      (7)      (40)    (9)     (310)
                                                ----     ----      ----    ---    ------
  Contractual Compensation..............        $135     $100      $200    $80    $2,023
                                                ====     ====      ====    ===    ======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To ImageMax, Inc.:

     We have audited the accompanying balance sheets of ImageMax, Inc. (a Pennsylvania Corporation) as of December 31, 1996 and June 30, 1997 and the related statements of operations, shareholders' equity and cash flows for the period from inception (November 12, 1996) to December 31, 1996 and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ImageMax, Inc. as of December 31, 1996 and June 30, 1997 and the results of its operations and its cash flows for the period from inception (November 12, 1996) to December 31, 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
September 11, 1997 (except with
  respect to the matter discussed
  in Note 8 as to which the

  date is November 26, 1997)

                                 IMAGEMAX, INC.
                                 BALANCE SHEETS

                                                    DECEMBER 31,                   SEPTEMBER 30,
                                                        1996       JUNE 30, 1997       1997
                                                    ------------   -------------   -------------
                                                                                    (UNAUDITED)
ASSETS

CASH AND CASH EQUIVALENTS.........................    $61,647       $   14,973      $1,361,682

STOCK SUBSCRIPTION RECEIVABLE.....................         --          230,000              --

PROPERTY AND EQUIPMENT............................         --               --           4,707

DEFERRED OFFERING COSTS...........................         --           24,802       1,986,816
                                                      -------       ----------      ----------
                                                      $61,647       $  269,775      $3,353,205
                                                      =======       ==========      ==========

       LIABILITIES AND SHAREHOLDERS' EQUITY

ACCRUED EXPENSES..................................    $ 4,781       $   45,066      $1,911,721
                                                      -------       ----------      ----------

SHAREHOLDERS' EQUITY:
  Series A Preferred Stock, no par value,
     10,000,000 shares authorized, 150,000,
     255,000 and 524,185 shares issued and
     outstanding at December 31, 1996, June 30,
     1997 and September 30, 1997..................     73,500          578,500       2,719,000
  Common Stock, no par value, 40,000,000 shares
     authorized, 550,000, 647,308 and 710,770
     shares issued and outstanding at December 31,
     1996, June 30, 1997 and September 30, 1997...      6,500        1,271,500       1,566,500
  Accumulated deficit.............................    (23,134)      (1,625,291)     (2,844,016)
                                                      -------       ----------      ----------
        Total shareholders' equity................     56,866          224,709       1,441,484
                                                      -------       ----------      ----------
                                                      $61,647       $  269,775      $3,353,205
                                                      =======       ==========      ==========

        The accompanying notes are an integral part of these statements.

                                 IMAGEMAX, INC.
                            STATEMENTS OF OPERATIONS


                                                      FROM
                                                    INCEPTION
                                                  (NOVEMBER 12,   SIX MONTHS     NINE MONTHS
                                                    1996) TO         ENDED          ENDED
                                                  DECEMBER 31,     JUNE 30,     SEPTEMBER 30,
                                                      1996           1997           1997
                                                  -------------   -----------   -------------
                                                                                 (UNAUDITED)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....   $   23,274     $   167,597    $   330,916

SPECIAL COMPENSATION CHARGE.....................           --       1,435,000      2,494,000

INTEREST INCOME.................................         (140)           (440)        (4,034)
                                                   ----------     -----------    -----------

NET LOSS........................................   $  (23,134)    $(1,602,157)   $(2,820,882)
                                                   ==========     ===========    ===========

PRO FORMA NET LOSS PER SHARE (Note 8)
  (unaudited)...................................   $     (.02)    $     (1.39)   $     (2.44)
                                                   ==========     ===========    ===========

SHARES USED IN COMPUTING PRO FORMA NET LOSS PER
  SHARE (Note 8) (unaudited)....................    1,154,259       1,154,259      1,154,259
                                                   ==========     ===========    ===========


        The accompanying notes are an integral part of these statements.

                                 IMAGEMAX, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                        SERIES A
                                     PREFERRED STOCK          COMMON STOCK                          TOTAL
                                  ---------------------   ---------------------   ACCUMULATED   SHAREHOLDERS'
                                   SHARES      AMOUNT      SHARES      AMOUNT       DEFICIT        EQUITY
                                  --------   ----------   --------   ----------   -----------   -------------
BALANCE, NOVEMBER 12, 1996
  (date of inception)...........        --   $       --         --   $       --   $       --     $       --
  Sales of Preferred and Common
    Stock.......................   150,000       73,500    550,000        6,500           --         80,000
  Net loss......................        --           --         --           --      (23,134)       (23,134)
                                  --------   ----------   --------   ----------   -----------    ----------

BALANCE, DECEMBER 31, 1996......   150,000       73,500    550,000        6,500      (23,134)        56,866
  Sales of Preferred and Common
    Stock.......................   105,000      505,000     97,308    1,265,000           --      1,770,000
  Net loss......................        --           --         --           --   (1,602,157)    (1,602,157)
                                  --------   ----------   --------   ----------   -----------    ----------

BALANCE, JUNE 30, 1997..........   255,000      578,500    647,308    1,271,500   (1,625,291)       224,709
  Sales of Preferred and Common
    Stock (unaudited)...........   269,125    2,140,500     63,462      295,000           --      2,435,500
  Net loss (unaudited)..........        --           --         --           --   (1,218,725)    (1,218,725)
                                  --------   ----------   --------   ----------   -----------    ----------

BALANCE, SEPTEMBER 30, 1997
  (UNAUDITED)...................   524,125   $2,719,000    710,770   $1,566,500   $(2,844,016)   $1,441,484
                                  ========   ==========   ========   ==========   ===========    ==========

        The accompanying notes are an integral part of these statements.

                                 IMAGEMAX, INC.
                            STATEMENTS OF CASH FLOWS

                                           FROM INCEPTION
                                            (NOVEMBER 12,
                                              1996) TO        SIX MONTHS ENDED   NINE MONTHS ENDED
                                          DECEMBER 31, 1996    JUNE 30, 1997     SEPTEMBER 30, 1997
                                          -----------------   ----------------   ------------------
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss..............................      $(23,134)         $(1,602,157)        $(2,820,882)

  Special compensation charge...........            --            1,435,000           2,494,000

  Change in accrued expenses............         4,781               40,285             256,940
                                              --------          -----------         -----------

     Net cash used in operating
        activities......................       (18,353)            (126,872)            (69,942)
                                              --------          -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchases of property and equipment...            --                   --              (4,707)

  Increase in deferred acquisition
     costs..............................            --              (24,802)           (336,816)
                                              --------          -----------         -----------

     Net cash used in operating
        activities......................            --              (24,802)           (341,523)
                                              --------          -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from sales of Common and
     Preferred Stock....................        80,000              105,000           1,711,500
                                              --------          -----------         -----------

NET INCREASE (DECREASED) IN CASH........        61,647              (46,674)          1,300,035

CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD................................            --               61,647              61,647
                                              --------          -----------         -----------

CASH AND CASH EQUIVALENTS, END OF
  PERIOD................................      $ 61,647          $    14,973         $ 1,361,682
                                              ========          ===========         ===========

        The accompanying notes are an integral part of these statements.

                                 IMAGEMAX, INC.
                         NOTES TO FINANCIAL STATEMENTS
               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
               NINE MONTHS ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

1. BACKGROUND:

     ImageMax Inc. ("ImageMax") was incorporated in Pennsylvania on November 12, 1996. ImageMax was formed to become a leading national, single-source provider of integrated document management solutions (see Note 2).

     ImageMax has conducted no operations to date and has entered into agreements to acquire certain businesses discussed in Note 2. These businesses have been operating independently, and ImageMax may not be able to successfully integrate these businesses and their operations, employees and management. Given the nature of ImageMax, it is and will be subject to many risks, including but not limited to, (i) an absence of combined operating history, (ii) the potential inability to manage growth, (iii) risks generally associated with acquisitions including the implementation of other acquisitions, (iv) possible fluctuations in quarterly results, (v) reliance on certain markets, and (vi) reliance on key personnel.

2. ACQUISITIONS AND PUBLIC OFFERING:

     In September 1997, ImageMax entered into agreements to acquire Utz Medical Enterprises, Inc., the parent of AMMCORP, by merger, CMC by merger, Laser Graphics by merger, I(3) by net asset acquisition, DDS by merger, DTI by net asset acquisition, I(2) Solutions by merger, IMS by stock acquisition, IDS by merger, OMI by merger, TPS by stock acquisition, DataLink by net asset acquisition, Spaulding (a wholly-owned subsidiary of SEMCO Industries, Inc.) by net asset acquisition, and TIMCO by net asset acquisition (together, the "Founding Companies"). These acquisitions (the "Acquisitions") will occur simultaneously with the closing of ImageMax's initial public offering (the "Offering") and will be accounted for using the purchase method of accounting. ImageMax has been identified as the accounting acquirer for financial statement presentation purposes. The estimated total purchase price of the Founding Companies is $39.0 million, which consists of: (i) $25.4 million in cash to be paid to the Founding Companies or their shareholders (the "Sellers") upon the consummation of the Offering; (ii) the $13.1 million estimated fair value of 1,184,468 shares of Common Stock to be issued to the Sellers; and (iii) estimated transaction costs of $0.5 million. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares is determined using an estimated fair value of $11.05 per share (or $13.1 million), which represents a discount of 15% from the assumed initial public offering price of $13.00, due to the one-year restrictions on the sale and transferability of the shares issued. In addition, the shares have not been registered under the Securities Act of 1933, the holders have no demand registration rights and sales will be subject to the volume and other limitations of Rule 144 under the Securities Act of 1933. If a 10% discount were used, annual pro forma goodwill amortization would increase by $25,000. The total estimated purchase price of $39.0 million for the Acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing. Based on the estimated purchase price of $39.0 million, approximately $4.0 million will be allocated to acquired in-process research and development and will be charged to expense upon the consummation of the Acquisitions. The remaining amount of intangible assets of approximately $31.2 million includes approximately $30.4 million of goodwill and $800,000 of developed technology.

     Acquired in-process research and development reflects the value of DDS's development projects underway at the time of the acquisition. In connection with the DDS transaction, all identifiable assets acquired, including intangible assets, were assigned a portion of the cost of the acquired company based on an independent valuation.

                                 IMAGEMAX, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
               NINE MONTHS ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

2. ACQUISITIONS AND PUBLIC OFFERING: -- (CONTINUED)

     As of the acquisition date, DDS had a number of development efforts underway. The allocation included the evaluation of each development project to determine if technological feasibility had been achieved and if there were any alternative future uses. Based on this analysis, it has been determined that technological feasibility has not been achieved and that alternative uses of this developmental technology do not exist. The technology acquired will require substantial additional development by ImageMax.

3. SHAREHOLDERS' EQUITY:

     In November 1996, ImageMax issued 423,077 shares of Common Stock to its founding shareholders for $5,000. In November 1996, ImageMax sold 150,000 shares of Series A Convertible Preferred Stock (Series A Preferred Stock) and 126,923 shares of common stock to certain of its founders and to David C. Utz Jr., a director of ImageMax, for $75,000. Each share of Series A Preferred Stock is convertible into 0.846154 shares of Common Stock. All shares of Series A Preferred Stock are required to convert to Common Stock upon the closing of the Offering.

     In April 1997, ImageMax sold 105,000 shares of Series A Preferred Stock to certain of its founders and two additional accredited investors for $105,000.

     In June 1997, ImageMax sold 97,308 shares of Common Stock to certain of its founders and its President and Chief Operating Officer and Senior Vice President--Finance, Chief Financial Officer, and Treasurer for $230,000. The related stock subscription receivables were paid in full in July 1997.

     In September 1997, ImageMax sold 269,125 shares of Series A Preferred Stock and 63,462 shares of Common Stock for total consideration of $1,081,500 and $300,000, respectively, to certain of its founders and other accredited investors.

     In 1997, ImageMax sold a total of 314,135 shares of Common Stock (including shares of Common Stock to be issued upon conversion of the Preferred Stock) at prices of $1.18, $2.36 and $4.73 per share to officers, directors and certain management of the Founding Companies. As a result, ImageMax recorded a non-recurring non-cash compensation charge of $2,494,000, representing the difference between the amount paid for the shares and an estimated deemed value for accounting purposes of $13.00 per share (based on the assumed initial public offering price).

4. 1997 INCENTIVE PLAN:

     ImageMax's 1997 Incentive Plan (the Plan) provides for the award of up to 600,000 shares of its Common Stock to its employees, directors, consultants and other individuals who perform services for ImageMax. The Plan provides for granting of various stock based awards, including incentive and non-qualified stock options, restricted stock and performance shares and units. Upon completion of the Offering, non-qualified options to purchase an aggregate of 367,500 shares of Common Stock at the Offering price will be granted to ImageMax's four executive officers and four outside directors. These grants will vest in equal installments over three years.

5. EMPLOYMENT AGREEMENTS:

     ImageMax has entered into employment agreements with its Chief Executive Officer, President and Chief Operating Officer, Senior Vice President-- Finance, Chief Financial Officer and Treasurer, and Senior Vice President--Corporate Development that provide for a minimum annual compensation of $610,000 plus bonuses. In addition, in connection with the Closing of the Acquisitions, ImageMax will enter into employment agreements with several management members of the Founding Companies that provide for minimum annual compensation of $1.4 million plus bonuses.

                                 IMAGEMAX, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
               NINE MONTHS ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

6. RELATED-PARTY MANAGEMENT CONTRACT:

     In November 1996, ImageMax entered into a management contract with GBL Capital Corp. ("GBL"), an entity whose shareholders are also shareholders of ImageMax. Two of GBL shareholders are officers of ImageMax. GBL was engaged to manage the daily business operations of ImageMax. ImageMax paid GBL $5,000 upon entering into the agreement and is required to pay monthly fees ranging from $10,000 to $25,000. The monthly fee payments were terminated on July 31, 1997 when the two officers of ImageMax began to be paid directly by ImageMax. GBL services were ceased at the date. Upon the closing of an initial public offering, ImageMax is required to pay GBL a fee of $500,000. Such fees are, in effect, compensation to the officers of ImageMax. The $500,000 will be charged to the statement of operations upon the consummation of the Offering.

7. ACCRUED EXPENSES:

     Accrued expenses principally consist of professional fees related to the Offering and Acquisitions.

8. SIGNIFICANT ACCOUNTING POLICIES:

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reverse Stock Split


     ImageMax effected a 0.846154 for 1 reverse stock split on November 26, 1997. All references in the accompanying financial statements to the number of shares and per-share amounts have been retroactively restated to reflect the reverse stock split.


  Cash and Cash Equivalents

     ImageMax considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. At December 31, 1996 and June 30, 1997 and September 30, 1997, cash equivalents primarily consisted of funds in a money market account.

  Deferred Offering Costs

     ImageMax has deferred all costs of raising capital. These costs will be offset against capital generated by the Offering.

  Income Taxes

     ImageMax follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109. Under this method, deferred income taxes are recorded based upon differences betweeen the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

     ImageMax has recorded a full valuation allowance against all deferred tax assets due to the uncertainty of ultimate realizability. Accordingly, no income tax benefits have been recorded for current year losses.

                                 IMAGEMAX, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
               NINE MONTHS ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

8. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Long-Lived Assets

     ImageMax follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future cash flows associated with the asset is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

  Accounting for Stock-Based Compensation

     ImageMax follows SFAS No. 123, "Accounting for Stock-Based Compensation," which permits, but does not require, a fair value-based method of accounting for employee stock option plans which results in compensation expense recognition when stock options are granted. As permitted by SFAS No. 123, ImageMax will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future financial statements.

  Earnings per Share

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". This statement supersedes APB Option No. 15, "Earnings per Share" and simplifies the computation of earnings per share ("EPS"). Primary EPS is replaced with a presentation of basic EPS. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Fully diluted EPS is replaced with diluted EPS. Diluted EPS reflects the potential dilution if certain securities are converted. SFAS No. 128 requires dual presentation of basic and diluted EPS by entities that issue any securities other than ordinary common stock. SFAS No. 128 will be effective for financial statements for both interim and annual periods ending after December 15, 1997, and requires retroactive restatement of all EPS data presented. ImageMax plans to adopt the statement on December 31, 1997. ImageMax does not expect the effect of adopting SFAS No. 128 to have a material impact on its EPS calculations, and, if adopted currently, SFAS No. 128 would not have a material impact on ImageMax's reported EPS.


  Pro Forma Net Loss Per Share



     The shares used in computing pro forma net loss per share include 710,770 outstanding shares of Common Stock and 443,489 shares (effected for the 0.846154 for 1 reverse stock split) to be issued upon conversion of the 524,125 outstanding shares of Series A Preferred Stock. Pursuant to the requirements of the Securities and Exchange Commission, these shares represent those common stock equivalents issued by the Company during the 12 months immediately preceding the Offering. Pro forma net loss per share was calculated by dividing historical net loss by the as converted outstanding shares of Common Stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Utz Medical Enterprises, Inc.:

     We have audited the accompanying consolidated balance sheets of Utz Medical Enterprises, Inc. (a Minnesota corporation) and subsidiary as of July 31, 1996 and 1997 and the related consolidated statements of operations, stockholder's deficit and cash flows for each of the three years in the period ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Utz Medical Enterprises, Inc. and subsidiary as of July 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 24, 1997

                         UTZ MEDICAL ENTERPRISES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                     JULY 31,
                                                              -----------------------
                                                                 1996         1997
                           ASSETS                             ----------   ----------
CURRENT ASSETS:
  Cash......................................................  $    2,038   $   25,596
  Accounts receivable, net of reserves of $59,279 and
     $73,987................................................     884,125      886,945
  Income tax receivable.....................................     178,823           --
  Inventories...............................................      78,790      112,532
  Prepaid expenses and other................................      25,773       34,437
  Deferred income taxes.....................................      22,111       35,057
                                                              ----------   ----------
     Total current assets...................................   1,191,660    1,094,567
PROPERTY AND EQUIPMENT, net.................................   1,990,040    1,785,257
DEFERRED INCOME TAXES.......................................      66,386       86,123
INTANGIBLE ASSETS...........................................     505,239      297,424
                                                              ----------   ----------
                                                              $3,753,325   $3,263,371
                                                              ==========   ==========
                      LIABILITIES AND
                   STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
  Revolving promissory note.................................  $  928,000   $  982,000
  Current portion of long-term debt.........................     552,986      509,162
  Bank overdrafts...........................................      17,409           --
  Accounts payable..........................................     407,945      340,365
  Accrued expenses..........................................     628,937      760,007
  Deferred revenue..........................................     103,580      126,471
                                                              ----------   ----------
     Total current liabilities..............................   2,638,857    2,718,005
                                                              ----------   ----------
LONG-TERM DEBT..............................................   1,948,540    1,615,809
                                                              ----------   ----------
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDER'S DEFICIT:
  Common stock, par value of $.01 per share; 10,000,000
     shares authorized, 90,000 shares issued and
     outstanding............................................         900          900
  Additional paid in capital................................      98,100       98,100
  Accumulated deficit.......................................    (933,072)  (1,169,443)
                                                              ----------   ----------
     Total stockholder's deficit............................    (834,072)  (1,070,443)
                                                              ----------   ----------
                                                              $3,753,325   $3,263,371
                                                              ==========   ==========

        The accompanying notes are an integral part of these statements.

                         UTZ MEDICAL ENTERPRISES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            YEAR ENDED JULY 31,
                                                    ------------------------------------
                                                       1995         1996         1997
                                                    ----------   ----------   ----------
SERVICE REVENUES..................................  $6,275,993   $5,550,268   $5,676,945
                                                    ----------   ----------   ----------
COST OF SERVICE REVENUES..........................   4,652,182    3,318,172    3,297,139
DEPRECIATION......................................     380,324      412,565      389,379
                                                    ----------   ----------   ----------
                                                     5,032,506    3,730,737    3,686,518
                                                    ----------   ----------   ----------
     Gross profit.................................   1,243,487    1,819,531    1,990,427
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES.........................   1,652,163    1,383,387    1,575,991
IMAGEMAX TRANSACTION COSTS........................          --           --       35,000
AMORTIZATION OF INTANGIBLE ASSETS.................     183,487      209,312      207,815
                                                    ----------   ----------   ----------
     Operating income (loss)......................    (592,163)     226,832      171,621
INTEREST EXPENSE..................................     328,477      362,948      358,789
INTEREST INCOME...................................      (5,485)     (11,090)        (125)
                                                    ----------   ----------   ----------
     Loss before income taxes.....................    (915,155)    (125,026)    (187,043)
INCOME TAX EXPENSE (BENEFIT)......................    (222,640)      78,664       49,328
                                                    ----------   ----------   ----------
NET LOSS..........................................  $ (692,515)  $ (203,690)  $ (236,371)
                                                    ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                         UTZ MEDICAL ENTERPRISES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT

                                               COMMON STOCK                          RETAINED
                                             -----------------     ADDITIONAL        EARNINGS
                                             SHARES    AMOUNT    PAID IN CAPITAL    (DEFICIT)        TOTAL
                                             ------   --------   ---------------   ------------   -----------
BALANCE, JULY 31, 1994.....................  90,000        900        98,100              8,133       107,133

  Dividends................................      --         --            --            (45,000)      (45,000)

  Net loss.................................      --         --            --           (692,515)     (692,515)
                                             ------   --------       -------       ------------   -----------

BALANCE, JULY 31, 1995.....................  90,000        900        98,100           (729,382)     (630,382)

  Net loss.................................      --         --            --           (203,690)     (203,690)
                                             ------   --------       -------       ------------   -----------

BALANCE, JULY 31, 1996.....................  90,000        900        98,100           (933,072)     (834,072)

  Net loss.................................      --         --            --           (236,371)     (236,371)
                                             ------   --------       -------       ------------   -----------

BALANCE, JULY 31, 1997.....................  90,000   $    900       $98,100       $ (1,169,443)  $(1,070,443)
                                             ======   ========       =======       ============   ===========

        The accompanying notes are an integral part of these statements.

                         UTZ MEDICAL ENTERPRISES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED JULY 31,
                                                      ---------------------------------
                                                        1995        1996        1997
                                                      ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..........................................  $(692,515)  $(203,690)  $(236,371)
  Adjustments to reconcile net loss to net cash
     provided by operating activities-
        Depreciation and amortization...............    563,811     621,877     597,194
        Loss on sale of property and equipment......      3,054      30,499       5,347
        Provision for loss on accounts receivable...     33,569     (10,151)     34,708
        Deferred income tax benefit.................    (60,855)    (42,319)    (32,683)
        Change in operating assets and liabilities-
           Accounts receivable......................   (106,840)    160,989     (37,528)
           Income tax receivable....................   (178,823)         --     178,823
           Inventories..............................     68,455      61,095     (33,742)
           Prepaid expenses and other...............     51,429       2,322      (8,663)
           Accounts payable.........................    348,320     (88,110)    (67,580)
           Accrued expenses.........................    107,269     195,939     131,070
           Deferred revenue.........................     15,440     (25,412)     22,891
                                                      ---------   ---------   ---------
             Net cash provided by operating
                activities..........................    152,314     703,039     553,466
                                                      ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...............   (291,721)   (179,246)   (163,021)
  Proceeds on sale of property and equipment........     25,200      17,344       6,400
                                                      ---------   ---------   ---------
             Net cash used in investing
                activities..........................   (266,521)   (161,902)   (156,621)
                                                      ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds on revolving promissory note.........    110,000     128,499      54,000
  Proceeds from long-term debt......................    319,479     115,591      53,419
  Payments on long-term debt........................   (545,761)   (501,387)   (463,297)
  Increase (decrease) in bank overdrafts............    267,165    (283,807)    (17,409)
  Dividends to stockholders.........................    (45,000)         --          --
                                                      ---------   ---------   ---------
             Net cash provided by (used in)
                financing activities................    105,883    (541,104)   (373,287)
                                                      ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH.....................     (8,324)         33      23,558
CASH, BEGINNING OF PERIOD...........................     10,329       2,005       2,038
                                                      ---------   ---------   ---------
CASH, END OF PERIOD.................................  $   2,005   $   2,038   $  25,596
                                                      =========   =========   =========

        The accompanying notes are an integral part of these statements.

                         UTZ MEDICAL ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

     Utz Medical Enterprises, Inc. and its wholly owned subsidiary, American Micro-Med Corporation, operate under the trade name of AMMCORP Records Management ("AMMCORP"). AMMCORP is located in Chesterton, Indiana and offers document conversion and management solutions to customers predominantly in the healthcare industry through various methods of document imaging technologies. AMMCORP also provides offsite storage and retrieval services.

     AMMCORP has a working capital and stockholder'sdeficit as of July 31, 1997. In the last three years, AMMCORP has generated net cash provided by operations of approximately $1.4 million and repaid debt, net of proceeds of $0.7 million. In October 1997, AMMCORP entered into forbearance agreements with its principal outside debt holders (see Note 5) which cures its covenant defaults through August 1, 1998. AMMCORP believes its fiscal 1998 operating results will provide sufficient cash to satisfy its obligations when they become due.

     In September 1997, AMMCORP and its stockholder entered into a merger agreement with ImageMax, Inc. ("ImageMax") which would close upon the consummation of the initial public offering of the common stock of ImageMax.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The consolidated financial statements include the accounts of Utz Medical Enterprises, Inc. and its wholly owned Subsidiary. The financial statements reflect the elimination of all significant intercompany accounts and transactions.

  Inventories

     Inventories represent materials used in the filming and scanning process and are stated at the lower of cost (first-in, first-out) or market.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements and capital leases are depreciated over the lesser of their useful life or the lease term.

  Intangible Assets

     Intangible assets primarily consist of capitalized non-compete obligations which are being amortized over five and ten-year periods. Related accumulated amortization as of July 31, 1996 and 1997 was $1,158,947 and $1,366,762,
respectively.

  Revenue Recognition

     Revenue is recognized when the related services are rendered. Deferred revenue represents services billed in advance of performance.

                         UTZ MEDICAL ENTERPRISES, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Income Taxes

     AMMCORP accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

  Supplemental Cash Flow Information

     AMMCORP paid cash for interest for the years ended July 31, 1995, 1996and 1997 of $329,346, $265,448 and $262,776, respectively. AMMCORP financed equipment purchases with capital leases in the amount of $236,180 and $33,322 for the years ended July 31, 1996 and 1997, respectively.There were no cash payments made for income taxes in the periods presented.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt and capital lease obligations approximates fair value on the balance sheet dates.

  Long-Lived Assets

     AMMCORP follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY, PLANT AND EQUIPMENT:

                                                      ESTIMATED            JULY 31,
                                                     USEFUL LIVES   -----------------------
                                                        YEARS          1996         1997
                                                     ------------   ----------   ----------
Filming and scanning equipment.....................    3-5          $1,707,405   $1,791,302
Furniture and office equipment.....................     5              366,465      420,534
Vehicles...........................................     5              221,440      257,829
Building and building improvements.................    8-40          1,599,829    1,599,829
Land and land improvements.........................     15              88,693       88,693
                                                                    ----------   ----------
                                                                     3,983,832    4,158,187
Less-Accumulated depreciation and amortization.....                 (1,993,792)  (2,372,930)
                                                                    ----------   ----------
                                                                    $1,990,040   $1,785,257
                                                                    ==========   ==========

     As of July 31, 1996 and 1997, AMMCORP had $221,088 and $209,898, in
equipment, net of accumulated amortization financed under capital leases. In March 1994, AMMCORP commenced

                         UTZ MEDICAL ENTERPRISES, INC.

3. PROPERTY, PLANT AND EQUIPMENT: -- (CONTINUED)

operations in Anderson, Indiana through the acquisition of $525,000 in filming equipment and $50,000 in filming related inventory. AMMCORP paid an additional $100,000 in connection with a non-compete agreement with the seller. In October 1995, the Anderson Facility was closed and the related non-compete asset was charged to expense. The filming equipment was relocated to the AMMCORP Chesterton, Indiana facility and was fully depreciated as of March 1997.

4. ACCRUED EXPENSES:

                                                                JULY 31,
                                                          --------------------
                                                            1996       1997
                                                          --------   ---------
Accrued compensation....................................  $232,540   $265,098
Accrued interest........................................   110,748    206,761
Accrued income taxes....................................   155,784    216,180
Other...................................................   129,865     71,968
                                                          --------   --------
                                                          $628,937   $760,007
                                                          ========   ========

5. DEBT:

  Revolving Promissory Note

     On February 1, 1996, AMMCORP renewed its revolving promissory note (the "Note") with the bank. AMMCORP can borrow up to $1,000,000 under the Note and interest is due monthly at prime plus 2.5%. The outstanding principal balance and all unpaid interest are due on March 31, 1998.

     The highest amount outstanding under the Note was $1,000,000 for the years ended July 31, 1996and 1997, and average borrowings under the Note were $900,347 and $959,154, respectively. The weighted average interest rates on the Note were 10.54% and 11.02% for the years ended July 31, 1996 and 1997 respectively.

                         UTZ MEDICAL ENTERPRISES, INC.

5. DEBT: -- (CONTINUED)
  Long-Term Debt

                                                                     JULY 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Term note payable to bank in monthly installments of $9,197
  including interest at 7.75% until September 15, 1998, at
  which time the monthly installments will be adjusted to
  reflect an interest rate of 3% plus the monthly average
  yield on five-year U.S. Treasury securities, payments are
  due through September, 2003...............................  $  605,278   $  540,179
Term note payable to bank in monthly installments of
  $14,450, including interest at prime plus 1.50%, through
  March, 1998...............................................     300,102      149,833
Term note payable to bank in monthly installments of $6,700, including interest at prime plus 1.25%, through December,
  1997......................................................      81,591       28,199
Term note payable to bank in monthly installments of $7,230, including interest at prime plus 1.50%, through December,
  1998......................................................     187,067      115,736
Term note payable to bank in monthly installments of $4,666, including interest at prime plus 1.50%, through January,
  1997......................................................      32,430           --
Note payable to former stockholder in monthly installments
  of $18,558, including interest at 10%, through August,
  1998......................................................     601,730      601,730
Note payable to former stockholder in bi-weekly installments of $3,185, including interest at 10%, through October,
  1999......................................................     291,469      291,469
Vehicle loans payable in monthly installments ranging from
  $340 to $1,140, with interest ranging from 7.99% to
  10.50%, through November, 2000............................      85,089      108,726
Capital lease obligations...................................     217,620      213,038
Other.......................................................      99,150       76,061
                                                              ----------   ----------
                                                                 552,986    2,124,971
Less-Current portion........................................  (2,205,696)    (509,162)
                                                              ----------   ----------
                                                              $1,948,540   $1,615,809
                                                              ==========   ==========

     As of July 31, 1997, stated maturities of long-term debt are as follows:

YEAR ENDING JULY 31,
--------------------
  1998..................................  $  509,162
  1999..................................   1,083,732
  2000..................................     164,854
  2001..................................     134,325
  2002..................................     106,747
  Thereafter............................     126,151
                                          ----------
                                          $2,124,971
                                          ==========

     The term notes and revolving promissory note payable to the bank are under a master loan agreement. Under this agreement, AMMCORP is subject to various financial and non-financial covenants. In addition, the two notes payable to former stockholders also contain various covenants. In October 1997, AMMCORP and the bank entered into a forbearance agreement which cured the financial covenant defaults through August 1, 1998. In addition, in October 1997, AMMCORP and the former stockholders entered into forbearance agreements which waived the covenant defaults through August 1, 1998 and waived substantially all of the principal payments through that date.

                         UTZ MEDICAL ENTERPRISES, INC.

5. DEBT: -- (CONTINUED)

     The term notes, revolving promissory note, and notes payable to former stockholders are personally guaranteed by the stockholder of AMMCORP.

6. COMMITMENTS AND CONTINGENCIES:

     AMMCORP leases a warehouse under a noncancelable operating lease. Rent expense for all operating leases for the year ended July 31, 1997 was $31,000. Future minimum lease payments under noncancelable operating leases are as follows:

YEAR ENDING JULY 31,
--------------------
  1998....................................  $ 33,400
  1999....................................    35,800
  2000....................................    38,200
  2001....................................     3,200
                                            --------
                                            $110,600
                                            ========

     AMMCORP is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on AMMCORP'S financial position or results of operations.

7. INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows:

                                                      YEAR ENDED JULY 31,
                                                -------------------------------
                                                  1995        1996       1997
                                                ---------   --------   --------
Current:
  Federal.....................................  $(139,899)  $104,765   $ 85,908
  State.......................................    (21,656)    16,218     13,298
                                                ---------   --------   --------
     Total....................................   (161,555)   120,983     99,206
                                                ---------   --------   --------
Deferred:
  Federal.....................................    (52,698)   (36,646)   (43,192)
  State.......................................     (8,387)    (5,673)    (6,686)
                                                ---------   --------   --------
     Total....................................    (61,085)   (42,319)   (49,878)
                                                ---------   --------   --------
                                                $(222,640)  $ 78,664   $ 49,328
                                                =========   ========   ========

     The reconciliation of the statutory federal income tax rate to AMMCORP'S effective income tax rate is as follows:

                                                           YEAR ENDED JULY 31,
                                                       ---------------------------
                                                       1995       1996       1997
                                                       -----      -----      -----
  Statutory federal income tax rate..................  (34.0)%    (34.0)%    (34.0)%
  State income taxes, net of federal tax benefit.....   (3.3)      (3.3)      (3.3)
  Nondeductible expenses.............................   13.0      100.2       63.7
                                                       -----      -----      -----
                                                       (24.3)%     62.9 %     26.4 %
                                                       =====      =====      =====

     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred income taxes are as follows:

                         UTZ MEDICAL ENTERPRISES, INC.

7. INCOME TAXES: -- (CONTINUED)

                                                        JULY 31,
                                                   ------------------
                                                    1996       1997
                                                   -------   --------
Gross deferred tax assets:
  Depreciation and amortization..................  $66,386   $ 86,123
  Accruals and reserves not currently
     deductible..................................   22,111     35,057
                                                   -------   --------
                                                   $88,497   $121,180
                                                   =======   ========

     AMMCORP did not have any valuation allowances against deferred income tax assets at July 31, 1996 and 1997, as it believes it is more likely than not that the deferred tax assets will be realized.

8. EMPLOYEE BENEFIT PLAN:

     AMMCORP sponsors a defined contribution plan, the "AMMCORP 401(k) Profit-Sharing Plan" (the "Plan") which covers substantially all of AMMCORP'S employees subject to certain eligibility requirements, as defined. The Plan provides for discretionary profit sharing and employer matching contributions based on a percentage of employee salary deferrals. AMMCORP made matching contributions of $2,400 in the year ended July 31, 1995. There have been no profit sharing contributions to the Plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Codalex Microfilming Corporation and
  Imaging Information Industries, Inc.:

     We have audited the accompanying combined balance sheets of Codalex Microfilming Corporation (a South Carolina corporation) and Imaging Information Industries, Inc. (a South Carolina Corporation) as of June 30, 1996 and 1997, and the related combined statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Codalex Microfilming Corporation and Imaging Information Industries, Inc. as of June 30, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Columbia, South Carolina,
  August 29, 1997

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

                            COMBINED BALANCE SHEETS

                                                           JUNE 30,
                                                     ---------------------   SEPTEMBER 30,
                                                       1996        1997          1997
                                                     --------   ----------   -------------
                                                                              (UNAUDITED)
                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................  $ 41,057   $   40,902    $  101,756
  Accounts receivable, net of allowance for
     doubtful accounts of $32,200, $37,000 and
     $25,750.......................................   219,208      559,111       326,817
  Due from affiliates..............................    31,781      112,756       168,406
  Inventories......................................   132,497      160,867       167,568
  Prepaid expenses and other.......................     9,149        5,807         5,607
                                                     --------   ----------    ----------
     Total current assets..........................   433,692      879,443       770,154
PROPERTY AND EQUIPMENT, net........................   185,731      260,332       255,490
                                                     --------   ----------    ----------
                                                     $619,423   $1,139,775    $1,025,644
                                                     ========   ==========    ==========
                  LIABILITIES AND
          STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Line of credit...................................  $121,158   $  142,721    $  142,721
  Current portion of long term debt................   322,142      393,811       371,318
  Accounts payable.................................   152,436      306,304       323,371
  Due to affiliates................................    11,185      129,869       105,316
  Accrued expenses.................................   102,421      186,723       138,252
  Deferred revenue.................................        --       33,248        20,000
                                                     --------   ----------    ----------
     Total current liabilities.....................   709,342    1,192,676     1,100,978
                                                     --------   ----------    ----------
LONG-TERM DEBT.....................................    11,335       29,634        26,412
                                                     --------   ----------    ----------
COMMITMENTS AND CONTINGENCIES (NOTE 6)
STOCKHOLDERS' EQUITY (DEFICIT):
  CMC common stock, $1 par value, 100,000 shares
     authorized, 10,000 shares issued and
     outstanding...................................    10,000       10,000        10,000
  I(3) common stock, no par value, 200,000 shares
     authorized, 90,510 shares issued and
     outstanding...................................   138,750      138,750       138,750
  Accumulated deficit..............................  (250,004)    (231,285)     (250,496)
                                                     --------   ----------    ----------
     Total stockholders' equity (deficit)..........  (101,254)     (82,535)     (101,746)
                                                     --------   ----------    ----------
                                                     $619,423   $1,139,775    $1,025,644
                                                     ========   ==========    ==========

        The accompanying notes are an integral part of these statements.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                           THREE MONTHS
                                                        YEAR ENDED JUNE 30,            ENDED SEPTEMBER 30,
                                                ------------------------------------   --------------------
                                                   1995         1996         1997        1996       1997
                                                ----------   ----------   ----------   --------   ---------
                                                                                           (UNAUDITED)
REVENUES:
  Services....................................  $1,836,118   $  755,085   $1,507,270   $341,016   $ 530,204
  Products....................................     503,609      622,181    1,357,845    307,383     239,080
                                                ----------   ----------   ----------   --------   ---------
                                                 2,339,727    1,377,266    2,865,115    648,399     769,284
                                                ----------   ----------   ----------   --------   ---------
COST OF REVENUES:
  Services....................................   1,177,764      507,561    1,011,894    228,233     399,981
  Products....................................     329,149      416,104    1,016,164    252,011     169,155
  Depreciation................................      43,698       47,211       64,338     12,000      10,203
                                                ----------   ----------   ----------   --------   ---------
                                                 1,550,611      970,876    2,092,396    492,244     579,339
                                                ----------   ----------   ----------   --------   ---------
    Gross profit..............................     789,116      406,390      772,719    156,155     189,945
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES....................................     730,356      549,435      758,900     99,951     152,301
IMAGEMAX TRANSACTION COSTS....................          --           --           --         --      45,317
AMORTIZATION..................................      18,029        1,877        1,730        144         200
                                                ----------   ----------   ----------   --------   ---------
    Operating income (loss)...................      40,731     (144,922)      12,089     56,060      (7,873)
OTHER (INCOME) EXPENSE:
  Interest expense............................      29,082       60,472       53,370      3,135      11,338
  Management fee..............................          --           --      (60,000)        --          --
                                                ----------   ----------   ----------   --------   ---------
    Income (loss) before income taxes.........      11,649     (205,394)      18,719     52,925     (19,211)
INCOME TAXES..................................          --           --           --         --          --
                                                ----------   ----------   ----------   --------   ---------
NET INCOME (LOSS).............................  $   11,649   $ (205,394)  $   18,719   $ 52,925   $ (19,211)
                                                ==========   ==========   ==========   ========   =========

        The accompanying notes are an integral part of these statements.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                      COMMON STOCK
                                          ------------------------------------                     TOTAL
                                                CMC                I(3)                        STOCKHOLDERS'
                                          ----------------   -----------------   ACCUMULATED      EQUITY
                                          SHARES   AMOUNT    SHARES    AMOUNT      DEFICIT       (DEFICIT)
                                          ------   -------   ------   --------   -----------   -------------
BALANCE, JUNE 30, 1994..................  10,000   $10,000       --   $ 20,000    $ (56,259)     $ (26,259)

  Issuance of common stock..............      --        --   90,510     45,000           --         45,000

  Net income............................      --        --       --         --       11,649         11,649
                                          ------   -------   ------   --------    ---------      ---------

BALANCE, JUNE 30, 1995..................  10,000    10,000   90,510     65,000      (44,610)        30,390

  Paid-in capital for previously issued
    stock...............................      --        --       --     73,750           --         73,750

  Net loss..............................      --        --       --         --     (205,394)      (205,394)
                                          ------   -------   ------   --------    ---------      ---------

BALANCE, JUNE 30, 1996..................  10,000    10,000   90,510    138,750     (250,004)      (101,254)

  Net income............................      --        --       --         --       18,719         18,719
                                          ------   -------   ------   --------    ---------      ---------

BALANCE, JUNE 30, 1997..................  10,000    10,000   90,510    138,750     (231,285)       (82,535)

  Net loss (unaudited)..................      --        --       --         --      (19,211)       (19,211)
                                          ------   -------   ------   --------    ---------      ---------

BALANCE, SEPTEMBER 30, 1997
  (UNAUDITED)...........................  10,000   $10,000   90,510   $138,750    $(250,496)     $(101,746)
                                          ======   =======   ======   ========    =========      =========

        The accompanying notes are an integral part of these statements.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                      THREE MONTHS ENDED
                                                        YEAR ENDED JUNE 30,              SEPTEMBER 30,
                                                  --------------------------------   ---------------------
                                                    1995       1996        1997        1996        1997
                                                  --------   ---------   ---------   ---------   ---------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................  $ 11,649   $(205,394)  $  18,719   $  52,925   $ (19,211)
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities-
      Depreciation and amortization.............    61,727      49,088      66,068      12,144      10,403
      (Gain) loss on sale of equipment..........        --      (4,832)     19,273          --          --
      Change in operating assets and
         liabilities:
         Accounts receivable....................   (60,523)     97,597    (339,903)   (122,505)    232,294
         Inventories............................   (11,166)    (98,126)    (28,370)     23,177      (6,701)
         Prepaid expenses and other assets......    (4,802)     (3,385)      1,612          --          --
         Net due to/from affiliates.............   (52,039)     31,443      37,709     (11,629)    (80,203)
         Accounts payable and accrued
           expenses.............................   109,648     (60,976)    238,170     156,441     (31,404)
         Deferred revenue.......................        --          --      33,248          --     (13,248)
                                                  --------   ---------   ---------   ---------   ---------
           Net cash provided by (used in)
             operating activities...............    54,494    (194,585)     46,526     110,553      91,930
                                                  --------   ---------   ---------   ---------   ---------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property and equipment...........   (38,926)    (30,260)   (130,017)   (106,575)     (5,361)
                                                  --------   ---------   ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt............................        --     153,932     121,980      48,646          --
  Principal payments on debt....................   (38,207)    (10,141)    (38,644)    (20,040)    (25,715)
  Capital contributions.........................    45,000      73,750          --          --          --
                                                  --------   ---------   ---------   ---------   ---------
           Net cash provided by (used in)
             financing activities...............     6,793     217,541      83,336      28,606     (25,715)
                                                  --------   ---------   ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................    22,361      (7,304)       (155)     32,584      60,854
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD........................................    26,000      48,361      41,057      41,057      40,902
                                                  --------   ---------   ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD........  $ 48,361   $  41,057   $  40,902   $  73,641   $ 101,756
                                                  ========   =========   =========   =========   =========
SUPPLEMENTAL DATA:
    Cash paid for interest......................  $  8,000   $  56,000   $  24,000   $      --   $   4,600
                                                  ========   =========   =========   =========   =========
NONCASH FINANCING TRANSACTION:
    Equipment financed through capital leases...  $     --   $      --   $  28,195   $      --   $  28,195
                                                  ========   =========   =========   =========   =========

        The accompanying notes are an integral part of these statements.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  (INFORMATION AS OF SEPTEMBER 30 AND FOR THE
         THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     Codalex Microfilming Corporation ("CMC") and Imaging Information Industries, Inc. ("I(3)") (collectively, "Codalex") provide micrographic and electronic imaging services and sell certain imaging and scanning equipment to businesses primarily in South Carolina and Georgia. Codalex's customer base includes hospitals, commercial enterprises and a limited number of government institutions. CMC is located in Columbia, South Carolina, and was purchased in July 1992. Imaging is located in Atlanta, Georgia, and was founded in February 1995.

     The combined companies had net income of approximately $19,000 in 1997, resulting in a stockholders' deficit of approximately $83,000 at June 30, 1997. The working capital deficit at June 30, 1997 was approximately $313,000. In management's opinion, the cash flow requirements for fiscal 1998 will be funded through improvement in operations. Codalex will not pay the stockholder and other related-party notes that are currently due if cash flows from operations are not sufficient to fund its obligations as they become due.

     CMC and its stockholders intend to enter into a merger agreement with ImageMax, Inc. (ImageMax) and I(3) and its stockholders intend to enter a net asset acquisition agreement with ImageMax both of which would close upon the consummation of the initial public offering of the common stock of ImageMax (see
Note 8).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements as of September 30, 1997 and for the three months ended September 30, 1996 and 1997 are unaudited and, in the opinion of the management of Codalex, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the three months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year.

  Basis of Presentation

     Codalex is controlled and managed through common ownership. Accordingly, the financial statements have been combined and reflect the elimination of all significant intercompany accounts and transactions.

  Cash and Cash Equivalents

     Codalex considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories only represent microfiche viewing and imaging equipment, and production and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF SEPTEMBER 30 AND FOR THE
         THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Revenue Recognition

     Service and product revenues are recognized when the services are rendered or products are shipped to Codalex's customers. Deferred revenue represents payments for services that are billed in advance of performance. No single customer exceeded 10% of revenues for any year presented.

  Income Taxes

     Imaging has elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, all taxable income or loss of Imaging is included in the stockholders' individual income tax returns.

     CMC is a C corporation and income tax expense is provided in Codalex's financial statements. Deferred income tax liabilities and assets are determined based on the difference between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future using enacted income tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Deferred tax assets resulting from nondeductible reserves and net operating losses have offset deferred tax liabilities related to accelerated depreciation for tax reporting in the accompanying financial statements. Income tax expense on fiscal 1997 earnings was offset by the remaining net operating loss carryforwards.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     Codalex follows Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF SEPTEMBER 30 AND FOR THE
         THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

3. PROPERTY AND EQUIPMENT:

                                      ESTIMATED          JUNE 30,
                                     USEFUL LIVES   -------------------   SEPTEMBER 30,
                                        YEARS         1996       1997         1997
                                     ------------   --------   --------   -------------
Scanning and imaging equipment.....       7         $236,188   $365,329     $366,340
Furniture and office equipment.....       7           15,443     22,098       26,332
Automobiles........................       5           74,749     35,772       35,773
                                                    --------   --------     --------
                                                     326,380    423,199      428,445
Less--Accumulated depreciation.....                 (140,649)  (162,867)    (172,955)
                                                    --------   --------     --------
                                                    $185,731   $260,332     $255,490
                                                    ========   ========     ========

     As of June 30, 1997, Codalex had approximately $28,000 in equipment, net of accumulated depreciation, financed under capital leases with a related party.

4. DEBT:

     At June 30, 1997, Codalex had a line of credit agreement with a bank which provides for borrowings of up to $175,000, based on eligible accounts receivable. The line bears interest at the bank prime rate plus 0.75% and expires on May 15, 1998. The line of credit is secured by substantially all of Codalex's assets and a personal guarantee by Codalex's stockholders.

     Other long term debt is as follows:

                                            JUNE 30,
                                       -------------------   SEPTEMBER 30,
                                         1996       1997         1997
                                       --------   --------   -------------
Unsecured demand notes payable to
  related parties accruing interest
  at 12% annually....................  $251,426   $285,839     $284,907
Commercial term note bearing interest
  at 9.5%, collateralized by a
  security agreement with Imaging;
  payments in monthly installments of
  $2,869 through January 1999........    62,500     50,503       40,918
Other various notes payable to
  banks..............................    19,551     58,908       48,547
Obligations under capital leases with
  related parties....................        --     28,195       23,358
                                       --------   --------     --------
                                        333,477    423,445      397,730
Less--Current portion................  (322,142)  (393,811)    (371,318)
                                       --------   --------     --------
                                       $ 11,335   $ 29,634     $ 26,412
                                       ========   ========     ========

     Future maturities of debt at June 30, 1997, are $536,532 in 1998 and $29,634 in 1999. Codalex is in compliance with all covenants related to their debt as of June 30, 1997.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF SEPTEMBER 30 AND FOR THE
         THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

5. ACCRUED EXPENSES:

     Accrued expenses are as follows:

                                            JUNE 30,
                                       -------------------   SEPTEMBER 30,
                                         1996       1997         1997
                                       --------   --------   -------------
Interest.............................  $ 61,518   $ 90,628     $ 96,628
Payroll and related taxes............    33,328     84,814       20,819
Other................................     7,575     11,281       20,805
                                       --------   --------     --------
                                       $102,421   $186,723     $138,252
                                       ========   ========     ========

6. COMMITMENTS AND CONTINGENCIES:

     Codalex leases office space under two noncancelable operating leases. One of these leases expires July 31, 1998, and requires future minimum lease payments of approximately $16,000 in 1998. The other lease expires November 1, 2008, subject to rent negotiations at October 31, 1998. The future minimum lease payments through 2008 are $89,000 per year. The lessor of both leases is the majority stockholder of Codalex. Rent expense for all operating leases for the years ended June 30, 1995, 1996 and 1997 was $86,000, $92,000 and $94,000,
respectively.

     Codalex is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

7. OTHER RELATED-PARTY TRANSACTIONS:

     Codalex is controlled through common ownership, as previously stated. The same ownership has controlling interest in two similar electronic storage companies, Laser Graphics Systems & Services ("Laser Graphics") and Microfilm World. Laser Graphics is located in Cleveland, Tennessee, and Microfilm World is in Charlotte, North Carolina. All four companies have some overlapping resources and services. Generally, their geographic regions divide the sales territories. CMC, I(3) and Laser Graphics are to be included in the purchase transaction described in Note 1. Revenues included in the accompanying financial statements from Microfilm World and Laser Graphics for the year ended June 30, 1995, 1996 and 1997 and the three months ended September 30, 1996 and 1997, are approximately $33,000 and $0, $0 and $8,000, $50,000, $48,000, $14,000 and
$15,000, $55,000 and $18,275 respectively. The pricing for these services is established at prevailing market rates at the time of performance. For the year ended June 30, 1997, Codalex charged Laser Graphics a $60,000 management fee for reimbursement of certain shared services which began in fiscal 1997.

8. SALE OF THE BUSINESS (UNAUDITED):

     In September 1997, CMC and I(3) and its stockholders entered into the agreements discussed in Note 1 with ImageMax.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Laser Graphics Systems & Services, Inc.:

     We have audited the accompanying balance sheets of Laser Graphics Systems & Services, Inc. (a Tennessee corporation) as of October 31, 1995 and 1996 and July 31, 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended October 31, 1996 and the nine-month period ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laser Graphics Systems & Services, Inc. as of October 31, 1995 and 1996 and July 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1996 and the nine-month period ended July 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Columbia, South Carolina,
   August 19, 1997

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                                 BALANCE SHEETS

                                                            OCTOBER 31,
                                                        -------------------   JULY 31,
                                                          1995       1996       1997
                                                        --------   --------   --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $ 18,946   $ 12,172   $    305
  Accounts receivable, net of allowance for doubtful
     accounts of $6,000...............................   173,564    203,377    209,585
  Inventories.........................................    50,179     50,385     58,388
  Due from affiliates.................................     5,915     61,842     98,301
  Prepaid expenses and other..........................     7,495     12,365     11,920
                                                        --------   --------   --------
        Total current assets..........................   256,099    340,141    378,499
PROPERTY AND EQUIPMENT, net...........................   163,940    182,676    185,354
OTHER ASSETS..........................................     6,308      4,731      4,455
                                                        --------   --------   --------
                                                        $426,347   $527,548   $568,308
                                                        ========   ========   ========
                   LIABILITIES AND
            STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Line of credit......................................  $ 82,518   $ 54,243   $122,834
  Current maturities of long-term debt................    62,443     74,818     61,686
  Book overdrafts.....................................        --     30,265     53,104
  Accounts payable....................................   147,110    107,608    138,730
  Due to affiliates...................................     5,682     74,662     71,482
  Accrued expenses and other..........................    25,993     69,334     49,824
                                                        --------   --------   --------
        Total current liabilities.....................   323,746    410,930    497,660
                                                        --------   --------   --------
LONG-TERM DEBT........................................   111,937     76,336     33,140
                                                        --------   --------   --------
COMMITMENTS AND CONTINGENCIES (NOTE 5)
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value, 2,000 shares authorized
     1,000, 670, and 670 shares issued and outstanding
     for 1995, 1996 and 1997,respectively, net of loan
     from stockholders................................        --         --         --
  Retained earnings (accumulated deficit).............    (9,336)    40,282     37,508
                                                        --------   --------   --------
  Total stockholders' equity (deficit)................    (9,336)    40,282     37,508
                                                        --------   --------   --------
                                                        $426,347   $527,548   $568,308
                                                        ========   ========   ========

        The accompanying notes are an integral part of these statements.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                            STATEMENTS OF OPERATIONS

                                                                      NINE MONTHS ENDED
                                        YEAR ENDED OCTOBER 31,            JULY 31,
                                        -----------------------   -------------------------
                                           1995         1996          1996          1997
                                        ----------   ----------   ------------   ----------
                                                                  (UNAUDITED)
REVENUES:
  Services............................  $1,055,815   $1,131,629    $  799,295    $  984,908
  Products............................     592,555    1,315,050     1,121,430       328,652
                                        ----------   ----------    ----------    ----------
                                         1,648,370    2,446,679     1,920,725     1,313,560
                                        ----------   ----------    ----------    ----------

COST OF REVENUES:
  Services............................     763,038      810,657       573,090       638,639
  Products............................     440,416      986,288       843,073       243,489
  Depreciation........................      27,984       33,957        20,925        28,263
                                        ----------   ----------    ----------    ----------
                                         1,231,438    1,830,902     1,437,088       910,391
                                        ----------   ----------    ----------    ----------
     Gross profit.....................     416,932      615,777       483,637       403,169

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES............................     396,366      499,839       327,330       385,367
                                        ----------   ----------    ----------    ----------
  Operating income....................      20,566      115,938       156,307        17,802

INTEREST EXPENSE, net.................      29,902       19,995        16,730        20,576
                                        ----------   ----------    ----------    ----------
     Income (loss) before income
        taxes.........................      (9,336)      95,943       139,577        (2,774)

INCOME TAXES..........................          --       21,655        29,311            --
                                        ----------   ----------    ----------    ----------
NET INCOME (LOSS).....................  $   (9,336)  $   74,288    $  110,266    $   (2,774)
                                        ==========   ==========    ==========    ==========

        The accompanying notes are an integral part of these statements.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                     RETAINED         TOTAL
                                                  COMMON STOCK       EARNINGS     STOCKHOLDERS'
                                                 ---------------   (ACCUMULATED      EQUITY
                                                 SHARES   AMOUNT     DEFICIT)       (DEFICIT)
                                                 ------   ------   ------------   -------------
BALANCE, OCTOBER 31, 1994......................     --    $   --     $    --         $    --
  Issuance of 1,000 shares common stock........  1,000     1,000          --           1,000
  Loan to stockholders.........................     --    (1,000)         --          (1,000)
  Net loss.....................................     --        --      (9,336)         (9,336)
                                                 -----    ------     -------         -------

BALANCE, OCTOBER 31, 1995......................  1,000        --      (9,336)         (9,336)
  Purchase of 330 shares of common stock.......   (330)     (330)    (24,670)        (25,000)
  Writeoff of loan to stockholder related to
     purchase..................................     --       330          --             330
  Net income...................................     --        --      74,288          74,288
                                                 -----    ------     -------         -------

BALANCE, OCTOBER 31, 1996......................    670        --      40,282          40,282
  Net loss.....................................     --        --      (2,774)         (2,774)
                                                 -----    ------     -------         -------

BALANCE, JULY 31, 1997.........................    670    $   --     $37,508         $37,508
                                                 =====    ======     =======         =======

        The accompanying notes are an integral part of these statements.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED            NINE MONTHS
                                                                 OCTOBER 31,         ENDED JULY 31,
                                                              -----------------   ---------------------
                                                               1995      1996        1996        1997
                                                              -------   -------    --------     -------

                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $(9,336)  $74,288    $110,266     $(2,774)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities-
      Depreciation and amortization.........................   29,561    35,534      26,650      29,446
      Change in operating assets and liabilities-
         Accounts receivable................................   46,475   (29,813)    (61,238)     (6,208)
         Inventories........................................   (9,806)     (206)     (4,535)     (8,003)
         Due to/from affiliates, net........................     (233)   13,053         233     (39,639)
         Prepaid expenses and other assets..................   (4,195)   (4,870)    (30,910)       (462)
         Accounts payable and accrued expenses and other....   14,899     3,839       6,720      11,612
                                                              -------   -------    --------     -------
           Net cash provided by (used in) operating
             activities.....................................   67,365    91,825      47,186     (16,028)
                                                              -------   -------    --------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Organizational costs paid.................................   (7,885)       --          --          --
  Purchases of property and equipment.......................   (5,685)  (52,693)    (51,040)    (30,941)
                                                              -------   -------    --------     -------
           Net cash used in investing activities............  (13,570)  (52,693)    (51,040)    (30,941)
                                                              -------   -------    --------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchase of stock.........................................       --   (24,670)    (24,670)         --
  Net borrowings (payments) on line of credit...............  (12,864)  (28,275)    (43,779)     68,591
  Bank overdraft............................................       --    30,265      62,413      22,839
  Proceeds from long-term debt..............................       --    45,395      45,395       4,796
  Principal payments on capital lease obligations...........  (24,234)  (26,852)    (21,894)    (21,711)
  Principal payments on long-term debt......................   (3,364)  (41,769)    (28,091)    (39,413)
                                                              -------   -------    --------     -------
           Net cash (used in) provided by financing
             activities.....................................  (40,462)  (45,906)    (10,626)     35,102
                                                              -------   -------    --------     -------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...............................................   13,333    (6,774)    (14,480)    (11,867)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............    5,613    18,946      18,946      12,172
                                                              -------   -------    --------     -------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $18,946   $12,172    $  4,466     $   305
                                                              =======   =======    ========     =======

        The accompanying notes are an integral part of these statements.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

1. BACKGROUND:

     Laser Graphics Systems & Services, Inc., ("Laser Graphics"), provides document imaging and storage services and distributes document imaging supplies and equipment to businesses primarily in Tennessee, Northwest Georgia, and Southwest Virginia. Laser Graphics' customers include commercial enterprises, a limited number of governmental institutions and hospitals.

     Laser Graphics and its stockholders intend to enter into a merger agreement with ImageMax, Inc. ("ImageMax") which would close upon the consummation of the initial public offering of the common stock of ImageMAX (see Note 7).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the nine months ended July 31, 1996 are unaudited and, in the opinion of management of Laser Graphics, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for that interim period. The results of operations for the nine months ended July 31, 1996 and 1997 are not necessarily indicative of the results to be expected for the full year.

  Cash and Cash Equivalents

     Laser Graphics considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories only represent microfiche viewing and imaging equipment, production and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful life or the term of the lease.

  Revenue Recognition

     Revenue is recognized when services are rendered or when products are shipped to customers. Laser Graphics had three customers with revenues of 18%, 17% and 10% of its total revenues, for the year ended October 31, 1996. Accounts receivable as of October 31, 1996, for these customers were approximately $0, $17,000 and $35,000. No other customer exceeded 10% for any of the other periods presented.

  Income Taxes

     Laser Graphics is a C corporation. Deferred income tax liabilities and assets are determined based on the difference between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future using enacted income tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Laser Graphics has a net deferred tax liability of approximately $6,000 at July 31, 1997, as a result of accelerated depreciation for tax reporting purposes in excess of net deferred tax assets due to the nondeductible allowance for doubtful accounts.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Supplemental Cash Flow Information

     For the years ended October 31, 1995, 1996 and for the nine months ended July 31, 1996 and 1997, Laser Graphics paid interest of approximately $32,000, $24,000 $17,000, and $12,000, respectively. For the nine months ended July 31, 1997, Laser Graphics paid income taxes of $12,000.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     Laser Graphics follows Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                       ESTIMATED         OCTOBER 31,
                                      USEFUL LIVES   -------------------   JULY 31,
                                       (IN YEARS)      1995       1996       1997
                                      ------------   --------   --------   --------
Equipment...........................    5-7          $159,143   $200,602   $214,636
Office furniture and fixtures.......     7             20,124     26,874     29,111
Vehicles............................     5             12,656     17,140     15,607
Leasehold improvements..............    15                 --         --     12,921
                                                     --------   --------   --------
                                                      191,923    244,616    272,275
Less--Accumulated depreciation and
amortization........................                  (27,983)   (61,940)   (86,921)
                                                     --------   --------   --------
                                                     $163,940   $182,676   $185,354
                                                     ========   ========   ========

     As of October 31, 1995 and 1996 and July 31, 1997, Laser Graphics had approximately $67,000, $55,000 and $47,000, respectively, in equipment, net of accumulated depreciation, financed under capital leases.

4. LONG-TERM DEBT:

     Laser Graphics has a line of credit with a bank. The line of credit provides for a maximum borrowing of 70% of the Company's current accounts receivable which is computed at the end of each

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

4. LONG-TERM DEBT: -- (CONTINUED)
calendar quarter. The line of credit bears interest at 9.25% per year and expires in December 1997. The line is secured by all of Laser Graphics' assets and is personally guaranteed by the majority stockholder.

     Other long-term debt is as follows:

                                                    OCTOBER 31,
                                                -------------------   JULY 31,
                                                  1995       1996       1997
                                                --------   --------   --------
Note payable to a related-party partnership in
  monthly installments of $2,965 including
  interest at 12%, through June 1998,
  unsecured...................................  $ 80,863   $ 53,511   $ 30,743
Term loan payable to a bank in monthly
  installments of $616, plus interest at 8.5%,
  through February 2001, collateralized by
  accounts receivable, inventory, and
  equipment...................................        --     27,983     24,319
Term loan payable to a bank in monthly
  installments of $218, plus interest at 8.5%,
  through February 1999, collateralized by a
  vehicle.....................................        --         --      3,862
Other term loans..............................     9,053     12,048         --
Obligations under capitalized leases..........    84,464     57,612     35,902
                                                --------   --------   --------
                                                 174,380    151,154     94,826
Less--Current portion.........................   (62,443)   (74,818)   (61,686)
                                                --------   --------   --------
                                                $111,937   $ 76,336   $ 33,140
                                                ========   ========   ========

     As of July 31, 1997, maturities of long-term debt, including capital leases, are as follows:

1998...............................  $61,686
1999...............................   20,427
2000...............................    6,584
2001...............................    6,129
                                     -------
                                     $94,826
                                     =======

     Laser Graphics was in compliance with all debt covenants or had obtained waivers as of July 31, 1997.

5. COMMITMENTS AND CONTINGENCIES:

     Laser Graphics leases office space under noncancellable operating leases from a related party partnership. Rent expense for all operating leases for the years ended October 31, 1995 and 1996 and the nine months ended July 31, 1996 and 1997 was approximately $42,000, $42,000, $33,000, and $44,000, respectively.
Future minimum lease payments under noncancellable operating leases are approximately $61,000 in fiscal 1998.

     Laser Graphics is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

6. RELATED-PARTY TRANSACTIONS:

     For the year ended October 31, 1996, and the nine-month period ended July 31, 1997, Laser Graphics had sales to related parties of approximately $76,000, and $90,000, respectively, and had purchases from related parties for the same periods of $130,000, and $9,000, respectively. The pricing for these services is established at prevailing market rates at the time of performance. Additionally, Codalex charged Laser Graphics a $60,000 management fee for reimbursement of certain shared services for the year ended October 31, 1996.

     The stockholders of the Company also have controlling interest in three similar document storage companies: Codalex in Columbia, SC, Microfilm World in Charlotte, NC, and Imaging Information Industries in Atlanta, GA. All four companies have some overlapping resources and services. Generally, their geographic regions divide the sales territories. Codalex, Imaging and Laser Graphics are to be included in the purchase transaction described in Note 1.

7. SALE OF THE BUSINESS (UNAUDITED):

     In September 1997, Laser Graphics and its stockholders entered into a definitive merger agreement with ImageMax (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DataLink Corporation:

     We have audited the accompanying balance sheets of DataLink Corporation (an Arizona corporation) as of December 31, 1995 and 1996 and June 30, 1997 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and the six month period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DataLink Corporation as of December 31, 1995 and 1996 and June 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and the six month period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,



October 3, 1997

                              DATALINK CORPORATION

                                 BALANCE SHEETS

                                              DECEMBER 31,
                                         -----------------------    JUNE 30,    SEPTEMBER 30,
                                            1995         1996         1997          1997
                                         ----------   ----------   ----------   -------------
                                                                                 (UNAUDITED)
                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............  $  140,607   $  138,547   $  268,042    $  293,551
  Accounts receivable..................     367,402      320,514      358,247       386,623
  Notes receivable from stockholders...          --       20,000       10,000        10,000
  Inventories..........................      36,455       26,805       37,161        41,554
  Prepaid expenses and other...........       4,924          194          900            47
                                         ----------   ----------   ----------    ----------
           Total current assets........     549,388      506,060      674,350       731,775
PROPERTY AND EQUIPMENT, net............     469,219    1,063,357      979,391       943,202
OTHER ASSETS...........................       4,903       16,417       30,615        22,631
                                         ----------   ----------   ----------    ----------
                                         $1,023,510   $1,585,834   $1,684,356    $1,697,608
                                         ==========   ==========   ==========    ==========
            LIABILITIES AND
         STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Lines of credit......................  $       --   $   20,000   $       --    $       --
  Current portion of long-term debt....     135,272      121,764       83,954        80,671
  Accounts payable.....................      80,648      119,635      113,062       141,420
  Accrued expenses.....................      70,252       91,637      128,627       147,179
                                         ----------   ----------   ----------    ----------
           Total current liabilities...     286,172      353,036      325,643       369,270
                                         ----------   ----------   ----------    ----------
LONG-TERM DEBT.........................     268,588      149,490      113,121        92,880
                                         ----------   ----------   ----------    ----------
CAPITALIZED LEASE OBLIGATION TO
  RELATED-PARTY (Note 9)...............          --      720,000      720,000       720,000
                                         ----------   ----------   ----------    ----------
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' EQUITY:
  Convertible preferred stock, $100 par
     value, 50,000 shares authorized,
     none issued and outstanding.......          --           --           --            --
  Common stock, $1 par value, 100,000
     shares authorized, 40,000 shares
     issued and outstanding............      40,000       40,000       40,000        40,000
  Retained earnings....................     428,750      323,308      485,592       475,458
                                         ----------   ----------   ----------    ----------
           Total stockholders'
             equity....................     468,750      363,308      525,592       515,458
                                         ----------   ----------   ----------    ----------
                                         $1,023,510   $1,585,834   $1,684,356    $1,697,608
                                         ==========   ==========   ==========    ==========

        The accompanying notes are an integral part of these statements.

                              DATALINK CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                         SIX MONTHS
                                                                           ENDED         NINE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,           JUNE 30,         SEPTEMBER 30,
                                  ------------------------------------   ----------   -----------------------
                                     1994         1995         1996         1997         1996         1997
                                  ----------   ----------   ----------   ----------   ----------   ----------
                                                                                            (UNAUDITED)
REVENUES:
  Services.....................   $2,465,387   $2,151,498   $2,286,122   $1,284,596   $1,761,461   $1,971,885
  Products.....................      562,313      540,117      865,183      427,432      744,136      592,338
                                  ----------   ----------   ----------   ----------   ----------   ----------
                                   3,027,700    2,691,615    3,151,305    1,712,028    2,505,597    2,564,223
                                  ----------   ----------   ----------   ----------   ----------   ----------
COST OF REVENUES:
  Services.....................    1,864,429    1,541,790    1,592,764      795,957    1,179,793    1,268,486
  Products.....................      604,431      479,249      773,632      356,570      647,396      492,487
  Depreciation.................      190,647      204,348      217,967      103,847      161,026      156,680
                                  ----------   ----------   ----------   ----------   ----------   ----------
                                   2,659,507    2,225,387    2,584,363    1,256,374    1,988,215    1,917,653
                                  ----------   ----------   ----------   ----------   ----------   ----------
         Gross profit..........      368,193      466,228      566,942      455,654      517,382      646,570
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES......      331,657      339,246      466,772      232,037      327,785      379,859
IMAGEMAX TRANSACTION COSTS.....           --           --           --           --           --       25,000
                                  ----------   ----------   ----------   ----------   ----------   ----------
         Operating income......       36,536      126,982      100,170      223,617      189,597      241,711
INTEREST EXPENSE...............       46,416       52,226      107,058       62,199       74,516       91,299
INTEREST INCOME................       (1,366)        (166)      (1,446)        (866)      (1,019)      (1,738)
                                  ----------   ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS)..............   $   (8,514)  $   74,922   $   (5,442)  $  162,284   $  116,100   $  152,150
                                  ==========   ==========   ==========   ==========   ==========   ==========
PRO FORMA DATA (UNAUDITED):
  Historical net income
    (loss).....................   $   (8,514)  $   74,922   $   (5,442)  $  162,284   $  116,100   $  152,150
  Pro forma income tax expense
    (benefit)..................       (1,955)      32,454        2,392       65,817       48,691       61,955
                                  ----------   ----------   ----------   ----------   ----------   ----------
  Pro forma net income
    (loss).....................   $   (6,559)  $   42,468   $   (7,834)  $   96,467   $   67,409   $   90,195
                                  ==========   ==========   ==========   ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                              DATALINK CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                    COMMON STOCK
                                                  ----------------   RETAINED     EQUITY
                                                  SHARES   AMOUNT    EARNINGS     TOTAL
                                                  ------   -------   ---------   --------
BALANCE, DECEMBER 31, 1993......................  40,000   $40,000   $362,342    $402,342
  Net loss......................................      --        --     (8,514)     (8,514)
                                                  ------   -------   --------    --------
BALANCE, DECEMBER 31, 1994......................  40,000    40,000    353,828     393,828
  Net income....................................      --        --     74,922      74,922
                                                  ------   -------   --------    --------
BALANCE, DECEMBER 31, 1995......................  40,000    40,000    428,750     468,750
  Distributions to stockholders.................      --        --   (100,000)   (100,000)
  Net loss......................................      --        --     (5,442)     (5,442)
                                                  ------   -------   --------    --------
BALANCE, DECEMBER 31, 1996                        40,000    40,000    323,308     363,308
  Net income....................................      --        --    162,284     162,284
                                                  ------   -------   --------    --------
BALANCE, JUNE 30, 1997..........................  40,000    40,000    485,592     525,592
  Net loss (unaudited)..........................      --        --    (10,134)    (10,134)
                                                  ------   -------   --------    --------
BALANCE, SEPTEMBER 30, 1997
  (UNAUDITED)...................................  40,000   $40,000   $475,458    $515,458
                                                  ======   =======   ========    ========

        The accompanying notes are an integral part of these statements.

                              DATALINK CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                               SIX MONTHS
                                                                                 ENDED        NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,           JUNE 30,        SEPTEMBER 30,
                                        ------------------------------------   ----------   ---------------------
                                           1994         1995         1996         1997         1996        1997
                                        ----------   ----------   ----------   ----------   ----------   --------
                                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................   $   (8,514)  $   74,922   $   (5,442)  $  162,284   $  116,100    152,150
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities-
      Depreciation and
         amortization................      190,647      204,348      217,967      103,847      161,026    156,680
      Loss (gain) on sale of fixed
         assets......................           --       (2,455)       7,304           --       (1,017)        --
      Changes in operating assets and
         liabilities-
         Accounts receivable.........      (74,019)      21,090       46,888      (37,733)      12,289    (66,109)
         Inventories.................       (4,607)      (7,130)       9,650      (10,356)     (13,987)   (14,749)
         Prepaid expenses and
           other.....................       (3,875)      (2,126)     (26,784)      (4,905)     (19,513)     3,933
         Accounts payable............       45,529      (76,365)      38,987       (6,573)      16,437     21,785
         Accrued expenses............      (38,264)       4,566       21,385       36,990       25,088     55,542
                                        ----------   ----------   ----------   ----------   ----------   --------
           Net cash provided by
             operating activities....      106,897      216,850      309,955      243,554      296,423    309,232
                                        ----------   ----------   ----------   ----------   ----------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
    equipment........................     (237,532)     (47,613)    (119,790)     (19,880)     (97,172)   (36,525)
  Proceeds from disposition of
    equipment........................           --        8,965       20,381           --        5,268         --
                                        ----------   ----------   ----------   ----------   ----------   --------
           Net cash used in investing
             activities..............     (237,532)     (38,648)     (99,409)     (19,880)     (91,904)   (36,525)
                                        ----------   ----------   ----------   ----------   ----------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on
    lines of credit..................       90,000      (90,000)      20,000      (20,000)          --    (20,000)
  Proceeds from long-term debt.......      126,180      250,000       15,109           --       15,109         --
  Repayment of long-term debt........      (95,796)    (295,047)    (147,715)     (74,179)    (109,549)   (97,703)
  Distributions to stockholders......           --           --     (100,000)          --           --         --
                                        ----------   ----------   ----------   ----------   ----------   --------
           Net cash provided by (used
             in) financing
             activities..............      120,384     (135,047)    (212,606)     (94,179)     (94,440)  (117,703)
                                        ----------   ----------   ----------   ----------   ----------   --------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................      (10,251)      43,155       (2,060)     129,495      110,079    155,004
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD..........................      107,703       97,452      140,607      138,547      140,607    138,547
                                        ----------   ----------   ----------   ----------   ----------   --------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.............................   $   97,452   $  140,607   $  138,547   $  268,042   $  250,686   $293,551
                                        ==========   ==========   ==========   ==========   ==========   ========

        The accompanying notes are an integral part of these statements.

                              DATALINK CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     DataLink Corporation ("DataLink") is an Arizona corporation with administrative offices located in Tempe, Arizona. DataLink's product line includes computer output microfilm, source document microfilming, imaging systems, data entry services, customized data processing services and customer programming services.


     In September 1997, DataLink entered into a net asset acquisition agreement with ImageMax, Inc. ("ImageMax") which would close upon the consummation of the initial public offering of the common stock of ImageMax.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  September 30, 1996 and 1997 Financial Statements

     The financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited and, in the opinion of management of DataLink, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year.

  Cash and Cash Equivalents

     DataLink considers highly liquid investments with original maturities of three months or less to be cash equivalents. At the balance sheet dates, cash equivalents were composed primarily of money market funds. Cash equivalents are carried at cost, which approximates market value. DataLink maintains cash accounts, which, at times may exceed federally insured limits. DataLink believes that they are not exposed to any significant risks on their cash accounts.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories are primarily comprised of microfilm, microfiche and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements and capital lease assets are depreciated over the lesser of their useful life or the term of the lease.

  Revenue Recognition

     Revenue is recognized when the services are rendered or the products are shipped to customers.

  Income Taxes

     DataLink has elected to be taxed under Subchapter S of the Internal Revenue Code, and, accordingly, the taxable income or loss of DataLink is included in the stockholders' individual tax returns.

                              DATALINK CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

     DataLink reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to depreciation and the accounting treatment of a capitalized related party lease. The cumulative amount of these differences at December 31, 1996 was approximately $75,000. If the S Corporation status were terminated, a deferred income tax liability related to these cumulative differences would need to be recorded.

     For informational purposes, the accompanying statements of operations include an unaudited pro forma adjustment for income taxes which would have been recorded if DataLink had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relate to state income taxes and expenses not deductible for tax purposes.

  Supplemental Cash Flow Information

     For the years ended December 31, 1994, 1995 and 1996, the six month period ended June 30, 1997, and the nine month periods ended September 30, 1996 and 1997, DataLink paid interest of $46,416, $52,226, $78,223, $58,823, $55,310 and
$80,940, respectively. Capital lease obligations of $720,000 were incurred on a related-party facility lease entered into in the year ended December 31, 1996, the six month period ended June 30, 1996 and the nine month period ended September 30, 1997.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt and capital lease obligations approximates fair value at the balance sheet dates.

  Long-Lived Assets

     DataLink follows Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

                              DATALINK CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

3. PROPERTY AND EQUIPMENT:

                                           ESTIMATED            DECEMBER 31,
                                          USEFUL LIVES    ------------------------     JUNE 30,     SEPTEMBER 30,
                                            (YEARS)          1995          1996          1997           1997
                                          ------------    ----------    ----------    ----------    -------------
Building (related-party capital
  lease)...............................      20           $       --    $  720,000    $  720,000     $   720,000
Scanning and filming equipment.........     5-7              925,649       853,817       857,475         867,373
Furniture and office equipment.........     5-7              208,827       208,370       218,073         224,338
Leasehold improvements.................     5-20               9,715        29,402        29,402          29,402
Purchased software.....................      5                48,829        51,100        57,620          58,101
                                                          ----------    ----------    ----------     -----------
                                                           1,193,020     1,862,689     1,882,570       1,899,214
Less-Accumulated depreciation and
  amortization.........................                     (723,801)     (799,332)     (903,179)       (956,012)
                                                          ----------    ----------    ----------     -----------
                                                          $  469,219    $1,063,357    $  979,391     $   943,202
                                                          ==========    ==========    ==========     ===========

     Depreciation expense for the years ended December 31, 1994, 1995 and 1996, the six months ended June 30, 1997 and the nine month periods ended September 30, 1996 and 1997 was $190,647, $204,348, $217,967, $103,847, $161,026 and
$156,680, respectively. As of December 31, 1995 and 1996, June 30, 1997 and September 30, 1997, DataLink had $88,487, $737,647, $672,000, and $663,000 in
capital lease property, net of accumulated amortization.

4. ACCRUED EXPENSES:

                                                         DECEMBER 31,
                                                      ------------------    JUNE 30,     SEPTEMBER 30,
                                                       1995       1996        1997           1997
                                                      -------    -------    ---------    -------------
Accrued payroll and commissions....................   $39,306    $35,086    $  48,188      $  21,173
Accrued vacation...................................    10,189     16,618       18,000         33,036
Accrued sales tax..................................    13,473     10,771       21,851         17,929
Accrued interest...................................        --     28,835       37,211         39,194
Other..............................................     7,284        327        3,377         35,847
                                                      -------    -------    ---------      ---------
                                                      $70,252    $91,637    $ 128,627      $ 147,179
                                                      =======    =======    =========      =========

5. LINES OF CREDIT:

     DataLink has a credit facility with a bank providing for a $250,000 revolving line of credit ("Revolver"), a $50,000 equipment line of credit ("Equipment Line"), and two term loans (see Note 6). The borrowings under the Revolver are secured by substantially all of the assets of DataLink. Advances under the line bear interest at prime plus 1% (9.5% at September 30, 1997). The availability under the Revolver is restricted by the borrowing base, as defined. The Revolver expires on June 30, 1998. The highest amount outstanding under the Revolver for the year ended December 31, 1996 and the six months ended June 30, 1997 was $20,000 and the average amount outstanding was $14,167 and $20,000, respectively. The weighted average interest rate on the Revolver for the year ended December 31, 1996, and the six months ended June 30, 1997 was 9.27% and 9.38%, respectively. There were no amounts outstanding under the Revolver in 1995 or during the three months ended September 30, 1997.

     The Equipment Line is used to finance the purchase of equipment by DataLink. Borrowings are secured by the assets purchased and availability under the line is limited by the borrowing base, as defined. Advances under the line bear interest at prime plus 1.5% (10% at September 30, 1997). For

                              DATALINK CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

5. LINES OF CREDIT: -- (CONTINUED)
the years ended December 31, 1994, 1995 and 1996, the six months ended June 30, 1997 and the nine months ended September 30, 1996 and 1997, there were no amounts outstanding under the line. The line matures on June 30, 1998. The credit facility requires, among other things, DataLink to meet specified financial ratios and imposes restrictions on the sales of property.

6. LONG-TERM DEBT (EXCLUDING CAPITALIZED LEASE OBLIGATION TO RELATED PARTY (SEE
NOTE 9)):

                                                               DECEMBER 31,
                                                           --------------------    JUNE 30,     SEPTEMBER 30,
                                                             1995        1996        1997           1997
                                                           --------    --------    ---------    -------------
Bank loan, monthly principal and interest payments of
  $5,498, interest at prime plus 1.5% (10% at September
  30, 1997), matures on March 31, 2000..................   $218,516    $172,174    $ 147,265      $ 134,103
Bank loan, monthly principal payments of $3,283, plus
  interest at prime plus 2% (10.5% at September 30,
  1997), matures on June 1, 1998........................     98,491      59,095       39,070         29,548
Other...................................................         --      12,326       10,740          9,900
Capitalized lease, monthly principal and interest
  payments of $5,333, final payment of $23,340 due on
  February 25, 1997.....................................     86,853      27,659           --             --
                                                           --------    --------    ---------      ---------
                                                            403,860     271,254      197,075        173,551
Less-Current portion....................................   (135,272)   (121,764)     (83,954)       (80,671)
                                                           --------    --------    ---------      ---------
                                                           $268,588    $149,490    $ 113,121      $  92,880
                                                           ========    ========    =========      =========

     As of December 31, 1996, maturities of long-term debt are as follows:

1997.....................................................  $   121,764
1998.....................................................       80,034
1999.....................................................       66,977
2000.....................................................        2,479
                                                           -----------
                                                           $   271,254
                                                           ===========

7. COMMITMENTS AND CONTINGENCIES:

     DataLink leases vehicles and office equipment under noncancelable operating leases. Rent expense under operating leases for the years ended December 31, 1994, 1995 and 1996, the six month period ended June 30, 1997 and the nine month periods ended September 30, 1996 and 1997 was $109,519, $119,626, $80,555,
$14,982 $68,420 and $18,899, respectively. Future minimum lease payments under noncancelable operating leases as of December 31, 1996, are as follows:

1997.......................................................  $  25,199
1998.......................................................     23,708
1999.......................................................      3,231
                                                             ---------
                                                             $  52,138
                                                             =========

     DataLink is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on DataLink's financial position or results of operations.

                              DATALINK CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

8. MAJOR CUSTOMERS:

     For the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997, one customer accounted for 10%, 11%, 10% and 10% of total revenues, respectively. For the year ended December 31, 1994 and the nine month periods ended September 30, 1996 and 1997, DataLink had another customer which accounted for 11%, 9% and 14%, respectively, of total revenues. The loss of one or more of these major clients could have a materially adverse effect on DataLink's business.

9. RELATED-PARTY TRANSACTIONS:

  Leasing Transactions

     In March 1996, DataLink entered into a lease on its office facility with an entity whose stockholders are also the stockholders of DataLink. The lease is accounted for as a capital lease and has a term of 20 years. The implicit interest rate of the lease is 13.6%. A security deposit on the building of $15,000 is recorded in other assets as of December 31, 1996, June 30, 1997 and September 30, 1997.

     At December 31, 1996, the future minimum lease payments under the capital lease are as follows:

1997...................................................  $      85,578
1998...................................................         89,988
1999...................................................         92,613
2000...................................................         97,239
2001...................................................        100,940
2002 and thereafter....................................      1,840,202
                                                         -------------
Total minimum lease payments...........................      2,306,560
Less- Amounts representing interest....................     (1,586,560)
                                                         -------------
Net minimum principal payments.........................  $     720,000
                                                         =============


     Due to the payment timing and the implicit interest rate, no principal payments will be made for several years. As a result, the entire related party capital lease is classified as long-term. DataLink expects to enter into a new lease in connection with the sale of the business (see Notes 1 and 10). This lease is expected to have a term of five years and will be accounted for as an operating lease.


  Notes Receivable

     On June 30, 1997, DataLink issued a $10,000 note to an entity whose stockholders are also the stockholders of DataLink. The note matures December 31, 1997, with interest due monthly at an annual rate of 9.5%. On April 15, 1996, DataLink issued a $20,000 note to the same entity. The note matured on June 30, 1997, with interest due monthly at a rate equivalent to the rate under the Revolver (see Note 5).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DocuTech, Inc. and DocuTech Data Systems, Inc.:

     We have audited the accompanying combined balance sheets of DocuTech, Inc. and DocuTech Data Systems, Inc. (Nebraska corporations) as of December 31, 1995 and 1996 and June 30, 1997 and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DocuTech, Inc. and DocuTech Data Systems, Inc. as of December 31, 1995 and 1996 and June 30, 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,



October 13, 1997

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                            COMBINED BALANCE SHEETS

                                                DECEMBER 31,
                                             -------------------   JUNE 30,   SEPTEMBER 30,
                                               1995       1996       1997         1997
                                             --------   --------   --------   -------------
                                                                               (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash.....................................  $ 13,585   $181,065   $152,427     $264,246
  Accounts receivable, net of reserves of
     $16,200 and $30,000 on June 30, and
     September 30, 1997, respectively......    93,171    235,474    520,315      523,534
  Inventories..............................        --     23,470      5,678        5,678
  Prepaid expenses and other...............     5,336      8,331     14,301        9,582
  Advances to stockholder..................    30,609         --         --           --
                                             --------   --------   --------     --------
        Total current assets...............   142,701    448,340    692,721      803,040
PROPERTY AND EQUIPMENT, net................   101,462    118,295    113,849      115,113
                                             --------   --------   --------     --------
                                             $244,163   $566,635   $806,570     $918,153
                                             ========   ========   ========     ========
              LIABILITIES AND
           STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit...........................  $ 37,000   $     --   $     --     $     --
  Current portion of long-term debt........    69,758     25,015     10,184        8,487
  Accounts payable.........................    14,759     67,366     59,112       77,731
  Accrued expenses.........................    37,722     52,979    104,323       94,993
  Deferred revenue.........................    50,522     58,214    108,716      109,370
                                             --------   --------   --------     --------
        Total current liabilities..........   209,761    203,574    282,335      290,581
                                             --------   --------   --------     --------
LONG-TERM DEBT.............................    20,225      9,103      5,041        3,543
                                             --------   --------   --------     --------
COMMITMENTS (Note 7)
STOCKHOLDERS' EQUITY:
  Common stock (DocuTech, Inc.), $1 par
     value, 300 shares authorized, issued
     and outstanding.......................       300        300        300          300
  Common stock (DocuTech Data Systems,
     Inc.), $1 par value, 10,000 shares
     authorized, issued and outstanding....    10,000     10,000     10,000       10,000
  Retained earnings........................     3,877    343,658    508,894      613,729
                                             --------   --------   --------     --------
        Total stockholders' equity.........    14,177    353,958    519,194      624,029
                                             --------   --------   --------     --------
                                             $244,163   $566,635   $806,570     $918,153
                                             ========   ========   ========     ========

        The accompanying notes are an integral part of these statements.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                       COMBINED STATEMENTS OF OPERATIONS

                                                                    SIX MONTHS      NINE MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,           ENDED           SEPTEMBER 30,
                               ----------------------------------    JUNE 30,    -----------------------
                                 1994        1995         1996         1997         1996         1997
                               --------   ----------   ----------   ----------   ----------   ----------
                                                                                       (UNAUDITED)
REVENUES:
  Services..................   $599,793   $  853,786   $1,248,631   $  580,248   $  866,016   $  868,685
  Products..................         --       60,087      317,544      202,716      278,520      271,279
  Software..................         --      159,111      756,308      623,731      629,688    1,029,219
                               --------   ----------   ----------   ----------   ----------   ----------
       Total revenues.......    599,793    1,072,984    2,322,483    1,406,695    1,774,224    2,169,183
                               --------   ----------   ----------   ----------   ----------   ----------
COST OF REVENUES:
  Cost of services..........    376,573      479,029      500,711      267,429      340,137      405,012
  Cost of products..........         --       52,250      276,125      176,275      242,110      233,165
  Cost of software..........         --       21,744      308,614       97,010      257,844      201,890
  Depreciation..............     11,806       24,430       31,474       17,570       23,728       27,596
                               --------   ----------   ----------   ----------   ----------   ----------
                                388,379      577,453    1,116,924      558,284      863,819      867,663
                               --------   ----------   ----------   ----------   ----------   ----------
       Gross profit.........    211,414      495,531    1,205,559      848,411      910,405    1,301,520
PRODUCT DEVELOPMENT
  EXPENSES..................         --      127,032      161,414       94,874      136,522      124,590
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES...    198,807      274,262      585,564      284,381      428,727      477,435
IMAGEMAX TRANSACTION
  COSTS.....................         --           --           --           --           --       56,864
                               --------   ----------   ----------   ----------   ----------   ----------
       Operating income.....     12,607       94,237      458,581      469,156      345,156      642,631
INTEREST EXPENSE............      4,178       13,126       15,848        2,539       13,464        3,267
INTEREST INCOME.............         --           --       (3,248)          --           --           --
                               --------   ----------   ----------   ----------   ----------   ----------
NET INCOME..................   $  8,429   $   81,111   $  445,981   $  466,617   $  331,692   $  639,364
                               ========   ==========   ==========   ==========   ==========   ==========
PRO FORMA DATA (UNAUDITED)
  Historical net income.....   $  8,429   $   81,111   $  445,981   $  466,617   $  331,692   $  639,364
  Pro forma income taxes....      3,372       32,444      178,392      186,647      132,677      255,746
                               --------   ----------   ----------   ----------   ----------   ----------
PRO FORMA NET INCOME........   $  5,057   $   48,667   $  267,589   $  279,970   $  199,015   $  383,618
                               ========   ==========   ==========   ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                           DOCUTECH DATA
                                        DOCUTECH, INC.     SYSTEMS, INC.
                                        ---------------   ----------------
                                         COMMON STOCK       COMMON STOCK
                                        ---------------   ----------------   RETAINED
                                        SHARES   AMOUNT   SHARES   AMOUNT    EARNINGS    TOTAL
                                        ------   ------   ------   -------   --------   --------
BALANCE, JANUARY 1, 1994.............    300      $300        --   $    --   $(19,063)  $(18,763)
     Net income......................     --        --        --        --      8,429      8,429
                                         ---      ----    ------   -------   --------   --------

BALANCE, DECEMBER 31, 1994...........    300       300        --        --    (10,634)   (10,334)
     Dividends to stockholders.......     --        --        --        --    (66,600)   (66,600)
     Issuance of common stock........     --        --    10,000    10,000         --     10,000
     Net income......................     --        --        --        --     81,111     81,111
                                         ---      ----    ------   -------   --------   --------

BALANCE, DECEMBER 31, 1995...........    300       300    10,000    10,000      3,877     14,177
     Dividends to stockholders.......     --        --        --        --   (106,200)  (106,200)
     Net income......................     --        --        --        --    445,981    445,981
                                         ---      ----    ------   -------   --------   --------

BALANCE, DECEMBER 31, 1996...........    300       300    10,000    10,000    343,658    353,958
     Dividends to stockholders.......     --        --        --        --   (301,381)  (301,381)
     Net income......................     --        --        --        --    466,617    466,617
                                         ---      ----    ------   -------   --------   --------

BALANCE, JUNE 30, 1997...............    300       300    10,000    10,000    508,894    519,194
     Dividends to stockholders
        (unaudited)..................     --        --        --        --    (67,912)   (67,912)
     Net income (unaudited)..........     --        --        --        --    172,747    172,747
                                         ---      ----    ------   -------   --------   --------
BALANCE SEPTEMBER 30, 1997
  (UNAUDITED)........................    300      $300    10,000   $10,000   $613,729   $624,029
                                         ===      ====    ======   =======   ========   ========

        The accompanying notes are an integral part of these statements.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                     SIX MONTHS    NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,        ENDED         SEPTEMBER 30,
                                                     -----------------------------    JUNE 30,    -------------------
                                                       1994      1995       1996        1997        1996       1997
                                                     --------   -------   --------   ----------   --------   --------
                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................   $  8,429   $81,111   $445,981    $466,617    $331,692   $639,364
  Adjustments to reconcile net income to net cash
    provided by operating activities-
      Depreciation................................     11,806    24,430     31,474      17,570      23,728     27,596
      Loss on disposal of equipment                        --        --        418          --         418         --
      Change in operating assets and liabilities-
         Accounts receivable......................    (12,546)  (58,858)  (142,303)   (284,841)   (180,109)  (288,060)
         Inventories..............................         --        --    (23,470)     17,792          --     17,792
         Prepaid expenses and other...............      4,267     4,266     (2,995)     (5,970)      2,836     (1,251)
         Accounts payable.........................     16,077   (11,419)    52,607      (8,254)     33,253     10,365
         Accrued expenses.........................    (14,280)   23,028     15,257      51,344      73,959     42,014
         Deferred revenue.........................         --    50,522      7,692      50,502      (3,394)    51,156
                                                     --------   -------   --------    --------    --------   --------
           Net cash provided by operating
             activities...........................     13,753   113,080    384,661     304,760     282,383    498,976
                                                     --------   -------   --------    --------    --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.............    (22,317)  (16,897)   (31,025)    (13,124)    (29,826)   (24,414)
                                                     --------   -------   --------    --------    --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line of credit...     39,000    (2,000)   (37,000)         --     (37,000)        --
  Proceeds from long-term debt....................     36,569    30,000         --          --          --         --
  Repayments of long-term debt....................    (63,405)  (29,203)   (73,565)    (18,893)    (42,271)   (22,088)
  Advances to stockholders........................         --   (30,609)    (3,953)         --      (3,953)        --
  Repayment of officer loans......................     (7,684)       --         --          --          --         --
  Issuance of common stock........................         --    10,000         --          --          --         --
  Dividends to stockholders.......................         --   (66,600)   (71,638)   (301,381)         --   (369,293)
                                                     --------   -------   --------    --------    --------   --------
           Net cash provided by (used in)
             financing activities.................      4,480   (88,412)  (186,156)   (320,274)    (83,224)  (391,381)
                                                     --------   -------   --------    --------    --------   --------
NET INCREASE (DECREASE) IN CASH...................     (4,084)    7,771    167,480     (28,638)    169,333     83,181
CASH, BEGINNING OF PERIOD.........................      9,898     5,814     13,585     181,065      13,585    181,065
                                                     --------   -------   --------    --------    --------   --------
CASH, END OF PERIOD...............................   $  5,814   $13,585   $181,065    $152,427    $182,918   $264,246
                                                     ========   =======   ========    ========    ========   ========

        The accompanying notes are an integral part of these statements.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     DocuTech, Inc. ("DTI"), a service bureau, and DocuTech Data Systems, Inc. ("DDS"), a provider of open-architecture document scanning software products, operate jointly as DocuTech ("DocuTech") in Lincoln, Nebraska. DTI provides document microfilming and imaging services. DDS markets its DocuROM, FileTRAX and other scanning and electronic image management software nationally to both end users and service bureaus. DDS presently has more than 70 service bureaus acting as value-added resellers ("VARs") for its software products.


     In September 1997, DDS and its stockholders entered into a merger agreement with ImageMax, Inc. (ImageMax) and DTI and its stockholders entered into a net asset acquisition agreement with ImageMax which would both close upon the consummation of the initial public offering of the common stock of ImageMax.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The combined financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited and, in the opinion of the management of DocuTech, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for those interim periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for any other interim period or the entire year.

  Basis of Presentation

     The combined financial statements include the accounts of DTI and DDS, both of which are controlled by the same majority stockholder. The financial statements reflect the elimination of all significant intercompany accounts and transactions.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories at December 31, 1996 consist of scanning equipment which was sold to a customer in March 1997.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expenses as incurred. Property and equipment capitalized under capital leases are recorded at the lesser of the present value of the minimum lease payments or the fair market value of the property. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets or the lease term, whichever is shorter.

  Software Development Costs

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," DocuTech capitalizes certain costs incurred to internally develop software which is licensed to customers. Capitalization of such software development costs begins upon the establishment of technological feasibility (typically

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED) determined to be upon completion of a working model) and concludes when the product is available for general release. For the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, such costs were immaterial. Costs incurred prior to the establishment of technological feasibility are charged to product development expense as incurred.

  Revenue Recognition

     Service revenue includes document microfilming and imaging services. Service revenue is recognized as the services are performed. Product revenue is recognized when the products are shipped to customers.

     Software revenue includes software licensing fees, consulting, implementation, training and maintenance. Depending on contract terms and conditions, software license fees are recognized upon delivery of the product if no significant vendor obligations remain and collection of the resulting receivable is deemed probable. DocuTech's software licensing agreements provide for customer support (typically 90 days) as an accommodation to purchasers of its products. The portion of the license fee associated with customer support is unbundled from the license fee and is recognized ratably over the warranty period as maintenance revenue.

     Consulting, implementation and training revenues are recognized as the services are performed. Maintenance revenues are recognized ratably over the terms of the maintenance agreements. Deferred revenue represents billed software maintenance for future periods.

  Income Taxes

     DocuTech has elected to be taxed under Subchapter S of the Internal Revenue Code, and, accordingly, the taxable income of the Company is included in the stockholders' individual tax returns.

     DocuTech reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying combined financial statements. The primary timing differences are due to revenue and accruals not currently reflected as income or deductible for tax purposes, respectively. The cumulative amount of these differences at June 30, 1997 was approximately $97,000. If the S Corporation status were terminated, then a deferred income tax asset related to these cumulative differences would need to be recorded.

     For informational purposes, given the pending sale of the business, the accompanying combined statements of operations include an unaudited pro forma adjustment for income taxes which would have been recorded if DocuTech had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relates to state income taxes and expenses not deductible for tax purposes.

  Supplemental Cash Flow Information

     For the years ended December 31, 1994, 1995 and 1996, for the six months ended June 30, 1997 and for the nine months ended September 30, 1996 and 1997, DocuTech paid interest of $4,013, $12,525, $15,085, $2,694, $13,358, and $3,267
respectively. Capital lease obligations of $36,000, $25,022, $17,700, $0, $17,700 and $0 were incurred on equipment leases entered into in 1994, 1995, 1996, the six months ended June 30, 1997 and the nine months ended September 30, 1996 and 1997, respectively.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the combined financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     DocuTech follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                    ESTIMATED        DECEMBER 31,
                                   USEFUL LIVES   -------------------   JUNE 30,   SEPTEMBER 30,
                                     (YEARS)        1995       1996       1997         1997
                                   ------------   --------   --------   --------   -------------
        Scanning and filming
           equipment.............      5-7        $121,820   $152,606   $159,614     $159,614
        Furniture and office
           equipment.............        7             964      6,713      6,713        6,713
        Computers and related
           equipment.............        5          30,689     42,879     48,995       55,485
        Vehicles.................        5           3,000         --         --        4,800
                                                  --------   --------   --------     --------
                                                   156,473    202,198    215,322      226,612
        Less- Accumulated
           depreciation..........                  (55,011)   (83,903)  (101,473)    (111,499)
                                                  --------   --------   --------     --------
                                                  $101,462   $118,295   $113,849     $115,113
                                                  ========   ========   ========     ========

     Depreciation expense for the years ended December 31, 1994, 1995 and 1996, for the six months ended June 30, 1997 and for the nine months ended September 30, 1996 and 1997, was $11,806, $24,430, $31,474, $17,570, $23,728 and $27,596,
respectively. As of December 31, 1995 and 1996, June 30, 1997 and September 30, 1997, DocuTech had $31,844, $22,573, $15,251 and $11,590, respectively, in property, net of accumulated amortization, financed under capital leases.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

4. ACCRUED EXPENSES:

                                                 DECEMBER 31,
                                               -----------------   JUNE 30,   SEPTEMBER 30,
                                                1995      1996       1997         1997
                                               -------   -------   --------   -------------
        Accrued payroll and commissions......  $22,128   $24,573   $ 71,555     $ 34,848
        Accrued professional fees............    6,000    12,000     15,000       15,000
        Accrued severance....................       --        --         --       33,388
        Other................................    9,594    16,406     17,768       11,757
                                               -------   -------   --------     --------
                                               $37,722   $52,979   $104,323     $ 94,993
                                               =======   =======   ========     ========

5. LINE OF CREDIT:

     DocuTech has a line of credit with a bank. The line of credit provides for a maximum borrowing of 70% the Company's accounts receivable which is computed at the end of each calendar quarter. The line of credit bears interest at 9.25% per year. The line is secured by all of DocuTech's assets and is personally guaranteed by the majority stockholder. The highest outstanding balance was $40,000 and $37,000 during 1995 and 1996, respectively. The average outstanding balance was $38,000 and $13,750 during 1995 and 1996, respectively. The line was not used during the nine months ended September 30, 1997.

6. LONG-TERM DEBT:

                                                  DECEMBER 31,
                                                -----------------   JUNE 30,   SEPTEMBER 30,
                                                 1995      1996       1997         1997
                                                -------   -------   --------   -------------
        Term loan payable to a bank in monthly
           installments of $801 including
           interest at 9.5%, through May
           1997...............................  $16,708   $ 7,806   $    --       $    --
        Term loan payable to a bank in two
           semi-annual installments of
           $15,000, plus interest at 9.5%,
           through October 1996...............   30,000        --        --            --
        Obligations under capital leases (see
           Note 7)............................   43,275    26,312    15,225        12,030
                                                -------   -------   -------       -------
                                                 89,983    34,118    15,225        12,030
        Less- Current portion.................  (69,758)  (25,015)  (10,184)       (8,487)
                                                -------   -------   -------       -------
                                                $20,225   $ 9,103   $ 5,041       $ 3,543
                                                =======   =======   =======       =======

7. COMMITMENTS:

     DocuTech leases vehicles and office space under noncancelable operating leases. Rent expense for all operating leases for the years ended December 31, 1994, 1995 and 1996, for the six months ended June 30, 1997 and for the nine months ended September 30, 1996 and 1997 was $50,472, $72,869, $75,177, $65,076,
$65,680 and $91,739, respectively. DocuTech also finances equipment purchases through capital leases.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

7. COMMITMENTS: -- (CONTINUED)

     Future minimum lease payments under DocuTech's leases as of June 30, 1997 are as follows:

                                                       CAPITAL   OPERATING
                                                       LEASES     LEASES
                                                       -------   ---------
1997.................................................  $ 7,241   $ 43,849
1998.................................................    9,079     26,732
1999.................................................    1,548         --
                                                       -------   --------
                                                        17,868   $ 70,581
                                                                 ========
Less-Amount representing interest....................   (2,643)
                                                       -------
Present value of future minimum principal lease
  payments...........................................   15,225
Less-Current portion.................................  (10,184)
                                                       -------
                                                       $ 5,041
                                                       =======

8. RELATED-PARTY TRANSACTIONS:

     During the year ended December 31, 1995 and the nine months ended September 30, 1996, DocuTech advanced $30,609 and $3,953, respectively to the sole stockholder of DTI and his wife. These advances totalling $34,562 were declared a dividend in December 1996.

     In July 1997, DocuTech agreed to a severance arrangement with an employee who is also a 10% stockholder of DDS. DocuTech agreed to a severance payment of approximately $40,000, payable in five equal monthly installments, beginning on August 30, 1997. DocuTech recognized the $40,000 as an expense in third quarter of 1997. The unpaid portion is included in accrued expenses in the accompanying September 30, 1997 combined balance sheet.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

9. SEGMENT DATA:

     DocuTech operates in two business segments. The following table presents information about DocuTech's operations by segment:

                                                                                                   SIX
                                                                                                  MONTHS
                                                                YEAR ENDED DECEMBER 31,           ENDED
                                                           ----------------------------------    JUNE 30,
                                                             1994        1995         1996         1997
                                                           --------   ----------   ----------   ----------
Revenues:
    Service Bureau.......................................  $599,793   $  853,786   $1,248,631   $  580,248
    Software Products....................................        --      219,198    1,073,852      826,447
                                                           --------   ----------   ----------   ----------
                                                           $599,793   $1,072,984   $2,322,483   $1,406,695
                                                           ========   ==========   ==========   ==========
Net Income (Loss):
    Service Bureau.......................................  $  8,429   $   86,184   $  415,709   $  206,781
    Software Products....................................        --       (5,073)      30,272      259,836
                                                           --------   ----------   ----------   ----------
                                                           $  8,429   $   81,111   $  445,981   $  466,617
                                                           ========   ==========   ==========   ==========
Identifiable Assets:
    Service Bureau.......................................  $     --   $  220,511   $  354,779   $  282,978
    Software Products....................................        --       23,652      211,856      523,592
                                                           --------   ----------   ----------   ----------
                                                           $     --   $  244,163   $  566,635   $  806,570
                                                           ========   ==========   ==========   ==========
Property and Equipment Additions (including capital lease
  additions):
    Service Bureau.......................................  $ 58,317   $   39,033   $   37,224   $    5,978
    Software Products....................................        --        2,886       11,501        7,146
                                                           --------   ----------   ----------   ----------
                                                           $ 58,317   $   41,919   $   48,725   $   13,124
                                                           ========   ==========   ==========   ==========
Depreciation Expense:
    Service Bureau.......................................  $ 11,806   $   24,142   $   29,966   $   15,994
    Software Products....................................        --          288        1,508        1,576
                                                           --------   ----------   ----------   ----------
                                                           $ 11,806   $   24,430   $   31,474   $   17,570
                                                           ========   ==========   ==========   ==========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Image & Information Solutions, Inc.:

     We have audited the accompanying consolidated balance sheets of Image & Information Solutions, Inc. (a Louisiana corporation) as of October 31, 1995 and 1996 and July 31, 1997 and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended October 31, 1996 and for the nine months ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image & Information Solutions, Inc. as of October 31, 1995 and 1996 and July 31, 1997 and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1996 and for the nine months ended July 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Jackson, Mississippi,
  October 10, 1997.

                      IMAGE & INFORMATION SOLUTIONS, INC.

                          CONSOLIDATED BALANCE SHEETS


                                                          OCTOBER 31,
                                                    -----------------------    JULY 31,
                                                       1995         1996         1997
                      ASSETS                        ----------   ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.......................  $1,530,159   $1,320,832   $1,252,026
  Certificates of deposit.........................     119,557      127,352      131,073
  Accounts receivable.............................     368,442      337,243      468,043
  Inventory.......................................     436,208      399,708      453,338
                                                    ----------   ----------   ----------
        Total current assets......................   2,454,366    2,185,135    2,304,480
                                                    ----------   ----------   ----------
PROPERTY AND EQUIPMENT, net.......................     733,436      725,860      719,256
RECEIVABLE FROM STOCKHOLDER.......................      89,080      119,080      139,330
                                                    ----------   ----------   ----------
                                                    $3,276,882   $3,030,075   $3,163,066
                                                    ==========   ==========   ==========
                 LIABILITIES AND
               STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt...............  $   60,286   $   77,105   $   81,446
  Accounts payable................................     258,338      190,950      129,514
  Accrued expenses................................     216,040      155,290      191,675
  Taxes payable...................................     667,844      648,176      708,847
                                                    ----------   ----------   ----------
        Total current liabilities.................   1,202,508    1,071,521    1,111,482
                                                    ----------   ----------   ----------
LONG-TERM DEBT, net of current portion............     474,329      426,582      363,211
                                                    ----------   ----------   ----------
DEFERRED TAXES PAYABLE............................       6,176        2,761        2,761
                                                    ----------   ----------   ----------
COMMITMENTS AND CONTINGENCIES
  (Notes 5 and 6)
STOCKHOLDER'S EQUITY:
  Common stock, no par value, stated value $3.33
     per share, 25,000 shares authorized, 300
     shares issued................................       1,000        1,000       31,000
  Treasury stock, 200 shares, at cost.............     (68,682)     (68,682)     (68,682)
  Retained earnings...............................   1,661,551    1,596,893    1,723,294
                                                    ----------   ----------   ----------
        Total stockholders' equity................   1,593,869    1,529,211    1,685,612
                                                    ----------   ----------   ----------
                                                    $3,276,882   $3,030,075   $3,163,066
                                                    ==========   ==========   ==========


        The accompanying notes are an integral part of these statements.

                      IMAGE & INFORMATION SOLUTIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         NINE MONTHS ENDED
                                   YEAR ENDED OCTOBER 31,                     JULY 31,
                            ------------------------------------      ------------------------
                               1994         1995         1996            1996          1997
                            ----------   ----------   ----------      -----------   ----------
                                                                      (UNAUDITED)
REVENUES:
  Services................  $2,292,478   $2,302,910   $2,383,522      $1,839,345    $2,014,104
  Products................   1,345,227    1,710,397    1,575,118       1,298,135     1,316,370
                            ----------   ----------   ----------      ----------    ----------
                             3,637,705    4,013,307    3,958,640       3,137,480     3,330,474
                            ----------   ----------   ----------      ----------    ----------
COST OF REVENUES:
  Services................     724,157      917,331    1,022,868         721,310       767,154
  Products................   1,129,297    1,302,406    1,228,915       1,024,455       965,719
  Depreciation............     158,693      154,715      156,675         120,124       126,585
                            ----------   ----------   ----------      ----------    ----------
                             2,012,147    2,374,452    2,408,458       1,865,889     1,859,458
                            ----------   ----------   ----------      ----------    ----------
     Gross profit.........   1,625,558    1,638,855    1,550,182       1,271,591     1,471,016
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES................   1,327,397    1,264,394    1,672,745       1,084,511     1,233,961
                            ----------   ----------   ----------      ----------    ----------
     Operating income
        (loss)............     298,161      374,461     (122,563)        187,080       237,055
INTEREST EXPENSE..........      97,326       88,815       95,101          72,305        75,126
INTEREST INCOME...........     (52,184)     (97,611)     (93,221)        (65,716)      (60,333)
                            ----------   ----------   ----------      ----------    ----------
     Income (loss) before
        income taxes......     253,019      383,257     (124,443)        180,491       222,262
INCOME TAXES..............     101,667      143,725      (59,785)         68,587        95,861
                            ----------   ----------   ----------      ----------    ----------
NET INCOME (LOSS).........  $  151,352   $  239,532   $  (64,658)     $  111,904    $  126,401
                            ==========   ==========   ==========      ==========    ==========


        The accompanying notes are an integral part of these statements.

                      IMAGE & INFORMATION SOLUTIONS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY


                                        COMMON STOCK                                 TOTAL
                                      ----------------    RETAINED    TREASURY   STOCKHOLDER'S
                                      SHARES   AMOUNT     EARNINGS     STOCK        EQUITY
                                      ------   -------   ----------   --------   -------------
BALANCE, NOVEMBER 1, 1993...........    300    $ 1,000   $1,270,667   $(68,682)   $1,202,985

  Net income........................     --         --      151,352         --       151,352
                                      -----    -------   ----------   --------    ----------

BALANCE, OCTOBER 31, 1994...........    300      1,000    1,422,019    (68,682)    1,354,337

  Net income........................     --         --      239,532         --       239,532
                                      -----    -------   ----------   --------    ----------

BALANCE, OCTOBER 31, 1995...........    300      1,000    1,661,551    (68,682)    1,593,869

  Net loss..........................     --         --      (64,658)        --       (64,658)
                                      -----    -------   ----------   --------    ----------

BALANCE, OCTOBER 31, 1996...........    300      1,000    1,596,893    (68,682)    1,529,211

  Rent expense capital contribution
     (Note 8).......................     --     30,000           --         --        30,000

  Net income........................     --         --      126,401         --       126,401
                                      -----    -------   ----------   --------    ----------

BALANCE, JULY 31, 1997..............    300    $31,000   $1,723,294   $(68,682)   $1,685,612
                                      =====    =======   ==========   ========    ==========


        The accompanying notes are an integral part of these statements.

                      IMAGE & INFORMATION SOLUTIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                          NINE MONTHS ENDED
                                                    YEAR ENDED OCTOBER 31,                     JULY 31,
                                             ------------------------------------      ------------------------
                                                1994         1995         1996            1996          1997
                                             ----------   ----------   ----------      -----------   ----------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................  $  151,352   $  239,532   $  (64,658)     $  111,904    $  126,401
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities-
      Depreciation.........................     158,693      154,715      156,675         120,124       126,585
      Provision for loss on accounts
         receivable........................      71,191       59,798      105,491          79,118        25,000
      Provision for deferred income
         taxes.............................     (38,754)      (3,959)      (3,415)             --            --
      Rent expense capital contribution....          --           --           --              --        30,000
      Change in operating assets and
         liabilities-
         Accounts receivable...............     (44,520)    (110,645)     (74,292)       (116,727)     (155,800)
         Inventories.......................      15,081      (56,826)      36,500         167,174       (52,485)
         Accounts payable..................     129,479      (22,537)     (67,388)       (118,885)      (61,436)
         Accrued expenses..................     112,822       (1,234)     (60,750)        (46,532)       36,385
         Taxes payable.....................     162,688      173,333      (19,668)         92,055        60,671
         Net changes in other assets and
           liabilities.....................          --       (6,351)      (7,795)         (5,160)       (4,866)
                                             ----------   ----------   ----------      ----------    ----------
           Net cash provided by operating
             activities....................     718,032      425,826          700         283,071       130,455
                                             ----------   ----------   ----------      ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increases in receivables from
    stockholder............................     (30,298)     (29,399)     (30,000)        (22,500)      (20,250)
  Purchases of property and equipment......    (162,501)    (199,170)    (149,099)        (87,478)     (119,981)
                                             ----------   ----------   ----------      ----------    ----------
           Net cash used in investing
             activities....................    (192,799)    (228,569)    (179,099)       (109,978)     (140,231)
                                             ----------   ----------   ----------      ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.............     566,169       14,311       36,376          36,376            --
  Principal payments on long-term debt.....    (760,584)     (47,576)     (67,304)        (48,408)      (59,030)
                                             ----------   ----------   ----------      ----------    ----------
           Net cash used in financing
             activities....................    (194,415)     (33,265)     (30,928)        (12,032)      (59,030)
                                             ----------   ----------   ----------      ----------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................     330,818      163,992     (209,327)        161,061       (68,806)
CASH AND CASH EQUIVALENTS, beginning of
  period...................................   1,035,349    1,366,167    1,530,159       1,530,159     1,320,832
                                             ----------   ----------   ----------      ----------    ----------
CASH AND CASH EQUIVALENTS, end of period...  $1,366,167   $1,530,159   $1,320,832      $1,691,220    $1,252,026
                                             ==========   ==========   ==========      ==========    ==========
SUPPLEMENTAL DATA:
  Cash paid for-
    Income taxes...........................  $    9,133   $   18,924   $   17,456      $   12,986    $   75,199
                                             ==========   ==========   ==========      ==========    ==========
    Interest...............................  $   54,536   $   39,650   $   36,545      $   28,655    $   24,653
                                             ==========   ==========   ==========      ==========    ==========


        The accompanying notes are an integral part of these statements.

                      IMAGE & INFORMATION SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

1. BACKGROUND:

     Image & Information Solutions, Inc. (formerly Microfilm Supply, Inc.) ("I(2) Solutions") was incorporated in Louisiana on October 8, 1974. I(2) Solutions provides data and information conversion services ranging from optical disk scanning/imaging to microfilm processing. I(2) Solutions is also an authorized Minolta and Kodak dealer, selling various microfilm and microfiche readers as well as other related equipment.

     During September 1997, I(2) Solutions and its stockholder entered into a merger agreement with ImageMax, Inc. ("ImageMax") which will close upon the consummation of the initial public offering of the common stock of ImageMax.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Consolidated Financial Statements

     The consolidated financial statements for the nine months ended July 31, 1996 are unaudited and, in the opinion of management of I(2) Solutions, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the nine months ended July 31, 1997 are not necessarily indicative of the results to be expected for the full year.

  Principles of Consolidation

     The consolidated financial statements include the results of I(2) Solutions and its subsidiary. All intercompany transactions have been eliminated from the accompanying consolidated financial statements.

  Cash and Cash Equivalents

     I(2) Solutions considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Accounts Receivable

     Accounts receivable are stated net of an allowance for uncollectible accounts of $25,000 at July 31, 1997.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories primarily represent microfiche viewing and imaging equipment and production and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful life or the term of the lease.

                      IMAGE & INFORMATION SOLUTIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Revenue Recognition

     Revenue is recognized when the services are rendered or the products shipped to customers.

  Income Taxes

     I(2) Solutions accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates that are expected to be in effect when the differences reverse. See Note 6.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the consolidated financial statements at fair value due to the short-term nature of those instruments. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     I(2) Solutions follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                           ESTIMATED           OCTOBER 31,
                                          USEFUL LIVES   -----------------------    JULY 31,
                                             YEARS          1995         1996         1997
                                          ------------   ----------   ----------   ----------
Scanning and filming equipment..........    5-7          $1,159,060   $1,270,910   $1,388,074
Furniture and office equipment..........    5-7              81,116       81,116       82,434
Autos...................................     5              163,590      177,981      159,041
Building and building improvements......    30              644,847      661,061      661,061
Land....................................                    124,809      124,809      126,809
                                                         ----------   ----------   ----------
                                                          2,173,422    2,315,877    2,417,419
Less- Accumulated depreciation..........                 (1,439,986)  (1,590,017)  (1,698,163)
                                                         ----------   ----------   ----------
                                                         $  733,436   $  725,860   $  719,256
                                                         ==========   ==========   ==========

                      IMAGE & INFORMATION SOLUTIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

4. LONG-TERM DEBT:


                                                    OCTOBER 31,
                                                -------------------   JULY 31,
                                                  1995       1996       1997
                                                --------   --------   --------
Term loan payable to a bank in monthly
  installments of $7,515 including interest at
  7.97%, through April 2002, secured by real
  estate......................................  $457,282   $402,157   $357,661
Term loan payable to a bank in monthly
  installments of $490 including interest at
  7.75% through February 1999, secured by
  automobiles.................................        --     12,111      8,303
Term loan payable to a bank in monthly
  installments of $645 including interest at
  7.75% through February 1999, secured by
  automobiles.................................        --     15,948     10,935
Term loan payable to a bank in monthly
  installments of $455 including interest at
  8.9% through July 1998, secured by
  automobiles.................................    12,907      8,427      4,793
Note payable to former stockholder in varying
  monthly installments of $417 to $883 through
  March 2009 without interest, interest
  imputed on present value at 8%..............    64,426     65,044     62,965
                                                --------   --------   --------
                                                 534,615    503,687    444,657
Less- Current portion.........................   (60,286)   (77,105)   (81,446)
                                                --------   --------   --------
                                                $474,329   $426,582   $363,211
                                                ========   ========   ========

     As of October 31, 1996, maturities of long-term debt are as follows:


YEAR ENDING OCTOBER 31,
-----------------------
  1997....................................  $ 77,105
  1998....................................    86,736
  1999....................................    80,784
  2000....................................    83,126
  2001....................................    90,000
  Thereafter..............................    85,936
                                            --------
                                            $503,687
                                            ========

5. COMMITMENTS AND CONTINGENCIES:

     I(2) Solutions leases certain office space (See Note 8) and certain equipment under noncancelable operating leases. Rent expense for the years ended October 31, 1994, 1995 and 1996, was $90,245, $74,054 and $59,943, respectively.
Future minimum lease payments as of July 31, 1997 are as follows:

  1997.....................................  $13,081
  1998.....................................   17,324
  1999.....................................    3,872
                                             -------
                                             $34,277
                                             =======

                      IMAGE & INFORMATION SOLUTIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

5. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

     I(2) Solutions is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on I(2) Solutions' financial position or results of operations. See Note 6 regarding Income Taxes.

6. INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows:

                                            YEAR ENDED OCTOBER 31,
                                        ------------------------------   JULY 31,
                                          1994       1995       1996       1997
                                        --------   --------   --------   --------
Current Provision (Benefit):
  Federal.............................  $123,207   $123,559   $(54,188)  $81,482
  State...............................    17,214     24,125     (2,182)   14,379
Deferred Provision (Benefit):
  Federal.............................   (32,941)    (3,365)    (2,903)       --
  State...............................    (5,813)      (594)      (512)       --
                                        --------   --------   --------   -------
                                        $101,667   $143,725   $(59,785)  $95,861
                                        ========   ========   ========   =======

     The reconciliation of the statutory Federal income tax rate to I(2) Solutions' effective income tax rate is as follows:


                                                     YEAR ENDED OCTOBER 31,
                                                    ------------------------      JULY 31,
                                                    1994      1995      1996        1997
                                                    ----      ----      ----      --------
Income tax rate...................................   34%       34%       34%         34%
State income taxes, net of federal tax benefit....    4         4         4           4
Non deductible expense............................    2        --        10           5
                                                     --        --        --          --
                                                     40%       38%       48%         43%
                                                     ==        ==        ==          ==


     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                    OCTOBER 31,
                                                -------------------   JULY 31,
                                                  1995       1996       1997
                                                --------   --------   --------
Gross deferred tax assets:
  Accruals and reserves not currently
     deductible...............................  $ 51,905   $ 67,790   $ 67,790
Gross deferred tax liability:
  Book/tax difference of accounts
     receivable...............................   (58,081)   (70,551)   (70,551)
                                                --------   --------   --------
  Net deferred tax liability:.................  $  6,176   $  2,761   $  2,761
                                                ========   ========   ========

     I(2) Solutions did not have any valuation allowances against deferred tax assets at July 31, 1997, as it believes it is more likely than not that the deferred tax assets will be realized.

     During 1997 I(2) Solutions filed amended Federal and state tax returns which resulted in the payment of additional income taxes and interest attributable to the year ended October 31, 1996 and certain prior years. The accompanying consolidated financial statements reflect the income tax expense and related interest attributable to the respective periods. As of October 31, 1995 and 1996 and July 31, 1997, income taxes payable included interest payable of $87,000, $140,000, and $187,000, respectively. The accompanying consolidated financial statements do not reflect any provision for

                      IMAGE & INFORMATION SOLUTIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

6. INCOME TAXES: -- (CONTINUED)

penalties or related interest that may be incurred as a result of these additional tax payments. These taxes, interest and penalties could range from $0 to approximately $600,000.

7. EMPLOYEE INCENTIVE PLANS:

     I(2) Solutions maintains a 401(k) Plan for benefit of its employees. Under provisions of the Plan, I(2) Solutions matches 100% of employees' total contributions to the Plan, subject to Internal Revenue Service limitations. Total expense recorded by I(2) Solutions related to the Plan was $42,000, $39,000 and $49,000 for the years ended October 31, 1994, 1995 and 1996.

     During the fiscal year ended October 31, 1996 and the nine month period ended July 31, 1997, I(2) Solutions paid discretionary bonuses to the stockholder totaling approximately $419,000 in 1996 and $162,000 in 1997. These bonuses were paid throughout 1996 and 1997, with the majority of payments occurring in the fourth quarter of fiscal 1996 and the first quarter of fiscal 1997.

8. RELATED-PARTY TRANSACTIONS:

     I(2) Solutions rents office space in Bossier City, Louisiana, from an educational trust fund benefiting the stockholder's children. Rent payments to the trust fund totaled $74,000, $71,000 and $42,000 for the years ended October 31, 1994, 1995 and 1996. I(2) Solutions also rents certain other space from the stockholder's parents; rental payments pursuant to this agreement totaled $12,000 for each of the years ended October 31, 1994, 1995 and 1996.


     In February 1997 I(2) Solutions moved the documents imaging portion of its operations to a newly constructed building adjacent to its then existing Monroe, Louisiana facility. The newly constructed building is owned by the I(2) Solutions stockholder. Through July 31, 1997 the stockholder has not charged I(2) Solutions any rent. The fair value of the building rent of $30,000 was recorded as an expense and a corresponding deemed capital contribution.


     In 1993 I(2) Solutions entered into a split-dollar life insurance agreement with the stockholder. Under the terms of agreement, I(2) Solutions paid premiums on life insurance policies covering the stockholder and his father. These premiums paid have been recorded as a receivable and are included in Receivable from Stockholder in the accompanying consolidated financial statements. I(2) Solutions maintains an assignment of the cash surrender value of the policies as collateral for the premiums paid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Image Memory Systems, Inc.:

     We have audited the accompanying balance sheets of Image Memory Systems, Inc. (an Ohio corporation) as of November 30, 1995 and 1996 and August 31, 1997 and the related statements of operations, shareholder's equity and cash flows for each of the three years in the period ended November 30, 1996 and the nine months ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image Memory Systems, Inc. as of November 30, 1995 and 1996 and August 31, 1997, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 1996 and the nine months ended August 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 15, 1997

                           IMAGE MEMORY SYSTEMS, INC.

                                 BALANCE SHEETS

                                                           NOVEMBER 30,
                                                        -------------------   AUGUST 31,
                                                          1995       1996        1997
                        ASSETS                          --------   --------   ----------
CURRENT ASSETS:
  Cash................................................  $    656   $    134    $ 41,881
  Accounts receivable, net of reserves of $18,175,
     $4,700 and $4,700................................   549,189    322,960     392,384
  Inventories.........................................    77,704     10,775       9,748
  Deferred tax asset..................................     2,170     21,394      21,394
  Prepaid expenses and other..........................    16,122     47,288      32,255
                                                        --------   --------    --------
        Total current assets..........................   645,841    402,551     497,662
PROPERTY AND EQUIPMENT, net...........................   233,849    167,287     123,142
OTHER ASSETS..........................................    74,856     75,185      73,295
                                                        --------   --------    --------
                                                        $954,546   $645,023    $694,099
                                                        ========   ========    ========
                   LIABILITIES AND
                 SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Line of credit......................................  $ 40,000   $137,000    $     --
  Current portion of long-term debt...................   331,233    107,290      89,289
  Accounts payable....................................   140,689    103,766      61,111
  Distributions payable...............................        --         --     106,383
  Accrued expenses and other..........................   145,151     98,085     101,587
                                                        --------   --------    --------
        Total current liabilities.....................   657,073    446,141     358,370
                                                        --------   --------    --------
LONG-TERM DEBT........................................    72,381    161,042     107,738
                                                        --------   --------    --------
COMMITMENTS AND CONTINGENCIES (Note 5)
SHAREHOLDER'S EQUITY:
  Common stock, no par value, 750 shares authorized,
     100 shares issued and 33.5 shares outstanding....   100,000    100,000     100,000
  Retained earnings...................................   408,496    221,244     411,395
  Treasury stock......................................  (283,404)  (283,404)   (283,404)
                                                        --------   --------    --------
        Total shareholder's equity....................   225,092     37,840     227,991
                                                        --------   --------    --------
                                                        $954,546   $645,023    $694,099
                                                        ========   ========    ========

        The accompanying notes are an integral part of these statements.

                           IMAGE MEMORY SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                                           NINE MONTHS ENDED
                                       YEAR ENDED NOVEMBER 30,                 AUGUST 31,
                                 ------------------------------------   ------------------------
                                    1994         1995         1996         1996          1997
                                 ----------   ----------   ----------   -----------   ----------
                                                                        (UNAUDITED)
REVENUES:
  Services....................   $2,352,885   $2,532,476   $1,968,908   $1,488,953    $1,807,550
  Products....................       80,998      550,778      405,029      368,933       107,382
                                 ----------   ----------   ----------   ----------    ----------
                                  2,433,883    3,083,254    2,373,937    1,857,886     1,914,932
                                 ----------   ----------   ----------   ----------    ----------
COST OF REVENUES:
  Services....................    1,563,701    1,826,755    1,659,297    1,231,501     1,069,123
  Products....................       72,264      431,319      240,863      238,496        66,444
  Depreciation................      140,639      112,406       95,349       64,566        52,428
                                 ----------   ----------   ----------   ----------    ----------
                                  1,776,604    2,370,480    1,995,509    1,534,563     1,187,995
                                 ----------   ----------   ----------   ----------    ----------
  Gross profit................      657,279      712,774      378,428      323,323       726,937
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES.....      616,507      707,928      580,731      479,308       393,588
IMAGEMAX TRANSACTION COSTS....           --           --           --           --        11,585
                                 ----------   ----------   ----------   ----------    ----------
  Operating income (loss).....       40,772        4,846     (202,303)    (155,985)      321,764
INTEREST EXPENSE..............       31,635       30,942       35,983       26,035        26,300
INTEREST INCOME...............         (267)      (1,871)      (1,598)        (404)       (1,070)
                                 ----------   ----------   ----------   ----------    ----------
  Income (loss) before income
     taxes....................        9,404      (24,225)    (236,688)    (181,616)      296,534
INCOME TAXES (BENEFIT)........        2,424       (5,341)     (49,436)     (37,958)           --
                                 ----------   ----------   ----------   ----------    ----------
NET INCOME (LOSS).............   $    6,980   $  (18,884)  $ (187,252)  $ (143,658)   $  296,534
                                 ==========   ==========   ==========   ==========    ==========
PRO FORMA DATA
  (UNAUDITED):
  Historical net income.......                                                        $  296,534
  Pro forma income tax
     expense..................                                                           115,506
                                                                                      ----------
  PRO FORMA NET INCOME........                                                        $  181,028
                                                                                      ==========

        The accompanying notes are an integral part of these statements.

                           IMAGE MEMORY SYSTEMS, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                          COMMON STOCK
                                        -----------------   RETAINED   TREASURY
                                        SHARES    AMOUNT    EARNINGS     STOCK       TOTAL
                                        ------   --------   --------   ---------   ---------
BALANCE, NOVEMBER 30, 1993...........    100     $100,000   $421,405   $(283,404)  $ 238,001
  Net income.........................     --           --      6,980          --       6,980
                                         ---     --------   --------   ---------   ---------
BALANCE, NOVEMBER 30, 1994...........    100      100,000    428,385    (283,404)    244,981
  Net loss...........................     --           --    (18,884)         --     (18,884)
  Dividends..........................     --           --     (1,005)         --      (1,005)
                                         ---     --------   --------   ---------   ---------
BALANCE, NOVEMBER 30, 1995...........    100      100,000    408,496    (283,404)    225,092
  Net loss...........................     --           --   (187,252)         --    (187,252)
                                         ---     --------   --------   ---------   ---------
BALANCE, NOVEMBER 30, 1996...........    100      100,000    221,244    (283,404)     37,840
  Net income.........................     --           --    296,534          --     296,534
  Shareholder distribution...........     --           --   (106,383)         --    (106,383)
                                         ---     --------   --------   ---------   ---------
BALANCE, AUGUST 31, 1997.............    100     $100,000   $411,395   $(283,404)  $ 227,991
                                         ===     ========   ========   =========   =========

        The accompanying notes are an integral part of these statements.

                           IMAGE MEMORY SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                       NINE MONTHS ENDED
                                                       YEAR ENDED NOVEMBER 30,             AUGUST 31,
                                                   -------------------------------   ----------------------
                                                     1994       1995       1996         1996         1997
                                                   --------   --------   ---------   -----------   --------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................  $  6,980   $(18,884)  $(187,252)   $(143,658)   $296,534
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities-
      Depreciation and amortization..............   144,790    118,428     101,722       67,753      57,208
      Deferred tax benefit.......................   (16,448)    (2,980)    (21,502)     (52,300)         --
      Gain on sale of assets.....................        --         --          --           --     (18,895)
      Changes in operating assets and
         liabilities-
         Accounts receivable.....................  (162,099)   (65,733)    226,229      170,967     (69,424)
         Inventories.............................   (10,504)   (50,887)     66,929       64,227       1,027
         Prepaid expenses and other..............   (38,382)    (5,058)    (37,868)     (48,686)     12,143
         Accounts payable........................    58,636     33,574     (36,923)      16,424     (42,655)
         Accrued expenses........................     4,966     59,113     (44,788)     (17,314)      3,502
                                                   --------   --------   ---------    ---------    --------
           Net cash provided by (used in)
             operating activities................   (12,061)    67,573      66,547       57,413     239,440
                                                   --------   --------   ---------    ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............  (144,754)   (84,648)    (13,376)     (10,124)    (14,688)
  Sale of property and equipment.................    19,250         --          --           --      25,300
                                                   --------   --------   ---------    ---------    --------
           Net cash provided by (used in)
             investing activities................  (125,504)   (84,648)    (13,376)     (10,124)     10,612
                                                   --------   --------   ---------    ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from bank facilities..............   137,293     17,840          --           --          --
  Net payments on bank facilities................        --         --     (53,693)     (35,490)   (208,305)
  Dividends to shareholder.......................        --     (1,005)         --           --          --
                                                   --------   --------   ---------    ---------    --------
           Net cash provided by (used in)
             financing activities................   137,293     16,835     (53,693)     (35,490)   (208,305)
                                                   --------   --------   ---------    ---------    --------
NET INCREASE (DECREASE) IN CASH..................      (272)      (240)       (522)      11,799      41,747
CASH, BEGINNING OF PERIOD........................     1,168        896         656          656         134
                                                   --------   --------   ---------    ---------    --------
CASH, END OF PERIOD..............................  $    896   $    656   $     134    $  12,455    $ 41,881
                                                   ========   ========   =========    =========    ========

        The accompanying notes are an integral part of these statements.

                           IMAGE MEMORY SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

     (INFORMATION FOR THE NINE MONTHS ENDED AUGUST 31, 1996 IS UNAUDITED.)

1. BACKGROUND:

     Image Memory Systems, Inc. (IMS) is an Ohio corporation located in Dayton, Ohio. IMS offers total conversion and document management solutions and services through various methods of document imaging technology.

     IMS and its shareholder intend to enter into a stock acquisition agreement with ImageMax, Inc. ("ImageMax") which would close upon the consummation of the initial public offering of the common stock of ImageMax.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Information

     The financial statements for the nine months ended August 31, 1996 are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the results for those interim periods. The results of operations for the nine months ended August 31, 1997 are not necessarily indicative of the results to be expected for the full fiscal year.

  Inventories

     Inventories represent materials used in the filming and scanning process and are stated at the lower of cost (first-in, first-out) or market.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful life or the term of the lease.

  Revenue Recognition

     Revenue is recognized when the related services are rendered or the products are shipped to IMS's customers. For the nine months ended August 31, 1997, IMS had one customer that accounted for approximately 11% of revenues.

  Income Taxes

     IMS accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

     Effective December 1, 1996, IMS elected to be taxed under Subchapter S of the Internal Revenue Code. On August 22, 1997 IMS elected to reverse the Subchapter S election and be taxed as a C Corporation as of that date. Accordingly, the taxable income and loss of IMS will be included in the shareholder's individual tax return for the period from December 1, 1996 to August 22, 1997. Income tax expense for the period from August 23, 1997 to August 31, 1997 was immaterial.

                           IMAGE MEMORY SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION FOR THE NINE MONTHS ENDED AUGUST 31, 1996 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Supplemental Cash Flow Information

     IMS paid cash for interest for the years ended November 30, 1994, 1995 and 1996, and the nine months ended August 31, 1996 and 1997, of $31,263, $30,266,
$37,482, $26,035 and $26,300, respectively. IMS paid cash for income taxes for the years ended November 30, 1994, 1995 and 1996, and the nine months ended August 31, 1996 and 1997, of $3,663, $5,325, $2,596, $2,596 and $1,715,
respectively. For the years ended November 30, 1994, 1995 and 1996, and the nine months ended August 31, 1996 and 1997, IMS financed equipment purchases with capital leases in the amount of $0, $6,850, $15,411, $15,411 and $0, respectively. During the nine months ended August 31, 1997, IMS made a distribution to the shareholder of $106,383 for taxes (See Note 6).

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     IMS follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                              ESTIMATED         NOVEMBER 30,
                                             USEFUL LIVES   ---------------------   AUGUST 31,
                                               (YEARS)        1995        1996         1997
                                             ------------   ---------   ---------   ----------
Scanning and filming equipment.............      5-7        $ 774,608   $ 798,189    $785,079
Furniture and office equipment.............      5-7           74,623      79,829      79,829
Leasehold improvements.....................       15           42,713      42,713      42,713
Vehicles...................................        5           17,972      17,972       5,300
                                                            ---------   ---------    --------
                                                              909,916     938,703     912,921
Less- Accumulated depreciation.............                  (676,067)   (771,416)    789,779
                                                            ---------   ---------    --------
                                                            $ 233,849   $ 167,287    $123,142
                                                            =========   =========    ========

     As of November 30, 1995 and 1996, and August 31, 1997, IMS had property net of accumulated depreciation in the amount of $6,850, $17,810 and $14,402, respectively, financed under capital leases.

                           IMAGE MEMORY SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION FOR THE NINE MONTHS ENDED AUGUST 31, 1996 IS UNAUDITED.)

4. DEBT:

  Line of Credit

     IMS had a line of credit in fiscal 1995 and 1996 which provided for maximum borrowings of $150,000 and $200,000, respectively, at the bank's prime rate plus
 .75%. In February 1997, IMS entered into a new line of credit agreement which provides for maximum borrowings of $250,000 through May 1998 at the bank's prime rate plus .75%. The highest outstanding balance was $150,000, $200,000 and $205,000 during fiscal 1995 and 1996 and the nine months ended August 31, 1997, respectively. Average borrowings under the line were $76,000, $116,000 and $143,000 during fiscal 1995 and 1996 and the nine months ended August 31, 1997, respectively. The weighted average interest rate on the line of credit was 9.02% during fiscal 1995 and 1996 and 9.25% for the nine months ended August 31, 1997.

  Long-Term Debt

                                                            NOVEMBER 30,
                                                         -------------------   AUGUST 31,
                                                           1995       1996        1997
                                                         --------   --------   ----------
Note payable to bank, payable in monthly installments
  of $8,000 plus interest at the bank's prime rate
  plus 1% (9.75% and 9.25% at November 30, 1995 and
  1996, respectively), note was refinanced in February
  1997 (see below)....................................    136,645    210,459          --
Note payable to bank, payable in monthly installments
  of $1,250 including interest at the bank's prime
  rate plus 1% (9.75% at November 30, 1995) through
  June 1996...........................................      7,500         --          --
Note payable to bank, payable in full plus interest at
  the bank's prime rate plus 1% (9.75% at November 30,
  1995) in January 1996...............................    200,000         --          --
Term note payable to bank, payable in monthly
  installments of $5,333 plus interest at the bank's
  prime rate plus .75% (9.25% at August 31, 1997)
  through February 2000...............................         --         --     165,334
Note payable to lender, payable in monthly
  installments of $1,355 including interest at 4%
  through June 1998...................................     39,838     24,902      13,304
Other.................................................     19,631     32,971      18,389
                                                         --------   --------    --------
                                                          403,614    268,332     197,027
Less- Current portion.................................   (331,233)  (107,290)    (89,289)
                                                         --------   --------    --------
                                                         $ 72,381   $161,042    $107,738
                                                         ========   ========    ========

     In February 1997, IMS entered into a $192,000 term note due to a new bank. Proceeds from the increased line and the term note were used to refinance the existing notes payable with the remainder to be used for working capital purposes.

     Based on the terms of the new note payable, maturities on long term debt as of November 30, 1996, are $107,290, $78,074, $67,766 and $15,202 in fiscal 1997,
1998, 1999 and 2000, respectively.

                           IMAGE MEMORY SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION FOR THE NINE MONTHS ENDED AUGUST 31, 1996 IS UNAUDITED.)

5. COMMITMENTS AND CONTINGENCIES:

     IMS leases office space from its sole shareholder under a noncancelable operating lease. Rent expense for all operating leases for the years ended November 30, 1994, 1995 and 1996, and the nine months ended August 31, 1997 was $86,400, $86,400, $86,400 and $66,430, respectively. Future minimum lease payments under noncancelable operating leases are as follows:

1997......................................   $ 89,008
1998......................................     90,312
1999......................................     87,704
2000......................................     86,400
2001......................................     86,400
                                             --------
                                             $439,824
                                             ========

     IMS is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on IMS's financial position or results of operations.

6. INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows:

                                                      YEAR ENDED NOVEMBER 30,
                                                    ----------------------------
                                                     1994      1995       1996
                                                    -------   -------   --------
Current:
  Federal........................................   $ 3,850   $(1,510)  $(29,561)
  State..........................................     2,171      (852)   (16,672)
                                                    -------   -------   --------
     Total.......................................     6,021    (2,362)   (46,233)
                                                    -------   -------   --------

Deferred:
  Federal........................................    (2,300)   (1,905)    (2,048)
  State..........................................    (1,297)   (1,074)    (1,155)
                                                    -------   -------   --------
     Total.......................................    (3,597)   (2,979)    (3,203)
                                                    -------   -------   --------
                                                    $ 2,424   $(5,341)  $(49,436)
                                                    =======   =======   ========

     The reconciliation of the statutory federal income tax rate to IMS's effective income tax rate is as follows:

                                                            YEAR ENDED NOVEMBER 30,
                                                          ---------------------------
                                                          1994       1995       1996
                                                          -----      -----      -----
Income tax rate.....................................       34.0%     (34.0)%    (34.0)%
Reduction due to graduated federal tax rates........      (19.0)      19.0       19.0
State income taxes, net of federal tax benefit......        6.6       (6.6)      (6.6)
Nondeductible expenses..............................        4.2       (0.4)       0.7
                                                          -----      -----      -----
                                                           25.8%     (22.0)%    (20.9)%
                                                          =====      =====      =====

                           IMAGE MEMORY SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION FOR THE NINE MONTHS ENDED AUGUST 31, 1996 IS UNAUDITED.)

6. INCOME TAXES: -- (CONTINUED)
     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                NOVEMBER 30,
                                            --------------------      AUGUST 31,
                                             1995         1996           1997
                                            -------      -------      ----------
Gross deferred tax assets:
  Accruals and reserves not currently
     deductible.......................      $ 2,170      $ 3,094       $ 3,094
  Net operating loss carryforwards....           --       18,300        18,300
                                            -------      -------       -------
                                              2,170       21,394        21,394
Gross deferred tax liability:
  Other...............................       (3,142)        (864)         (864)
                                            -------      -------       -------
                                            $  (972)     $20,530       $20,530
                                            =======      =======       =======

     IMS did not have any valuation allowances against deferred tax assets at November 30, 1995 and 1996 and August 31, 1997, as it believes it is more likely than not that the deferred tax assets will be realized.

7. PROFIT SHARING AND EMPLOYEE BENEFIT PLAN:

     IMS has a profit sharing plan that covers all qualified employees and provides for discretionary profit sharing contributions by IMS. Contributions for the years ended November 30, 1994, 1995 and 1996, and the nine months ended August 31, 1996 and 1997, were $7,500, $20,000, $0, $0 and $15,000, respectively.

     In addition, IMS sponsors a 401(k) plan that covers all eligible full-time employees. In fiscal 1994 and 1995, IMS made matching contributions of 30% of participant pre-tax contributions, up to a maximum of $300. During the first eight months of fiscal year 1996, IMS made matching contributions of 50% of participants' pre-tax contributions up to a maximum of $500. Subsequent to July 1996, IMS discontinued matching contributions to the plan. IMS's matching contributions for the years ended November 30, 1994, 1995 and 1996, and the nine months ended August 31, 1996 and 1997, were $7,342, $8,110, $12,281, $12,281 and
$0, respectively.

8. RELATED-PARTY TRANSACTIONS:

     The sole shareholder of IMS periodically makes advances to IMS in the form of interest bearing notes. Included in the accompanying balance sheets are notes payable to the shareholder in the amount of $930, $11,847 and $3,032 at November 30, 1995 and 1996, and August 31, 1997, respectively.

9. SALE OF BUSINESS (UNAUDITED):

     In September 1997, IMS and its shareholder entered into a definitive stock acquisition agreement with ImageMax (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To International Data Services of New York, Inc.:

We have audited the accompanying balance sheets of International Data Services of New York, Inc. (a New York corporation) as of August 31, 1996 and 1997 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Data Services of New York, Inc. as of August 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 8, 1997

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

                                 BALANCE SHEETS

                                                                   AUGUST 31,
                                                              ---------------------
                                                                1996        1997
                                                              --------   ----------
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 36,079   $  377,638
  Accounts receivable, net of reserves of $18,337 and
     $54,661................................................   315,419      567,432
  Deferred income taxes.....................................     5,295      223,641
  Prepaid income taxes......................................     7,080           --
                                                              --------   ----------
     Total current assets...................................   363,873    1,168,711
  PROPERTY AND EQUIPMENT, net...............................    58,326       63,777
  OTHER ASSETS..............................................     2,110        2,110
                                                              --------   ----------
                                                              $424,309   $1,234,598
                                                              ========   ==========
                      LIABILITIES AND
                    SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit............................................  $ 25,000   $       --
  Accounts payable..........................................   155,444      266,120
  Accrued expenses..........................................    29,978       30,000
  Accrued compensation......................................    55,175      622,070
  Due to shareholders.......................................    31,641           --
  Income taxes payable......................................        --      195,554
                                                              --------   ----------
     Total current liabilities..............................   297,238    1,113,744
                                                              --------   ----------
DEFERRED INCOME TAXES.......................................    10,814       13,721
                                                              --------   ----------
COMMITMENTS (Note 5)
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 200 shares authorized, 100
     shares issued and outstanding..........................    10,000       10,000
  Retained earnings.........................................   106,257       97,133
                                                              --------   ----------
  Total shareholders' equity................................   116,257      107,133
                                                              --------   ----------
                                                              $424,309   $1,234,598
                                                              ========   ==========

        The accompanying notes are an integral part of these statements.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

                            STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED
                                                                 AUGUST 31,
                                                    ------------------------------------
                                                       1995         1996         1997
                                                    ----------   ----------   ----------
REVENUES..........................................  $1,775,549   $1,203,083   $2,651,988
                                                    ----------   ----------   ----------
COST OF REVENUES:
  Cost of services................................     997,874      809,424    1,745,119
  Depreciation....................................      11,044       13,847       17,831
                                                    ----------   ----------   ----------
     Total cost of revenues.......................   1,008,918      823,271    1,762,950
                                                    ----------   ----------   ----------
        Gross profit..............................     766,631      379,812      889,038
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES......     732,560      435,238      882,834
IMAGEMAX TRANSACTION COSTS........................          --           --       27,000
                                                    ----------   ----------   ----------
        Operating income (loss)...................      34,071      (55,426)     (20,796)
INTEREST EXPENSE..................................      12,177       15,724        3,793
INTEREST INCOME...................................      (3,756)      (3,796)      (2,660)
                                                    ----------   ----------   ----------
        Income (loss) before income taxes.........      25,650      (67,354)     (21,929)
INCOME TAX PROVISION (BENEFIT)....................       6,027           --      (12,805)
                                                    ----------   ----------   ----------
NET INCOME (LOSS).................................  $   19,623   $  (67,354)  $   (9,124)
                                                    ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                     COMMON STOCK
                                                   ----------------   RETAINED    TOTAL
                                                   SHARES   AMOUNT    EARNINGS    EQUITY
                                                   ------   -------   --------   --------
BALANCE, AUGUST 31, 1994.........................   100     $10,000   $153,988   $163,988

  Net income.....................................    --          --     19,623     19,623
                                                    ---     -------   --------   --------

BALANCE, AUGUST 31, 1995.........................   100      10,000    173,611    183,611

  Net loss.......................................    --          --    (67,354)   (67,354)
                                                    ---     -------   --------   --------

BALANCE, AUGUST 31, 1996.........................   100      10,000    106,257    116,257

  Net loss.......................................    --          --     (9,124)    (9,124)
                                                    ---     -------   --------   --------

BALANCE, AUGUST 31, 1997.........................   100     $10,000   $ 97,133   $107,133
                                                    ===     =======   ========   ========

        The accompanying notes are an integral part of these statements.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

                            STATEMENTS OF CASH FLOWS

                                                                        YEAR ENDED
                                                                        AUGUST 31,
                                                              ------------------------------
                                                                1995       1996       1997
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 19,623   $(67,354)  $ (9,124)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities-
     Depreciation...........................................    11,044     13,847     17,831
     Provision for loss on accounts receivable..............        --     18,439     37,810
     Deferred income taxes..................................   (12,375)    54,035   (215,439)
     Change in operating assets and liabilities-
       Accounts receivable..................................   103,231     56,762   (289,823)
       Prepaid income taxes.................................        --     (7,080)     7,080
       Prepaid expenses and other...........................    13,459      3,633         --
       Other assets.........................................    13,035         --         --
       Accounts payable.....................................   (51,235)    33,437    110,676
       Accrued expenses.....................................    11,875     10,565         22
       Accrued compensation.................................    81,424   (244,146)   566,895
       Income taxes payable.................................     8,684    (57,348)   195,554
                                                              --------   --------   --------
  Net cash provided by (used in) operating activities.......   198,765   (185,210)   421,482
                                                              --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................   (17,752)   (13,252)   (23,282)
                                                              --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments on) line of credit..............        --     25,000    (25,000)
  Net borrowings (repayments) of amounts due to
     shareholders...........................................   (28,000)    31,641    (31,641)
                                                              --------   --------   --------
     Net cash provided by (used in) financing activities....   (28,000)    56,641    (56,641)
                                                              --------   --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........   153,013   (141,821)   341,559
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............    24,887    177,900     36,079
                                                              --------   --------   --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $177,900   $ 36,079   $377,638
                                                              ========   ========   ========

        The accompanying notes are an integral part of these statements.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. BACKGROUND:

     International Data Services of New York, Inc. ("IDS"), a New York corporation, is a provider of offshore data entry services for the indexing of microfilm and scanned documents, litigation support and other traditional data entry services including addresses and full text. IDS maintains no production facilities in the United States. The production work is subcontracted principally to foreign companies located in Jamaica, India, Zimbabwe and the Philippines. All IDS transactions are denominated in United States Dollars.

     In September, 1997, IDS and its shareholders entered into a merger agreement with ImageMax, Inc. ("ImageMax") which would close upon consummation of the initial public offering of the common stock of ImageMax.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     IDS considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. At August 31, 1996 and 1997, IDS had $36,520 and $147,280 invested in a money market account.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expenses as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

  Revenue Recognition

     Service revenue is recognized as the services are performed.

  Concentration Risks

     For the year ended August 31, 1995, IDS had two customers that accounted for 20% and 31% of revenues, respectively. For the year ended August 31,1996, IDS had two customers that accounted for 13% and 11% of revenues, respectively. For the year ended August 31, 1997, IDS had three customers that each accounted for 14%, 14% and 14% of revenues, respectively. For the years ended August 31, 1995, 1996 and 1997, IDS had three service providers which accounted for 92%, 98% and 98%, respectively of sub-contracted production work.

  Income Taxes

     IDS accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Supplemental Cash Flow Information

     For the years ended August 31, 1995, 1996 and 1997, IDS paid interest of $302, $724, and $668 and income taxes of $9,718, $10,393, and $0, respectively.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to the short-term nature of those instruments.

  Long-Lived Assets

     IDS follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                                   ESTIMATED        AUGUST 31,
                                                  USEFUL LIVES   -----------------
                                                     YEARS        1996      1997
                                                  ------------   -------   -------
Computer equipment..............................       5         $40,129   $60,450
Furniture and office equipment..................       7          32,904    35,865
Leasehold improvements..........................      10          26,027    26,027
                                                                 -------   -------
                                                                  99,060   122,342
Less--Accumulated depreciation..................                 (40,734)  (58,565)
                                                                 -------   -------
                                                                 $58,326   $63,777
                                                                 =======   =======

     Depreciation expense for the years ended August 31, 1995, 1996 and 1997 was $11,044, $13,847 and $17,831, respectively.

4. LINE OF CREDIT:

     IDS maintains a line of credit with a maximum borrowing available thereunder of $50,000. The line of credit bears interest at 1% over the bank's base (9.25% at August 31, 1996 and 1997). Borrowings under the line are secured by all of IDS's assets. The highest and average outstanding balance was $0, $25,000 and $25,000 during fiscal 1995, 1996 and 1997, respectively.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

5. COMMITMENTS:

     IDS leases office space under noncancelable operating leases. Rent expense for all operating leases for the years ended August 31, 1995, 1996 and 1997 was $16,320 each year. Future minimum lease payments under noncancelable operating leases as of August 31, 1997 are as follows:

1998.......................................  $16,320
1999.......................................    5,520
                                             -------
                                             $21,840
                                             =======

6. INCOME TAXES:

     The provision (benefit) for income taxes is as follows:

                                                    YEAR ENDED AUGUST 31,
                                               --------------------------------
                                                 1995       1996        1997
                                               --------   --------   ----------
Current:
  Federal....................................  $ 11,089   $(41,682)  $  154,927
  State......................................     7,312    (27,483)      47,707
                                               --------   --------   ----------
                                                 18,401    (69,165)     202,634
                                               --------   --------   ----------
Deferred:
  Federal....................................    (7,457)    41,682     (165,967)
  State......................................    (4,917)    27,483      (49,472)
                                               --------   --------   ----------
  Total......................................   (12,374)    69,165     (215,439)
                                               --------   --------   ----------
                                               $  6,027   $     --   $  (12,805)
                                               ========   ========   ==========

     The reconciliation of the statutory federal income tax rate to IDS's effective income tax rate is as follows:

                                                          YEAR ENDED AUGUST 31,
                                                          ---------------------
                                                          1995    1996    1997
                                                          -----   -----   -----
Statutory federal income tax rate.......................   34.0%   34.0%   34.0%
Effect of graduated federal income tax rates............  (19.0)  (19.0)  (18.7)
State income taxes, net of federal tax benefit..........    7.7     7.7     7.7
Nondeductible expenses and interest.....................    0.8      --    (6.0)
Losses benefited (not benefited)........................     --   (22.7)   41.4
                                                          -----   -----   -----
                                                           23.5%     --%   58.4%
                                                          =====   =====   =====

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

6. INCOME TAXES: -- (CONTINUED)

     Deferred taxes are determined based upon the estimated future tax effects of differences between the financial statements and income tax basis of assets and liabilities given the provisions of the enacted tax laws. The tax effect of temporary differences as established in accordance with SFAS No. 109 that gives rise to deferred taxes are as follows:

                                                               AUGUST 31,
                                                           ------------------
                                                            1996       1997
                                                           -------   --------
Current deferred tax assets:
  Accruals and reserves not currently deductible.........  $ 5,295   $223,641
  Operating loss carryforwards...........................   15,131         --
  Valuation reserve......................................  (15,131)        --
                                                           -------   --------
                                                             5,295    223,641
Non-current deferred tax liability:
  Differences in book/tax depreciation...................  (10,814)   (13,721)
                                                           -------   --------
  Net deferred tax asset (liability).....................  $(5,519)  $209,920
                                                           =======   ========

7. EMPLOYEE BENEFIT PLAN:

     IDS maintains a simplified employee pension. IDS contributed to the shareholders and its employees $50,000, $44,000 and $59,200 for the years ended August 31, 1995, 1996 and 1997.

8. RELATED-PARTY TRANSACTIONS:

  Leasing Transactions

     The shareholders receive $300 monthly to rent office space attached to their home. Included in property and equipment at August 31, 1997 is $26,027 of leasehold improvements on this office space.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Oregon Micro-Imaging, Inc.:

     We have audited the accompanying balance sheets of Oregon Micro-Imaging, Inc. (an Oregon Corporation) as of October 31, 1995 and 1996 and July 31, 1997, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended October 31, 1996 and for the nine months ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oregon Micro-Imaging, Inc. as of October 31, 1995 and 1996 and July 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1996 and the nine months ended July 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,
  August 15, 1997

                           OREGON MICRO-IMAGING, INC.

                                 BALANCE SHEETS

                                                           OCTOBER 31,
                                                       -------------------    JULY 31,
                                                         1995       1996        1997
                       ASSETS                          --------   --------   ----------
CURRENT ASSETS:
  Cash and cash equivalents..........................  $    268   $  7,751   $      711
  Accounts receivable................................   238,866    200,143      349,959
  Inventories........................................   258,996    266,507      407,062
  Prepaid expenses...................................        --      1,988           --
  Deferred income taxes..............................    51,963     51,963       44,794
                                                       --------   --------   ----------
     Total current assets............................   550,093    528,352      802,526
PROPERTY AND EQUIPMENT, net..........................   181,473    335,229      370,624
                                                       --------   --------   ----------
                                                       $731,566   $863,581   $1,173,150
                                                       ========   ========   ==========
                   LIABILITIES AND
                STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit.....................................  $ 87,000   $ 83,000   $       --
  Bank overdraft.....................................    57,715         --       58,936
  Current portion of long-term debt..................    18,701     24,026       28,978
  Accounts payable...................................    48,205     59,331      106,081
  Accrued expenses...................................     9,949      2,649       27,846
  Accrued profit sharing.............................    33,829     58,168       63,181
  Deferred revenue...................................   178,000    178,000      178,000
  Income taxes payable...............................    15,412     34,288      108,421
                                                       --------   --------   ----------
     Total current liabilities.......................   448,811    439,462      571,443
                                                       --------   --------   ----------
LONG-TERM DEBT.......................................    23,254     56,641       42,046
                                                       --------   --------   ----------
DEFERRED INCOME TAXES................................    14,541     19,347       25,129
                                                       --------   --------   ----------
COMMITMENTS AND CONTINGENCIES (Note 5)
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 500 shares authorized,
     405 shares issued and outstanding...............    10,125     10,125       10,125
  Retained earnings..................................   234,835    338,006      524,407
                                                       --------   --------   ----------
     Total stockholders' equity......................   244,960    348,131      534,532
                                                       --------   --------   ----------
                                                       $731,566   $863,581   $1,173,150
                                                       ========   ========   ==========

        The accompanying notes are an integral part of these statements.

                           OREGON MICRO-IMAGING, INC.

                            STATEMENTS OF OPERATIONS

                                                                        NINE MONTHS ENDED
                                        YEAR ENDED OCTOBER 31,               JULY 31,
                                        -----------------------      ------------------------
                                           1995         1996            1996          1997
                                        ----------   ----------      -----------   ----------
                                                                     (UNAUDITED)
REVENUES:
  Services............................  $1,779,085   $2,269,098      $1,688,506    $1,787,633
  Products............................   1,193,089    1,476,537       1,248,022     1,358,424
                                        ----------   ----------      ----------    ----------
                                         2,972,174    3,745,635       2,936,528     3,146,057
                                        ----------   ----------      ----------    ----------
COST OF REVENUES:
  Services............................   1,473,136    1,963,539       1,422,611     1,457,614
  Products............................     709,669      836,852         698,583       772,471
  Depreciation........................      59,502       84,012          50,071        74,147
                                        ----------   ----------      ----------    ----------
                                         2,242,307    2,884,403       2,171,265     2,304,232
                                        ----------   ----------      ----------    ----------
     Gross profit.....................     729,867      861,232         765,263       841,825
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES............................     591,300      688,083         508,675       495,306
IMAGEMAX TRANSACTION COSTS............          --           --              --        32,706
                                        ----------   ----------      ----------    ----------
     Operating income.................     138,567      173,149         256,588       313,813
INTEREST EXPENSE......................      21,468       17,020          13,785        14,513
LOSS ON SALE OF EQUIPMENT.............      27,427        1,620           1,620            --
                                        ----------   ----------      ----------    ----------
     Income before income taxes.......      89,672      154,509         241,183       299,300
INCOME TAXES..........................      24,192       51,338          79,258       112,899
                                        ----------   ----------      ----------    ----------
NET INCOME............................  $   65,480   $  103,171      $  161,925    $  186,401
                                        ==========   ==========      ==========    ==========

        The accompanying notes are an integral part of these statements.

                           OREGON MICRO-IMAGING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                     COMMON STOCK                    TOTAL
                                                   ----------------   RETAINED   STOCKHOLDERS'
                                                   SHARES   AMOUNT    EARNINGS      EQUITY
                                                   ------   -------   --------   -------------
BALANCE, OCTOBER 31, 1994........................   405     $10,125   $169,355     $179,480

  Net income.....................................    --          --     65,480       65,480
                                                    ---     -------   --------     --------

BALANCE, OCTOBER 31, 1995........................   405      10,125    234,835      244,960

  Net income.....................................    --          --    103,171      103,171
                                                    ---     -------   --------     --------

BALANCE, OCTOBER 31, 1996........................   405      10,125    338,006      348,131

  Net income.....................................    --          --    186,401      186,401
                                                    ---     -------   --------     --------

BALANCE, JULY 31, 1997...........................   405     $10,125   $524,407     $534,532
                                                    ===     =======   ========     ========

        The accompanying notes are an integral part of these statements.

                           OREGON MICRO-IMAGING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED             NINE MONTHS ENDED
                                                                  OCTOBER 31,                 JULY 31,
                                                              -------------------      ----------------------
                                                                1995       1996           1996         1997
                                                              --------   --------      -----------   --------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 65,480   $103,171       $161,925     $186,401
  Adjustments to reconcile net income to net cash provided
    by operating activities-
      Depreciation..........................................    59,502     84,012         50,071       74,147
      Losses from property and equipment disposals..........    27,427      1,620          1,620           --
      Deferred income taxes.................................        --      4,806          4,806       12,951
      Change in operating assets and liabilities-
         Accounts receivable................................     5,621     38,723        (95,582)    (149,816)
         Inventories........................................    14,180     (7,511)      (140,788)    (140,555)
         Prepaid expenses...................................        --     (1,988)            --        1,988
         Bank overdraft.....................................     4,885    (57,715)           164       58,936
         Accounts payable...................................   (25,206)    11,126         (8,223)      46,750
         Accrued expenses...................................     4,682     (7,300)        61,102        5,012
         Accrued profit sharing.............................    33,829     24,339          9,432       25,198
         Income taxes payable...............................     6,650     18,876         49,611       74,133
                                                              --------   --------       --------     --------
           Net cash provided by operating activities........   197,050    212,159         94,138      195,145
                                                              --------   --------       --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................  (117,490)  (239,388)      (103,658)    (109,542)
                                                              --------   --------       --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................        --     38,712         26,915           --
  Principal payments on long-term debt......................    (2,612)        --             --       (9,643)
  Principal payments on line of credit......................   (77,000)    (4,000)       (16,000)     (83,000)
                                                              --------   --------       --------     --------
           Net cash provided by (used in) financing
             activities.....................................   (79,612)    34,712         10,915      (92,643)
                                                              --------   --------       --------     --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (52)     7,483          1,395       (7,040)
CASH AND CASH EQUIVALENTS,
  Beginning of Period.......................................       320        268            268        7,751
                                                              --------   --------       --------     --------
CASH AND CASH EQUIVALENTS,
  End of Period.............................................  $    268   $  7,751       $  1,663     $    711
                                                              ========   ========       ========     ========

        The accompanying notes are an integral part of these statements.

                           OREGON MICRO-IMAGING, INC.
                         NOTES TO FINANCIAL STATEMENTS

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

1. BACKGROUND:

     Oregon Micro-Imaging, Inc. ("OMI") was incorporated on December 9, 1980. OMI provides microfilming and scanning services, microfilm processing, and sales and servicing of micrographic and optical imaging equipment and supplies. The principal markets for OMI's products and services are the Eugene and Portland, Oregon metropolitan areas. Canon and Fuji are major suppliers of the equipment sold and used by OMI.

     OMI and its stockholders intend to enter into a merger agreement with ImageMax, Inc. ("ImageMax") which would close upon the consummation of the initial public offering of the common stock of ImageMax.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the nine months ended July 31, 1996 are unaudited and, in the opinion of management of OMI, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for that interim period. The results of operations for the nine months ended July 31, 1996 and 1997 are not necessarily indicative of the results to be expected for the full year.

  Cash and Cash Equivalents

     OMI considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Inventories

     Inventories are stated at the lower of cost or market value, determined on a first-in, first-out basis.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful life or the term of the lease.

  Revenue Recognition

     Revenue is recognized when the services are rendered or products are shipped to customers. Deferred revenue represents billings in advance of providing services to OMI's monthly service customers.

  Income Taxes

     OMI accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income

                           OREGON MICRO-IMAGING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED) tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

  Supplemental Cash Flow Information

     For the years ended October 31, 1995, 1996 and for the nine months ended July 31, 1996 and 1997, OMI paid interest of $21,468, $17,020, $13,785 and
$14,513, respectively. For the years ended October 31, 1995 and 1996 and the nine months ended July 31, 1996 and 1997, OMI paid income taxes of $17,542, $32,462, $29,647 and $38,766, respectively.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable and accounts payable are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     OMI follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                               ESTIMATED         OCTOBER 31,
                                              USEFUL LIVES   -------------------   JULY 31,
                                                 YEARS         1995       1996       1997
                                              ------------   --------   --------   --------
Scanning and filming equipment..............    5-7          $182,973   $329,988   $377,578
Furniture and office equipment..............    5-7           324,760    156,283    207,363
Leasehold improvements......................    5-10           36,043     39,481     39,481
Vehicles....................................     5             91,524    152,017    162,888
                                                             --------   --------   --------
                                                              635,300    677,769    787,310
Less-Accumulated depreciation and
  amortization..............................                 (453,827)  (342,540)  (416,686)
                                                             --------   --------   --------
                                                             $181,473   $335,229   $370,624
                                                             ========   ========   ========

                           OREGON MICRO-IMAGING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

4. LONG-TERM DEBT:

                                                      OCTOBER 31,
                                                   -----------------   JULY 31,
                                                    1995      1996       1997
                                                   -------   -------   --------
Promissory note with interest at 9.25%, due
  $292.54 monthly including interest until June
  1999, secured by all Key Bank accounts and a
  lien on equipment..............................  $    --   $ 8,249   $ 6,130
Promissory note with interest at 8.5%, due
  $576.78 monthly including interest until
  January 2002, secured by related vehicle.......       --    25,823    19,523
Promissory note with variable interest at 10.50%,
  due $416.67 monthly, plus interest until
  January 15, 1999, collateralized by accounts
  receivable, inventory and equipment............   16,250    11,250     7,917
Promissory note with 9.75% interest, due $375.38
  monthly including interest until October 13,
  2001, secured by related vehicle...............       --    17,699    13,199
Promissory note with 9.25% interest, due $239.87
  monthly including interest until December 1,
  1998, secured by related vehicle...............       --     5,618     3,797
Promissory note with variable interest at 9.5%,
  due $306.38 monthly, including interest until
  June 1998, collateralized by related
  vehicle........................................    7,408     4,313     1,787
Promissory note with variable interest at 9.25%,
  due $230.36 monthly, including interest until
  January 15, 1999, collateralized by accounts
  receivable, inventory and equipment............    9,654     7,715     5,718
Lease payable with institution, payable in
  monthly installments of $505, including
  interest, maturing June 30, 2000, secured by
  related equipment..............................       --        --    12,953
Note payable to bank, repaid in 1996.............    4,476        --        --
Note payable to bank, repaid in 1996.............    4,167        --        --
                                                   -------   -------   -------
                                                    41,955    80,667    71,024
Less-Current portion.............................  (18,701)  (24,026)  (28,978)
                                                   -------   -------   -------
                                                   $23,254   $56,641   $42,046
                                                   =======   =======   =======

     As of July 31, 1997, maturities of long-term debt are as follows:

FOR THE PERIOD ENDING OCTOBER 31,
---------------------------------
  1997.....................................  $ 7,934
  1998.....................................   28,351
  1999.....................................   20,870
  2000.....................................   10,065
  2001.....................................    3,804
                                             -------
                                             $71,024
                                             =======

                           OREGON MICRO-IMAGING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

     OMI has a $250,000 line of credit line with a bank. The line bears interest at 10% as of July 31, 1997. This line of credit is secured by a security interest in all accounts receivable, inventories and equipment. Average borrowings were $133,458, $116,458 and $84,667 and the maximum borrowings outstanding were $226,000, $173,000 and $206,000 during the years ended October 31, 1995 and 1996 and the nine months ended July 31, 1997, respectively.

5. COMMITMENTS AND CONTINGENCIES:

     OMI leases office space from OMI's stockholders under noncancelable operating leases. Rent expense for all operating leases for the years ended October 31, 1995 and 1996 and the nine month periods ended July 31, 1996 and 1997 was $194,142, $211,805, $152,427 and $177,515, respectively. Future minimum lease payments at July 31, 1997 under noncancelable operating leases are as follows:

             YEAR ENDING OCTOBER 31,
             -----------------------
             1997..................................  $  204,232
             1998..................................     212,343
             1999..................................     220,429
             2000..................................     224,224
             2001..................................     157,935
             Thereafter............................      96,000
                                                     ----------
                                                     $1,115,163
                                                     ==========

     OMI is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on OMI's financial position or results of operations.

6. INCOME TAXES:

     The components of the provision for income taxes are as follows:

                                                     YEAR ENDED       NINE MONTHS
                                                     OCTOBER 31,         ENDED
                                                  -----------------    JULY 31,
                                                   1995      1996        1997
                                                  -------   -------   -----------
Current provision:
  Federal.......................................  $19,584   $39,885    $ 89,427
  State.........................................    4,608     6,647      10,521
                                                  -------   -------    --------
                                                   24,192    46,532      99,948
Deferred provision..............................       --     4,806      12,951
                                                  -------   -------    --------
                                                  $24,192   $51,338    $112,899
                                                  =======   =======    ========

                           OREGON MICRO-IMAGING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

6. INCOME TAXES: -- (CONTINUED)

     The reconciliation of the statutory federal income tax rate to OMI's effective income tax rate is as follows:

                                                        YEAR ENDED    NINE MONTHS
                                                        OCTOBER 31,      ENDED
                                                        -----------    JULY 31,
                                                        1995   1996      1997
                                                        ----   ----   -----------
Income tax rate.......................................   34%    34%        34%
Reduction due to graduated federal tax rates..........  (12)    (6)        --
State income taxes, net of federal tax benefit........    4      4          4
Nondeductible expenses, principally meals and
  entertainment.......................................    1      1         --
                                                        ---    ---        ---
                                                         27%    33%        38%
                                                        ===    ===        ===

     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                      OCTOBER 31,
                                                   -----------------   JULY 31,
                                                    1995      1996       1997
                                                   -------   -------   --------
Gross deferred tax asset:
  Deferred revenue...............................  $67,640   $67,640   $67,640
                                                   =======   =======   =======
Gross deferred tax liabilities:
  Inventory capitalization.......................  $15,677   $15,677   $22,846
  Property, plant and equipment..................   14,541    19,347    25,129
                                                   -------   -------   -------
                                                   $30,218   $35,024   $47,975
                                                   =======   =======   =======

     OMI did not have any valuation allowances against deferred tax assets at July 31, 1997, as it believes it is more likely than not that the deferred tax asset will be realized.

7. EMPLOYEE BENEFIT PLAN:

     OMI sponsors a profit sharing 401(k) plan covering all eligible employees, as defined. OMI may make a discretionary matching contribution equal to a percentage of each employee's contribution. In addition a discretionary amount determined by OMI is contributed. Contributions to this plan totaled $41,800, $63,438 and $50,304 for the years ending October 31, 1995 and 1996 and for the nine months ending July 31, 1997, respectively.

8. RELATED-PARTY TRANSACTIONS:

  Leasing Transactions

     OMI leases office and production space and computer equipment from its sole stockholders and officers under operating leases which expire August 2003 and May 2001 (see Note 5). Total rent expense was $176,266, $189,126, $134,147 and
$152,058 for the years ended October 31, 1995 and 1996 and for the nine months ended July 31, 1996 and 1997, respectively.

9. SALE OF THE BUSINESS (UNAUDITED):

     In September, 1997, OMI and its stockholders entered a merger agreement with ImageMax (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Semco Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of Semco Industries, Inc. (a Massachusetts corporation) and Subsidiary as of June 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Semco Industries, Inc. and Subsidiary as of June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 20, 1997

                             SEMCO INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                           JUNE 30,
                                                    -----------------------   SEPTEMBER 30,
                                                       1996         1997          1997
                                                    ----------   ----------   -------------
                                                                               (UNAUDITED)
                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................  $  225,206   $  169,645    $  366,942
  Accounts receivable, net of reserves of $34,790,
     $25,000 and $25,000..........................   1,423,406    1,544,468     1,273,617
  Inventories.....................................     568,881      580,291       513,693
  Prepaid expenses and other......................     157,945       98,635        94,027
                                                    ----------   ----------    ----------
     Total current assets.........................   2,375,438    2,393,039     2,248,279
PROPERTY, PLANT AND EQUIPMENT, net................   1,151,463    1,100,562     1,074,966
OTHER.............................................     150,090      136,109        16,061
                                                    ----------   ----------    ----------
                                                    $3,676,991   $3,629,710    $3,339,306
                                                    ==========   ==========    ==========
      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Note payable....................................  $  243,333   $  171,333    $       --
  Accounts payable................................     428,536      512,687       384,280
  Accrued expenses................................     420,476      399,195       412,489
  Deferred revenue................................     671,131      624,149       604,857
                                                    ----------   ----------    ----------
     Total current liabilities....................   1,763,476    1,707,364     1,401,626
                                                    ----------   ----------    ----------
DEFERRED REVENUE..................................      45,889       42,678        41,358
                                                    ----------   ----------    ----------
DEFERRED COMPENSATION.............................   2,287,795    2,294,614     2,271,243
                                                    ----------   ----------    ----------
COMMITMENTS (Note 6)
STOCKHOLDERS' DEFICIT:
  Preferred stock, $100 par value, 620 shares
     authorized, 596 shares issued and 360 shares
     outstanding..................................      59,600       59,600        59,600
  Common stock, $10 par value, 100,000 shares
     authorized, 69,649 shares issued and 47,937
     shares, 46,653 shares and 46,653 shares
     outstanding..................................     696,490      696,490       696,490
  Additional paid-in capital......................     846,846      846,846       846,846
  Retained earnings...............................      68,088      137,510       177,535
  Less--Treasury stock, 21,948 shares, 23,232
     shares and 23,232 shares at cost.............  (2,091,193)  (2,155,392)   (2,155,392)
                                                    ----------   ----------    ----------
     Total stockholders' deficit..................    (420,169)    (414,946)     (374,921)
                                                    ----------   ----------    ----------
                                                    $3,676,991   $3,629,710    $3,339,306
                                                    ==========   ==========    ==========

        The accompanying notes are an integral part of these statements.

                             SEMCO INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         THREE MONTHS
                                                                             ENDED
                                     YEAR ENDED JUNE 30,                 SEPTEMBER 30,
                             ------------------------------------   -----------------------
                                1995         1996         1997         1996         1997
                             ----------   ----------   ----------   ----------   ----------
                                                                          (UNAUDITED)
REVENUES:

  Services.................  $4,949,198   $4,748,049   $5,019,595   $1,250,629   $1,446,052
  Products.................   4,590,194    3,956,036    3,813,793      938,588      781,799
                             ----------   ----------   ----------   ----------   ----------

                              9,539,392    8,704,085    8,833,388    2,189,217    2,227,851
                             ----------   ----------   ----------   ----------   ----------

COST OF REVENUES:

  Services.................   3,175,226    3,103,278    3,158,482      744,459      959,794
  Products.................   3,114,221    2,524,975    2,536,380      646,939      526,473
  Depreciation and
     amortization..........     181,689      192,370      178,945       40,001       50,573
                             ----------   ----------   ----------   ----------   ----------

                              6,471,136    5,820,623    5,873,807    1,431,399    1,536,840
                             ----------   ----------   ----------   ----------   ----------

     Gross profit..........   3,068,256    2,883,462    2,959,581      757,818      691,011

SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES.................   2,826,643    3,018,421    2,631,676      636,907      530,725

IMAGEMAX TRANSACTION
  COSTS....................          --           --           --           --       73,000
                             ----------   ----------   ----------   ----------   ----------

     Operating income
        (loss).............     241,613     (134,959)     327,905      120,911       87,286

INTEREST EXPENSE...........     205,467      209,933      212,207       48,517       47,261

INTEREST INCOME............     (61,647)     (63,365)      (5,262)      (1,717)          --
                             ----------   ----------   ----------   ----------   ----------

NET INCOME (LOSS)..........  $   97,793   $ (281,527)  $  120,960   $   74,111   $   40,025
                             ==========   ==========   ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                             SEMCO INDUSTRIES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                                     NOTE
                                   PREFERRED STOCK      COMMON STOCK      ADDITIONAL              RECEIVABLE
                                   ----------------   -----------------    PAID-IN     RETAINED      FROM       TREASURY
                                   SHARES   AMOUNT    SHARES    AMOUNT     CAPITAL     EARNINGS      ESOP         STOCK
                                   ------   -------   ------   --------   ----------   --------   ----------   -----------
BALANCE, JUNE 30, 1994...........   596     $59,600   69,649   $696,490    $846,846    $404,869   $(947,562)   $(1,029,631)

  Dividends......................    --          --       --         --          --     (91,108)         --             --

  Purchase of treasury stock.....    --          --       --         --          --          --          --         (4,545)

  Receipt of principal payment on
    note receivable..............    --          --       --         --          --          --      24,779             --

  Net income.....................    --          --       --         --          --      97,793          --             --
                                    ---     -------   ------   --------    --------    --------   ---------    -----------

BALANCE, JUNE 30, 1995...........   596      59,600   69,649    696,490     846,846     411,554    (922,783)    (1,034,176)

  Dividends......................    --          --       --         --          --     (61,939)         --             --

  Purchase of treasury stock.....    --          --       --         --          --          --          --     (1,057,017)

  Receipt of principal payment on
    note receivable..............    --          --       --         --          --          --     922,783             --

  Net loss.......................    --          --       --         --          --    (281,527)         --             --
                                    ---     -------   ------   --------    --------    --------   ---------    -----------

BALANCE, JUNE 30, 1996...........   596      59,600   69,649    696,490     846,846      68,088          --     (2,091,193)

  Dividends......................    --          --       --         --          --     (51,538)         --             --

  Purchase of treasury stock.....    --          --       --         --          --          --          --        (64,199)

  Net income.....................    --          --       --         --          --     120,960          --             --
                                    ---     -------   ------   --------    --------    --------   ---------    -----------

BALANCE, JUNE 30, 1997...........   596      59,600   69,649    696,490     846,846     137,510          --     (2,155,392)

  Net income (unaudited).........    --          --       --         --          --      40,025          --             --
                                    ---     -------   ------   --------    --------    --------   ---------    -----------

BALANCE, SEPTEMBER 30, 1997
  (UNAUDITED)....................   596     $59,600   69,649   $696,490    $846,846    $177,535   $      --    $(2,155,392)
                                    ===     =======   ======   ========    ========    ========   =========    ===========


                                       TOTAL
                                   STOCKHOLDERS'
                                      EQUITY
                                   -------------
BALANCE, JUNE 30, 1994...........   $   30,612
  Dividends......................      (91,108)
  Purchase of treasury stock.....       (4,545)
  Receipt of principal payment on
    note receivable..............       24,779
  Net income.....................       97,793
                                    ----------
BALANCE, JUNE 30, 1995...........       57,531
  Dividends......................      (61,939)
  Purchase of treasury stock.....   (1,057,017)
  Receipt of principal payment on
    note receivable..............      922,783
  Net loss.......................     (281,527)
                                    ----------
BALANCE, JUNE 30, 1996...........     (420,169)
  Dividends......................      (51,538)
  Purchase of treasury stock.....      (64,199)
  Net income.....................      120,960
                                    ----------
BALANCE, JUNE 30, 1997...........     (414,946)
  Net income (unaudited).........       40,025
                                    ----------
BALANCE, SEPTEMBER 30, 1997
  (UNAUDITED)....................   $ (374,921)
                                    ==========

        The accompanying notes are an integral part of these statements.

                             SEMCO INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         THREE MONTHS
                                                                                             ENDED
                                                        YEAR ENDED JUNE 30,              SEPTEMBER 30,
                                                  --------------------------------   ---------------------
                                                    1995        1996        1997        1996        1997
                                                  --------   ----------   --------   ----------   --------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................  $ 97,793   $ (281,527)  $120,960   $   74,111   $ 40,025
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities-
      Depreciation and amortization.............   181,689      192,370    178,945       40,001     50,573
      (Gain) loss on sale or retirement of
         property and equipment.................   (80,897)     (13,834)    13,182        2,680         --
      Changes in operating assets and
         liabilities-
         Accounts receivable....................   188,845       70,119   (121,062)     225,305    270,851
         Inventories............................    88,329      201,090    (11,410)    (121,069)    66,598
         Prepaid expenses and other.............    (4,592)     114,753     59,310       32,252      4,608
         Other assets...........................   (24,731)      62,484     13,981       13,981    120,048
         Accounts payable and accrued
           expenses.............................     6,410      135,697     62,870      (89,040)  (115,113)
         Deferred revenue.......................  (107,640)     (28,616)   (50,193)     (44,770)   (20,612)
         Deferred compensation..................    (7,882)       6,327      6,819        1,476    (23,371)
                                                  --------   ----------   --------   ----------   --------
           Net cash provided by operating
             activities.........................   337,324      458,863    273,402      134,927    393,607
                                                  --------   ----------   --------   ----------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...........  (142,054)    (130,568)  (141,226)     (19,470)   (24,977)
  Proceeds from disposals of property and
    equipment...................................   115,500           --         --           --         --
                                                  --------   ----------   --------   ----------   --------
           Net cash used in investing
             activities.........................   (26,554)    (130,568)  (141,226)     (19,470)   (24,977)
                                                  --------   ----------   --------   ----------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchases of treasury stock...................    (4,545)  (1,057,017)   (64,199)          --         --
  Payments on note payable......................  (168,000)     (72,000)   (72,000)     (18,000)  (171,333)
  Dividends paid................................   (91,108)     (61,939)   (51,538)          --         --
  Payments on note receivable from ESOP.........    24,779      922,783         --           --         --
                                                  --------   ----------   --------   ----------   --------
           Net cash used in financing
             activities.........................  (238,874)    (268,173)  (187,737)     (18,000)  (171,333)
                                                  --------   ----------   --------   ----------   --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................    71,896       60,122    (55,561)      97,457    197,297
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD........................................    93,188      165,084    225,206      225,206    169,645
                                                  --------   ----------   --------   ----------   --------
CASH AND CASH EQUIVALENTS, END OF PERIOD........  $165,084   $  225,206   $169,645   $  322,663   $366,942
                                                  ========   ==========   ========   ==========   ========

        The accompanying notes are an integral part of these statements.

                             SEMCO INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE THREE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     Semco Industries, Inc., which does business through its wholly owned subsidiary Spaulding Company (together "Spaulding"), is incorporated in Massachusetts and provides data and information conversion services ranging from CD-ROM scanning/imaging to microfilm processing. Spaulding is also an equipment dealer, selling various microfilm/microfiche readers and other related equipment.

     Semco Industries, Inc. intends to enter into a net asset acquisition agreement with ImageMax, Inc. ("ImageMax") which would close upon the consummation of the initial public offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements as of September 30, 1997 and for the three months ended September 30, 1996 and 1997 are unaudited and, in the opinion of the management of Spaulding, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the of the results for those interim periods. The results of operations for the three months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year.

  Principles of Consolidation

     The consolidated financial statements include the accounts of Semco Industries, Inc. and Spaulding Company, its wholly owned subsidiary. All material intercompany balances and transactions have been eliminated.

  Cash and Cash Equivalents

     Spaulding considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. At September 30, 1997, Spaulding had $150,000 invested in a certificate of deposit account.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories primarily represent microfiche viewing and imaging equipment, service parts and related supplies.

  Property, Plant and Equipment

     Property, plant and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of their useful life or the term of the lease.

  Other Assets

     Other assets consist of the net cash surrender value of life insurance policies on current and former executives of Spaulding. The face value of the policies at June 30, 1997 and September 30, 1997 is $1,043,000.

                             SEMCO INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE THREE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Revenue Recognition

     Revenue is recognized when services are rendered or as products are shipped to customers. Deferred revenue represents payments from customers with service contracts. Service contract revenues are recognized ratably over the term of the contract.

  Income Taxes

     Spaulding accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates that are expected to be in effect when the differences reverse.

  Supplemental Cash Flow Information

     For the years ended June 30, 1995, 1996 and 1997 and for the three months ended September 30, 1996 and 1997, Spaulding paid interest of $205,467, $209,933 $212,207, $48,517 and $47,261, respectively. For the years ended June 30, 1995, 1996 and 1997 and for the three months ended September 30, 1996 and 1997, Spaulding paid income taxes of $3,520, $1,350, $5,256, $4,300, and $3,700, respectively.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     For certain of Spaulding's financial instruments including accounts receivable, accounts payable and accrued expenses, management believes that the carrying amounts approximate fair value due to their short-term maturities. The carrying amount of the note payable approximates fair value on the balance sheet dates.

  Concentration Risks

     Spaulding purchases materials and equipment from various suppliers. For the years ended June 30, 1995, 1996 and 1997 and for the three months ended September 30, 1996 and 1997, Spaulding had three suppliers which accounted for 67%, 64%, 65%, 68%, and 54%, respectively, of total purchases. For the three months ended September 30, 1997, Spaulding had one customer that accounted for 14% of revenues.

  Long-Lived Assets

     Spaulding follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash

                             SEMCO INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE THREE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY, PLANT AND EQUIPMENT:

                                           ESTIMATED            JUNE 30,
                                          USEFUL LIVES   -----------------------   SEPTEMBER 30,
                                             YEARS          1996         1997          1997
                                          ------------   ----------   ----------   -------------
Land....................................     --          $  166,059   $  166,059    $  166,059
Building and improvements...............   15-40            927,169      927,169       927,168
Computer and computer production
  equipment.............................     5            1,232,433    1,308,561     1,317,418
Furniture and office equipment..........    5-7             394,250      448,402       448,949
Leasehold improvements..................    3-5             185,458      192,339       189,934
                                                         ----------   ----------    ----------
                                                          2,905,369    3,042,530     3,049,528
Less--Accumulated depreciation                           (1,753,906)  (1,941,968)   (1,974,562)
                                                         ----------   ----------    ----------
                                                         $1,151,463   $1,100,562    $1,074,966
                                                         ==========   ==========    ==========

4. NOTE PAYABLE:

     At June 30, 1997, Spaulding had a mortgage note payable to a bank with interest at 9.5%. Spaulding had failed to meet certain financial covenants as specified in the note, therefore, the Note was due on demand. In September 1997, the mortgage was repaid.

5. ACCRUED EXPENSES:

                                                    JUNE 30,
                                               -------------------   SEPTEMBER 30,
                                                 1996       1997         1997
                                               --------   --------   -------------
Accrued payroll..............................  $ 49,965   $116,588     $ 62,109
Accrued vacation.............................   116,552    121,640      112,217
Accrued severance............................   169,676    127,411      107,990
Accrued professional fees....................     3,811     24,486      100,727
Other........................................    80,472      9,070       29,446
                                               --------   --------     --------
                                               $420,476   $399,195     $412,489
                                               ========   ========     ========

                             SEMCO INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE THREE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

6. COMMITMENTS:

     Spaulding leases office space and certain equipment under noncancelable operating leases. Rent expense for all operating leases for the years ended June 30, 1995, 1996 and 1997 and the three months ended September 30, 1996 and 1997, was $33,600, $41,992, $57,810, $10,498 and $12,632, respectively. Future minimum lease payments under noncancelable operating leases are as follows:

             YEAR ENDING JUNE 30,
             --------------------
             1998.....................................  $39,577
             1999.....................................   27,168
             2000.....................................   27,168
             2001.....................................    4,528
                                                        -------
                                                        $98,441
                                                        =======

     Spaulding has arrangements with several of its former executives whereby upon the individual's retirement, Spaulding makes monthly payments to the executive or his designated beneficiary. Deferred compensation represents the present value of these estimated future payments to be made under such arrangements. Payments are currently $265,000 per year and are subject to adjustment in the event of death of the recipient.

     Spaulding has entered into agreements with one of its officers and a consultant which provide for an aggregate bonus of $200,000 to be paid in the event of a sale of substantially all of Spaulding's net assets.

7. INCOME TAXES:

     The components of the provision for income taxes are as follows:

                                                     YEAR ENDED JUNE 30,
                                                ------------------------------
                                                  1995       1996       1997
                                                --------   --------   --------
Current Provision:
  Federal.....................................  $ 40,516   $     --   $ 41,648
  State.......................................    12,509         --     12,858
                                                --------   --------   --------
                                                  53,025         --     54,506
  Utilization of net operating loss
     carryforwards............................   (53,025)        --    (54,506)
                                                --------   --------   --------
                                                      --         --         --
                                                --------   --------   --------
Deferred Provision (Benefit):
  Federal.....................................    (2,733)   (78,933)     3,264
  State.......................................      (854)   (24,370)     1,008
                                                --------   --------   --------
                                                  (3,587)  (103,303)     4,272
  Less--Valuation allowance...................     3,587    103,303     (4,272)
                                                --------   --------   --------
                                                      --         --         --
                                                --------   --------   --------
                                                $     --   $     --   $     --
                                                ========   ========   ========

     There is no current income tax provision for the years ended June 30, 1995, 1996 and 1997 as taxable income, if any, was offset by net operating loss carryforwards. In addition, there is no deferred income tax provision as the net deferred tax asset has been fully reserved for all periods presented as realization is uncertain.

                             SEMCO INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE THREE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

7. INCOME TAXES: -- (CONTINUED)

     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                              JUNE 30,
                                                       -----------------------
                                                          1996         1997
                                                       ----------   ----------
Gross deferred tax assets:
  Net operating loss carryforwards...................  $1,702,000   $1,654,000
  Deferred compensation..............................     921,000      924,000
  Accruals and reserves not currently deductible.....     201,000      202,000
                                                       ----------   ----------
                                                        2,824,000    2,780,000
                                                       ==========   ==========
Gross deferred tax liability:
  Depreciation.......................................     (39,000)     (37,000)
  Other..............................................      (4,000)      (4,000)
                                                       ----------   ----------
                                                          (43,000)     (41,000)
  Less--Valuation allowance..........................  (2,781,000)  (2,739,000)
                                                       ----------   ----------
     Net deferred tax asset..........................  $       --   $       --
                                                       ==========   ==========

     At June 30, 1997, the Company has a net operating loss carryforward available for income tax purposes of approximately $1,400,000, which begins to expire in 2006.

8. RETIREMENT PLANS:

     Spaulding maintains a trusted profit sharing plan (Section 401(k)) to provide retirement benefits for qualified employees. Employer contributions are made at the discretion of Spaulding. No Spaulding contributions were made during the years ended June 30, 1995, 1996 and 1997.

     In fiscal 1988, Spaulding established an employee stock ownership plan ("ESOP") for qualified employees. Spaulding guaranteed the debt of the ESOP, which has been fully repaid. Contributions are made by Spaulding on a discretionary basis and were $42,522, $42,522 and $0 for the years ended June 30, 1995, 1996 and 1997, respectively.

9. SALE OF THE BUSINESS (UNAUDITED):

     In September 1997, Semco Industries, Inc. entered into an agreement with ImageMax providing for the sale of certain net assets of Spaulding Company to ImageMax (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Total Information Management Corporation:

     We have audited the accompanying balance sheets of Total Information Management Corporation (a California corporation) as of December 31, 1995 and 1996 and June 30, 1997, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Total Information Management Corporation as of December 31, 1995 and 1996 and June 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and the six months ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,



September 26, 1997

                    TOTAL INFORMATION MANAGEMENT CORPORATION

                                 BALANCE SHEETS

                                              DECEMBER 31,
                                         -----------------------    JUNE 30,    SEPTEMBER 30,
                                            1995         1996         1997          1997
                ASSETS                   ----------   ----------   ----------   -------------
                                                                                 (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents............  $   47,098   $   13,009   $   34,927    $   30,602
  Accounts receivable..................     692,036      911,650      748,655       899,653
  Prepaid expenses and other...........      61,676       60,000       60,185        60,460
                                         ----------   ----------   ----------    ----------
     Total current assets..............     800,810      984,659      843,767       990,715
PROPERTY AND EQUIPMENT, net............     422,902      271,630      270,138       266,568
INTANGIBLE ASSETS......................     110,395      147,158      130,453       124,768
                                         ----------   ----------   ----------    ----------
                                         $1,334,107   $1,403,447   $1,244,358    $1,382,051
                                         ==========   ==========   ==========    ==========
            LIABILITIES AND
         STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit.......................  $  366,792   $  230,793   $   10,793    $  140,000
  Current portion of long-term debt....      63,776       95,150       81,949        78,329
  Accounts payable.....................      84,328       66,303       91,671        72,784
  Accrued payroll......................      97,015       96,825       89,003        94,512
  Other accrued expenses...............      24,223       35,672       38,290       143,109
  Current portion of deferred
     compensation......................      45,550      197,271      185,434       179,516
                                         ----------   ----------   ----------    ----------
     Total current liabilities.........     681,684      722,014      497,140       708,250
                                         ----------   ----------   ----------    ----------
LONG-TERM DEBT.........................     340,067      225,475      190,704       144,094
                                         ----------   ----------   ----------    ----------
DEFERRED COMPENSATION..................     173,775           --           --            --
                                         ----------   ----------   ----------    ----------
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY:
  Common stock, $4.17 par value, 20,000
     shares authorized, 11,000 shares
     issued and outstanding............      45,870       45,870       45,870        45,870
  Additional paid-in capital...........     123,130      123,130      123,130       123,130
  Retained earnings (deficit)..........     (30,419)     286,958      387,514       360,707
                                         ----------   ----------   ----------    ----------
     Total stockholders' equity........     138,581      455,958      556,514       529,707
                                         ----------   ----------   ----------    ----------
                                         $1,334,107   $1,403,447   $1,244,358    $1,382,051
                                         ==========   ==========   ==========    ==========

        The accompanying notes are an integral part of these statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                         SIX MONTHS
                                                                           ENDED         NINE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,           JUNE 30,         SEPTEMBER 30,
                                  ------------------------------------   ----------   -----------------------
                                     1994         1995         1996         1997         1996         1997
                                  ----------   ----------   ----------   ----------   ----------   ----------
                                                                                            (UNAUDITED)
REVENUES:
  Services and storage..........  $4,131,740   $4,420,111   $4,991,198   $2,159,688   $3,609,337   $3,318,242
                                  ----------   ----------   ----------   ----------   ----------   ----------
COST OF REVENUES:
  Cost of services and
    storage.....................   3,024,956    3,110,439    3,275,708    1,393,709    2,376,021    2,095,845
  Depreciation..................      73,659       95,690       76,104       41,897       68,266       63,403
                                  ----------   ----------   ----------   ----------   ----------   ----------
                                   3,098,615    3,206,129    3,351,812    1,435,606    2,444,287    2,159,248
                                  ----------   ----------   ----------   ----------   ----------   ----------
    Gross profit................   1,033,125    1,213,982    1,639,386      724,082    1,165,050    1,158,994
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES.......     941,720    1,369,953    1,180,651      480,794      880,852      798,542
IMAGEMAX TRANSACTION COSTS......          --           --           --           --           --       25,000
AMORTIZATION....................      31,708       75,325       42,620       16,703       33,681       20,891
                                  ----------   ----------   ----------   ----------   ----------   ----------
    Operating income
      (loss)....................      59,697     (231,296)     416,115      226,585      250,517      314,561
INTEREST EXPENSE................      46,726       56,755       98,738       28,029       75,599       42,812
                                  ----------   ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS)...............  $   12,971   $ (288,051)  $  317,377   $  198,556   $  174,918   $  271,749
                                  ==========   ==========   ==========   ==========   ==========   ==========
PRO FORMA DATA (UNAUDITED):
    Historical net income
      (loss)....................  $   12,971   $ (288,051)  $  317,377   $  198,556   $  174,918   $  271,749
    Pro forma income tax expense
      (benefit).................       5,206     (115,618)     127,389       79,696       70,209      109,736
                                  ----------   ----------   ----------   ----------   ----------   ----------
    Pro forma net income
      (loss)....................  $    7,765   $ (172,433)  $  189,988   $  118,860   $  104,709   $  162,013
                                  ==========   ==========   ==========   ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        COMMON STOCK     ADDITIONAL      RETAINED        TOTAL
                                      ----------------    PAID-IN        EARNINGS    STOCKHOLDERS'
                                      SHARES   AMOUNT     CAPITAL        (DEFICIT)      EQUITY
                                      ------   -------   ----------      ---------   -------------
BALANCE, DECEMBER 31, 1993..........  11,400   $47,537    $137,463       $261,761      $446,761
  Net income........................      --        --          --         12,971        12,971
  Distributions.....................      --        --          --        (17,100)      (17,100)
  Repurchase of common stock........    (400)   (1,667)    (14,333)            --       (16,000)
                                      ------   -------    --------       --------      --------
BALANCE, DECEMBER 31, 1994..........  11,000    45,870     123,130        257,632       426,632
  Net loss..........................      --        --          --       (288,051)     (288,051)
                                      ------   -------    --------       --------      --------
BALANCE, DECEMBER 31, 1995..........  11,000    45,870     123,130        (30,419)      138,581
  Net income........................      --        --          --        317,377       317,377
                                      ------   -------    --------       --------      --------
BALANCE, DECEMBER 31, 1996..........  11,000    45,870     123,130        286,958       455,958
  Net income........................      --        --          --        198,556       198,556
  Distributions.....................      --        --          --        (98,000)      (98,000)
                                      ------   -------    --------       --------      --------
BALANCE, JUNE 30, 1997..............  11,000    45,870     123,130        387,514       556,514
                                      ------   -------    --------       --------      --------
  Net income (Unaudited)............      --        --          --         73,193        73,193
  Distributions (Unaudited).........      --        --          --       (100,000)     (100,000)
                                      ------   -------    --------       --------      --------
BALANCE, SEPTEMBER 30, 1997
  (Unaudited).......................  11,000   $45,870    $123,130       $360,707      $529,707
                                      ======   =======    ========       ========      ========

        The accompanying notes are an integral part of these statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                             SIX MONTHS
                                                                               ENDED       NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,           JUNE 30,       SEPTEMBER 30,
                                        -------------------------------      ----------   -------------------
                                          1994       1995        1996           1997        1996       1997
                                        --------   ---------   --------      ----------   --------   --------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...................  $ 12,971   $(288,051)  $317,377       $198,556    $174,918   $271,749
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities-
      Depreciation and amortization...   105,367     171,015    118,724         58,600     101,947     84,294
      Loss (gain) on sale of property
         and equipment................    (5,847)     (1,428)   115,457             --     115,457         --
      Change in operating assets and
         liabilities-
         Accounts receivable..........  (199,599)     25,601   (219,614)       162,995    (142,709)    11,997
         Prepaid expenses and other...     5,802      (1,676)     1,676           (185)    (21,423)     1,039
         Accounts payable.............    70,042     (13,321)   (18,025)        25,368      30,807      6,481
         Accrued payroll-related
           liabilities................    28,015     (21,008)      (190)        (7,822)      8,468     (2,313)
         Other accrued expenses.......     7,556        (166)    11,449          2,618      17,174    107,437
         Deferred compensation........        --     219,325    (22,054)       (11,837)    (16,540)   (17,755)
                                        --------   ---------   --------       --------    --------   --------
           Net cash provided by
             operating activities.....    24,307      90,291    304,800        428,293     268,099    462,929
                                        --------   ---------   --------       --------    --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
    equipment.........................  (328,536)    (15,221)   (52,699)       (40,403)    (39,698)   (58,341)
  Proceeds from sales of property and
    equipment.........................     5,847      10,313     12,410             --          --         --
  Payment for other assets............        --     (95,009)   (79,383)            --     (79,383)        --
                                        --------   ---------   --------       --------    --------   --------
           Net cash used in investing
             activities...............  (322,689)    (99,917)  (119,672)       (40,403)   (119,081)   (58,341)
                                        --------   ---------   --------       --------    --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on long-term debt........   180,140     113,000     40,000             --          --         --
  Principal payments on long-term
    debt..............................   (96,687)    (50,677)  (123,218)       (47,972)    (95,370)   (98,202)
  Distributions.......................   (17,100)         --         --        (98,000)         --   (198,000)
  Proceeds from line of credit........   254,380          --         --             --          --         --
  Repurchase of common stock..........   (16,000)         --         --             --          --         --
  Payments under line of credit,
    net...............................        --     (17,588)  (135,999)      (220,000)    (77,999)   (90,793)
                                        --------   ---------   --------       --------    --------   --------
           Net cash provided by (used
             in) financing
             activities...............   304,733      44,735   (219,217)      (365,972)   (173,369)  (386,995)
                                        --------   ---------   --------       --------    --------   --------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS....................     6,351      35,109    (34,089)        21,918     (24,351)    17,593
CASH AND CASH EQUIVALENTS, beginning
  of period...........................     5,638      11,989     47,098         13,009      47,098     13,009
                                        --------   ---------   --------       --------    --------   --------
CASH AND CASH EQUIVALENTS, end of
  period..............................  $ 11,989   $  47,098   $ 13,009       $ 34,927    $ 22,747   $ 30,602
                                        ========   =========   ========       ========    ========   ========

        The accompanying notes are an integral part of these statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     Total Information Management Corporation ("TIMCO") was incorporated on December 22, 1980. TIMCO provides document management services to customers in the San Francisco Bay Area, Sacramento, and San Jose including document and data conversion services, records management services; namely active storage and maintenance of documents and files and archival storage of inactive documents.


     In September 1997, TIMCO and its stockholders entered into a net asset agreement with ImageMax, Inc. ("ImageMax") which would close the consummation of the initial public offering of the common stock of ImageMax.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited and, in the opinion of management of TIMCO, include all adjustments (consisting only of normal recurring adjustments) necessary for fair presentation of the results for those interim periods. The results of operations for the nine months ended September 30, 1996 and 1997 are not necessarily indicative of the results to be expected for the full year.

  Cash and Cash Equivalents

     TIMCO considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful lives or the terms of the leases.

  Intangible Assets

     Intangible assets consist of goodwill and noncompete agreements and are amortized on a straight-line basis over fifteen and three years, respectively.

  Revenue Recognition

     Revenue is recognized when the services are rendered, or products are shipped.

  Income Taxes

     TIMCO has elected to be taxed under Subchapter S of the Internal Revenue Code, and accordingly, all taxable income and loss of TIMCO is included in the stockholders' individual tax returns.

                    TOTAL INFORMATION MANAGEMENT CORPORATION

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

     TIMCO reports certain income and expense items for income tax purposes on a different basis rather than that reflected in the accompanying financial statements. The primary differences are due to revenue recognition and accruals not currently deductible for tax purposes. The cumulative amount of these differences at September 30, 1997 was approximately $287,000. If the S Corporation status is terminated, then a deferred income tax liability related to these cumulative differences would need to be reflected in the accompanying financial statements.

     For informational purposes, the accompanying statements of operations include an unaudited pro forma adjustment for income taxes which would have been recorded if TIMCO had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relates to state income taxes and expenses not deductible for tax purposes.

  Supplemental Cash Flow Information

     For the years ended December 31, 1994, 1995 and 1996, the six months ended June 30, 1997, and the nine months ended September 30, 1996 and 1997. TIMCO paid interest of $46,726, $56,755, $98,738, $28,029, $75,599 and $42,812,
respectively. During 1994, TIMCO issued a note payable totaling $100,000 in exchange for the purchase of fixed assets.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Concentration of Business Risk

     TIMCO lost a major client during 1996 which accounted for 10% of TIMCO's sales in 1996. Management plans to replace the lost client's work with new customers.

  Long-Lived Assets

     TIMCO follows Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

                    TOTAL INFORMATION MANAGEMENT CORPORATION

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

3. PROPERTY AND EQUIPMENT:

                                        ESTIMATED        DECEMBER 31,
                                       USEFUL LIVES   -------------------   JUNE 30,   SEPTEMBER 30,
                                         (YEARS)        1995       1996       1997         1997
                                       ------------   --------   --------   --------   -------------
Production equipment.................       5-7       $658,379   $507,000   $543,731     $561,668
Furniture and fixtures...............      5-12          8,543      8,543      8,543        8,543
Leasehold improvements...............      5-10        150,930    182,587    184,739      184,739
Vehicles.............................       3-5        100,446    100,446     99,446       99,446
Machinery and equipment..............       5-7         37,820     42,416     44,226       44,226
                                                      --------   --------   --------     --------
                                                       956,118    840,992    880,685      898,622
Less-Accumulated depreciation........                 (533,216)  (569,362)  (610,547)    (632,054)
                                                      --------   --------   --------     --------
                                                      $422,902   $271,630   $270,138     $266,568
                                                      ========   ========   ========     ========

4. LINE OF CREDIT:

     TIMCO has a $400,000 line of credit with a bank expiring June 23, 1998, subject to renewal. Borrowings under the line of credit bear interest at the bank's prime rate plus 2.5% and are collateralized by all accounts and general intangibles. The line of credit agreement requires TIMCO to maintain certain financial ratios. At September 30, 1997 TIMCO was in compliance with all of the financial ratios. The line of credit is classified as a current liability in the accompanying financial statements. Average borrowings were $364,272, $341,708, $47,172 and $55,535 and the maximum borrowings outstanding were $400,000, $398,793, $230,793 and $230,793 during the years ended December 31, 1995 and 1996, the six months ended June 30, 1997, and the nine months ended September 30, 1997, respectively.

5. LONG-TERM DEBT:

                                                       DECEMBER 31,
                                                    -------------------   JUNE 30,   SEPTEMBER 30,
                                                      1995       1996       1997         1997
                                                    --------   --------   --------   -------------
Note payable-Small Business Administration; due
  December 1, 2001, interest at prime plus 2.5%,
  monthly payments of principal and interest of
  $3,346, secured by accounts receivable and
  equipment.......................................  $180,408   $155,767   $145,136     $139,539
Note payable-bank; due October 17, 1999, interest
  at prime plus 2.5%, monthly principal payments
  of $1,112, secured by accounts receivable and
  equipment.......................................        --     37,776     31,104           --
Note payable; due April 1999, monthly principal
  and interest payments of $1,942, secured by
  autos...........................................    66,435     49,605     40,477       35,722
Note payable-related party, no expiration date,
  interest at 8%, unsecured.......................    20,000         --         --           --
Note payable-Kalmon; a related party; no
  expiration date, interest at 8% per annum,
  unsecured.......................................    40,000      7,027         --           --
Note payable-Roger Blue; a related party; due
  February 1, 1999, interest at 10% per annum,
  principal and interest payments of $1,710 per
  month, secured by assets of the Company.........    53,000     38,450     29,936       24,162
Note Payable; due August 1, 1999 at $1,000 per
  month, without interest, unsecured..............    44,000     32,000     26,000       23,000
                                                    --------   --------   --------     --------
                                                     403,843    320,625    272,653      222,423
Less-Current portion..............................   (63,776)   (95,150)   (81,949)     (78,329)
                                                    --------   --------   --------     --------
                                                    $340,067   $225,475   $190,704     $144,094
                                                    ========   ========   ========     ========

                    TOTAL INFORMATION MANAGEMENT CORPORATION

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

5. LONG-TERM DEBT: -- (CONTINUED)
     As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

          1997..............................  $ 95,150
          1998..............................    94,901
          1999..............................    63,066
          2000..............................    35,786
          2001..............................    31,722
                                              --------
                                              $320,625
                                              ========

6. COMMITMENTS AND CONTINGENCIES:

     TIMCO leases its office building, storage buildings and certain office and production equipment under operating leases. While all of the agreements provide for minimum lease payments, some provide for additional costs for utilities and maintenance of the properties. Future minimum lease payments required under operating leases as of December 31, 1996 are as follows:

        1997..............................  $217,020
        1998..............................   212,549
        1999..............................   175,732
        2000..............................   118,560
        2001..............................   100,560
                                            --------
                                            $824,421
                                            ========

     TIMCO is party to various claims and other legal matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on TIMCO's financial position or results of operations.

7. RELATED-PARTY TRANSACTIONS:

     During late 1995, TIMCO entered into a severance agreement with TIMCO's former President. The terms of the severance agreement provide for payments of $4,187 per month for the first thirty-two months, $3,687 per month for the next sixteen months and $5,250 per month for the last twelve months. TIMCO recorded a compensation charge of $219,326 in the year ended December 31, 1995, representing the present value of these severance payments.

     As part of the severance agreement, if at any time prior to January 1, 1998, TIMCO sells 100% of its operating assets and the sales price is in excess of $1.5 million, TIMCO shall pay $100,000 as a deferred bonus to the former President and all remaining payments under the severance agreement will be accelerated and due within thirty days from the date of sale. As a result of entering into the asset purchase agreement with ImageMax (see Note 8), TIMCO recorded a $100,000 compensation charge in September 1997.

     On January 2, 1996, TIMCO's President purchased 2,400 shares of TIMCO's stock from TIMCO's former President for the total consideration of $108,000 including a promissory note of $75,027, payable in forty-eight monthly payments of $1,563 commencing February 1, 1996. The balance of the note on December 31, 1996 was $57,834. TIMCO has guaranteed full performance of this note.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TPS Micrographics, Inc.:

     We have audited the accompanying balance sheets of TPS Micrographics, Inc. (a Virginia corporation) as of March 31, 1996 and 1997, and the related statements of operations, stockholder's deficit and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TPS Micrographics, Inc. as of March 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 13, 1997

                            TPS MICROGRAPHICS, INC.

                                 BALANCE SHEETS

                                                           MARCH 31,
                                                     ---------------------   SEPTEMBER 30,
                                                       1996        1997          1997
                      ASSETS                         --------   ----------   -------------
                                                                              (UNAUDITED)
CURRENT ASSETS:
  Accounts receivable, net of reserves of $37,193,
     $31,499 and $30,711...........................  $457,081   $  711,142    $  808,850
  Inventories......................................   173,276      151,374       138,897
  Prepaid expenses and other.......................    11,165       18,813        44,787
  Deferred income taxes............................    10,474       16,041        16,041
                                                     --------   ----------    ----------
        Total current assets.......................   651,996      897,370     1,008,575
PROPERTY AND EQUIPMENT, net........................   204,206      362,378       324,375
RECEIVABLE FROM STOCKHOLDER........................    34,750       43,263        66,536
OTHER..............................................    28,548       22,448        19,399
                                                     --------   ----------    ----------
                                                     $919,500   $1,325,459    $1,418,885
                                                     ========   ==========    ==========
                  LIABILITIES AND
               STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
  Bank overdraft...................................  $ 41,569   $   11,836    $   90,544
  Line of credit...................................   250,000      236,000       350,000
  Current portion of long-term debt................    52,502      178,517       125,972
  Current portion of capitalized lease
     obligations...................................    10,575       32,890        32,977
  Accounts payable.................................   130,737      232,279       248,695
  Accrued expenses.................................    68,688      135,040       158,793
  Deferred revenue.................................    52,269      124,994        32,257
                                                     --------   ----------    ----------
        Total current liabilities..................   606,340      951,556     1,039,238
                                                     --------   ----------    ----------
LONG-TERM DEBT.....................................   512,170      489,856       478,303
                                                     --------   ----------    ----------
CAPITALIZED LEASE OBLIGATIONS......................    10,702       72,453        55,691
                                                     --------   ----------    ----------
DEFERRED INCOME TAXES..............................     2,326       12,608        12,608
                                                     --------   ----------    ----------
COMMITMENTS (NOTE 6)
STOCKHOLDER'S DEFICIT:
  Common stock, $10 par value, 200 shares
     authorized, 100 shares issued and 25 shares
     outstanding...................................     1,000        1,000         1,000
  Additional paid-in capital.......................   225,464      225,464       225,464
  Retained earnings................................   111,498      122,522       156,581
  Less--Treasury stock, 75 shares at cost..........  (550,000)    (550,000)     (550,000)
                                                     --------   ----------    ----------
        Total stockholder's deficit................  (212,038)    (201,014)     (166,955)
                                                     --------   ----------    ----------
                                                     $919,500   $1,325,459    $1,418,885
                                                     ========   ==========    ==========

        The accompanying notes are an integral part of these statements.

                            TPS MICROGRAPHICS, INC.

                            STATEMENTS OF OPERATIONS

                                                                        SIX MONTHS ENDED
                                      YEAR ENDED MARCH 31,                SEPTEMBER 30,
                              ------------------------------------   -----------------------
                                 1995         1996         1997         1996         1997
                              ----------   ----------   ----------   ----------   ----------
                                                                           (UNAUDITED)
REVENUES:
  Services.................   $1,538,699   $1,819,451   $2,428,121   $1,052,051   $1,568,578
  Products.................      693,677      927,648    1,055,714      637,237      691,917
                              ----------   ----------   ----------   ----------   ----------
                               2,232,376    2,747,099    3,483,835    1,689,288    2,260,495
                              ----------   ----------   ----------   ----------   ----------
COST OF REVENUES:
  Services.................    1,013,204    1,239,229    1,519,645      732,698    1,055,100
  Products.................      642,934      768,917      963,854      531,326      587,324
  Depreciation and
     amortization..........       47,356       67,626       95,687       33,779       53,772
                              ----------   ----------   ----------   ----------   ----------
                               1,703,494    2,075,772    2,579,186    1,297,803    1,696,196
                              ----------   ----------   ----------   ----------   ----------
     Gross profit..........      528,882      671,327      904,649      391,485      564,299
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES.................      530,917      604,548      798,642      310,620      454,678
                              ----------   ----------   ----------   ----------   ----------
     Operating income
        (loss).............       (2,035)      66,779      106,007       80,865      109,621
INTEREST EXPENSE...........        4,788       68,855       87,274       42,573       53,920
                              ----------   ----------   ----------   ----------   ----------
     Income (loss) before
        income taxes.......       (6,823)      (2,076)      18,733       38,292       55,701
INCOME TAXES (BENEFIT).....       (3,509)        (405)       7,709       15,757       21,642
                              ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS)..........   $   (3,314)  $   (1,671)  $   11,024   $   22,535   $   34,059
                              ==========   ==========   ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                            TPS MICROGRAPHICS, INC.

                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                 COMMON STOCK     ADDITIONAL                              TOTAL
                                ---------------    PAID-IN     RETAINED   TREASURY    STOCKHOLDER'S
                                SHARES   AMOUNT    CAPITAL     EARNINGS     STOCK        DEFICIT
                                ------   ------   ----------   --------   --------    -------------
BALANCE, MARCH 31,
  1994.......................    100     $1,000    $225,464    $116,483   $      --     $ 342,947
     Purchase of treasury
        stock................     --         --          --          --    (550,000)     (550,000)
     Net loss................     --         --          --      (3,314)         --        (3,314)
                                 ---     ------    --------    --------   ---------     ---------
BALANCE, MARCH 31,
  1995.......................    100      1,000     225,464     113,169    (550,000)     (210,367)
     Net loss................     --         --          --      (1,671)         --        (1,671)
                                 ---     ------    --------    --------   ---------     ---------
BALANCE, MARCH 31,
  1996.......................    100      1,000     225,464     111,498    (550,000)     (212,038)
     Net income..............     --         --          --      11,024          --        11,024
                                 ---     ------    --------    --------   ---------     ---------
BALANCE, MARCH 31,
  1997.......................    100      1,000     225,464     122,522    (550,000)     (201,014)
     Net income
        (unaudited)..........     --         --          --      34,059          --        34,059
                                 ---     ------    --------    --------   ---------     ---------
BALANCE, SEPTEMBER 30, 1997
  (UNAUDITED)................    100     $1,000    $225,464    $156,581   $(550,000)    $(166,955)
                                 ===     ======    ========    ========   =========     =========

        The accompanying notes are an integral part of these statements.

                            TPS MICROGRAPHICS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                         SIX MONTHS ENDED
                                                            YEAR ENDED MARCH 31,           SEPTEMBER 30,
                                                       ------------------------------   -------------------
                                                         1995       1996       1997       1996       1997
                                                       --------   --------   --------   --------   --------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................  $ (3,314)  $ (1,671)  $ 11,024   $ 22,535   $ 34,059
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities-
      Depreciation and amortization..................    47,356     67,626     95,687     33,779     53,772
      Deferred income taxes (benefit)................    (5,300)    (2,848)     4,715         --         --
      Changes in operating assets and liabilities-
         Accounts receivable.........................   216,492    (66,946)  (254,061)   (90,864)   (97,708)
         Inventories.................................   (42,314)   (86,861)    21,902     43,207     12,477
         Prepaid expenses and other..................   (11,520)    (9,645)   (16,161)   (10,717)   (49,247)
         Accounts payable and accrued expenses.......  (164,458)  (106,648)   167,894     41,062     40,169
         Deferred revenue............................    19,288     32,981     72,725    (25,277)   (92,737)
                                                       --------   --------   --------   --------   --------
           Net cash provided by (used in) operating
             activities..............................    56,230   (174,012)   103,725     13,725    (99,215)
                                                       --------   --------   --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net...........   (58,054)   (89,950)  (139,205)   (54,137)   (12,720)
  Acquisition of customer list.......................        --    (30,500)        --         --         --
                                                       --------   --------   --------   --------   --------
           Net cash used in investing activities.....   (58,054)  (120,450)  (139,205)   (54,137)   (12,720)
                                                       --------   --------   --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under line of credit...        --    250,000    (14,000)        --    114,000
  Bank overdraft.....................................     5,142     36,427    (29,733)    34,991     78,708
  Proceeds from long-term debt.......................        --     32,000    137,000     37,000         --
  Payments on long-term debt and capitalized lease
    obligations......................................    (3,318)   (23,965)   (57,787)   (31,579)   (80,773)
                                                       --------   --------   --------   --------   --------
           Net cash provided by financing
             activities..............................     1,824    294,462     35,480     40,412    111,935
                                                       --------   --------   --------   --------   --------
NET INCREASE IN CASH.................................        --         --         --         --         --
CASH, BEGINNING OF PERIOD............................        --         --         --         --         --
                                                       --------   --------   --------   --------   --------
CASH, END OF PERIOD..................................  $     --   $     --   $     --   $     --   $     --
                                                       ========   ========   ========   ========   ========

        The accompanying notes are an integral part of these statements.

                            TPS MICROGRAPHICS, INC.
                         NOTES TO FINANCIAL STATEMENTS

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     TPS Micrographics, Inc. ("TPS") was incorporated in Virginia on August 24, 1990. TPS provides data and information conversion services ranging from CD-ROM scanning/imaging to microfilm processing. TPS is also an authorized Canon dealer, selling various microfilm/microfiche readers and other related equipment.

     TPS and its stockholder intend to enter into a stock acquisition agreement with ImageMax, Inc. ("ImageMax") which would close upon the consummation of the initial public offering of the common stock of ImageMax.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements as of September 30, 1997 and for the six months ended September 30, 1996 and 1997 are unaudited and, in the opinion of the management of TPS, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the six months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories primarily represent microfiche viewing and imaging equipment, production and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of their useful life or the term of the lease.

  Other Assets

     Other assets consist of an acquired customer list which is being amortized on a straight-line basis over five years. Amortization expense was $1,952 and $6,100 for the years ended March 31, 1996 and 1997, respectively, and accumulated amortization was $8,052 at March 31, 1997.

  Revenue Recognition

     Revenue is recognized when the services are rendered or products are shipped to customers. Deferred revenue represents payments for customer storage and certain services which are billed in advance of performance.

  Income Taxes

     TPS accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets

                            TPS MICROGRAPHICS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

and liabilities and are measured using enacted tax rates that are expected to be in effect when the differences reverse.

  Supplemental Cash Flow Information

     For the years ended March 31, 1995, 1996 and 1997, TPS paid interest of $4,788, $68,855 and $87,274, respectively. For the years ended March 31, 1995, 1996 and 1997, TPS paid income taxes of $1,791, $2,443 and $2,994, respectively. Capital lease obligations of $16,542, $14,690 and $108,554 were incurred on equipment leases entered into in 1995, 1996 and 1997, respectively. In fiscal 1995, TPS purchased 75 shares of its common stock for $550,000 through the issuance of debt (see Note 4).

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     For certain of TPS' financial instruments including accounts receivable, accounts payable and accrued expenses, management believes that the carrying amounts approximate fair value due to their short-term maturities. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     TPS follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                      ESTIMATED          MARCH 31,
                                     USEFUL LIVES   -------------------   SEPTEMBER 30,
                                        YEARS         1996       1997         1997
                                     ------------   --------   --------   -------------
Scanning and filming equipment.....       5-7       $311,487   $490,406     $514,100
Furniture and office equipment.....       5-7         39,905     61,913       63,374
Delivery equipment.................        5          76,786    123,618      111,183
                                                    --------   --------     --------
                                                     428,178    675,937      688,657
Less- Accumulated depreciation.....                 (223,972)  (313,559)    (364,282)
                                                    --------   --------     --------
                                                    $204,206   $362,378     $324,375
                                                    ========   ========     ========

                            TPS MICROGRAPHICS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

3. PROPERTY AND EQUIPMENT: -- (CONTINUED)

     Depreciation expense for the years ended March 31, 1995, 1996 and 1997 was $47,356, $65,674, $89,587, respectively. As of March 31, 1997, TPS had $126,958 in property and equipment, net of accumulated amortization, financed under capital leases.

4. DEBT FINANCING:

                                                             MARCH 31,
                                                        -------------------   SEPTEMBER 30,
                                                          1996       1997         1997
                                                        --------   --------   -------------
Note payable, interest at 8.5%, due in monthly
  installments of principal and interest of $5,416
  through April 2010.................................   $532,672   $512,170     $501,249
Notes payable to bank, interest at prime plus 1%, due
  in monthly installments of principal and interest
  of $6,667..........................................         --    100,000       79,997
Notes payable, interest at 8%, due in monthly
  installments of principal and interest of $5,828
  through March 1998.................................     32,000     56,203       23,029
                                                        --------   --------     --------
                                                         564,672    668,373      604,275
Less- Current portion................................    (52,502)  (178,517)    (125,972)
                                                        --------   --------     --------
                                                        $512,170   $489,856     $478,303
                                                        ========   ========     ========

     At March 31, 1997, TPS has a line of credit agreement with a bank which provides for borrowings of up to $450,000. The line bears interest at the prime rate plus 1% and is made available at the bank's discretion. The line of credit is secured by substantially all of TPS' assets and the personal guarantee of the stockholder.

     The note payable with an outstanding principal of $512,170 at March 31, 1997 is collateralized by the outstanding common stock of TPS. The other notes payable are secured by accounts receivable, equipment and the personal guarantee of the stockholder.

     As of March 31, 1997, maturities of long-term debt are as follows:

1998......................................   $178,517
1999......................................     24,286
2000......................................     26,432
2001......................................     28,770
2002......................................     31,315
Thereafter................................    379,053
                                             --------
                                             $668,373
                                             ========

                            TPS MICROGRAPHICS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

5. CAPITALIZED LEASE OBLIGATIONS:

     TPS leases certain property and equipment under capitalized leases with interest ranging from 7% to 18%. Future minimum lease payments as of March 31, 1997 are as follows:

1998......................................   $ 43,323
1999......................................     40,560
2000......................................     27,154
2001......................................     13,706
                                             --------
Total minimum lease payments..............    124,743
Less- Amount representing interest........    (19,400)
                                             --------
Present value of minimum lease payments...    105,343
Less- Current portion.....................    (32,890)
                                             --------
                                             $ 72,453
                                             ========

6. COMMITMENTS:

     TPS leases office space and certain equipment under noncancelable operating leases. Rent expense for the years ended March 31, 1995, 1996 and 1997 was $63,222, $83,298 and $90,564, respectively. Future minimum lease payments are as follows:

1998......................................   $115,709
1999......................................    105,431
2000......................................     17,721
                                             --------
                                             $238,861
                                             ========

7. INCOME TAXES:

     The components of the provision for income taxes are as follows:

                                                        YEAR ENDED MARCH 31,
                                                     ---------------------------
                                                      1995      1996      1997
                                                     -------   -------   -------
Current Provision:
  Federal.........................................   $ 1,155   $ 1,745   $ 2,153
  State...........................................       636       698       841
                                                     -------   -------   -------
                                                       1,791     2,443     2,994
                                                     -------   -------   -------
Deferred Provision:
  Federal.........................................    (4,505)   (2,421)    4,008
  State...........................................      (795)     (427)      707
                                                     -------   -------   -------
                                                      (5,300)   (2,848)    4,715
                                                     -------   -------   -------
                                                     $(3,509)  $  (405)  $ 7,709
                                                     =======   =======   =======

                            TPS MICROGRAPHICS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

               (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
          SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED.)

7. INCOME TAXES: -- (CONTINUED)

     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                                  MARCH 31,
                                                             -------------------
                                                               1996       1997
                                                             --------   --------
Gross deferred tax assets for accruals and reserves not
  currently deductible....................................   $10,474    $16,041
Gross deferred tax liability for differences in basis of
  property and equipment..................................    (2,326)   (12,608)
                                                             -------    -------
                                                             $ 8,148    $ 3,433
                                                             =======    =======

     TPS did not have any valuation allowances against deferred tax assets at March 31, 1997, as it believes it is more likely than not that the deferred tax assets will be realized.

8. PROFIT SHARING PLAN:

     Effective November 30, 1996, TPS terminated its trusteed profit sharing plan for qualified employees. Upon termination, participants in the plan became fully vested in TPS' contributions and all plan assets were distributed to the plan participants. TPS did not make any contributions to the plan for the years ended March 31, 1995, 1996 and 1997.

9. STOCKHOLDER RECEIVABLE:

     At March 31, 1996 and 1997, TPS had a receivable due from its sole stockholder of $34,750 and $43,263, respectively. The receivable has no fixed repayment schedule and bears interest at 5%.

10. SALE OF THE BUSINESS (UNAUDITED):

     In September 1997, TPS and its stockholder entered into a stock purchase agreement with ImageMax (see Note 1).

[PHOTOGRAPHS DEPICTING VARIOUS OPERATIONS OF CERTAIN OF THE FOUNDING COMPANIES.]

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Prospectus Summary......................      3
Risk Factors............................     10
The Company.............................     17
Use of Proceeds.........................     20
Dividend Policy.........................     20
Capitalization..........................     21
Dilution................................     22
Selected Financial Data.................     23
Management's Discussion and Analysis
  of Financial Condition and Results of
  Operations............................     26
Business................................     57
Management..............................     66
Certain Transactions....................     72
Principal Shareholders..................     75
Description of Capital Stock............     76
Shares Eligible for Future Sale.........     78
Underwriting............................     79
Legal Matters...........................     81
Experts.................................     81
Additional Information..................     81
Index to Financial Statements...........    F-1

                            ------------------------

    UNTIL               , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                3,100,000 SHARES

                                [IMAGEMAX LOGO]

                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                                           , 1997
                            ------------------------

                            WILLIAM BLAIR & COMPANY

                          JANNEY MONTGOMERY SCOTT INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemized statement of all estimated expenses, all of which will be paid by the Company, in connection with the issuance and distribution of the securities being registered:


                     NATURE OF EXPENSE                          AMOUNT
                     -----------------                        ----------
SEC Registration Fee........................................  $   15,124
Nasdaq National Market Listing Fee..........................      31,097
NASD Filing Fee.............................................       5,491
Printing and engraving fees.................................     300,000
Registrant's counsel fees and expenses......................     700,000
Accounting fees and expenses................................   1,800,000
Blue Sky filing fees and expenses and counsel fees..........       5,000
Transfer agent and registrar fees...........................      10,000
Director and officer insurance policy premiums..............      80,000
Miscellaneous...............................................      53,288
                                                              ----------
  TOTAL.....................................................  $3,000,000
                                                              ==========





ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Pursuant to Sections 1741-1747 of the BCL, Article XIV of the Company's Bylaws provides that the Company shall, in the case of directors and officers, and may, in the case of employees and agents, indemnify any such person who is or was a party (other than a party acting on his or her own behalf) or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions brought by or in the right of the Company where certain standards of conduct have been met), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company on behalf of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she met certain requisite standards of conduct. In all such cases, the Company shall indemnify any such person against all such expenses actually and reasonably incurred by him or her in connection with any such action to the extent that such person has been successful on the merits or in defense of any such action. The indemnification provisions of the Bylaws are non-exclusive.

     Pursuant to Section 1713 of the BCL, Article IV, Section 4.16 of the Company's Bylaws provides that a director shall not be liable to the Company for monetary damages as such for any action taken or omitted unless the director breaches or fails to perform a duty of his office and that breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation does not apply to criminal liability or liability for the payment of taxes. The Company believes that the provisions will assist it in securing and maintaining the services of directors who are not employees of the Company.

     The Company intends to procure insurance, which would afford officers and directors insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts, including liabilities under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In November 1996 the Company sold 423,077 shares of Common Stock to its founding shareholders for an aggregate consideration of $5,000. Following initial funding in November 1996, the Company sold 150,000 shares of convertible preferred stock convertible into 126,923 shares of Common Stock upon completion of the Offering and 126,923 shares of common stock to certain of its founding shareholders, to David C. Utz, Jr., a director, and to Brian K. Bergeron, an accredited investor, for an aggregate consideration of $75,000.

     In April 1997 the Company sold 105,000 shares of convertible preferred stock convertible into 88,845 shares of Common Stock upon completion of the Offering to certain of its founding shareholders and two additional accredited investors for an aggregate consideration of $105,000.

     In June 1997 the Company sold 97,308 shares of Common Stock to certain of its founding shareholders and its Chief Operating and Chief Financial Officers for an aggregate consideration of $230,000.

     On September 11, 1997 the Company sold 63,462 shares of Common Stock to an accredited investor for an aggregate consideration of $300,000 and 269,125 shares of convertible preferred stock convertible into 227,721 shares of Common Stock upon completion of the Offering to 17 accredited investors for an aggregate consideration of $1,076,500.

     On September 9 and September 11, 1997, the Company entered into 14 acquisition agreements pursuant to which it agreed to issue an aggregate of 1,184,468 shares of Common Stock for an aggregate purchase price of $15,397,746 (based on an assumed initial public offering price of $13.00 per share) as partial consideration for the Founding Companies.

     The foregoing described issuances of securities did not involve underwriters and were exempt from registration under the Securities Act by virtue of the exemption provided by Section 4(2) thereof for transactions not involving any public offering.

ITEM 16.  EXHIBITS AND CONSOLIDATED FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS:


EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------
  1       --         Form of Underwriting Agreement by and between the Company
                     and the Underwriters.*
  2.1     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, DocuTech Data Systems, Inc., and Rex Lamb and Mark Creglow (including escrow agreement).*
  2.2     --         Asset Purchase Agreement dated September 9, 1997 by and
                     among the Company Rex Lamb and Vicki Lamb (including escrow agreement).*
  2.3     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, Utz Medical Enterprises,
                     Inc., and David C. Utz, Jr. (including escrow agreement).
  2.4     --         Agreement and Plan of Reorganization dated September 9, 1997 by and among Jane Semasko and John Semasko, Oregon
                     Micro-Imaging, Inc. and the Company (including escrow
                     agreement).*
  2.5     --         Asset Purchase Agreement dated September 9, 1997 by and
                     among Spaulding Company, Inc., Semco Industries, Inc., and the Company (including escrow agreement).*
  2.6     --         Asset Purchase Agreement dated September 9, 1997 by and
                     among Total Information Management Corporation and the
                     Company (including escrow agreement).*
  2.7     --         Stock Purchase Agreement dated September 9, 1997 by and
                     among Ovidio Pugnale, Image Memory Systems, Inc. and the
                     Company (including escrow agreement).*
  2.8     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, International Data Services of New York, Inc., and Mitchell J. Taube and Ellen F.
                     Rothschild-Taube (including escrow agreement).*
  2.9     --         Stock Purchase Agreement dated September 9, 1997 by and
                     among David Crowder, TPS Micrographics, Inc. and the Company
                     (including escrow agreement).*
  2.10    --         Agreement and Plan of Reorganization dated September 11,
                     1997 by and among the Company, Image and Information
                     Solutions, Inc. and Gary Blackwelder (including escrow
                     agreement).

EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------
  2.11    --         Agreement and Plan of Reorganization dated September 9, 1997 by and among Madeline Solomon, David C. Yezbak, CodaLex
                     Microfilming Corporation and the Company (including escrow agreement).*
  2.12    --         Asset Purchase Agreement dated September 9, 1997 by and
                     among Imaging Information Industries, Inc., Gerald P.
                     Gorman, Theodore J. Solomon, Jr., Charles P. Yezbak, III,
                     David C. Yezbak and the Company (including escrow
                     agreement).*
  2.13    --         Agreement and Plan of Reorganization dated September 9, 1997 by and among Gerald P. Gorman, Theodore J. Solomon, Theodore
                     J. Solomon, Jr., Charles P. Yezbak, III, David C. Yezbak,
                     Laser Graphics Systems & Services, Inc. and the Company
                     (including escrow agreement).*
  2.14    --         Asset Purchase Agreement dated September 9, 1997 by and
                     among DataLink Corporation, Judith E. DeMott, Geri E.
                     Davidson and the Company (including escrow agreement).*
  3.1     --         Amended and Restated Articles of Incorporation of the
                     Company.
  3.2     --         Amended and Restated Bylaws of the Company.
  4.1     --         Specimen Stock Certificate.
  4.2     --         Shareholders Agreement between the Company and certain of
                     its shareholders dated November 19, 1996.
  4.3     --         Amendment No. 1 to Shareholders Agreement dated November 19,
                     1996.
  4.4     --         Form of Joinder to Shareholders Agreement executed by Bruce
                     M. Gillis, Sands Point Partners I, Wilblairco Associates,
                     Osage Venture Partners, Steven N. Kaplan, Brian K. Bergeron,
                     James M. Liebhardt, G. Stuart Livingston, III, Richard D.
                     Moseley, David C. Utz, Jr., Bruce M. Gillis, Custodian for
                     Claire Solomon Gillis, Bruce M. Gillis, Custodian for
                     Katherine Tessa Solomon Gillis, S. David Model, Andrew R.
                     Bacas, David C. Yezbak, Theodore J. Solomon, Walter F.
                     Gilbert, Carmen DiMatteo, Patrick M. D'Agostino, David L.
                     Crowder, James D. Brown and Mary M. Brown, JTWROS, Mitchell
                     S. Taube and Ellen F. Rothschild-Taube, JTWROS, John Semasko
                     and Jane Semasko, JTWROS, Wolfe F. Model and Renate H.
                     Model.
  5.1     --         Opinion of Pepper, Hamilton & Scheetz LLP.
 10.1     --         1997 Incentive Plan.
 10.2     --         1997 Employee Stock Purchase Plan.
 10.3     --         Management Agreement between GBL Capital Corporation and the
                     Company dated November 27, 1996.
 10.4     --         Employment Agreement between the Company and Bruce M. Gillis dated as of August 1, 1997.
 10.5     --         Employment Agreement between the Company and James D. Brown dated as of August 18, 1997.
 10.6     --         Employment Agreement between the Company and S. David Model dated as of August 18, 1997.
 10.7     --         Employment Agreement between the Company and Andrew R. Bacas dated as of August 1, 1997.
 10.8     --         Form of Employment Agreement between the Company and John E.
                     Semasko.*
 10.9     --         Form of Employment Agreement between the Company and Rex
                     Lamb.*
 10.10    --         Lease Agreement dated March 26, 1996 by and between Marlyn
                     D. Schwarz and Rex Lamb d/b/a DocuTech.*
 10.11    --         Lease Agreement dated February 24, 1992 by and between
                     Marlyn Schwarz d/b/a Old Cheney Plaza and Rex Lamb d/b/a
                     DocuTech.*

EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------
 10.12    --         Lease Agreement dated September 1, 1994 by and between
                     Jonstar Realty Corporation and Spaulding Company, Inc.
                     (renewed May 27, 1997).*
 10.13    --         [Intentionally left blank]
 10.14    --         Lease dated September 1, 1995 by and between Robert S. Greer and Elvera A. Greer and American Micro-Med Corporation.*
 10.15    --         Lease dated February 8, 1994 and Lease Rider dated as of
                     February 1, 1994 by and between Oporto Development Corp. and
                     International Data Services of New York, Inc.*
 10.16    --         Amendment of Lease dated June 6, 1996 between East Cobb Land
                     Development and Investment Co., L.P. and Imaging Information
                     Industries/David Yezbak, extended by letter dated July 16,
                     1997.*
 10.17    --         [Intentionally left blank]
 10.18    --         Lease dated January 10, 1996 by and between Financial
                     Enterprises III and TPS Imaging Solutions, Inc.*
 10.19    --         Lease Agreement dated March 31, 1995 by and between
                     Technical Publications Service, Inc. and TPS Micrographics,
                     Inc.*
 10.20    --         Standard Industrial Commercial MultiTenant Lease-Gross dated
                     June 20, 1994 by and between Northgate Assembly of God,
                     North Sacramento, d/b/a Arena Christian Center and Total
                     Information Management Corporation.*
 10.21    --         Lease dated January 26, 1981 and Extension of Lease dated
                     October, 1992 by and between Trader Vic's Food Products and
                     Total Information Management Corporation.*
 10.22    --         Standard Industrial Lease dated September 24, 1991 by and
                     between Charles F. Coss, Viola B. Coss, Tracey C. Quinn,
                     John Coss, Peter B. Coss, Elizabeth Coss, Tracey C. Quinn as
                     Trustee for Geoffrey C. Quinn and Elizabeth Coss, as Trustee
                     for Caitlin N. Shay and Total Information Management
                     Corporation extended by letter dated October 18, 1996 from
                     James Bunker to Peter Coss.*
 10.23    --         Lease dated January 1, 1993 between CSX Transportation, Inc.
                     and American Micro-Med Corporation.*
 10.24    --         Lease and Service Agreement dated September 4, 1997 and two
                     Addendums dated October 15, 1997 between American Executive
                     Centers, Inc. and the Company.*
 21       --         Subsidiaries.
 23.1     --         Consent of Arthur Andersen LLP.
 23.2     --         Consent of Pepper, Hamilton & Scheetz LLP (included in
                     Exhibit 5.1).
 23.3     --         Consent of Rex Lamb.*
 23.4     --         Consent of John E. Semasko.*
 23.5     --         Consent of Steven N. Kaplan.*
 23.6     --         Consent of Lennox K. Black.*
 23.7     --         Consent of Lewis E. Hatch, Jr.*
 23.8     --         Consent of David C. Carney.*
 24       --         Powers of Attorney.*
 27       --         Financial Data Schedule (in electronic format only).*


------------------
 * Previously filed.

(B) CONSOLIDATED FINANCIAL STATEMENT SCHEDULES:

     None.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes to provide to the Underwriters at the Closing specified in the underwriting agreement, certificates in such denomination and registered in such names or required by the Underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 28th day of November, 1997.


                                          IMAGEMAX, INC.

                                          By: /s /  BRUCE M. GILLIS
                                            ------------------------------------
                                            Bruce M. Gillis
                                              Chief Executive Officer and
                                              Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


            SIGNATURE                                TITLE                           DATE
            ---------                                -----                           ----
/s /  BRUCE M. GILLIS                  Chief Executive Officer; Director       November 28, 1997
---------------------------------      (principal executive officer)
Bruce M. Gillis

/s /  JAMES D. BROWN                   Chief Financial Officer                 November 28, 1997
---------------------------------      (principal financial officer and
James D. Brown                         principal accounting officer)

                *                      Director                                November 28, 1997
---------------------------------
         Andrew R. Bacas

                *                      Director                                November 28, 1997
---------------------------------
        David C. Utz, Jr.

*By /s /  BRUCE M. GILLIS
---------------------------------
    Bruce M. Gillis, attorney-in-fact
    pursuant to power of attorney
    previously filed with this
    registration statement
                                                                               November 28, 1997

                                 EXHIBIT INDEX


EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------
  2.3     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, Utz Medical Enterprises,
                     Inc., and David C. Utz, Jr. (including escrow agreement).

  2.10    --         Agreement and Plan of Reorganization dated September 11,
                     1997 by and among the Company, Image and Information
                     Solutions, Inc. and Gary Blackwelder (including escrow
                     agreement).

  3.1     --         Amended and Restated Articles of Incorporation of the
                     Company.

  3.2     --         Amended and Restated Bylaws of the Company.

  4.1     --         Specimen Stock Certificate.

  4.2     --         Shareholders Agreement between the Company and certain of
                     its shareholders dated November 19, 1996.

  4.3     --         Amendment No. 1 to Shareholders Agreement dated November 19,
                     1996.

  4.4     --         Form of Joinder to Shareholders Agreement executed by Bruce
                     M. Gillis, Sands Point Partners I, Wilblairco Associates,
                     Osage Venture Partners, Steven N. Kaplan, Brian K. Bergeron,
                     James M. Liebhardt, G. Stuart Livingston, III, Richard D.
                     Moseley, David C. Utz, Jr., Bruce M. Gillis, Custodian for
                     Claire Solomon Gillis, Bruce M. Gillis, Custodian for
                     Katherine Tessa Solomon Gillis, David S. Model, Andrew R.
                     Bacas, David C. Yezbak, Theodore J. Solomon, Walter F.
                     Gilbert, Carmen DiMatteo, Patrick M. D'Agostino, David L.
                     Crowder, James D. Brown and Mary M. Brown, JTWROS, Mitchell
                     S. Taube and Ellen F. Rothschild-Taube, JTWROS, John Semasko
                     and Jane Semasko, JTWROS, Wolfe F. Model and Renate H.
                     Model.

  5.1     --         Opinion of Pepper, Hamilton & Scheetz LLP.

 10.1     --         1997 Incentive Plan.

 10.2     --         1997 Employee Stock Purchase Plan.

 10.3     --         Management Agreement between GBL Capital Corporation and the
                     Company dated November 27, 1996.

 10.4     --         Employment Agreement between the Company and Bruce M. Gillis dated as of August 1, 1997.

 10.5     --         Employment Agreement between the Company and James D. Brown dated as of August 18, 1997.

 10.6     --         Employment Agreement between the Company and S. David Model dated as of August 18, 1997.

 10.7     --         Employment Agreement between the Company and Andrew R. Bacas dated as of August 1, 1997.

 21       --         Subsidiaries.

 23.1     --         Consent of Arthur Andersen LLP.